                                                                     EXHIBIT 4.1
                                                               EXECUTION VERSION

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                      Master Servicer and Special Servicer

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                       and

                               ABN AMRO BANK N.V.
                                  Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2004

                            -------------------------

                          $1,115,140,373 (approximate)

                  Commercial Mortgage Pass-Through Certificates

                                Series 2004-KEY2

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.   Defined Terms..................................................6
SECTION 1.02.   Certain Adjustments to the Principal Distributions
                  on the Certificates.........................................81

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.   Conveyance of Trust Mortgage Loans............................85
SECTION 2.02.   Acceptance of the Trust Fund by Trustee.......................87
SECTION 2.03.   Mortgage Loan Seller's Repurchase or Substitution of
                  Trust Mortgage Loans for Document Defects and Breaches
                  of Representations and Warranties...........................89
SECTION 2.04.   Representations and Warranties of Depositor...................93
SECTION 2.05.   Conveyance of Trust Mortgage Loans and Loan REMIC
                  Regular Interests; Acceptance of Loan REMIC and
                  REMIC I by Trustee..........................................94
SECTION 2.06.   Execution, Authentication and Delivery of Class R-LR
                  Certificates................................................94
SECTION 2.07.   Execution, Authentication and Delivery of Class R-I
                  Certificates................................................95
SECTION 2.08.   Conveyance of REMIC I Regular Interests; Acceptance of
                  REMIC II by Trustee.........................................95
SECTION 2.09.   Execution, Authentication and Delivery of
                  REMIC II Certificates.......................................95
SECTION 2.10.   Execution, Authentication and Delivery of
                  Class Z Certificates........................................95

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.   Administration of the Mortgage Loans..........................96
SECTION 3.02.   Collection of Mortgage Loan Payments..........................97
SECTION 3.03.   Collection of Taxes, Assessments and Similar Items;
                  Servicing Accounts; Reserve Accounts.......................100
SECTION 3.04.   Collection Account, Interest Reserve Account, Additional
                  Interest Account, Distribution Account, Gain-on-Sale
                  Reserve Account and A/B Loan Custodial Accounts............105
SECTION 3.05.   Permitted Withdrawals From the Collection Account,
                  the Interest Reserve Account, the Additional Interest
                  Account, the Distribution Account and the A/B Loan
                  Custodial Accounts.........................................111

                                       -i-

SECTION 3.06.   Investment of Funds in the Servicing Accounts, the
                  Reserve Accounts, the Collection Account, the
                  Distribution Account, the A/B Loan Custodial Accounts,
                  the Additional Interest Account, the Gain-on-Sale
                  Reserve Account and the REO Accounts.......................121
SECTION 3.07.   Maintenance of Insurance Policies; Errors and Omissions
                  and Fidelity Coverage......................................123
SECTION 3.08.   Enforcement of Alienation Clauses............................127
SECTION 3.09.   Realization Upon Defaulted Mortgage Loans;
                  Required Appraisals........................................129
SECTION 3.10.   Trustee and Custodian to Cooperate; Release of
                  Mortgage Files.............................................134
SECTION 3.11.   Servicing Compensation.......................................135
SECTION 3.12.   Property Inspections; Collection of Financial Statements;

SECTION 3.21.   Transfer of Servicing Between Master Servicer and
                  Special Servicer; Record Keeping...........................169
SECTION 3.22.   Sub-Servicing Agreements.....................................172
SECTION 3.23.   Representations and Warranties of Master Servicer
                  and Special Servicer.......................................174
SECTION 3.24.   Sub-Servicing Agreement Representation and Warranty..........177
SECTION 3.25.   Designation of Controlling Class Representative and

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.   Distributions................................................182
SECTION 4.02.   Statements to Certificateholders.............................195
SECTION 4.03.   P&I Advances; Reimbursement of P&I Advances and
                  Servicing Advances.........................................199
SECTION 4.04.   Allocation of Realized Losses and Additional Trust
                  Fund Expenses; Allocation of Net Aggregate Prepayment

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.   The Certificates.............................................207

                                      -ii-

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.   Liability of Depositor, Master Servicer and
                  Special Servicer...........................................217
SECTION 6.02.   Merger, Consolidation or Conversion of Depositor or
                  Master Servicer or Special Servicer........................217
SECTION 6.03.   Limitation on Liability of the Depositor, the
                  Master Servicer, the Special Servicer and Others...........217
SECTION 6.04.   Resignation of Master Servicer and the Special Servicer......220
SECTION 6.05.   Rights of Depositor and Trustee in Respect of Master
                  Servicer and the Special Servicer..........................221
SECTION 6.06.   Depositor, Master Servicer and Special Servicer to
                  Cooperate with Trustee.....................................221
SECTION 6.07.   Depositor, Special Servicer and Trustee to Cooperate
                  with Master Servicer.......................................222
SECTION 6.08.   Depositor, Master Servicer and Trustee to Cooperate
                  with Special Servicer......................................222
SECTION 6.09.   Designation of Special Servicer by the Controlling
                  Class or the Controlling Class Representative..............222
SECTION 6.10.   Master Servicer or Special Servicer as Owner of
                  a Certificate..............................................223
SECTION 6.11.   The Controlling Class Representative.........................224

                                   ARTICLE VII

                                     DEFAULT

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

SECTION 8.01.   Duties of Trustee............................................233
SECTION 8.02.   Certain Matters Affecting Trustee............................234
SECTION 8.03.   Trustee and Fiscal Agent Not Liable for Validity or

                                      -iii-

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.   Termination Upon Repurchase or Liquidation of All
                  Trust Mortgage Loans.......................................252
SECTION 9.02.   Additional Termination Requirements..........................255

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.  REMIC Administration.........................................257
SECTION 10.02.  Grantor Trust Administration.................................260

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                                      -iv-

EXHIBITS

Exhibit No.     Exhibit Description
-----------     -------------------
    A-1         Form of Class A-1, A-2, A-3 and A-4 Certificates
    A-2         Form of Class XP and XC Certificate
    A-3         Form of Class B, C, D and E Certificates
    A-4         Form of Class A-1A, F, G and H Certificates
    A-5         Form of Class J, K, L, M, N, P, Q and DA Certificates
    A-6         Form of Class R-LR, Class R-I and R-II Certificates
    A-7         Form of Class Z Certificate
     B          Mortgage Loan Schedule
     C          Form of Custodial Certification
    D-1         Form of Master Servicer Request for Release
    D-2         Form of Special Servicer Request for Release
    E-1         Form of Transferor Certificate for Transfers of Definitive
                  Non-Registered Certificates (Pursuant to Section 5.02(c))
   E-2A         Form I of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates (Pursuant to Section 5.02(c))
   E-2B         Form II of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates (Pursuant to Section 5.02(c))
   E-2C         Form of Transferee Certificate for Transfers of Interests in
                  Rule 144A Global Certificates (Pursuant to Section 5.02(c))
    F-1         Form I of Transferee Certificate Regarding ERISA Matters
                  (Definitive Non-Registered Certificates) (Pursuant to Section
                  5.02(c))
    F-2         Form II of Transferee Certificate Regarding ERISA Matters
                  (Book-Entry Non-Registered Certificates) (Pursuant to Section
                  5.02(c))
    G-1         Form of Transfer Affidavit and Agreement Regarding Residual
                  Certificates (Pursuant to Section 5.02(d)(i)(4))
    G-2         Form of Transferor Certificate for Transfers of Residual
                  Certificates (Pursuant to Section 5.02(d)(i)(4))
    H-1         Form of Notice and Acknowledgment (Regarding Proposed Special
                  Servicer)
    H-2         Form of Acknowledgment of Proposed Special Servicer
    I-1         Form of Information Request from Certificateholder or
                  Certificate Owner
    I-2         Form of Information Request from Prospective Investor
     J          List of Loans with Environmental Insurance
     K          List of Sub-Servicing Agreements In Effect on the Closing Date
     L          Class XP Reference Rate Schedule
    M-1         Form of Purchase Option Notice
    M-2         Form of Purchase Option Assignment by the Special Servicer
    M-3         Form of Purchase Option Assignment by Majority Subordinate
                  Certificateholder(s)/Controlling Class Representative
     N          Form of Distribution Date Statement
     O          Form of Sarbanes-Oxley Certification by the Depositor
    P-1         Form of Certification to be Provided by the Master Servicer to
                  the Depositor
    P-2         Form of Certification to be Provided by the Trustee to the
                  Depositor
    P-3         Form of Certification to be Provided by the Special Servicer to
                  the Depositor
     Q          List of Broker Strip Loans

                                       -v-

                         POOLING AND SERVICING AGREEMENT

          This Pooling and Servicing Agreement is dated and effective as of
September 1, 2004, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor,
KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer and as Special
Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO BANK N.V.,
as Fiscal Agent.

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund to be created hereunder, the primary assets of which will be the Trust Mortgage Loans.

          As provided herein, the Trustee will elect to treat the Deerbrook
Apartments Mortgage Loan (exclusive of any related Broker Strip and Excess
Servicing Strip) and certain related assets as a REMIC for federal income tax purposes, and such REMIC shall be designated as the "Loan REMIC". The Class R-LR
Certificates will represent the sole class of "residual interests" in the Loan
REMIC for purposes of the REMIC Provisions under federal income tax law. Two separate Loan REMIC Regular Interests, constituting beneficial ownership interests in the Loan REMIC, will be issued on the Closing Date, and such Loan
REMIC Regular Interests shall be designated as "Loan REMIC Regular Interest
DA-1" and "Loan REMIC Regular Interest DA-2", respectively. Each Loan REMIC
Regular Interest will relate to the Deerbrook Apartments Mortgage Loan and any successor REO Loan with respect thereto. Each Loan REMIC Regular Interest will
(i) accrue interest at the related per annum rate described in the definition of
"Loan REMIC Remittance Rate" and (ii) have an initial Loan REMIC Principal
Balance as of the Closing Date equal to: (A) $3,661,822 in the case of Loan
REMIC Regular Interest DA-1; and (B) $410,000 in the case of Loan REMIC Regular
Interest DA-2. None of the Loan REMIC Regular Interests will be certificated.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Trust Mortgage Loans (other than the
Deerbrook Apartments Mortgage Loan and exclusive of the Broker Strip, the Excess
Servicing Strip and that portion of the interest payments on the Trust Mortgage
Loans that constitutes Additional Interest), the Loan REMIC Regular Interests
and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Residual Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class R-I
Certificates.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for
federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Certificates will be designated as a separate "regular interest" in
REMIC II for purposes of the REMIC Provisions under federal income tax law.

          The following table sets forth: (i) the class designation of each
Class of Principal Balance Certificates; (ii) the Original Class Principal
Balance for each Class of Principal Balance Certificates; (iii) the corresponding REMIC I Regular Interest or REMIC I Regular Interests (each, a
"Corresponding REMIC I Regular Interest") for each Class of Principal Balance
Certificates; (iv) the

REMIC I Principal Balance of each Corresponding REMIC I Regular Interest; and
(v) the corresponding component or components (each, a "Corresponding
Component") of the Class X Certificates for each Class of Sequential Pay
Certificates.

--------------------------------------------------------------------------------
                                                                   Corresponding
    Class of                         Corresponding    REMIC I       Component of
 Sequential Pay   Original Class        REMIC I      Principal      the Class X
  Certificates  Principal Balance  Regular Interest   Balance       Certificates
--------------------------------------------------------------------------------
Class A-1          $   59,000,000   LA-1-1          $   4,073,000    X-A-1-1
--------------------------------------------------------------------------------
                                    LA-1-2          $   5,320,000    X-A-1-2
--------------------------------------------------------------------------------
                                    LA-1-3          $  18,879,000    X-A-1-3
--------------------------------------------------------------------------------
                                    LA-1-4          $  21,384,000    X-A-1-4
--------------------------------------------------------------------------------
                                    LA-1-5          $   9,344,000    X-A-1-5
--------------------------------------------------------------------------------
Class A-2          $  193,737,000   LA-2-1          $  11,662,000    X-A-2-1
--------------------------------------------------------------------------------
                                    LA-2-2          $  20,782,000    X-A-2-2
--------------------------------------------------------------------------------
                                    LA-2-3          $  45,824,000    X-A-2-3
--------------------------------------------------------------------------------
                                    LA-2-4          $  19,591,000    X-A-2-4
--------------------------------------------------------------------------------
                                    LA-2-5          $  18,683,000    X-A-2-5
--------------------------------------------------------------------------------
                                    LA-2-6          $  71,316,000    X-A-2-6
--------------------------------------------------------------------------------
                                    LA-2-7          $   5,879,000    X-A-2-7
--------------------------------------------------------------------------------
Class A-3          $   92,126,000   LA-3-1          $  71,908,000    X-A-3-1
--------------------------------------------------------------------------------
                                    LA-3-2          $  14,873,000    X-A-3-2
--------------------------------------------------------------------------------
                                    LA-3-3          $   5,345,000    X-A-3-3
--------------------------------------------------------------------------------
Class A-4          $  345,746,000   LA-4-1          $   7,698,000    X-A-4-1
--------------------------------------------------------------------------------
                                    LA-4-2          $  34,813,000    X-A-4-2
--------------------------------------------------------------------------------
                                    LA-4-3          $ 303,235,000    X-A-4-3
--------------------------------------------------------------------------------
Class A-1A         $  268,059,000   LA-1A-1         $     797,000    X-A-1A-1
--------------------------------------------------------------------------------
                                    LA-1A-2         $   1,055,000    X-A-1A-2
--------------------------------------------------------------------------------

                                       -2-

--------------------------------------------------------------------------------
                                                                   Corresponding
    Class of                         Corresponding    REMIC I       Component of
 Sequential Pay   Original Class        REMIC I      Principal      the Class X
  Certificates  Principal Balance  Regular Interest   Balance       Certificates
--------------------------------------------------------------------------------
                                    LA-1A-3         $   5,378,000    X-A-1A-3
--------------------------------------------------------------------------------
                                    LA-1A-4         $   6,321,000    X-A-1A-4
--------------------------------------------------------------------------------
                                    LA-1A-5         $   6,306,000    X-A-1A-5
--------------------------------------------------------------------------------
                                    LA-1A-6         $  14,367,000    X-A-1A-6
--------------------------------------------------------------------------------
                                    LA-1A-7         $   6,140,000    X-A-1A-7
--------------------------------------------------------------------------------
                                    LA-1A-8         $   5,968,000    X-A-1A-8
--------------------------------------------------------------------------------
                                    LA-1A-9         $  24,868,000    X-A-1A-9
--------------------------------------------------------------------------------
                                    LA-1A-10        $  23,072,000    X-A-1A-10
--------------------------------------------------------------------------------
                                    LA-1A-11        $   4,289,000    X-A-1A-11
--------------------------------------------------------------------------------
                                    LA-1A-12        $   4,234,000    X-A-1A-12
--------------------------------------------------------------------------------
                                    LA-1A-13        $  25,016,000    X-A-1A-13
--------------------------------------------------------------------------------
                                    LA-1A-14        $  17,234,000    X-A-1A-14
--------------------------------------------------------------------------------
                                    LA-1A-15        $ 123,014,000    X-A-1A-15
--------------------------------------------------------------------------------
Class B            $   26,474,000   LB              $  26,474,000    X-B
--------------------------------------------------------------------------------
Class C            $    8,361,000   LC              $   8,361,000    X-C
--------------------------------------------------------------------------------
Class D            $   22,295,000   LD-1            $   3,248,000    X-D-1
--------------------------------------------------------------------------------
                                    LD-2            $   5,811,000    X-D-2
--------------------------------------------------------------------------------
                                    LD-3            $  13,236,000    X-D-3
--------------------------------------------------------------------------------
Class E            $   12,540,000   LE-1            $   2,341,000    X-E-1
--------------------------------------------------------------------------------
                                    LE-2            $   7,197,000    X-E-2
--------------------------------------------------------------------------------
                                    LE-3            $   3,002,000    X-E-3
--------------------------------------------------------------------------------
Class F            $   15,328,000   LF-1            $   1,660,000    X-F-1
--------------------------------------------------------------------------------

                                       -3-

--------------------------------------------------------------------------------
                                                                   Corresponding
    Class of                         Corresponding    REMIC I       Component of
 Sequential Pay   Original Class        REMIC I      Principal      the Class X
  Certificates  Principal Balance  Regular Interest   Balance       Certificates
--------------------------------------------------------------------------------
                                    LF-2            $   8,516,000    X-F-2
--------------------------------------------------------------------------------
                                    LF-3            $   5,152,000    X-F-3
--------------------------------------------------------------------------------
Class G            $   11,147,000   LG-1            $   3,450,000    X-G-1
--------------------------------------------------------------------------------
                                    LG-2            $   7,697,000    X-G-2
--------------------------------------------------------------------------------
Class H            $   15,328,000   LH-1            $   8,901,000    X-H-1
--------------------------------------------------------------------------------
                                    LH-2            $   6,427,000    X-H-2
--------------------------------------------------------------------------------
Class J            $    6,967,000   LJ-1            $   5,574,000    X-J-1
--------------------------------------------------------------------------------
                                    LJ-2            $   1,393,000    X-J-2
--------------------------------------------------------------------------------
Class K            $    5,573,000   LK-1            $     459,000    X-K-1
--------------------------------------------------------------------------------
                                    LK-2            $   5,114,000    X-K-2
--------------------------------------------------------------------------------
Class L            $    4,181,000   LL              $   4,181,000    X-L
--------------------------------------------------------------------------------
Class M            $    2,786,000   LM              $   2,786,000    X-M
--------------------------------------------------------------------------------
Class N            $    2,787,000   LN              $   2,787,000    X-N
--------------------------------------------------------------------------------
Class P            $    5,574,000   LP              $   5,574,000    X-P
--------------------------------------------------------------------------------
Class Q            $   16,721,373   LQ              $  16,721,373    X-Q
--------------------------------------------------------------------------------
Class DA           $      410,000   LDA             $     410,000    N/A
--------------------------------------------------------------------------------

          The Skyview Plaza Shopping Center B-Note Loan is not part of the Trust
Fund but is secured by the same Mortgage on the same Mortgaged Property that also secures the Skyview Plaza Shopping Center A-Note Mortgage Loan, which is a
Trust Mortgage Loan and is part of the Trust Fund. As and to the extent provided in the related A/B Intercreditor Agreement, the Skyview Plaza Shopping Center
B-Note Loan is subordinate to the Skyview Plaza Shopping Center A-Note Mortgage
Loan. As and to the extent provided herein and in the related A/B Intercreditor
Agreement, the Skyview Plaza Shopping Center B-Note Loan will be serviced and administered in accordance with this Agreement. Amounts attributable to the
Skyview Plaza Shopping Center B-Note Loan will not be assets of the Trust Fund, and will be owned by the related B-Noteholder.

                                      -4-

          The portion of the Trust Fund consisting of (i) the Additional
Interest and the Additional Interest Account and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust Z". In addition, the portions of the
Trust Fund consisting of (i) the Excess Servicing Strip and (ii) amounts held from time to time in the Collection Account that represent the Excess Servicing
Strip shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust E". Furthermore, the portions of the Trust Fund consisting of (i) the Broker Strip and (ii) amounts held from time to time in the Collection Account that represent the Broker Strip shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust B". As provided herein, the
Trustee shall take all actions reasonably necessary to ensure that each of the respective portions of the Trust Fund consisting of Grantor Trust Z, Grantor
Trust E and Grantor Trust B, respectively, maintains its status as a "grantor trust" under federal income tax law and is not treated as part of the Loan
REMIC, REMIC I or REMIC II.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent agree as follows:

                                      -5-

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

          "A-Note Trust Mortgage Loan": Each of the Trust Mortgage Loans as to
which the related Mortgage, which encumbers the related Mortgaged Property, also secures a B-Note Loan, which B-Note Loan will not be included in the Trust Fund.
The Skyview Plaza Shopping Center A-Note Mortgage Loan is the only A-Note Trust
Mortgage Loan.

          "A/B Intercreditor Agreement": With respect to each A/B Loan Pair, the intercreditor agreement in effect between (i) the Trust Fund as holder of the related A-Note Trust Mortgage Loan and (ii) the related B-Noteholder.

          "A/B Loan Custodial Account": With respect to any A/B Loan Pair, the separate account (which may be a sub-account of the Collection Account) created and maintained by the Master Servicer pursuant to Section 3.04(h) and held on behalf of the Certificateholders and the related B-Noteholder, which shall be entitled substantially as follows: "KeyCorp Real Estate Capital Markets, Inc., as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust
2004-KEY2, Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2, and
[name of the related B-Noteholder], as their interests may appear." Any such account shall be an Eligible Account.

          "A/B Loan Pair": Collectively, each A-Note Trust Mortgage Loan and the related B-Note Loan. The term "A/B Loan Pair" shall include any successor REO
Loan with respect to the applicable A-Note Trust Mortgage Loan and any successor
REO B-Note Loan with respect to the related B-Note Loan.

          "A/B Material Default": In the case of each A/B Loan Pair, a "Material
Default" under the related A/B Intercreditor Agreement.

          "A/B Mortgaged Property": The Mortgaged Property securing an A/B Loan
Pair.

          "A/B REO Property": With respect to each A/B Loan Pair, the related
Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the Certificateholders, and the related B-Noteholder, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such A/B
Loan Pair.

                                      -6-

          "A/B REO Account": With respect to each A/B Loan Pair, a segregated account or accounts created and maintained by the Special Servicer pursuant to
Section 3.16 on behalf of the Trustee, in trust for the Certificateholders, and the related B-Noteholder, which shall be entitled "KeyCorp Real Estate Capital
Markets, Inc., as Special Servicer, in trust for registered holders of Merrill
Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through Certificates,
Series 2004-KEY2, and [name of the related B-Noteholder], as their interests may appear."

          "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk"
casualty insurance policy maintained on the related Mortgaged Property and (ii)
the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but, in each case, only if the Special Servicer has determined, in its reasonable judgment (exercised in accordance with the
Servicing Standard), that (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. Subject to the
Servicing Standard, in making any of the determinations required in subclause
(a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

          "Accrued Certificate Interest": With respect to any Class of Principal
Balance Certificates for any Distribution Date, one month's interest at the
Pass-Through Rate applicable to such Class of Certificates for such Distribution
Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect any Class of Class X
Certificates for any Distribution Date, the sum of the Accrued Component
Interest for the related Interest Accrual Period for all of their respective
Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis (or, solely in the case of the Class DA
Certificates, an Actual/360 Basis) and, with respect to any Class of Regular
Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Accrued Component Interest": With respect to each Component of the
Class XC or the Class XP Certificates for any Distribution Date, one month's interest at the Class XC Strip Rate or Class XP Strip Rate applicable to such
Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date.
Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

          "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Additional Exclusions": Exclusions in addition to those in the insurance policies for the Mortgaged Properties on September 11, 2001.

                                      -7-

          "Additional Interest": With respect to any ARD Loan after its
Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related
Additional Interest Rate on such deferred interest. For purposes of this
Agreement, Additional Interest on an ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated
Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          "Additional Interest Account": The segregated account or accounts
(which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(d) which shall be entitled "LaSalle Bank
National Association as Trustee, in trust for the registered holders of Merrill
Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through Certificates,
Series 2004-KEY2, Additional Interest Account." The Additional Interest Account
shall not be an asset of any of the Loan REMIC, REMIC I or REMIC II.

          "Additional Interest Rate": With respect to any ARD Loan after its
Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date
(in the absence of defaults) as calculated and as set forth in the related
Mortgage Loan documents.

          "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and
4.03(d), interest payable to the Master Servicer, the Trustee and the Fiscal
Agent on Advances (to the extent not offset by Default Charges or amounts otherwise payable to any related B-Noteholder as provided herein) and amounts payable to the Special Servicer in connection with inspections of Mortgaged
Properties required pursuant to the first sentence of Section 3.12(a) (and not otherwise paid from Default Charges or amounts otherwise payable to any related
B-Noteholder as provided herein), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses
(vii)(B), (ix), (xi), (xii), (xiii), (xv) and (xix) of Section 3.05(a) out of collections on the related Trust Mortgage Loans or REO Properties or out of general collections on the Trust Mortgage Loans and any REO Properties on
deposit in the Collection Account as indicated in such clauses of Section
3.05(a), (y) pursuant to any of clauses (ix), (xi), (xii), (xiii) and (xvi) of
Section 3.05(e) out of collections on any A/B Loan Pair or any related A/B REO
Property on deposit in the related A/B Loan Custodial Account as indicated in such clauses of Section 3.05(e) (but only to the extent that such collections would have otherwise been transferred to the Collection Account with respect to the related A-Note Trust Mortgage Loan or any successor Trust REO Loan with respect thereto), or (z) pursuant to clause (ii) or any of clauses (iv) through
(vi) of Section 3.05(b) out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Collection Account, the related A/B Loan
Custodial Account or the Distribution Account, as the case may be.

          "Additional Yield and Prepayment Amount": With respect to any
Distribution Date and any Class of Sequential Pay Certificates (other than any
Excluded Class) entitled to distributions of

                                      -8-

principal pursuant to Section 4.01(a) on such Distribution Date, provided that a
Yield Maintenance Charge and/or Prepayment Premium was actually collected during the related Collection Period on a Trust Mortgage Loan or a Trust REO Loan (for
purposes of this definition, the "Prepaid Loan") in the Loan Group from which such Class of Certificates is receiving payments of principal on such
Distribution Date, the product of (a) such Yield Maintenance Charge and/or
Prepayment Premium, net of Workout Fees and Principal Recovery Fees payable therefrom and net of any portion of such Yield Maintenance Charges and/or
Prepayment Premiums applied pursuant to Section 4.01(l) to reimburse one or more
Classes of Sequential Pay Certificates in respect of Realized Losses and/or
Additional Trust Fund Expenses previously allocated to such Classes, multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the subject Class of Sequential Pay Certificates over (ii) the related Discount
Rate, and the denominator of which is equal to the positive excess, if any, of
(i) the Mortgage Rate for the Prepaid Loan over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on the subject Class of Sequential Pay Certificates on such Distribution Date (or, for so long as the Class A-4 and Class A-1A
Certificates are outstanding, principal distributable on the subject Class of
Sequential Pay Certificates on that Distribution Date from collections on the applicable Loan Group that includes the Prepaid Loan), pursuant to Section
4.01(a), and the denominator of which is equal to the Net Principal Distribution
Amount (or, so long as the Class A-4 and Class A-1A Certificates are outstanding, the Loan Group 1 Principal Distribution Amount or the Loan Group 2
Principal Distribution Amount, as applicable) for such Distribution Date.

          "Advance": Any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event": As defined in Section 10.02(e).

          "Adverse Rating Event": With respect to each Rating Agency that has assigned a rating to any Class of rated Certificates, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to any such Class of rated Certificates by such Rating Agency (or the placing of any such Class of rated Certificates on "negative credit watch"
status or "ratings outlook negative" status in contemplation of any such action with respect thereto).

          "Adverse REMIC Event": As defined in Section 10.01(h).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the rate per annum at which interest accrues on such ARD Loan will increase as specified in the related Mortgage Note
(other than as a result of a default thereunder).

                                      -9-

          "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special
Servicer or the Master Servicer, as applicable, prepared in accordance with 12
C.F.R. ss. 225.64 and conducted in accordance with the standards of the
Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. The Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent may
conclusively rely on any Appraisal obtained in accordance with this Agreement.

          "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, the excess, if any, of: (a) an amount, as calculated by the
Special Servicer, in consultation with the Controlling Class Representative, as of the first Determination Date immediately succeeding the date on which the
Special Servicer obtains knowledge of the occurrence of the Required Appraisal
Date, if no new Required Appraisal (or letter update or internal valuation) is required, or otherwise the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such
Determination Date thereafter so long as the subject Mortgage Loan remains a
Required Appraisal Mortgage Loan, equal to the sum (without duplication) of (i)
the Stated Principal Balance of such Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the
Trustee or the Fiscal Agent, all unpaid interest accrued on such Required
Appraisal Mortgage Loan through the most recent Due Date prior to such
Determination Date at a per annum rate equal to the related Net Mortgage Rate
(exclusive of any portion thereof that constitutes Additional Interest), (iii)
all accrued but unpaid (from related collections) Master Servicing Fees and
Special Servicing Fees with respect to such Required Appraisal Mortgage Loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections) Additional Trust Fund Expenses with respect to such
Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Mortgage Loan, together with (A) interest on those Advances and (B) any related Unliquidated Advances and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related Mortgaged Property; over (b) an amount equal to the sum of (i) the
Required Appraisal Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal
Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal
Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25%
of the Stated Principal Balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

          "Appraised Value": With respect to each Mortgaged Property and REO
Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File upon which the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent may conclusively rely.

          "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such
Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to

                                      -10-

apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

          "Asset Status Report": As defined in Section 3.21(c).

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Mortgage Loan.

          "Assumed Periodic Payment": With respect to any Balloon Loan for its
Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such
Stated Maturity Date) and for any Due Date thereafter as of which such Mortgage
Loan remains outstanding and part of the Trust Fund (or, in the case of a B-Note
Loan for any Due Date, as of which such Mortgage Loan remains outstanding and the related A-Note Trust Mortgage Loan remains part of the Trust Fund), the
Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of such Mortgage
Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect immediately prior to, and without regard to the occurrence of, its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its Stated Maturity
Date, the Assumed Periodic Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

          "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

          "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Collection Account and the Distribution Account
as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Collection Account, which amounts shall, in the case of the initial Distribution Date, include the
Closing Date Deposit, (ii) the aggregate amount of any P&I Advances made by the
Master Servicer, the Trustee or the Fiscal Agent for distribution on the
Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the Pool REO Account (if established) and/or the A/B Loan Custodial Accounts to the Collection Account after the
Determination Date in the month of such Distribution Date, on or prior to the
P&I Advance Date in such month, pursuant to Section 3.16(c) and/or Section
3.05(e), as applicable, (iv) the aggregate amount deposited by the Master
Servicer in the Collection Account for such Distribution Date pursuant to
Section 3.19(a) in connection with Prepayment Interest Shortfalls, and (v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve
Amounts in respect of each Interest Reserve Loan deposited into the Distribution
Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related

                                      -11-

Collection Period, (ii) any amounts payable or reimbursable to any Person from
(A) the Collection Account pursuant to clauses (ii)-(xvi), (xix) and (xxi) of
Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii)-(vi) of
Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv)
Additional Interest, (v) with respect to the Distribution Date occurring in
February of each year and in January of each year that is not a leap year, the
Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Distribution Account and deposited in the Interest Reserve
Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c) and (vi) any amounts deposited in the Collection
Account or the Distribution Account in error.

          "B-Note Loan": With respect to each A-Note Trust Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such A-Note Trust Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) is secured by the same Mortgage on the same Mortgaged Property as such A-Note Trust Mortgage Loan.

          "B-Noteholder": Each holder of (i) the Mortgage Note for a B-Note Loan and (ii) the corresponding rights under the related A/B Intercreditor Agreement.

          "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

          "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such
Mortgage Loan.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate": Any Book-Entry Certificate
that is a Non-Registered Certificate.

          "Book-Entry Registered Certificate": Any Book-Entry Certificate that is a Registered Certificate.

          "Breach": As defined in Section 2.03(a).

          "Broker Strip": With respect to each Broker Strip Loan, the right to receive interest accrued on the principal balance of such Mortgage Loan at the
Broker Strip Rate for such Mortgage Loan.

          "Broker Strip Loans": The Mortgage Loans listed on Exhibit Q hereto.

          "Broker Strip Payee": With respect to any Broker Strip Loan, the
"Broker Strip Payee" specified on Exhibit Q hereto with respect to such Mortgage
Loan.

                                      -12-

          "Broker Strip Rate": With respect to each Broker Strip Loan, the
"Broker Strip Rate" specified on Exhibit Q hereto with respect to such Mortgage
Loan.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the
Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago,
Illinois), or the offices of the Master Servicer (which as of the Closing Date is Kansas City, Missouri), or the offices of the Special Servicer (which as of the Closing Date is Kansas City, Missouri), are located, are authorized or obligated by law or executive order to remain closed.

          "Casualty/Condemnation Interest Shortfall": With respect to any
Mortgage Loan as to which a Casualty/Condemnation Principal Prepayment was received during any Collection Period and was applied to such Mortgage Loan as an unscheduled payment of principal prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor, that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the
Trustee Fee Rate), on the amount of such Casualty/Condemnation Principal
Prepayment during the period commencing on the date as of which such
Casualty/Condemnation Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any
Penalty Interest and Additional Interest, if applicable).

          "Casualty/Condemnation Principal Prepayment": With respect to any
Mortgage Loan, any amounts constituting Insurance Proceeds or amounts received in connection with the taking of all or a part of a Mortgaged Property by the exercise of the power of eminent domain or condemnation, that are applied as an unscheduled principal prepayment in accordance with the provisions of this
Pooling and Servicing Agreement, in reduction of the principal balance of such
Mortgage Loan.

          "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

          "Certificate": Any one of the Merrill Lynch Mortgage Trust 2004-KEY2,
Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2, as executed by the Certificate Registrar and authenticated and delivered hereunder by the
Authenticating Agent.

          "Certificate Factor": With respect to any Class of Regular
Certificates as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then current
Class Principal Balance, Class XC Notional Amount or Class XP Notional Amount,
as applicable, of such Class of Regular Certificates and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as
the case may be, of such Class of Regular Certificates.

          "Certificate Notional Amount": With respect to any Class XC or Class
XP Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class XC or Class XP Notional
Amount, as applicable.

          "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a

                                      -13-

Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02(a).

          "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified
Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer,
the Special Servicer, the Trustee or the Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections
7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder or the Controlling
Class Representative (or, with respect to the Deerbrook Apartments Mortgage
Loan, the Class DA Representative) and any election, removal or replacement of the Special Servicer or the Controlling Class Representative (or, with respect to the Deerbrook Apartments Mortgage Loan, the Class DA Representative) pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or
the Fiscal Agent, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or
"Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository
Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or
"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certification Parties": As defined in Section 8.16(b).

          "Certifying Person": As defined in Section 8.16(b).

          "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

          "Class A Certificates": The Class A-1, Class A-2, Class A-3, Class A-4
and Class A-1A Certificates.

          "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -14-

          "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-2 Certificate": Any one of the Certificates with a "Class
A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-4 Certificate": Any one of the Certificates with a "Class
A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class DA Available Distribution Amount": With respect to any
Distribution Date, an amount equal to the lesser of: (a) the excess, if any, of the Deerbrook Apartments Available Distribution Amount, over the aggregate amount deemed distributed with respect to Loan REMIC Regular Interest DA-1 on such Distribution Date pursuant to Section 4.01(j); and (b) the sum of (i) all
Distributable Certificate Interest with respect to the Class DA Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates, (ii) the Class DA Principal Distribution Amount for
such Distribution Date and (iii) all Realized Losses and Additional Trust Fund
Expenses previously allocated to, but not previously reimbursed with respect to, the Class DA Certificates.

          "Class DA Certificate": Any one of the Certificates with a "Class DA"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class DA Principal Distribution Amount": With respect to any
Distribution Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to REMIC I with respect to Loan REMIC Regular Interest DA-2 on such
Distribution Date pursuant to clause fifth of Section 4.01(j).

          "Class DA Representative": As defined in Section 3.25(f).

                                      -15-

          "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class Principal Balance": The aggregate principal balance of any
Class of Principal Balance Certificates outstanding from time to time. As of the
Closing Date, the Class Principal Balance of each Class of Principal Balance
Certificates shall equal the Original Class Principal Balance thereof. On each
Distribution Date, the Class Principal Balance of each Class of Principal
Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or
9.01, as applicable, and shall be further reduced by the amount of any Realized
Losses and Additional Trust Fund Expenses allocated thereto on such Distribution
Date pursuant to Section 4.04(a). The respective Class Principal Balances of any
Classes of Sequential Pay

                                      -16-

Certificates to which there has been allocated unreimbursed Realized Losses and
Additional Trust Fund Expenses shall be increased, in sequential order beginning with the most senior affected Class of Sequential Pay Certificates, by the amount of any recoveries of Nonrecoverable Advances and/or interest thereon which were reimbursed and/or paid in a prior Collection Period from the principal portion of general collections on the Mortgage Pool and which are included in the Net Principal Distribution Amount for the current Distribution
Date; provided that the Class Principal Balance of any such Class of Sequential
Pay Certificates shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund Expenses previously allocated thereto (which unreimbursed Realized Losses and Additional Trust Fund
Expenses shall be reduced by the amount of the increase in such Class Principal
Balance); and provided, further, that the aggregate increase in the Class
Principal Balances of the respective Classes of Sequential Pay Certificates on any Distribution Date shall not exceed the excess, if any, of (i) the aggregate
Stated Principal Balance of, and all Unliquidated Advances with respect to, the
Mortgage Pool (exclusive of the Loan REMIC Principal Balance of Loan REMIC
Regular Interest DA-2) that will be outstanding immediately following such
Distribution Date, over (ii) the aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates outstanding immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those Class Principal Balances. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses
previously allocated to a Class of Principal Balance Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

          "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class R-I Certificate": Any one of the Certificates with a "Class
R-I" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing the sole class of "residual interests" in REMIC
I for purposes of the REMIC Provisions.

          "Class R-II Certificate": Any one of the Certificates with a "Class
R-II" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing the sole class of "residual interests" in REMIC
II for purposes of the REMIC Provisions.

          "Class R-LR Certificate": Any one of the Certificates with a "Class
R-LR" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing the sole class of "residual interests" in the
Loan REMIC for purposes of the REMIC Provisions.

          "Class X Certificates": The Class XC and Class XP Certificates.

          "Class XC Certificate": Any one of the Certificates with a "Class XC"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing multiple "regular interests" in REMIC II for purposes of the REMIC Provisions.

          "Class XC Notional Amount": With respect to the Class XC Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

          "Class XC Strip Rate": With respect to any Component (other than a
Class XP Component) for any Distribution Date, a rate per annum equal to (i) the
Weighted Average Net

                                      -17-

Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the
Pass-Through Rate for the Corresponding Certificates; and in the case of any
Component that is a Class XP Component, for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the Class XP
Termination Date for such Class XP Component, (x) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date minus (y) the sum of the
Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class XP Strip Rate for such Class XP Component for such Distribution
Date, and (ii) for any Distribution Date occurring after the Class XP
Termination Date for such Class XP Component, a rate per annum equal to (x) the
Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates. In no event, however, shall any Class XC Strip Rate be less than zero.

          "Class XP Certificate": Any one of the Certificates with a "Class XP"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing multiple "regular interests" in REMIC II for purposes of the REMIC Provisions.

          "Class XP Components": Each of Component X-A-1-2, Component X-A-1-3,
Component X-A-1-4, Component X-A-1-5, Component X-A-2-1, Component X-A-2-2,
Component X-A-2-3, Component X-A-2-4, Component X-A-2-5, Component X-A-2-6,
Component X-A-2-7, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3,
Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-A-1A-2,
Component X-A-1A-3, Component X-A-1A-4, Component X-A-1A-5, Component X-A-1A-6,
Component X-A-1A-7, Component X-A-1A-8, Component X-A-1A-9, Component X-A-1A-10,
Component X-A-1A-11, Component X-A-1A-12, Component X-A-1A-13, Component
X-A-1A-14, Component X-A-1A-15, Component X-B, Component X-C, Component X-D-1,
Component X-D-2, Component X-D-3, Component X-E-1, Component X-E-2, Component
X-E-3, Component X-F-1, Component X-F-2, Component X-F-3, Component X-G-1,
Component X-G-2, Component X-H-1, Component X-H-2, Component X-J-1, Component
X-J-2, Component X-K-1, Component X-K-2 and Component X-L.

          "Class XP Notional Amount":

          (i) With respect to any Distribution Date on or prior to the
     Distribution Date in March 2005, the sum of (a) the lesser of $54,927,000 and the Class Principal Balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $267,262,000 and the Class Principal
     Balance of the Class A-1A Certificates outstanding from time to time, and
     (c) the Class Principal Balance of the Class A-2, Class A-3, Class A-4,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K and Class L Certificates outstanding from time to time;

          (ii) With respect to any Distribution Date after the Distribution Date in March 2005 through and including the Distribution Date in September
     2005, the sum of (a) the lesser of $49,607,000 and the Class Principal
     Balance of the Class A-1 Certificates outstanding from time to time, (b)
     the lesser of $266,207,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, and (c) the Class
     Principal Balance of the Class A-2, Class A-3, Class A-4, Class B, Class C,
     Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
     Certificates outstanding from time to time;

          (iii) With respect to any Distribution Date after the Distribution
     Date in September 2005 through and including the Distribution Date in March
     2006, the sum of (a) the lesser of

                                      -18-

     $30,728,000 and the Class Principal Balance of the Class A-1 Certificates
     outstanding from time to time, (b) the lesser of $260,829,000 and the Class
     Principal Balance of the Class A-1A Certificates outstanding from time to time, and (c) the Class Principal Balance of the Class A-2, Class A-3,
     Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J, Class K and Class L Certificates outstanding from time to time;

          (iv) With respect to any Distribution Date after the Distribution Date in March 2006 through and including the Distribution Date in September
     2006, the sum of (a) the lesser of $9,344,000 and the Class Principal
     Balance of the Class A-1 Certificates outstanding from time to time, (b)
     the lesser of $254,508,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, and (c) the Class
     Principal Balance of the Class A-2, A-3, Class A-4, Class B, Class C, Class
     D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
     Certificates outstanding from time to time;

          (v) With respect to any Distribution Date after the Distribution Date in September 2006 through and including the Distribution Date in March
     2007, the sum of (a) the lesser of $182,075,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $248,202,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-4, Class B, Class C, Class D, Class E,
     Class F, Class G, Class H and Class J Certificates outstanding from time to time, and (d) the lesser of $5,114,000 and the Class Principal Balance of the Class K Certificates outstanding from time to time;

          (vi) With respect to any Distribution Date after the Distribution Date in March 2007 through and including the Distribution Date in September
     2007, the sum of (a) the lesser of $161,293,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $233,835,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-4, Class B, Class C, Class D, Class E,
     Class F, Class G and Class H Certificates outstanding from time to time, and (d) the lesser of $1,393,000 and the Class Principal Balance of the
     Class J Certificates outstanding from time to time;

          (vii) With respect to any Distribution Date after the Distribution
     Date in September 2007 through and including the Distribution Date in March
     2008, the sum of (a) the lesser of $115,469,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $227,695,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-4, Class B, Class C, Class D, Class E,
     Class F and Class G Certificates outstanding from time to time, and (d) the lesser of $6,427,000 and the Class Principal Balance of the Class H
     Certificates outstanding from time to time;

          (viii) With respect to any Distribution Date after the Distribution
     Date in March 2008 through and including the Distribution Date in September
     2008, the sum of (a) the lesser of $95,878,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $221,727,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-4, Class B, Class C, Class D, Class E and
     Class F Certificates outstanding from time to

                                      -19-

     time, and (d) the lesser of $7,697,000 and the Class Principal Balance of the Class G Certificates outstanding from time to time;

          (ix) With respect to any distribution date after the Distribution Date in September 2008 through and including the Distribution Date in March
     2009, the sum of (a) the lesser of $77,195,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $196,859,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-4, Class B, Class C, Class D and Class E
     Certificates outstanding from time to time, and (d) the lesser of
     $13,668,000 and the Class Principal Balance of the Class F Certificates
     outstanding from time to time;

          (x) With respect to any distribution date after the Distribution Date in March 2009 through and including the Distribution Date in September
     2009, the sum of (a) the lesser of $5,879,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $173,787,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-4, Class B, Class C, Class D and Class E
     Certificates outstanding from time to time, and (d) the lesser of
     $5,152,000 and the Class Principal Balance of the Class F Certificates
     outstanding from time to time;

          (xi) With respect to any Distribution Date after the Distribution Date in September 2009 through and including the Distribution Date in March
     2010, the sum of (a) the lesser of $20,218,000 and the Class Principal
     Balance of the Class A-3 Certificates outstanding from time to time, (b)
     the lesser of $169,498,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-4, Class B, Class C and Class D Certificates
     outstanding from time to time, and (d) the lesser of $10,199,000 and the
     Class Principal Balance of the Class E Certificates outstanding from time to time;

          (xii) With respect to any Distribution Date after the Distribution
     Date in March 2010 through and including the Distribution Date in September
     2010, the sum of (a) the lesser of $5,345,000 and the Class Principal
     Balance of the Class A-3 Certificates outstanding from time to time, (b)
     the lesser of $165,264,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-4, Class B, Class C and Class D Certificates
     outstanding from time to time, and (d) the lesser of $3,002,000 and the
     Class Principal Balance of the Class E Certificates outstanding from time to time;

          (xiii) With respect to any Distribution Date after the Distribution
     Date in September 2010 through and including the Distribution Date in March
     2011, the sum of (a) the lesser of $338,048,000 and the Class Principal
     Balance of the Class A-4 Certificates outstanding from time to time, (b)
     the lesser of $140,248,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class B and Class C Certificates outstanding from time to time, and (d) the lesser of $19,047,000 and the Class Principal Balance of the Class D Certificates outstanding from time to time;

                                      -20-

          (xv) With respect to any Distribution Date after the Distribution Date in March 2011 through and including the Distribution Date in September
     2011, the sum of (a) the lesser of $303,235,000 and the Class Principal
     Balance of the Class A-4 Certificates outstanding from time to time, (b)
     the lesser of $123,014,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class B and Class C Certificates outstanding from time to time, and (d) the lesser of $13,236,000 and the Class Principal Balance of the Class D Certificates outstanding from time to time; and

          (xvi) With respect to any Distribution Date after the Distribution
     Date in September 2011, $0.

          "Class XP Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Exhibit L.

          "Class XP Strip Rate": With respect to any Class XP Component for any
Distribution Date, a rate per annum equal to (1) for any Distribution Date occurring on or before the Class XP Termination Date for such Class XP
Component, the excess, if any, of (x) the lesser of (i) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date and (ii) the Class XP
Reference Rate for such Distribution Date, over (y) the Pass-Through Rate in effect for such Distribution Date for the Corresponding Certificates (provided that in no event shall any Class XP Strip Rate be less than zero), and (2) for any Distribution Date occurring after the Class XP Termination Date for such
Class XP Component, 0% per annum.

          "Class XP Termination Date": With respect to each Class XP Component, the Distribution Date that occurs in the month and year specified in the following table:

--------------------------------------------------------------------------------
      Class XP Component                            Class XP Termination Date
--------------------------------------------------------------------------------
X-A-1-2                                        March 2005
--------------------------------------------------------------------------------
X-A-1-3                                        September 2005
--------------------------------------------------------------------------------
X-A-1-4                                        March 2006
--------------------------------------------------------------------------------
X-A-1-5                                        September 2006
--------------------------------------------------------------------------------
X-A-1A-2                                       March 2005
--------------------------------------------------------------------------------
X-A-1A-3                                       September 2005
--------------------------------------------------------------------------------
X-A-1A-4                                       March 2006
--------------------------------------------------------------------------------
X-A-1A-5                                       September 2006
--------------------------------------------------------------------------------
X-A-1A-6                                       March 2007
--------------------------------------------------------------------------------
X-A-1A-7                                       September 2007
--------------------------------------------------------------------------------
X-A-1A-8                                       March 2008
--------------------------------------------------------------------------------
X-A-1A-9                                       September 2008
--------------------------------------------------------------------------------
X-A-1A-10                                      March 2009
--------------------------------------------------------------------------------
X-A-1A-11                                      September 2009
--------------------------------------------------------------------------------
X-A-1A-12                                      March 2010
--------------------------------------------------------------------------------
X-A-1A-13                                      September 2010
--------------------------------------------------------------------------------
X-A-1A-14                                      March 2011
--------------------------------------------------------------------------------
X-A-1A-15                                      September 2011
--------------------------------------------------------------------------------
X-A-2-1                                        September 2006
--------------------------------------------------------------------------------

                                      -21-

--------------------------------------------------------------------------------
      Class XP Component                            Class XP Termination Date
--------------------------------------------------------------------------------
X-A-2-2                                        March 2007
--------------------------------------------------------------------------------
X-A-2-3                                        September 2007
--------------------------------------------------------------------------------
X-A-2-4                                        March 2008
--------------------------------------------------------------------------------
X-A-2-5                                        September 2008
--------------------------------------------------------------------------------
X-A-2-6                                        March 2009
--------------------------------------------------------------------------------
X-A-2-7                                        September 2009
--------------------------------------------------------------------------------
X-A-3-1                                        September 2009
--------------------------------------------------------------------------------
X-A-3-2                                        March 2010
--------------------------------------------------------------------------------
X-A-3-3                                        September 2010
--------------------------------------------------------------------------------
X-A-4-1                                        September 2010
--------------------------------------------------------------------------------
X-A-4-2                                        March 2011
--------------------------------------------------------------------------------
X-A-4-3                                        September 2011
--------------------------------------------------------------------------------
X-B                                            September 2011
--------------------------------------------------------------------------------
X-C                                            September 2011
--------------------------------------------------------------------------------
X-D-1                                          September 2010
--------------------------------------------------------------------------------
X-D-2                                          March 2011
--------------------------------------------------------------------------------
X-D-3                                          September 2011
--------------------------------------------------------------------------------
X-E-1                                          September 2009
--------------------------------------------------------------------------------
X-E-2                                          March 2010
--------------------------------------------------------------------------------
X-E-3                                          September 2010
--------------------------------------------------------------------------------
X-F-1                                          September 2008
--------------------------------------------------------------------------------
X-F-2                                          March 2009
--------------------------------------------------------------------------------
X-F-3                                          September 2009
--------------------------------------------------------------------------------
X-G-1                                          March 2008
--------------------------------------------------------------------------------
X-G-2                                          September 2008
--------------------------------------------------------------------------------
X-H-1                                          September 2007
--------------------------------------------------------------------------------
X-H-2                                          March 2008
--------------------------------------------------------------------------------
X-J-1                                          March 2007
--------------------------------------------------------------------------------
X-J-2                                          September 2007
--------------------------------------------------------------------------------
X-K-1                                          September 2006
--------------------------------------------------------------------------------
X-K-2                                          March 2007
--------------------------------------------------------------------------------
X-L                                            September 2006
--------------------------------------------------------------------------------

          "Class Z Certificate": Any one of the Certificates with a "Class Z"
designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a proportionate interest in Grantor Trust Z.

          "Closing Date": September 29, 2004.

          "Closing Date Deposit": With respect to each of MLMLI and JPMorgan, a cash amount to be deposited by each such Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, in respect of each Trust Mortgage Loan sold by such Mortgage Loan Seller to the Depositor that does not have its first
Scheduled Payment due until November 2004, which cash amount represents, as to each such Mortgage Loan, the aggregate amount of interest that would have accrued during the

                                      -22-

entire month of September 2004 at the respective related Net Mortgage Rates on the respective related Cut-off Date Balances. The Closing Date Deposit for MLMLI
is $38,555.00 and the Closing Date Deposit for J.P. Morgan is $40,016.67.

          "CMSA": The Commercial Mortgage Securities Association, or any
association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage-backed pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist,
"CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the
Trustee, the Special Servicer and the Controlling Class Representative.

          "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally

          "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

                                      -23-

          "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this
Agreement.

          "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date

                                      -24-

on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the
CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer
Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

          "Collection Account": One or more segregated accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled: "KeyCorp
Real Estate Capital Markets, Inc., as Master Servicer for LaSalle Bank National
Association, as Trustee, on behalf of and in trust for the registered holders of
Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through
Certificates, Series 2004-KEY2."

          "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

          "Component": Each of Component X-A-1-1, Component X-A-1-2, Component
X-A-1-3, Component X-A-1-4, Component X-A-1-5, Component X-A-2-1, Component
X-A-2-2, Component X

                                      -25-

-A-2-3, Component X-A-2-4, Component X-A-2-5, Component X-A-2-6, Component
X-A-2-7, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component
X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-A-1A-1, Component
X-A-1A-2, Component X-A-1A-3, Component X-A-1A-4, Component X-A-1A-5, Component
X-A-1A-6, Component X-A-1A-7, Component X-A-1A-8, Component X-A-1A-9, Component
X-A-1A-10, Component X-A-1A-11, Component X-A-1A-12, Component X-A-1A-13,
Component X-A-1A-14, Component X-A-1A-15, Component X-B, Component X-C,
Component X-D-1, Component X-D-2, Component X-D-3, Component X-E-1, Component
X-E-2, Component X-E-3, Component X-F-1, Component X-F-2, Component X-F-3,
Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component
X-J-1, Component X-J-2, Component X-K-1, Component X-K-2, Component X-L,
Component X-M, Component X-N, Component X-P and Component X-Q.

          "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

          "Component X-A-1-1": One of the 57 components of the Class XC
Certificates having a Component Notional Amount equal to the then current REMIC
I Principal Balance of REMIC I Regular Interest LA-1-1 as of any date of determination.

          "Component X-A-1-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1-2 as of any date of determination.

          "Component X-A-1-3": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1-3 as of any date of determination.

          "Component X-A-1-4": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1-4 as of any date of determination.

          "Component X-A-1-5": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1-5 as of any date of determination.

          "Component X-A-1A-1": One of the 57 components of the Class XC
Certificates having a Component Notional Amount equal to the then current REMIC
I Principal Balance of REMIC I Regular Interest LA-1A-1 as of any date of determination.

          "Component X-A-1A-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-2 as of any date of determination.

                                      -26-

          "Component X-A-1A-3": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-3 as of any date of determination.

          "Component X-A-1A-4": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-4 as of any date of determination.

          "Component X-A-1A-5": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-5 as of any date of determination.

          "Component X-A-1A-6": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-6 as of any date of determination.

          "Component X-A-1A-7": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-7 as of any date of determination.

          "Component X-A-1A-8": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-8 as of any date of determination.

          "Component X-A-1A-9": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-9 as of any date of determination.

          "Component X-A-1A-10": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-10 as of any date of determination.

          "Component X-A-1A-11": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-11 as of any date of determination.

          "Component X-A-1A-12": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to

                                      -27-

the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-12
as of any date of determination.

          "Component X-A-1A-13": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-13 as of any date of determination.

          "Component X-A-1A-14": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-14 as of any date of determination.

          "Component X-A-1A-15": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-15 as of any date of determination.

          "Component X-A-2-1": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-2-1 as of any date of determination.

          "Component X-A-2-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-2-2 as of any date of determination.

          "Component X-A-2-3": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-2-3 as of any date of determination.

          "Component X-A-2-4": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-2-4 as of any date of determination.

          "Component X-A-2-5": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-2-5 as of any date of determination.

          "Component X-A-2-6": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-2-6 as of any date of determination.

                                      -28-

          "Component X-A-2-7": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-2-7 as of any date of determination.

          "Component X-A-3-1": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-3-1 as of any date of determination.

          "Component X-A-3-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-3-2 as of any date of determination.

          "Component X-A-3-3": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-3-3 as of any date of determination.

          "Component X-A-4-1": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-4-1 as of any date of determination.

          "Component X-A-4-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-4-2 as of any date of determination.

          "Component X-A-4-3": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-4-3 as of any date of determination.

          "Component X-B": One of the 57 components of the Class XC Certificates and one of the 51 components of the Class XP Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LB as of any date of determination.

          "Component X-C": One of the 57 components of the Class XC Certificates and one of the 51 components of the Class XP Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LC as of any date of determination.

          "Component X-D-1": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LD-1 as of any date of determination.

                                      -29-

          "Component X-D-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LD-2 as of any date of determination.

          "Component X-D-3": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LD-3 as of any date of determination.

          "Component X-E-1": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LE-1 as of any date of determination.

          "Component X-E-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LE-2 as of any date of determination.

          "Component X-E-3": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LE-3 as of any date of determination.

          "Component X-F-1": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LF-1 as of any date of determination.

          "Component X-F-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LF-2 as of any date of determination.

          "Component X-F-3": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LF-3 as of any date of determination.

          "Component X-G-1": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LG-1 as of any date of determination.

          "Component X-G-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LG-2 as of any date of determination.

          "Component X-H-1": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LH-1 as of any date of determination.

          "Component X-H-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LH-2 as of any date of determination.

                                      -30-

          "Component X-J-1": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LJ-1 as of any date of determination.

          "Component X-J-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LJ-2 as of any date of determination.

          "Component X-K-1": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LK-1 as of any date of determination.

          "Component X-K-2": One of the 57 components of the Class XC
Certificates and one of the 51 components of the Class XP Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LK-2 as of any date of determination.

          "Component X-L": One of the 57 components of the Class XC Certificates and one of the 51 components of the Class XP Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LL-1 as of any date of determination.

          "Component X-M": One of the 57 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LM as of any date of determination.

          "Component X-N": One of the 57 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LN as of any date of determination.

          "Component X-P": One of the 57 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LP as at any date of determination.

          "Component X-Q": One of the 57 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LQ as at any date of determination.

          "Controlling Class": As of any date of determination, the Class of
Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is greater than 25% of the Original Class Principal Balance thereof (without considering any Appraisal
Reduction Amounts); provided, however, that if no Class of Sequential Pay
Certificates satisfies clause (b) above, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest alphabetical
Class designation. With respect to determining and exercising the rights of the
Controlling Class, the Class A-1, the Class A-2, the Class A-3, the Class A-4
and the Class A-1A Certificates shall be deemed a single Class of Certificates.

          "Controlling Class Representative": As defined in Section 3.25.

                                      -31-

          "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization
Trust Services - Merrill Lynch Mortgage Trust, Series 2004-KEY2.

          "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially
Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan".

          "Corresponding Certificates": With respect to any REMIC I Regular
Interest or any Component, the Class of Sequential Pay Certificates for which such REMIC I Regular Interest is the Corresponding REMIC I Regular Interest or
such Component is the Corresponding Component, as the case may be.

          "Corresponding Component": As defined in the Preliminary Statement with respect to any Class of Sequential Pay Certificates. With respect to any
REMIC I Regular Interest, the Component that, with the replacement of "X-" with
"L" at the beginning of its designation, has the same alphabetic or alphanumeric designation as such REMIC I Regular Interest.

          "Corresponding REMIC I Regular Interest": As defined in the
Preliminary Statement with respect to any Class of Sequential Pay Certificates.
With respect to any Component, the REMIC I Regular Interest that, with the replacement of "L" with "X-" at the beginning of its designation, has the same alphabetic or alphanumeric designation as such Component.

          "Crossed Loan": As defined in Section 2.03(a). The Mortgage Loans comprising an A/B Loan Pair will not be deemed to be Crossed Loans for purposes of this Agreement.

          "Crossed Loan Group": As defined in Section 2.03(a).

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

          "Cut-off Date": Individually and collectively, as the context may require: with respect to each Mortgage Loan originated prior to August 2004, the related Due Date of such Mortgage Loan in September 2004; or, with respect to any Mortgage Loan that was originated in August 2004 and has the Due Date of its first Scheduled Payment in October 2004, September 1, 2004; or, with respect to any Mortgage Loan that was originated in September 2004 and has the Due Date of its first Scheduled Payment in November 2004, the date of origination.

          "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

                                      -32-

          "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating
Income (before payment of any debt service on such Mortgage Loan (or with respect to any B-Note Loan, after payment of any debt service on the subject
A-Note Trust Mortgage Loan but before payment of any debt service on the related
B-Note Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited)
have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the
Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

          "Deerbrook Apartments Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the portion of the applicable
Available Distribution Amount for such Distribution Date that relates to the
Deerbrook Apartments Mortgage Loan (calculated without regard to any reimbursement of Nonrecoverable Advances or Workout Delayed Reimbursement
Amounts (if any) in respect of any Mortgage Loan or REO Loan and/or any payment of Additional Trust Fund Expenses in respect of any Mortgage Loan or REO Loan), reduced (to not less than zero) by (b) the sum of (i) all Nonrecoverable
Advances and Workout Delayed Reimbursement Amounts (if any) with respect to the
Deerbrook Apartments Mortgage Loan or any related REO Property reimbursed, and all Additional Trust Fund Expenses (if any) related or allocable to the
Deerbrook Apartments Mortgage Loan or any related REO Property paid, out of general collections on the other Mortgage Loans and REO Properties during the related Collection Period and (ii) the excess, if any, of (A) the aggregate of the amounts described in clause (b)(i) of this definition for all Collection
Periods, if any, prior to the related Collection Period, over (B) the aggregate of the amounts described in clause (a) of this definition for all Distribution
Dates prior to the subject Distribution Date.

          "Deerbrook Apartments Mortgage Loan": The Mortgage Loan identified as loan number 74 on the Mortgage Loan Schedule and as being secured by a Mortgage on the Deerbrook Apartments Mortgaged Property.

          "Deerbrook Apartments Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as Deerbrook Apartments.

          "Deerbrook Apartments Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of the amounts comprising the Principal Distribution Amount for such Distribution Date pursuant to clauses (a) through (f), inclusive, of the definition of "Principal
Distribution Amount" that relate to the Deerbrook Apartments Mortgage Loan or any successor REO Loan with respect thereto.

          "Default Charges": Penalty Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

          "Defaulted Mortgage Loan": A Mortgage Loan: (i) that is (A) delinquent
60 days or more in respect of a Periodic Payment (not including the Balloon
Payment) or (B) delinquent in respect of its Balloon Payment (unless the Master
Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 120 days after the Due Date of such Balloon Payment (provided that the Mortgagor continues to make the Assumed
Periodic Payment and if such refinancing does not

                                      -33-

occur during such time specified in the commitment, the related Mortgage Loan shall immediately become a Defaulted Mortgage Loan)), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note; or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related
Mortgagor, accelerated the maturity of the indebtedness evidenced by the related
Mortgage Note.

          "Defaulting Party": As defined in Section 7.01(b).

          "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

          "Defeasance Loan": Any Mortgage Loan which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

          "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan (or, with respect to a B-Note Loan, in an amount less than the then aggregate outstanding principal balance of the related A/B Loan Pair), which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificate": As defined in Section 5.03(a).

          "Definitive Non-Registered Certificate": Any Definitive Certificate
that is a Non-Registered Certificate.

          "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

          "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of
1934, as amended.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": For any Distribution Date, the fourth Business
Day prior to the Distribution Date.

          "Determination Information": As defined in Section 3.18(b).

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO
Property, the holding of such REO

                                      -34-

Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on
behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Discount Rate": With respect to any prepaid Trust Mortgage Loan or
Trust REO Loan for purposes of allocating any Prepayment Premium or Yield
Maintenance Charge received thereon or with respect thereto among the respective
Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), an amount equal to the discount rate stated in the Mortgage Loan documents related to such Trust Mortgage Loan or Trust REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided that, if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue
(primary issue) with a maturity date closest to the maturity date or Anticipated
Repayment Date, as applicable, for such prepaid Trust Mortgage Loan or Trust REO
Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Trust Mortgage Loan or Trust REO Loan, the issue with the earliest maturity date shall apply.

          "Disqualified Non-United States Tax Person": With respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations Section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United
States Tax Person that has delivered to the Transferor, the Trustee and the
Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Certificate will not be disregarded for
United States federal income tax purposes.

          "Disqualified Organization": (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person. The terms "United
States", "State" and

                                      -35-

"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Disqualified Partnership": Any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          "Distributable Certificate Interest": With respect to any Class of
Regular Certificates for any Distribution Date, the Accrued Certificate Interest
in respect of such Class of Certificates for such Distribution Date, reduced
(other than with respect to the Class X Certificates) (to not less than zero) by the portion of any Net Aggregate Prepayment Interest Shortfall for such
Distribution Date that is allocable to such Class of Certificates in accordance with Section 4.04(d); provided that, if the aggregate Class Principal Balance of the Sequential Pay Certificates is reduced as a result of a Realized Loss caused by a diversion of principal collections on the Mortgage Pool to reimburse
Nonrecoverable Advances and/or pay interest thereon as contemplated by Section
1.02, and if there is a subsequent recovery of such amounts that results in the reinstatement of the Class Principal Balance of any one or more Classes of
Sequential Pay Certificates as provided in the definition of "Class Principal
Balance", then the amount of Distributable Certificate Interest with respect to each Class of Regular Certificates for the next succeeding Distribution Date shall be increased by the amount of all additional Distributable Certificate
Interest, if any, that would have been payable with respect to the subject Class of Regular Certificates if such diversion of principal and the corresponding allocation of a Realized Loss (up to the amount of the reinstated balances) had not occurred.

          "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled
"LaSalle Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
Pass-Through Certificates, Series 2004-KEY2."

          "Distribution Date": During any given month, the 12th day of such month, or if the 12th day is not a Business Day, the next succeeding Business
Day, commencing in October 2004.

          "Distribution Date Statement": As defined in Section 4.02(a).

          "Document Defect": As defined in Section 2.03(a).

          "Due Date": With respect to (i) any Mortgage Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each
Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

          "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's (if then rated by Moody's) and "AA-" by Fitch (or, with respect to any such Rating
Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (b) with respect to deposits

                                      -36-

held for less than 30 days in such account, the short-term deposits of which are rated at least "P-1" by Moody's (if then rated by Moody's) and "F-1" by Fitch
(or, with respect to any such Rating Agency, such lower rating as will not result in an Adverse Rating Event) as evidenced in writing by the applicable
Rating Agency at any time such funds are on deposit therein, (ii) an account or accounts maintained with KeyBank so long as KeyBank (1) has a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1"
from Moody's and (2) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "F1" from Fitch, (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss.
9.10(b), having in either case a combined capital and surplus of at least
$50,000,000 and subject to supervision or examination by federal or state authority, or (iv) any other account the use of which would not, in and of itself, cause an Adverse Rating Event, as confirmed in writing by each Rating
Agency.

          "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any
successor provisions covering the same subject matter in the case of a Specially
Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of
Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

          "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

          "Event of Default": One or more of the events described in Section
7.01(a).

          "Exchange Act": Securities Exchange Act of 1934, as amended.

          "Excess Servicing Strip": With respect to each Mortgage Loan and REO
Loan, that portion of the Master Servicing Fee for such Mortgage Loan or REO
Loan that represents interest accrued at the related Excess Servicing Strip
Rate.

          "Excess Servicing Strip Rate": With respect to each Mortgage Loan and
REO Loan, the excess of (x) the Master Servicing Fee Rate for such Mortgage Loan or REO Loan over (y) the sum of (i) 0.01% (one basis point) per annum, (ii) the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan and (iii)
with respect to any Broker Strip Loan, the Broker Strip Rate for such Broker
Strip Loan; provided that the Excess Servicing Strip Rate with respect to each
Mortgage Loan and REO Loan shall be subject to reduction by the Trustee pursuant to Section 3.11(a).

          "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates and Class H Certificates.

                                      -37-

          "Exemption": Department of Labor Prohibited Transaction Exemption
("PTE") 90-29 (as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) and PTE
2002-19, respectively, as each may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

          "Exemption-Favored Party": Any of (i) MLPF&S or JPMSI, (ii) any Person
directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with MLPF&S or JPMSI, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of
Investment Grade Certificates.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Mortgage Loan, Corrected
Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan
Sellers, pursuant to the Merrill Mortgage Loan Purchase Agreement, the KeyBank
Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase
Agreement, as applicable, or that was purchased by the Majority Subordinate
Certificateholder or the Special Servicer or any assignee of the foregoing pursuant to Section 3.18, by the related B-Noteholder pursuant to the related
A/B Intercreditor Agreement or by the Master Servicer, the Special Servicer or
the Majority Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

          "Fiscal Agent": ABN AMRO Bank N.V., its successor in interest, or any successor fiscal agent appointed as herein provided.

          "Fitch": Fitch, Inc. or its successor in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the
Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, and
specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "FNMA": Federal National Mortgage Association or any successor.

          "Form 8-K": Form 8-K under the Exchange Act and/or any successor or equivalent form(s) adopted by the Securities and Exchange Commission.

          "Form 8-K Current Report": A current report on Form 8-K.

          "Form 10-K": Form 10-K under the Exchange Act and/or any successor or equivalent form(s) adopted by the Securities and Exchange Commission.

          "Form 10-K Annual Report": An annual report on Form 10-K.

                                      -38-

          "Gain-on-Sale Proceeds": With respect to any Mortgage Loan or REO
Property, the excess, if any, of (i) any and all Liquidation Proceeds collected with respect to such Mortgage Loan or REO Property, as the case may be, net of any related liquidation expenses, P&I Advances, Servicing Advances, Principal
Recovery Fees, interest on Advances, Master Servicing Fees, Special Servicing
Fees and Additional Trust Fund Expenses, and if applicable, further net of any portion of such Liquidation Proceeds payable to the related B-Noteholder (if any), over (ii) the Purchase Price for such Mortgage Loan on the date on which such Liquidation Proceeds were received.

          "Gain-on-Sale Reserve Account": A segregated custodial account (which may be a sub-account of the Distribution Account) created and maintained by the
Trustee pursuant to Section 3.04(f) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2004-KEY2, Commercial
Mortgage Pass-Through Certificates, Series 2004-KEY2, Gain-on-Sale Reserve
Account."

          "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, the related Rule 144A Global Certificate.

          "Grantor Trust B": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of the Broker Strip with respect to the Broker Strip Loans and amounts held from time to time in the
Collection Account that represent the Broker Strip.

          "Grantor Trust B Assets": The segregated pool of assets of Grantor
Trust B.

          "Grantor Trust E": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of the Excess
Servicing Strip with respect to the Mortgage Loans and any successor REO Loans and amounts held from time to time in the Collection Account that represent the
Excess Servicing Strip.

          "Grantor Trust E Assets": The segregated pool of assets of Grantor
Trust E.

          "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

          "Grantor Trust Z": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of any Additional
Interest with respect to the Trust ARD Loans and any successor Trust REO Loans after their respective Anticipated Repayment Dates and amounts held from time to time in the Collection Account and/or the Additional Interest Account that represent Additional Interest.

          "Grantor Trust Z Assets": The segregated pool of assets of Grantor
Trust Z.

          "Ground Lease": With respect to any Mortgage Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

          "Group 1 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 1.

                                      -39-

          "Group 2 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 2.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder": A Certificateholder.

          "HUD-Approved Servicer": A servicer approved by the Secretary of
Housing and Urban Development pursuant to Section 207 of the National Housing
Act.

          "Impound Reserve": As defined in Section 3.16(c) hereof.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, the Fiscal Agent and any and all Affiliates thereof
(and, with respect to the Deerbrook Apartments Mortgage Loan and any A/B Loan
Pair, the Class DA Representative and the related B-Noteholder, respectively, and any and all Affiliates thereof), (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the
Controlling Class Representative, the Trustee, the Fiscal Agent or any Affiliate
thereof (or, with respect to the Deerbrook Apartments Mortgage Loan and any A/B
Loan Pair, the Class DA Representative and the related B-Noteholder, respectively, or any Affiliate thereof), and (iii) is not connected with the
Depositor, the Mortgage Loan Sellers, the Master Servicer, the Controlling Class
Representative, the Special Servicer, the Trustee, the Fiscal Agent or any
Affiliate thereof (or, with respect to the Deerbrook Apartments Mortgage Loan and any A/B Loan Pair, the Class DA Representative and the related B-Noteholder, respectively, or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions;
provided, however, that a Person shall not fail to be Independent of the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Controlling Class
Representative, the Special Servicer, the Trustee, the Fiscal Agent or any
Affiliate thereof (or, with respect to the Deerbrook Apartments Mortgage Loan and any A/B Loan Pair, the Class DA Representative and the related B-Noteholder, respectively, or any Affiliate thereof) merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
the Controlling Class Representative, the Trustee, the Fiscal Agent or any
Affiliate thereof (or, with respect to the Deerbrook Apartments Mortgage Loan and any A/B Loan Pair, the Class DA Representative and the related B-Noteholder, respectively, or any Affiliate thereof), as the case may be.

          "Initial Purchaser": Any of MLPF&S and JPMSI.

          "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

                                      -40-

          "Independent Contractor": (a) Any Person that would be an "independent contractor" with respect to the Loan REMIC or REMIC I within the meaning of
Section 856(d)(3) of the Code if the Loan REMIC or REMIC I were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any
Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent or the Trust Fund, delivered to the Trustee (and, if an A/B Loan
Pair is involved, to the related B-Noteholder), provided that (i) such REMIC does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC is at arm's length, all within the meaning of
Treasury regulations Section 1.856-4(b)(5), or (b) any other Person upon receipt by the Trustee (and, if an A/B Loan Pair is involved, by the related
B-Noteholder) of an Opinion of Counsel, which shall be at no expense to the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the
Trust Fund, to the effect that the taking of any action in respect of any REO
Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the
Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

          "Institutional Accredited Investor" or "IAI": An "accredited investor"
as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

          "Insured Environmental Event": As defined in Section 3.07(d).

          "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such
Distribution Date occurs. .

          "Interest Reserve Account": The segregated account (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2004-KEY2,
Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2".

          "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year subsequent to
2004 and in January of each year subsequent to 2004 that is not a leap year, an amount equal to one day's interest at the related Net Mortgage Rate on the related Stated Principal Balance (or, in the case of the Deerbrook Apartments
Mortgage Loan or any successor REO Loan with respect thereto, on the Loan REMIC
Principal Balance

                                      -41-

of Loan REMIC Regular Interest DA-1) as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date (or, in the case of a P&I Advance, the related Distribution Date).

          "Interest Reserve Loan": Each Trust Mortgage Loan that is an
Actual/360 Mortgage Loan and each Trust REO Loan that relates to an Actual/360
Mortgage Loan.

          "Interested Person": The Depositor, the Mortgage Loan Seller, the
Master Servicer, the Special Servicer, any Independent Contractor hired by the
Special Servicer, any B-Noteholder, any Holder of a Certificate or any Affiliate
of any such Person.

          "Internet Website": Either the Internet website maintained by the
Trustee (located at "www.etrustee.net" or such other address as provided to the parties hereto from time to time) or the Internet website maintained by the
Master Servicer, as the case may be.

          "Investment Account": As defined in Section 3.06(a).

          "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "Investment Period": With respect to any Distribution Date and (i)
each of the Collection Account, any Servicing Account, any Reserve Account, any
REO Account and any A/B Loan Custodial Account, the related Collection Period and (ii) each of the Distribution Account, the Interest Reserve Account, the
Additional Interest Account and the Gain-on-Sale Reserve Account, the related
Trustee Investment Period.

          "Jefferson Commons Mortgage Loan": The Mortgage Loan identified as loan number 12 on the Mortgage Loan Schedule and as being secured by a Mortgage on Jefferson Commons.

          "JPMorgan": JPMorgan Chase Bank, a New York banking corporation, or its successor in interest.

          "JPMorgan Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of September 17, 2004, between the Depositor and JPMorgan and relating to the transfer of the JPMorgan Mortgage Loans to the
Depositor.

          "JPMorgan Trust Mortgage Loans": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the JPMorgan Mortgage Loan
Purchase Agreement.

          "JPMSI": J.P. Morgan Securities Inc., a Delaware corporation or its successors in interest.

          "KeyBank": KeyBank National Association, a national banking association, or its successor in interest.

                                      -42-

          "KeyBank Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of September 17, 2004, between the Depositor and
KeyBank and relating to the transfer of the KeyBank Trust Mortgage Loans to the
Depositor.

          "KeyBank Trust Mortgage Loans": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the KeyBank Mortgage Loan
Purchase Agreement.

          "KRECM": KeyCorp Real Estate Capital Markets, Inc.

          "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a
Scheduled Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous
Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any
Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO
Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an
Assumed Periodic Payment in respect of the predecessor Mortgage Loan or of an
Assumed Periodic Payment in respect of such REO Loan due or deemed due on a Due
Date in a previous Collection Period and not previously recovered.

          "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan; (iii) such Mortgage
Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the
Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase
Agreement, or the JPMorgan Mortgage Loan Purchase Agreement, as applicable; (iv)
such Mortgage Loan is purchased by the Majority Subordinate Certificateholder
(or the Controlling Class Representative), the Special Servicer or any assignee thereof pursuant to Section 3.18 or by the Master Servicer, the Special Servicer
or the Majority Subordinate Certificateholder (or the Controlling Class
Representative) pursuant to Section 9.01; (v) in the case of an A-Note Trust
Mortgage Loan, such Mortgage Loan is purchased by the B-Noteholder pursuant to the related A/B Intercreditor Agreement; (vi) such Mortgage Loan is purchased by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or
(vii) such Mortgage Loan is removed from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO
Property remaining in the Trust Fund pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a
Final Recovery Determination is made with respect to such REO Property; (ii)
such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder (or the Controlling Class
Representative) pursuant to Section 9.01; or (iii) such REO Property is removed from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust
Fund pursuant to Section 9.01.

          "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds and REO Revenues) received by the Master Servicer or the Special
Servicer in connection with: (i) the taking of all or a part of a Mortgaged
Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and

                                      -43-

the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO
Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Trust Defaulted Mortgage Loan by the Majority Subordinate
Certificateholder (or the Controlling Class Representative), the Special
Servicer or any assignee thereof pursuant to Section 3.18; (v) the repurchase or substitution of a Mortgage Loan by a Mortgage Loan Seller, pursuant to the
Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase
Agreement or the JPMorgan Mortgage Loan Purchase Agreement, as applicable; (vi)
the purchase of a Mortgage Loan or REO Property by the Master Servicer, the
Special Servicer, or the Majority Subordinate Certificateholder (or the
Controlling Class Representative) pursuant to Section 9.01; (vii) the purchase of an A-Note Trust Mortgage Loan by the related B-Noteholder pursuant to the related A/B Intercreditor Agreement; (viii) the purchase of a Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or
(ix) the removal of a Mortgage Loan or REO Property from the Trust Fund by the
Sole Certificate Owner in connection with an exchange of all of the outstanding
Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund pursuant to Section
9.01.

          "Loan Group": Either Loan Group 1 or Loan Group 2.

          "Loan Group 1": Collectively, all of the Trust Mortgage Loans that are
Group 1 Mortgage Loans and any successor Trust REO Loans with respect thereto.

          "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Net Available Distribution
Amount attributable to Loan Group 1.

          "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Net Principal Distribution
Amount attributable to the Trust Mortgage Loans belonging to Loan Group 1, subject to reduction or increase in accordance with Section 1.02.

          "Loan Group 2": Collectively, all of the Trust Mortgage Loans that are
Group 2 Mortgage Loans and any successor Trust REO Loans with respect thereto.

          "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Net Available Distribution
Amount attributable to Loan Group 2.

          "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Net Principal Distribution
Amount attributable to the Trust Mortgage Loans belonging to Loan Group 2, subject to reduction or increase in accordance with Section 1.02.

          "Loan REMIC": The segregated pool of assets consisting of: (i) the
Deerbrook Apartments Mortgage Loan and all payments under the proceeds of such
Trust Mortgage Loan received after the Closing Date (exclusive of any related
Broker Strip or Excess Servicing Strip), together with all documents included in the related Mortgage File and any related Escrow Payments and Reserve Funds;
(ii) all amounts (exclusive of any related Broker Strip or Excess Servicing
Strip) relating to the Deerbrook Apartments Mortgage Loan or any successor REO
Loan with respect thereto held from time to time in the Interest Reserve
Account, the Collection Account, the Distribution Account, the Gain-on-

                                      -44-

Sale Reserve Account and any REO Account; (iii) any REO Property acquired in respect of the Deerbrook Apartments Mortgage Loan; (iv) the rights of the
Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17, 19 and 20 of
the KeyBank Mortgage Loan Purchase Agreement with respect to the Deerbrook
Apartments Mortgage Loan; and (v) the rights of the mortgagee under all
Insurance Policies with respect to the Deerbrook Apartments Mortgage Loan.

          "Loan REMIC Principal Balance": The principal balance of a Loan REMIC
Regular Interest as of any date of determination. As of the Closing Date, the
Loan REMIC Principal Balance of Loan REMIC Regular Interest DA-1 shall equal
$3,661,822 and the Loan REMIC Principal Balance of Loan REMIC Regular interest
DA-2 shall equal $410,000. On each Distribution Date, the Loan REMIC Principal
Balance of each Loan REMIC Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution
Date pursuant to Section 4.01(j), and shall be further permanently reduced by all Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(c).

          "Loan REMIC Regular Interest": Either of the two separate non-
certificated beneficial ownership interests in the Loan REMIC issued hereunder and designated as "regular interests" in the Loan REMIC, as described in the
Preliminary Statement hereto.

          "Loan REMIC Remittance Rate": With respect to Loan REMIC Regular
Interest DA-1, for any Distribution Date, the Net Mortgage Pass-Through Rate
with respect to the Deerbrook Apartments Mortgage Loan or any successor REO Loan for such Distribution Date; and with respect to Loan REMIC Regular Interest
DA-2, for any Distribution Date, 6.2980% per annum.

          "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan (plus, in the case of a B-Note Loan, the current principal amount of the related A-Note Trust
Mortgage Loan), as adjusted in accordance with the considerations specified in
Section 3.08(a)(i), and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates (or, if the Controlling Class consists of Book-Entry Certificates, Certificate Owner) (other than any Holder
(or Certificate Owner, as the case may be) which is an Affiliate of the
Depositor or a Mortgage Loan Seller) entitled to greater than 50% of the Voting
Rights allocated to the Controlling Class; provided, however, that if there is no single Holder of Certificates (or Certificate Owner) entitled to greater than
50% of the Voting Rights allocated to such Class, then the Majority Subordinate
Certificateholder shall be the single Holder of Certificates (or Certificate
Owner) with the largest percentage of Voting Rights allocated to such Class.
With respect to determining the Majority Subordinate Certificateholder, the
Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
A-4 Certificates and Class A-1A Certificates shall be deemed to be a single
Class of Certificates, with such Voting Rights allocated among the Holders of
Certificates (or Certificate Owners) of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

          "Master Servicer": KeyCorp Real Estate Capital Markets, Inc., its
successor in interest, or any successor master servicer appointed as herein provided.

                                      -45-

          "Master Servicing Fee": With respect to each Mortgage Loan and each
REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate": With respect to each Trust Mortgage Loan, the per annum rate set forth under the column "Master Servicing Fee Rate" on the
Mortgage Loan Schedule, and with respect to each B-Note Loan, or any successor
REO Loan, the per annum rate at which any related Master Servicing Fee is permitted to be calculated under the related A/B Intercreditor Agreement.

          "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of September 17, 2004, between the Depositor and
MLMLI and relating to the transfer of the Merrill Trust Mortgage Loans to the
Depositor.

          "Merrill Trust Mortgage Loans": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan
Purchase Agreement.

          "MLMLI": Merrill Lynch Mortgage Lending, Inc. or its successor in interest.

          "MLPF&S": Merrill Lynch Pierce Fenner & Smith Incorporated, a Delaware
corporation or its successors in interest.

          "Monthly Additional Report on Recoveries and Reimbursements": With
respect to each Collection Period for which the information described in this definition is available, a report prepared by the Master Servicer, in a format reasonably acceptable to the Special Servicer and the Trustee, that identifies the following with respect to such Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

          (a) the amount of any Advance (and accrued and unpaid interest thereon) that became a Workout-Delayed Reimbursement Amount during such
     Collection Period;

          (b) (i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or
     the Fiscal Agent during such Collection Period, (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from principal collections on the related
     Trust Mortgage Loan received during the Collection Period, (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from principal collections on the remainder of the Trust Mortgage Loans received during such Collection
     Period and (iv) the amount of any related Unliquidated Advances;

          (c) the amount of any Unliquidated Advances recovered from the related
     Mortgagor or otherwise from the proceeds of the related Trust Mortgage Loan or Trust REO Property on behalf of the Trust during the current Collection
     Period;

          (d) (i) the amount of any Unliquidated Advance that (if it was still outstanding) would have become a Nonrecoverable Advance in the current
     Collection Period, and (ii) the amount of any Workout-Delayed Reimbursement
     Amount that arose in a prior Collection Period, was not reimbursed to the
     Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent

                                      -46-

     in the current or a prior Collection Period (and therefore had not become an Unliquidated Advance) but which has became a Nonrecoverable Advance in the current Collection Period;

          (e) the amount of any Advance (and accrued and unpaid interest thereon), other than an amount described in clause (d) above, that became a
     Nonrecoverable Advance during such Collection Period;

          (f) (i) the amount of any Nonrecoverable Advance (and accrued and unpaid interest thereon) that was reimbursed to the Master Servicer, the
     Special Servicer, the Trustee or the Fiscal Agent during the current
     Collection Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued and unpaid interest thereon) was made from principal collections on the Mortgage Pool received during such
     Collection Period;

          (g) the amount of any Advance reimbursed to the Master Servicer, the
     Special Servicer, the Trustee or the Fiscal Agent as a Nonrecoverable
     Advance in a prior Collection Period but recovered from the related
     Mortgagor or otherwise from the proceeds of the related Trust Mortgage Loan or Trust REO Loan on behalf of the Trust during the current Collection
     Period (notwithstanding that it was previously determined to constitute a
     Nonrecoverable Advance); and

          (h) a reconciliation of interest accrued on any Workout-Delayed
     Reimbursement Amount or any Nonrecoverable Advance, any Default Charges
     collected during the related Collection Period and the amount of Default
     Charges that were applied to pay such interest.

          "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence,
"Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the
Depositor, notice of which designation shall be given to the Trustee, the Master
Servicer and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

          "Mortgage File": With respect to any Trust Mortgage Loan and, in the case of each A-Note Trust Mortgage Loan, also with respect to the related B-Note
Loan, collectively the following documents (which, in the case of an A/B Loan
Pair, except for the Mortgage Notes referred to in clause (i) of this definition and any modifications thereof referred to in clause (vi) of this definition, relate to the entire A/B Loan Pair):

          (i) (A) the original executed Mortgage Note for such Trust Mortgage
     Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of
     LaSalle Bank National Association, as trustee for the registered holders of
     Merrill Lynch Mortgage Trust 2004-KEY2,

                                      -47-

     Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2, or in
     blank, and (B) in the case of an A/B Loan Pair, a copy of the executed
     Mortgage Note for the related B-Note Loan;

          (ii) an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iv) an original executed assignment, in recordable form (except for any missing recording information and, if the assignment is delivered in blank, completion of the assignee's name) or a certified copy of that assignment as sent for recording), of (A) the Mortgage, (B) any related
     Assignment of Leases (if such item is a document separate from the
     Mortgage) and (C) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of LaSalle Bank National
     Association, as trustee for the registered holders of Merrill Lynch
     Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through Certificates,
     Series 2004-KEY2 (or, in the case of an A/B Loan Pair, in favor of LaSalle
     Bank National Association, as trustee for the registered holders of Merrill
     Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through
     Certificates, Series 2004-KEY2, and in its capacity as lead lender on behalf of the holder of the related B-Note Loan), or in blank;

          (v) an original assignment of all unrecorded documents relating to the subject Trust Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust
     2004-KEY2, Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2
     (or, in the case of an A/B Loan Pair, in favor of LaSalle Bank National
     Association, as trustee for the registered holders of Merrill Lynch
     Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through Certificates,
     Series 2004-KEY2, and in its capacity as lead lender on behalf of the holder of the related B-Note Loan), or in blank;

          (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Trust Mortgage Loan has been assumed;

          (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

                                      -48-

          (viii) any filed copies or other evidence of filing of any prior UCC
     Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the
     Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, a UCC Financing Statement assignment, in form suitable for filing in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust
     2004-KEY2, Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2,
     as assignee (or, in the case of an A/B Loan Pair, in favor of LaSalle Bank
     National Association, as trustee for the registered holders of Merrill
     Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through
     Certificates, Series 2004-KEY2, and in its capacity as lead lender on behalf of the holder of the related B-Note), or in blank;

          (ix) an original or copy of any Ground Lease, guaranty or ground lessor estoppel;

          (x) any intercreditor agreement relating to permitted debt of the
     Mortgagor (including, in the case of an A-Note Trust Mortgage Loan, any related A/B Intercreditor Agreement) and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

          (xi) an original or a copy of any loan agreement, escrow or reserve agreement, any security agreement, any management agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit (which letter of credit shall not be delivered in original form to the Trustee but rather to the Master
     Servicer), in each case relating to such Mortgage Loan; and

          (xii) with respect to a Mortgage Loan secured by a hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

          "Mortgage Loan": Any Trust Mortgage Loan or any B-Note Loan. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust and/or a B-Noteholder, as applicable.

          "Mortgage Loan Purchase Agreement": Any of the JPMorgan Mortgage Loan
Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the Merrill
Mortgage Loan Purchase Agreement.

          "Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, respectively, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Trust Mortgage Loan:

                                      -49-

          (i)      the loan identification number (as specified in Annex A-1 to the Prospectus);

          (ii)     the street address (including city, county, state and zip
                   code) and name of the related Mortgaged Property;

          (iii)    the Cut-off Date Balance;

          (iv)     the amount of the Periodic Payment due on the first Due Date following the Closing Date;

          (v)      the Net Mortgage Rate as of the Cut-off Date and the original
                   Mortgage Rate;

          (vi)     the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) Stated Maturity Date;

          (vii)    the original and remaining amortization term;

          (viii)   whether the Trust Mortgage Loan is secured by a Ground Lease;

          (ix)     the Master Servicing Fee Rate;

          (x)      whether such Trust Mortgage Loan is an ARD Loan and if so the
                   Anticipated Repayment Date and Additional Interest Rate for
                   such ARD Loan;

          (xi)     the related Mortgage Loan Seller and, if different, the
                   related originator;

          (xii)    whether such Trust Mortgage Loan is insured by an
                   environmental policy;

          (xiii)   whether such Trust Mortgage Loan is cross-defaulted or
                   cross-collateralized with any other Trust Mortgage Loan;

          (xiv)    whether such Trust Mortgage Loan is a Defeasance Loan;

          (xv)     whether the Trust Mortgage Loan is secured by a letter of
                   credit;

          (xvi)    whether payments on such Trust Mortgage Loan are made to a lock-box;

          (xvii)   the amount of any Reserve Funds escrowed in respect of each
                   Trust Mortgage Loan;

          (xviii)  the number of days of any grace period permitted in respect of any Periodic Payment due under such Trust Mortgage Loan;

          (xix)    the property type of the related Mortgaged Property as
                   reported in the rent roll;

          (xx)     the original principal balance of such Trust Mortgage Loan;

          (xxi)    the interest accrual basis of such Trust Mortgage Loan;

          (xxii)   the primary servicing fee rate, if any, for such Trust
                   Mortgage Loan; and

                                      -50-

          (xxiii)  the applicable Loan Group to which the Trust Mortgage Loan belongs.

          "Mortgage Loan Seller": MLMLI, KeyBank or JPMorgan.

          "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool": Collectively, all of the Trust Mortgage Loans and any
successor Trust REO Loans. The B-Note Loans shall not constitute part of the
Mortgage Pool.

          "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any
Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its
Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

          "Mortgaged Property": The property subject to the lien of a Mortgage.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, but excluding guarantors that do not own the related
Mortgaged Property.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Trust Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the
Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Trust Mortgage Loans.

          "Net Available Distribution Amount": With respect to any Distribution
Date, the Available Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class DA Available Distribution Amount for such
Distribution Date.

          "Net Investment Earnings": With respect to each of the Collection
Account, the Interest Reserve Account, any Servicing Account, any Reserve
Account, any REO Account, the Distribution Account, any A/B Loan Custodial
Account, the Additional Interest Account and the Gain-on-Sale Reserve Account,
for any Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds).

                                      -51-

          "Net Investment Loss": With respect to each of the Collection Account, any Servicing Account, any Reserve Account, any REO Account, the Distribution
Account, any A/B Loan Custodial Account, the Interest Reserve Account, the
Additional Interest Account, and the Gain-on-Sale Reserve Account, for any
Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such account in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds.

          "Net Mortgage Pass-Through Rate":

          (A) With respect to any Trust Mortgage Loan (or any successor Trust
     REO Loan with respect thereto) that accrues (or is deemed to accrue)
     interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for such Trust Mortgage Loan as of the Closing
     Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date);

          (B) With respect to any Trust Mortgage Loan (or any successor Trust
     REO Loan with respect thereto) that accrues interest on an Actual/360 Basis
     (other than the Deerbrook Apartments Mortgage Loan), for any Distribution
     Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

               (1)  the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                    equal to the product of (a) the number of days in the
                    Interest Accrual Period for such Distribution Date,
                    multiplied by (b) the Stated Principal Balance of such Trust
                    Mortgage Loan (or such Trust REO Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Rate for such Trust Mortgage Loan as of the Closing Date (without regard to any modification,
                    waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date); and

               (2)  the denominator of which fraction is the Stated Principal
                    Balance of such Trust Mortgage Loan (or such Trust REO Loan)
                    immediately preceding that Distribution Date; and

          (C) With respect to the Deerbrook Apartments Mortgage Loan (or any successor REO Loan with respect thereto), for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

               (1)  the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                    equal to the product of (a) the number of days in the
                    Interest Accrual Period for such Distribution Date,
                    multiplied by (b) the Loan REMIC Principal Balance of Loan
                    REMIC Regular Interest DA-1 immediately preceding such
                    Distribution Date, multiplied by (c) 1/360, multiplied by
                    (d) the Net Mortgage Rate for such Trust Mortgage Loan as of the Closing Date (without regard to any

                                      -52-

                    modification, waiver or amendment of the terms of such Trust
                    Mortgage Loan subsequent to the Closing Date); and

               (2)  the denominator of which fraction is the Loan REMIC
                    Principal Balance of Loan REMIC Regular Interest DA-1
                    immediately preceding that Distribution Date.

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
2004, then the amount of interest referred to in the fractional numerator described in each of clause (B)(1) and clause (C)(1) above will be decreased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage
Loan (or Trust REO Loan) transferred from the Distribution Account to the
Interest Reserve Account in such calendar month. Furthermore, if the subject
Distribution Date occurs during March of any year subsequent to 2004, then the amount of interest referred to in the fractional numerator described in each of clause (B)(1) and clause (C)(1) above will be increased to reflect any Interest
Reserve Amounts with respect to the subject Trust Mortgage Loan (or Trust REO
Loan) transferred from the Interest Reserve Account to the Distribution Account
for distribution on such Distribution Date.

          "Net Mortgage Rate": With respect to any Trust Mortgage Loan or any
Trust REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable
Master Servicing Fee Rate; and with respect to any B-Note Loan or any successor
REO Loan with respect thereto, the related Mortgage Rate minus the applicable
Master Servicing Fee Rate.

          "Net Operating Income or NOI": With respect to any Mortgaged Property, for any twelve-month period, the total operating revenues derived from such
Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

          "Net Principal Distribution Amount": With respect to any Distribution
Date, the Principal Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class DA Principal Distribution Amount for such
Distribution Date.

          "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of REMIC I (or, in the case of any REO
Property related to the Deerbrook Apartments Mortgage Loan, on behalf of the
Loan REMIC), including any lease renewed, modified or extended on behalf of the
Trustee for the benefit of the Certificateholders and, in the case of an A/B
Loan Pair, the related B-Noteholder.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any Workout-Delayed Reimbursement Amount that subsequently becomes a
Nonrecoverable P&I Advance) or Nonrecoverable Servicing Advance (including any
Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable
Servicing Advance).

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made, including any previously made P&I Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of any Trust Mortgage Loan or
Trust REO Loan by the Master Servicer, the Trustee

                                      -53-

or the Fiscal Agent, as the case may be, that, as determined by the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from Late Collections, Insurance Proceeds or
Liquidation Proceeds, or any other recovery on or with respect to such Trust
Mortgage Loan or Trust REO Loan (or, in the case of an A-Note Trust Mortgage
Loan, on or with respect to the related A/B Loan Pair); provided, however, the
Special Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer, the Trustee and the Fiscal Agent) in
accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the Master Servicer, the Trustee or the Fiscal Agent is a
Nonrecoverable P&I Advance and shall deliver notice of such determination to the
Master Servicer, the Trustee and the Fiscal Agent. In making a recoverability determination, the applicable Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage
Loan as it may have been modified, to consider (among other things) the related
Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such Person's assumptions (consistent with the
Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider
(among other things) future expenses and to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the
Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the Master Servicer's, the Special Servicer's, the
Trustee's or the Fiscal Agent's determination as to the recoverability of any
P&I Advance shall be conclusive and binding on the Certificateholders. The
Trustee and the Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the Master Servicer and the Master
Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with such determination.

          "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made, including any previously made Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of a
Mortgage Loan or REO Loan by the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, that, as determined by the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, in accordance with the Servicing Standard, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds, or
any other recovery on or in respect of such Mortgage Loan or the related REO
Property; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer, the Trustee and the Fiscal Agent) in accordance with the Servicing Standard, that any Servicing
Advance previously made or proposed to be made, or any Workout-Delayed
Reimbursement Amount previously made, by the Master Servicer, the Trustee or the
Fiscal Agent is a Nonrecoverable Servicing Advance and shall deliver notice of such determination to the Master Servicer, the Trustee and the Fiscal Agent. In
making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider
(among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions
(consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider
(consistent with the Servicing Standard)

                                      -54-

(among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the
Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's
determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders. The Trustee and the Fiscal
Agent shall be entitled to conclusively rely on any recoverability determination made by the Master Servicer and the Master Servicer, the Trustee and the Fiscal
Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with such determination.

          "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class XC, Class XP, Class A-1A, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class DA, Class
Z, Class R-LR, Class R-I or Class R-II Certificate.

          "Non-United States Tax Person": Any Person other than a United States
Tax Person.

          "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee.

          "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special
Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of the Loan REMIC, REMIC I or REMIC II as a REMIC; (b) the
qualification of any of Grantor Trust Z, Grantor Trust E or Grantor Trust B as a
grantor trust; (c) compliance with REMIC Provisions; or (d) the resignation of the Master Servicer or Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the
Special Servicer or the Depositor, as applicable.

          "Option Holder": As defined in Section 3.18(c).

          "Option Price": As defined in Section 3.18(c).

          "Original Class Principal Balance": With respect to any Class of
Regular Certificates (other than the Class X Certificates), the initial Class
Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

          "Original Class XC Notional Amount": $1,114,730,373.

          "Original Class XP Notional Amount": $1,081,992,000.

          "Original Notional Amount": The Original Class XC Notional Amount or
the Original Class XP Notional Amount, as applicable.

          "OTS": The Office of Thrift Supervision or any successor thereto.

                                      -55-

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Pass-Through Entity": Any regulated investment company, real estate investment trust, trust, partnership, or other entities described in Section
860E(e)(6) of the Code.

          "Pass-Through Rate": With respect to:

          (i)      the Class A-1 Certificates for any Distribution Date, 3.4640%
                   per annum;

          (ii)     the Class A-2 Certificates for any Distribution Date, 4.1660%
                   per annum;

          (iii)    the Class A-3 Certificates for any Distribution Date, 4.6150%
                   per annum;

          (iv)     the Class A-4 Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 4.8640% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (v)      the Class A-1A Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 4.5770% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (vi)     the Class B Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 4.9470% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (vii)    the Class C Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 4.9870% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (viii)   the Class D Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 5.0460% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (ix)     the Class E Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 5.1550% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (x)      the Class F Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 5.3030% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (xi)     the Class G Certificates for any Distribution Date, a per
                   annum rate equal to the Weighted Average Net Mortgage
                   Pass-Through Rate for such Distribution Date less 0.3860%;

          (xii)    the Class H Certificates for any Distribution Date, a per
                   annum rate equal to the Weighted Average Net Mortgage
                   Pass-Through Rate for such Distribution Date;

                                      -56-

          (xiii)   the Class J Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 5.0910% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (xiv)    the Class K Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 5.0910% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (xv)     the Class L Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 5.0910% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (xvi)    the Class M Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 5.0910% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (xvii)   the Class N Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 5.0910% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (xviii)  the Class P Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 5.0910% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (xix)    the Class Q Certificates for any Distribution Date, a per
                   annum rate equal to the lesser of (a) 5.0910% and (b) the
                   Weighted Average Net Mortgage Pass-Through Rate for such
                   Distribution Date;

          (xx)     the Class DA Certificates for any Distribution Date, 6.2980%
                   per annum;

          (xxi)    the Class XC Certificates, for any Distribution Date, a rate equal to the weighted average of the Class XC Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such
                   Components outstanding immediately prior to such Distribution
                   Date); and

          (xxii)   the Class XP Certificates for any Distribution Date, a rate equal to the weighted average of the Class XP Strip Rates for the respective Class XP Components for such Distribution Date
                   (weighted on the basis of the respective Component Notional
                   Amounts of such Components outstanding immediately prior to such Distribution Date).

          "P&I Advance": As to any Trust Mortgage Loan or Trust REO Loan, any
advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to
Section 4.03.

          "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

          "Penalty Interest": With respect to any Mortgage Loan (or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest,

                                      -57-

Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on such Mortgage Loan
(or such successor REO Loan) accrued at the related Mortgage Rate.

          "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or
Certificate Notional Amount, as the case may be, of such Certificate as of the
Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate or Class Z
Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performance Certification": As defined in Section 8.16(b).

          "Performing Party": As defined in Section 8.16(b).

          "Periodic Payment": With respect to any Mortgage Loan as of any Due
Date, the scheduled payment of principal and/or interest on such Mortgage Loan
(exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

          "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee or one of its
Affiliates if otherwise qualifying hereunder):

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii) repurchase agreements or obligations with respect to any security described in clause (i) above (having original maturities of not more than
     365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of Fitch and Moody's or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the
     Rating Agencies. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.
     Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                                      -58-

          (iii) federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of Fitch and Moody's or such lower rating as will not result in an
     Adverse Rating Event, as evidenced in writing by the Rating Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which is rated in the highest rating category of each of Fitch and Moody's or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v) money market funds which are rated in the highest applicable rating category of each of Fitch and Moody's (or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the
     Rating Agencies). In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

          (vi) any other obligation or security acceptable to each Rating
     Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the
     Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

          "Permitted Transferee": Any Transferee that is not (i) a Disqualified
Organization, (ii) any Person as to whom the transfer of any Residual
Certificate may cause any of the Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a
Disqualified Partnership or (v) a foreign permanent establishment or fixed base
(within the meaning of any applicable income tax treaty between the United
States and any foreign jurisdiction) of a United States Tax Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan": As defined in Section 5.02(c).

                                      -59-

          "Plurality Residual Certificateholder": As to any taxable year of the
Loan REMIC, REMIC I or REMIC II, the Holder of Certificates holding the largest
Percentage Interest of the related Class of Residual Certificates.

          "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled "Key Corp
Real Estate Capital Markets, Inc., as Special Servicer, for LaSalle Bank
National Association, as Trustee in trust for the registered holders of Merrill
Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through Certificates,
Series 2004-KEY2."

          "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, (i) each Trust ARD Loan is repaid on its Anticipated Repayment Date, (ii) no Trust Mortgage Loan will otherwise be paid prior to maturity and (iii) there will be no extension of maturity for any
Trust Mortgage Loan.

          "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any
Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, any
Additional Interest and Penalty Interest) accrued on the amount of such
Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield
Maintenance Charge actually collected).

          "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage
Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor
(without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x)
the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee
Rate), on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage
Loan and ending on the day immediately preceding such Due Date, inclusive (net of any Penalty Interest and Additional Interest, if applicable).

          "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

          "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time.
If The Wall Street Journal ceases to publish the "prime rate", then the Master
Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the
Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

                                      -60-

          "Principal Balance Certificate": Any Sequential Pay Certificate or
Class DA Certificate.

          "Principal Distribution Amount": With respect to any Distribution
Date, the aggregate of the following (without duplication):

          (a) the aggregate of the principal portions of all Periodic Payments
     (other than Balloon Payments) and any Assumed Periodic Payments due or
     deemed due in respect of the Trust Mortgage Loans for their respective Due
     Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced with respect to such Distribution
     Date;

          (b) the aggregate of all Principal Prepayments received on the Trust
     Mortgage Loans during the related Collection Period;

          (c) with respect to any Trust Mortgage Loan as to which the related
     Stated Maturity Date occurred during or prior to the related Collection
     Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection
     Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment
     (other than a Balloon Payment) due, or the principal portion of any Assumed
     Periodic Payment deemed due, in respect of such Trust Mortgage Loan on a
     Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

          (d) the aggregate of the principal portion of all Liquidation
     Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on the Trust Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the Trust Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal
     Distribution Amount for such Distribution Date or any prior Distribution
     Date pursuant to clause (a) above;

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related Trust REO Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO
     Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date;

          (f) with respect to any REO Properties, the aggregate of all
     Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special
     Servicer as recoveries of principal of the related Trust REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment)
     due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust REO Loan or the predecessor Trust

                                      -61-

     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and included as part of the Principal Distribution Amount for such
     Distribution Date or any prior Distribution Date pursuant to clause (a) or
     (e) above; and

          (g) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Net Principal Distribution
     Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01;

provided that if any Nonrecoverable Advance or Workout-Delayed Reimbursement
Amount is reimbursed, or interest on any Nonrecoverable Advance is paid from collections on the Mortgage Pool received during the related Collection Period that are allocable as principal, as provided in Section 1.02(a), then the
Principal Distribution Amount for the subject Distribution Date shall be reduced
(to not less than zero) as and to the extent provided in Section 1.02(b); and
provided, further, that if any Recovered Amounts are received during the related
Collection Period, then the Principal Distribution Amount for the subject
Distribution Date shall be increased as and to the extent provided in Section
1.02(c).

          Any allocation of the Principal Distribution Amount between Loan Group
1 and Loan Group 2 for purposes of calculating the Loan Group 1 Principal
Distribution Amount and the Loan Group 2 Distribution Amount shall take into account Section 1.02.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and
provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Principal Recovery Fee": With respect to each Specially Serviced
Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

          "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.0%.

          "Privileged Person": Any Certificateholder, any Certificate Owner, any
prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, any B-Noteholder, any Underwriter or any party hereto;
provided that no Certificate Owner or prospective transferee of a Certificate or an interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 or Section 4.02 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit I-1 or Exhibit I-2 (or such other form as may be reasonably acceptable to the Trustee or the Master
Servicer, as applicable), as applicable.

          "Proposed Plan": As defined in Section 3.17(a)(iii).

          "Prospectus": The prospectus dated September 17, 2004, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

                                      -62-

          "Prospectus Supplement": The final prospectus supplement dated
September 17, 2004 of the Depositor relating to the registration of the
Registered Certificates under the Securities Act.

          "Purchase Option": As defined in Section 3.18(c).

          "Purchase Option Notice": As defined in Section 3.18(e).

          "Purchase Price": With respect to any Trust Mortgage Loan (or Trust
REO Loan), a cash price equal to the outstanding principal balance of such Trust
Mortgage Loan (or Trust REO Loan) as of the date of purchase, together with (a)
all accrued and unpaid interest on such Trust Mortgage Loan (or Trust REO Loan)
at the related Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection Period of purchase, (b) any accrued interest on P&I Advances (other than Unliquidated Advances in respect of prior
P&I Advances) made with respect to such Trust Mortgage Loan (or Trust REO Loan),
(c) all related and unreimbursed (from collections on such Trust Mortgage Loan and, if such Trust Mortgage Loan is an A-Note Trust Mortgage Loan, any related
B-Note Loan (or Trust REO Loan and, if such Trust REO Loan is a successor to an
A-Note Trust Mortgage Loan, any related REO Loan that is a successor to the related B-Note Loan)) Servicing Advances (together with Unliquidated Advances)
plus any accrued and unpaid interest thereon (other than on Unliquidated
Advances), (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special
Servicer or the Trust Fund in connection with any such purchase by a Mortgage
Loan Seller (to the extent not included in clause (c) above) and Principal
Recovery Fees payable with respect to such Trust Mortgage Loan (or Trust REO
Loan), and (e) any other Additional Trust Fund Expenses in respect of such Trust
Mortgage Loan (or Trust REO Loan) (including any Additional Trust Fund Expenses
(which includes Special Servicing Fees and Workout Fees) previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or from
Insurance Proceeds or Liquidation Proceeds); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A-" by
Fitch and "A3" by Moody's (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) (or, with respect to the required Fitch rating, if not rated by Fitch, then at least "A-" (or equivalent)
by two other nationally recognized statistical rating organizations (which may include Moody's)) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section
3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding
Certificate (or, with respect to the required Fitch rating, if not rated by
Fitch, then at least "A-" (or equivalent) by two other nationally recognized statistical rating organizations (which may include Moody's)), but in no event lower than "A-" by Fitch and "A3" by Moody's, or, in the case of clauses (i) and
(ii), such other rating as each Rating Agency shall have confirmed in writing will not result in an Adverse Rating Event.

          "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of

                                      -63-

principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii)
have a Mortgage Rate not less than the Mortgage Rate of the deleted Trust
Mortgage Loan; (iii) have the same Due Date as and a grace period no longer than the deleted Trust Mortgage Loan; (iv) accrue interest on the same basis as the deleted Trust Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated
maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Trust Mortgage Loan; (vi) have a then current Loan-to-Value Ratio not higher than that of the deleted Trust Mortgage
Loan and a current Loan-to-Value Ratio not higher than the then current
Loan-to-Value Ratio of the deleted Trust Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the Merrill Mortgage Loan Purchase Agreement, KeyBank Mortgage Loan Purchase
Agreement or the JPMorgan Mortgage Loan Purchase Agreement, as applicable;
(viii) have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a current Debt
Service Coverage Ratio of not less than the greater of the original Debt Service
Coverage Ratio of the deleted Trust Mortgage Loan and the current Debt Service
Coverage Ratio of the deleted Trust Mortgage Loan; (x) be determined by an
Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a
"qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the
Code; (xi) not have a maturity date after the date two years prior to the Rated
Final Distribution Date; (xii) not be substituted for a deleted Trust Mortgage
Loan unless the Trustee has received prior confirmation in writing by each
Rating Agency that such substitution will not result in an Adverse Rating Event
(the cost, if any, of obtaining such confirmation to be paid by the applicable
Mortgage Loan Seller); (xiii) have a date of origination that is not more than
12 months prior to the date of substitution; (xiv) have been approved by the
Controlling Class Representative (or, if there is no Controlling Class
Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Trust Mortgage Loan if it would result in the termination of the
REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense); (xvi) have comparable prepayment restrictions; and (xvii) become a part of the same Loan Group as the deleted Trust Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Trust
Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii)
above (provided that the lowest Net Mortgage Rate shall not be lower than the highest fixed Pass-Through Rate of any Class of Sequential Pay Certificates
outstanding) and the remaining term to stated maturity referred to in clause (v)
above shall be determined on a weighted average basis. When a Qualified
Substitute Mortgage Loan is substituted for a deleted Trust Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the proposed Qualified
Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. A Qualified Substitute
Mortgage Loan may not be substituted for the Deerbrook Apartments Mortgage Loan.

          "Rated Final Distribution Date": The Distribution Date in August 2039.

          "Rating Agency": Each of Fitch and Moody's.

                                      -64-

          "Realized Loss": With respect to: (1) each Specially Serviced Mortgage
Loan or Corrected Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final
Recovery Determination has been made as to the related REO Property, an amount
(not less than zero) equal to (a) the unpaid principal balance of such Mortgage
Loan or REO Loan, as the case may be, as of the commencement of the Collection
Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made
(exclusive of any portion thereof that constitutes Penalty Interest, Additional
Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c) any related unpaid servicing expenses, any related Servicing Advances (together with interest accrued thereon and Unliquidated Advances in respect of prior related
Servicing Advances) that, as of the commencement of the Collection Period in which the Final Recovery Determination was made, had not been reimbursed from the subject Mortgage Loan or REO Property, as the case may be, and any related due and unpaid servicing compensation (including Principal Recovery Fees) and any other related unpaid Additional Trust Fund Expenses, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of and allocable to such
Mortgage Loan or such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made net of any portion of
Liquidation Proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than
Additional Interest and Penalty Interest) payable thereunder or any Unliquidated
Advance was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20, the amount of such principal and/or interest or Unliquidated Advance so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the
Due Date for each affected Periodic Payment); (4) each Mortgage Loan as to which there were any Nonrecoverable Advances , the amount of any such Nonrecoverable
Advance reimbursed (and/or interest thereon paid) from amounts that would have otherwise been distributable as principal on the Certificates; and (5) each
Trust Mortgage Loan purchased from the Trust Fund at a price less than the
Purchase Price thereof, the amount of the deficiency.

          "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

          "Recording/Filing Agent": As defined in Section 2.01(d).

          "Recovered Amount": As defined in Section 1.02(c).

          "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-4, Class B, Class C, Class D or Class E Certificate.

                                      -65-

          "Regular Certificate": Any REMIC II Certificate other than a Class
R-II Certificate.

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

          "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

          "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) the
Loan REMIC Regular Interests; (ii) all of the Trust Mortgage Loans as from time to time are subject to this Agreement (other than the Deerbrook Apartments
Mortgage Loan) and all payments under and proceeds of such Trust Mortgage Loans received after the Closing Date (excluding the Excess Servicing Strip, the
Broker Strip and all Additional Interest on such Trust Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow
Payments and Reserve Funds; (iii) except to the extent that they constitute part of the Loan REMIC, all amounts (inclusive of the Closing Date Deposit but exclusive of the Excess Servicing Strip, the Broker Strip and all Additional
Interest) held from time to time in the Collection Account, the Interest Reserve
Account, any Pool REO Account, the Gain-on-Sale Reserve Account, the A/B Loan
Custodial Accounts and the Distribution Account; (iv) any REO Property acquired in respect of a Trust Mortgage Loan (other than the Deerbrook Apartments
Mortgage Loan); (v) the rights of the Depositor under Sections 2, 3, 8, 9, 10,
11, 12, 13, 14, 16, 17, 19 and 20 of each of the Merrill Mortgage Loan Purchase
Agreement, the KeyBank Mortgage Loan Purchase Agreement and the JPMorgan
Mortgage Loan Purchase Agreement with respect to the Trust Mortgage Loans (other than the Deerbrook Apartments Mortgage Loan); and (vi) the rights of the mortgagee under all Insurance Policies with respect to the Trust Mortgage Loans
(other than the Deerbrook Apartments Mortgage Loan); provided that REMIC I shall not include the B-Note Loans or any successor REO Loans with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums,
Yield Maintenance Charges or other amounts collected on the B-Note Loans or any successor REO Loans with respect thereto.

          "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the initial REMIC I Principal Balance of each REMIC I Regular Interest shall be the amount set forth as such in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(h), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust
Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). The REMIC I Principal Balance of a REMIC I Regular
Interest shall be increased, pursuant to the third paragraph of Section 4.04(a), in connection with increases in the Class Principal Balance of the Corresponding
Certificates as contemplated by the second paragraph of Section 4.04(a).

                                      -66-

          "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
"regular interest" in REMIC I, as described in the Preliminary Statement hereto.

          "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the
Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.09, with respect to which a separate REMIC election is to be made.

          "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class DA, Class
XC, Class XP or Class R-II Certificate.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": The Pool REO Account or any A/B REO Account, as
applicable.

          "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

          "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18.

          "REO Extension": As defined in Section 3.16(a).

          "REO Loan": The Mortgage Loan (or, if an A/B Loan Pair is involved, one of the two Mortgage Loans comprising the subject A/B Loan Pair) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO
Loan shall be deemed to be outstanding for so long as the related REO Property
(or an interest therein) remains part of REMIC I or the Loan REMIC and shall be deemed to provide for periodic payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund or, if applicable in the case of any REO Property that relates to an A/B Loan Pair, on behalf of the Trust and the related B-Noteholder). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All
Periodic Payments (other than a Balloon Payment), Assumed Periodic Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan

                                      -67-

(after provision for amounts to be applied to the payment of, or to be reimbursed to, the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of or payment to the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent for other related Servicing Advances as provided in this Agreement, interest on such Advances and other related Additional Trust Fund Expenses)
shall be treated: first, as a recovery of accrued and unpaid interest on such
REO Loan at the related Mortgage Rate to but not including the Due Date in the
Collection Period of receipt (exclusive of any portion thereof that constitutes
Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty
Interest and (ii) Additional Interest and other amounts, in that order;
provided, however, that if an A-Note Trust Mortgage Loan and the related B-Note
Loan become REO Loans, amounts received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related A/B Intercreditor Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, in respect of the predecessor
Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a). In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", shall be deemed outstanding until recovered.

          "REO Property": With respect to any Mortgage Loan (other than a
Mortgage Loan constituting part of an A/B Loan Pair), a Mortgaged Property acquired on behalf and in the name of the Trust Fund for the benefit of the
Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan; and with respect to an A/B
Loan Pair, the related A/B REO Property.

          "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax": As defined in Section 3.17(a)(i).

          "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Requesting Subordinate Certificateholder": The Holder of any of the
Class J, Class K, Class L, Class M, Class N, Class P or Class Q Certificates,
that delivers notice to the Trustee, the Master Servicer and the Special
Servicer indicating that such Holder is a "Requesting Subordinate
Certificateholder".

                                      -68-

          "Required Appraisal": With respect to each Required Appraisal Mortgage
Loan, an appraisal of the related Mortgaged Property from an Independent
Appraiser selected by the Special Servicer, prepared in accordance with 12 CFR
ss. 225.64 and conducted in accordance with the standards of the Appraisal
Institute.

          "Required Appraisal Date": With respect to any Trust Mortgage Loan that is not otherwise a Required Appraisal Mortgage Loan, the earliest date on which any of the items specified in clauses (i) through (vi) of the definition of Required Appraisal Mortgage Loan occurs.

          "Required Appraisal Mortgage Loan": Each Trust Mortgage Loan (or, in
the case of clause (ii) below, any successor Trust REO Loan with respect thereto) (i) that is sixty (60) days or more delinquent in respect of any
Periodic Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer in a manner that affects the amount or timing of any
Periodic Payment (other than a Balloon Payment) (except, or in addition to, bringing monthly Periodic Payments current and extending the Maturity Date for less than six months), (iv) 60 days following the receipt by the Special
Servicer of notice that a receiver has been appointed and continues in such capacity in respect of the related Mortgaged Property, (v) 60 days following the receipt by the Special Servicer of notice that the related Mortgagor has become the subject of a bankruptcy proceeding, or (vi) with respect to which any
Balloon Payment on such Trust Mortgage Loan has not been paid by its scheduled maturity date unless (A) the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Trust Mortgage Loan within
120 days after the due date of such Balloon Payment and (B) the related
Mortgagor continues, during that period, to make in respect of each Due Date without omission, periodic payments equivalent to the Periodic Payments previously due under the Trust Mortgage Loan prior to its Stated Maturity Date;
provided, however, that a Required Appraisal Mortgage Loan will cease to be a
Required Appraisal Mortgage Loan:

          (a) with respect to the circumstances described in clauses (i) and
     (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Trust Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special
     Servicer pursuant to Section 3.20); and

          (b) with respect to the circumstances described in clauses (iv), (v)
     and (vi) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the Trust Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

          "Required Appraisal Value": With respect to any Mortgaged Property or
REO Property related to a Required Appraisal Mortgage Loan, 90% of an amount equal to (A) subject to reduction by the Special Servicer in accordance with
Section 3.09(a), the Appraised Value of such Mortgaged Property or REO Property, as the case may be, as determined by a Required Appraisal or letter update or

                                      -69-

internal valuation, if applicable, reduced by (B) the amount of any obligations secured by liens on such Mortgaged Property that are prior to the lien of such
Required Appraisal Mortgage Loan and estimated Liquidation Expenses; provided, however, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction
Amount shall be amended no less often than annually to reflect the Required
Appraisal Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section
3.09(a).

          "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

          "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

          "Residual Certificate": A Class R-LR, Class R-I or Class R-II
Certificate.

          "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer in the Global Securitization Trust Services Group of the
Corporate Trust Department of the initial Trustee, (ii) any successor Trustee, any officer or assistant officer in the Corporate Trust Department of the
Trustee, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject, or (iii) the
Fiscal Agent, any officer thereof.

          "Restricted Servicer Reports": Collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA Servicer Watch List, the
CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, the
CMSA Financial File, the CMSA Comparative Financial Status Report, the CMSA Loan
Level Reserve/LOC Report and the CMSA Reconciliation of Funds Report.

          "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

          "Sarbanes-Oxley Certification": As defined in Section 8.16(a)(iv).

          "Scheduled Payment": With respect to any Mortgage Loan, for any Due
Date following the Cut-off Date as of which it is outstanding, the scheduled
Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for

                                      -70-

the A/B Loan Pair provide for a single monthly debt service payment for such A/B
Loan Pair, then the Scheduled Payment for each Mortgage Loan comprising such A/B
Loan Pair for any Due Date shall be that portion of the monthly debt service payment for such A/B Loan Pair and such Due Date that is, in accordance with the related loan documents and/or the related A/B Intercreditor Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Mortgage Loan comprising the subject A/B Loan Pair.

          "Securities Act": The Securities Act of 1933, as amended.

          "Securities and Exchange Commission": The United States Securities and
Exchange Commission or any successor.

          "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4,
Class A-1A, Class XC or Class XP Certificate.

          "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class Q
Certificate.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by or on behalf of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the
Master Servicer and the Special Servicer, if any, set forth in Section 3.02 and
3.03, (b) (i) real estate taxes, assessments, penalties and other similar items,
(ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related
Mortgagor has failed to pay such item on a timely basis, (c) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the
Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (d) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(iii), (v), (vii) and (viii) of the definition of "Liquidation
Proceeds," (e) any enforcement or judicial proceedings with respect to a
Mortgaged Property, including, without limitation, foreclosures, (f) any
Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account), (h) obtaining related ratings confirmation (to the extent not paid by the related Mortgagor), (i) UCC filings (to the extent not reimbursed by the Mortgagor), (j) compliance with the obligations of the Master
Servicer or the Trustee set forth in Section 2.03(a) or (b) and (k) any other expenditure expressly designated as a Servicing Advance under this Agreement.
Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee

                                      -71-

salaries and related expenses and similar internal costs, and expenses or costs and expenses incurred by any such party in connection with its purchase of a
Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

          "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the
Master Servicing Fee and the Special Servicing Fee.

          "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to, the origination and servicing of any Mortgage Loan, and that are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, property inspection reports, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

          "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the
Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing Standard": With respect to the Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Mortgage Loans (including the B-Note Loans) for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans
(i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to (i) the timely recovery of all Scheduled Payments of principal and interest under the Mortgage
Loans, (ii) in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and, if in the judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of delinquent payments, the maximization of the recovery on that Mortgage Loan to the Certificateholders and, in the case of any A/B Loan Pair, the related B-Note Loan (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and (iii) the best interests of the Certificateholders and the Trust Fund (and, in the case of any
A/B Loan Pair, the related B-Noteholder), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor (or any
Affiliate thereof), the Depositor, any Mortgage Loan Seller, or any other party to the transactions contemplated hereby; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any
Affiliate thereof; (iii) the right of the Master Servicer or the Special
Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master
Servicer or the Special Servicer, as the case may be, to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special
Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property not included in or securing, as the case may be, the Mortgage
Pool; (vi) any obligation of the Master Servicer or any Affiliate of the Master
Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller;
(vii) any obligation of the Master Servicer or any Affiliate of the Master
Servicer to cure a breach of a representation and

                                      -72-

warranty with respect to a Mortgage Loan; and (viii) any debt the Master
Servicer or Special Servicer or any Affiliate of either has extended to any
Mortgagor or any Affiliate thereof.

          "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

          "Significant Mortgage Loan": At any time of determination, any
Mortgage Loan that (1) has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a Crossed
Loan Group or (c) as part of a group of Mortgage Loans made to affiliated
Mortgagors, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at the time of determination or (2) is one of the ten largest Mortgage Loans (which for the purposes of this definition shall include Crossed Loan Groups and groups of
Mortgage Loans made to affiliated Mortgagors) by outstanding principal balance at such time.

          "Single Certificate": For purposes of Section 4.02, a hypothetical
Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

          "Skyview Plaza Shopping Center A-Note Mortgage Loan": The A-Note Trust
Mortgage Loan identified as loan number 50 on the Mortgage Loan Schedule and as being secured by a Skyview Plaza Shopping Center.

          "Skyview Plaza Shopping Center B-Note Loan": The B-Note Loan that relates to the Skyview Plaza Shopping Center A-Note Mortgage Loan.

          "Sole Certificate Owner": As defined in Section 9.01.

          "Special Servicer": Key Corp Real Estate Capital Markets, Inc., or any
successor in interest thereto, or any successor special servicer appointed as herein provided.

          "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, the fee designated as such and payable to the
Special Servicer pursuant to the first paragraph of Section 3.11(c).

          Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, 0.25% per annum.

          "Specially Designated Mortgage Loan Documents": With respect to any
Trust Mortgage Loan, the following documents collectively: (i) the documents specified in clauses (i) and (vii) of the definition of "Mortgage File", (ii)
the documents specified in clause (ii) of the definition of "Mortgage File"
(with or without recording information), (iii) the documents specified in clause
(ix) of the definition of "Mortgage File", and (iv) a copy of any letter of credit relating to the Trust Mortgage Loan; provided that whenever the term
"Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (iii) and (iv) of this definition, shall be deemed to include such documents only to the extent the Trustee or a
Custodian on its behalf has actual knowledge of their existence.

                                      -73-

          "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

          (a) the related Mortgagor shall have failed to make when due any
     Periodic Payment, including a Balloon Payment, and the failure continues unremedied--

          (i)  except in the case of a Balloon Payment, for 60 days; or

          (ii) solely in the case of a delinquent Balloon Payment, (x) for one day (in the event that clause (ii)(y) following is not
               applicable), or (y) if the related Mortgagor (A) continues to make in respect of each Due Date without omission, periodic payments equivalent to the Periodic Payments previously due under the Mortgage Loan prior to its maturity date, and (B) delivers a refinancing commitment on or prior to its maturity date, then for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur; or

          (b) the Master Servicer, or the Special Servicer (with the consent of the Controlling Class Representative), shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment)
     is likely to occur and is likely to remain unremedied for at least 60 days;
     or

          (c) the Master Servicer, or the Special Servicer (with the consent of the Controlling Class Representative), shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that a default (other than an Acceptable Insurance Default or a default described in clause (a) above) has occurred that may materially impair the value of the Mortgaged Property as security for the Mortgage Loan and the default continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing
     Fees shall be payable); or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or

                                      -74-

     reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced
Mortgage Loan:

          (i) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely
     Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

          (ii) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (iii) with respect to the circumstances described in clause (c) above, when such default is cured; and

          (iv) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g)
above exists that would otherwise cause such Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

          During any time an entire A/B Loan Pair is serviced and administered pursuant to this Agreement, if a Servicing Transfer Event exists with respect to one Mortgage Loan in such A/B Loan Pair, it will also be considered to exist for the other Mortgage Loan in such A/B Loan Pair.

          "Startup Day": With respect to each of the Loan REMIC, REMIC I and
REMIC II, the day designated as such in Section 10.01(c).

          "State and Local Taxes": Taxes imposed by the states of New York,
Illinois and Missouri and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

          "Stated Maturity Date": With respect to any Mortgage Loan, the Due
Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage
Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed

                                      -75-

to by the Special Servicer pursuant to Section 3.20 and, in the case of an ARD
Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance": With respect to any Trust Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Trust Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan that is a Trust Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due on or before the related date of substitution, whether or not received), permanently reduced on each Distribution Date, to not less than zero, by (y) the sum of:

          (i) all payments and other collections of principal, if any, with respect to such Trust Mortgage Loan that are included as part of the
     Principal Distribution Amount for such Distribution Date pursuant to clause
     (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount";

          (ii) any other amount received with respect to such Trust Mortgage
     Loan during the related Collection Period that is not included among the payments and other collections of principal described in the immediately preceding clause (i), as to which there is not and never has been an outstanding P&I Advance and that is actually applied in reduction of the amount of principal owing from the related Mortgagor;

          (iii) any amount of reduction in the outstanding principal balance of such Trust Mortgage Loan resulting from a Deficient Valuation that occurred during the related Collection Period; and

          (iv) any related Realized Loss (other than a Deficient Valuation)
     incurred during the related Collection Period that represents a loss of principal with respect to that Trust Mortgage Loan.

          With respect to any Trust REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Trust
Mortgage Loan as of the date of the related REO Acquisition, permanently reduced on each subsequent Distribution Date, to not less than zero, by (y) the sum of:

          (a) all amounts, if any, collected with respect to the related REO
     Property that are allocable as principal of that Trust REO Loan and that are included as part of the Principal Distribution Amount for such
     Distribution Date pursuant to clause (e) and/or clause (f) of, and without regard to the provisos to, the definition of "Principal Distribution
     Amount"; and

          (b) any related Realized Losses incurred during the related Collection
     Period that represents a loss of principal with respect to that Trust REO
     Loan.

          A Trust Mortgage Loan or a Trust REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the
Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation
Event, would have been) distributed to Certificateholders.

                                      -76-

          With respect to a B-Note Loan or any successor REO Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such B-Note Loan or the deemed unpaid principal balance of such successor REO Loan.

          "Subordinated Certificate": Any Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P,
Class Q, Class DA, Class R-LR, Class R-I or Class R-II Certificate.

          "Sub-Servicer": Any Person with which the Master Servicer or the
Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The written contract between the Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

          "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.
In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the
Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Price of the Mortgage Loan or
Mortgage Loans being replaced and the aggregate Stated Principal Balance of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

          "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d), which Person shall be the applicable Plurality Residual Certificateholder.

          "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Loan REMIC, REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, the federal income tax return to be filed on behalf of each of Grantor Trust Z, Grantor Trust E and
Grantor Trust B due to its classification as a grantor trust under the Grantor
Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local
Tax laws.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transfer Affidavit and Agreement": As defined in Section
5.02(d)(i)(B).

          "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

                                      -77-

          "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

          "Trust": The common law trust created hereunder.

          "Trust ARD Loan": Any Trust Mortgage Loan that is an ARD Loan.

          "Trust Balloon Loan": Any Trust Mortgage Loan that is a Balloon Loan.

          "Trust Corrected Mortgage Loan": Any Trust Mortgage Loan that is a
Corrected Mortgage Loan.

          "Trust Defaulted Mortgage Loan": Any Mortgage Loan that is a Defaulted
Mortgage Loan.

          "Trust Defeasance Loan": Any Trust Mortgage Loan that is a Defeasance
Loan.

          "Trust Fund": Collectively, (i) all of the assets of the Loan REMIC,
REMIC I and REMIC II, (ii) the Grantor Trust Z Assets, (iii) the Grantor Trust E
Assets and (iv) the Grantor Trust B Assets.

          "Trust Mortgage Loan": Each of the mortgage loans, including the
A-Note Trust Mortgage Loans, transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund.

          "Trust Required Appraisal Mortgage Loan": Any Trust Mortgage Loan or
Trust REO Loan that is a Required Appraisal Mortgage Loan.

          "Trust REO Loan": Any Trust Mortgage Loan that is an REO Loan.

          "Trust Specially Serviced Mortgage Loan": Any Trust Mortgage Loan that is a Specially Serviced Mortgage Loan.

          "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee Fee": With respect to each Trust Mortgage Loan and each Trust
REO Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on the same interest accrual basis as such Trust Mortgage Loan or Trust REO Loan, as the case may be), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Trust
Mortgage Loan or Trust REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial
Distribution Date, as of the Closing Date).

          "Trustee Fee Rate": 0.002% per annum.

          "Trustee Investment Period": With respect to any Distribution Date, the period commencing on the day immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, commencing on the Closing Date) and ending on and including the subject Distribution Date.

                                      -78-

          "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement": A financing statement filed pursuant to the
UCC.

          "Uncertificated Accrued Interest": With respect to any Loan REMIC
Regular Interest for any Distribution Date, one month's interest at the Loan
REMIC Remittance Rate applicable to such Loan REMIC Regular Interest for such
Distribution Date, accrued on the related Loan REMIC Principal Balance outstanding immediately prior to such Distribution. Uncertificated Accrued
Interest shall be calculated on a 30/360 Basis with respect to Loan REMIC
Regular Interest DA-1 and on an Actual/360 Basis with respect to Loan REMIC
Regular Interest DA-2. Uncertificated Accrued Interest for any Loan REMIC
Regular Interest for any Distribution Date shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Uncertificated Distributable Interest": With respect to any Loan
REMIC Regular Interest for any Distribution Date, the Uncertificated Accrued
Interest in respect of such Loan REMIC Regular Interest for such Distribution
Date, reduced (to not less than zero) by the sum of the portion of any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date attributable to the Deerbrook Apartments Mortgage Loan that is allocable to such Loan REMIC
Regular Interest in accordance with Section 4.04(d).

          "Underwriter": Each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital Markets, a Division
of McDonald Investments Inc. and Deutsche Bank Securities Inc. or in each case, its respective successor in interest.

          "United States Tax Person": A citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August
20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

          "Unliquidated Advance": Any Advance previously made by a party hereto that (i) is not a Nonrecoverable Advance, (ii) has been previously reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a)(vii) out of principal collections on other Mortgage
Loans and (iii) was originally made with respect to an item that has not been subsequently recovered out of collections on the related Trust Mortgage Loan or any related REO Property (and provided that no Liquidation Event has occurred with respect to the related Trust Mortgage Loan or any related REO Property).

          "Unrestricted Servicer Reports": Collectively, the CMSA Delinquent
Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage
Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if
and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer
Reports.

                                      -79-

          "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

          "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates. Ninety-eight percent (98%) of the Voting
Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates in
proportion to the respective Class Principal Balances of their Certificates. Two percent (2%) in the aggregate of the Voting Rights shall be allocated to the
Class X Certificates (allocated, pro rata, between the Class XC and Class XP
Certificates based upon their respective Notional Amounts). The Class Z and the
Residual Certificates shall have no voting rights. Voting Rights allocated to a
Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective
Certificates. In addition, if the Master Servicer is the holder of any
Certificate, the Master Servicer, in its capacity as a Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting the Master Servicer.

          "Weighted Average Net Mortgage Pass-Through Rate": With respect to any
Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net
Mortgage Pass-Through Rates applicable to the Trust Mortgage Loans and any Trust
REO Loans for such Distribution Date, weighted on the basis of their respective
Stated Principal Balances (or, solely in the case of the Deerbrook Apartments
Mortgage Loan or any successor REO Loan with respect thereto, the Loan REMIC
Principal Balance of Loan REMIC Regular Interest DA-1) immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

          "Workout-Delayed Reimbursement Amounts": With respect to any Trust
Mortgage Loan, the amount of any Advance made with respect to such Trust
Mortgage Loan on or before the date such Trust Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Trust Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such
Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Trust Mortgage Loan becomes a Trust Corrected
Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the
Mortgagor to pay such amount under the terms of the modified loan documents.
That any amount constitutes all or a portion of any Workout-Delayed
Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable
Advance.

          "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

          "Workout Fee Rate": With respect to each Corrected Mortgage Loan,
1.00%.

          "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will

                                      -80-

not be considered "Yield Maintenance Charges." In the event that a Yield
Maintenance Charge shall become due for any particular Mortgage Loan, the Master
Servicer or the Special Servicer, as applicable, shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S.
Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer or the
Special Servicer, as applicable, shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage
Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S.
Treasury issue, shall coincide with the term over which the Yield Maintenance
Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer or the Special
Servicer, as applicable, shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable
(or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = 12X
({(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment
Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of
5.50%, the MEY = 12 X ({(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

          SECTION 1.02. Certain Adjustments to the Principal Distributions on
                        the Certificates.

          (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Collection Account for (i) any unreimbursed
Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section
4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges) or (ii) any Workout-Delayed
Reimbursement Amount, then (for purposes of calculating distributions on the
Certificates) such reimbursement and payment of interest shall be deemed to have been made:

               first, out of any amounts then on deposit in the Collection
     Account that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans and/or Trust REO
     Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO
     Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable
     Advance (and/or to pay interest thereon) or to reimburse such
     Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution Date;

               second, out of any amounts then on deposit in the Collection
     Account that (i) represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans or Trust REO
     Loans in the Loan Group that does not include the Trust

                                      -81-

     Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable
     Advance was made or in respect of which such Workout-Delayed Reimbursement
     Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related
     Distribution Date;

               third, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the
     Trust Mortgage Loans or Trust REO Loans in the Loan Group that includes the
     Mortgage Loan or REO Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a
     Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

               fourth, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the
     Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such
     Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date; and

               fifth, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any other amounts then on deposit in the Collection Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon;

          provided that no amounts otherwise distributable on the Class DA
Certificates shall be applied to reimburse Nonrecoverable Advances (or pay interest thereon), or to reimburse Workout-Delayed Reimbursement Amounts, outstanding with respect to any Mortgage Loan or REO Property except the
Deerbrook Apartments Mortgage Loan or any related REO Property.

          (b) If and to the extent that any payment or other collection of principal received on the Mortgage Pool during any Collection Period is deemed to be applied in accordance with clause first or second of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or to reimburse a Workout-Delayed Reimbursement Amount, then:

               (i) the Principal Distribution Amount for the related
     Distribution Date shall be reduced by the portion of such payment or other collection of principal that, but for the application of this Section
     1.02(b), would constitute part of such Principal Distribution Amount; and

               (ii) depending on whether such payment or other collection of principal relates to Loan Group 1 or Loan Group 2, there shall be a corresponding reduction in the Loan

                                      -82-

     Group 1 Principal Distribution Amount or the Loan Group 2 Principal
     Distribution Amount, as applicable, for the related Distribution Date;

          provided that the Principal Distribution Amount for the related
Distribution Date shall not be reduced to less than the Class DA Principal
Distribution Amount for such Distribution Date (without regard to this Section
1.02(b)) except in connection with the reimbursement of a Nonrecoverable Advance
(or the payment of interest thereon), or the reimbursement of a Workout-Delayed
Reimbursement Amount, that is outstanding with respect to the Deerbrook
Apartments Mortgage Loan or any related REO Property.

          (c) If and to the extent that any Nonrecoverable Advance or
Workout-Delayed Reimbursement Amount is reimbursed or interest on any
Nonrecoverable Advance is paid out of payments or other collections of principal received on the Mortgage Pool (with a corresponding reduction to the Principal
Distribution Amount, or to either or both of the Loan Group 1 Principal
Distribution Amount and the Loan Group 2 Principal Distribution Amount, for the
relevant Distribution Date), and further if and to the extent that the particular item for which such Advance was originally made or such
Workout-Delayed Reimbursement Amount is outstanding is subsequently collected out of payments or other collections in respect of the related Trust Mortgage
Loan or Trust REO Loan (such item, upon collection, a "Recovered Amount"), then
(without duplication of amounts already included therein):

               (i) the Principal Distribution Amount for the Distribution Date
     that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A)
     such Recovered Amount and (B) any previous reduction in the Principal
     Distribution Amount for a prior Distribution Date pursuant to Section
     1.02(b) above resulting from the reimbursement of the subject Advance
     (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be; and

               (ii) the Loan Group 1 Principal Distribution Amount and/or the
     Loan Group 2 Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such
     Recovered Amount and (B) any previous reduction in the Loan Group 1
     Principal Distribution Amount and/or the Loan Group 2 Principal
     Distribution Amount, as applicable, for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject
     Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be;

provided that, if both the Loan Group 1 Principal Distribution Amount and the
Loan Group 2 Principal Distribution Amount for a prior Distribution Date were reduced pursuant to Section 1.02(b) above as a result of the reimbursement of the subject Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be, and if the subject Recovered Amount is not sufficient to cover the full amount of such reductions, then such Recovered Amount shall be applied to increase the Loan Group 1 Principal Distribution Amount and the Loan Group 2
Principal Distribution Amount in accordance with, and to the extent permitted by, clause (ii) of this Section 1.02(c) in reverse order of the application of payments and other collections of principal on the respective Loan Groups in accordance with Section 1.02(a) to reimburse the subject

                                      -83-

Advance (and/or pay interest thereon) or to reimburse the subject Workout-
Delayed Reimbursement Amount, as the case may be.

          (d) For purposes of making the adjustments to the Principal
Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan
Group 2 Principal Distribution Amount, respectively, for each Distribution Date contemplated by this Section 1.02, each of those amounts shall be calculated in accordance with the respective definitions thereof (without regard to this
Section 1.02) and shall thereafter be adjusted as provided in this Section 1.02.

          (e) Nothing contained in this Section 1.02 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable
Advances (together with interest accrued and payable thereon pursuant to Section
3.03(d) or Section 4.03(d)) to collections of principal received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.02(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

                                      -84-

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Conveyance of Trust Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "Merrill Lynch Mortgage Trust 2004-KEY2" and consisting of the Trust Fund, and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this
Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Trust Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17,
19 and 20 of each of the Merrill Mortgage Loan Purchase Agreement, the KeyBank
Mortgage Loan Purchase Agreement and the JPMorgan Mortgage Loan Purchase
Agreement, (iii) the rights of the Depositor under each A/B Intercreditor
Agreement and (iv) all other assets included or to be included in the Trust
Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each A-Note Trust Mortgage Loan, is subject to the provisions of the corresponding A/B Intercreditor Agreement. The Trustee, on behalf of the Trust, assumes the obligations of the "A Note Holder" under each
A/B Intercreditor Agreement; provided that the Master Servicer shall, as further set forth in Article III, perform the servicing obligations of the "A Note
Holder" under each A/B Intercreditor Agreement . The transfer of the Trust
Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the Merrill Mortgage
Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the
JPMorgan Mortgage Loan Purchase Agreement, as applicable, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a
Custodian appointed thereby (with a copy to the Master Servicer and Special
Servicer), on or before the Closing Date, the Mortgage File for each Trust
Mortgage Loan so assigned. The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Trust Mortgage Loan (other than a Specially Serviced Mortgage Loan). None of the Trustee, the Fiscal Agent, any
Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Merrill Mortgage Loan Purchase Agreement, the
KeyBank Mortgage Loan Purchase Agreement, the JPMorgan Mortgage Loan Purchase
Agreement and this Section 2.01(b).

          (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Trust Mortgage Loan, any of the
documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the Merrill Mortgage Loan Purchase Agreement, the
KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase
Agreement, as applicable, and Section 2.01(b) shall be deemed to have been

                                      -85-

satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing as applicable, thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date
(or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable
Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy, as evidenced by an officer's certificate). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording or filing as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the Merrill Mortgage Loan Purchase Agreement,
the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan
Purchase Agreement, as applicable, and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording in the proper office thereon and with respect to item (ii), certified by the appropriate county recorder's office to be a true and complete copy of the original submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the
Closing Date.

          If, on the Closing Date as to any Trust Mortgage Loan, the applicable
Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File" (in the case of clause (iv) solely because of a delay caused by the recording office where such document or instrument has been delivered for recordation), the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Merrill Mortgage
Loan Purchase Agreement, KeyBank Mortgage Loan Purchase Agreement or JPMorgan
Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) by delivering with respect to such Trust Mortgage Loan on the Closing Date an omnibus assignment of such Trust Mortgage Loan; provided that all required original assignments with respect to such Trust Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within
120 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its reasonable discretion may permit so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate county recorder's office such original or photocopy).

          (d) The Depositor hereby represents and warrants that with respect to each of the Trust Mortgage Loans, the related Mortgage Loan Seller has covenanted in the related Mortgage Loan Purchase Agreement that it shall retain or cause to be retained, an Independent Person (such Person, the
"Recording/Filing Agent") that shall, as to each Trust Mortgage Loan, promptly
(and in any event within 90 days following the later of the Closing Date or the delivery of all assignments and UCC Financing Statements to the Trustee) cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents relating to each

                                      -86-

such Trust Mortgage Loan in favor of the Trustee that is referred to in clause
(iv) of the definition of "Mortgage File" and each UCC Financing Statement assignment in favor of the Trustee that is referred to in clause (viii) of the definition of "Mortgage File," in each case pursuant to Section 2(d) of the
Merrill Mortgage Loan Purchase Agreement.

          (e) All documents and records in the Servicing File (except draft documents, privileged communications, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations of the Mortgage Loan Seller) in possession of the Depositor or the
Mortgage Loan Sellers that relate to the Trust Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letter of credit that is not part of the
Mortgage File because the Master Servicer or any Sub-Servicer therefor has possession thereof), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other
Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the
Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special
Servicer hereunder and not delivered to the Master Servicer. The applicable
Mortgage Loan Seller shall pay any costs of assignment or amendment of any letter of credit related to the Trust Mortgage Loans such Mortgage Loan Seller sold to the Depositor required in order for the Master Servicer to draw on such letter of credit. The Master Servicer shall retain custody of the originals of any letter of credit.

          The Master Servicer hereby acknowledges the receipt by it of the
Closing Date Deposit. The Master Servicer shall hold the Closing Date Deposit in the Collection Account and shall include the Closing Date Deposit in the amounts it is required to remit to the Trustee on the initial P&I Advance Date. The
Closing Date Deposit shall remain uninvested.

          (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Custodian, the Master Servicer and the Special Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase
Agreement and the JPMorgan Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

          (g) The Depositor hereby consents to the filing of any UCC Financing
Statements contemplated by this Agreement without its consent.

          SECTION 2.02. Acceptance of the Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b)
and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Trust Mortgage Loan and (ii) a copy of a fully executed counterpart of each of the Merrill Mortgage Loan Purchase Agreement, the KeyBank
Mortgage Loan Purchase Agreement and the JPMorgan Mortgage Loan Purchase
Agreement, all in

                                      -87-

good faith and without notice of any adverse claim, and declares that it or a
Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for an A-Note
Trust Mortgage Loan relates to the corresponding B-Note Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related
B-Noteholder. The Trustee hereby certifies to each of the Depositor, the Master
Servicer, the Special Servicer and each Mortgage Loan Seller that, without regard to the proviso in the definition of "Mortgage File", each of the
Specially Designated Mortgage Loan Documents are in its possession. In addition, within ninety (90) days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Trust Mortgage Loan Seller or the Controlling Class Representative), the Trustee or the Custodian on its
behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C) to each of the Depositor, the Master
Servicer, the Special Servicer and each Mortgage Loan Seller (with copies to the
Controlling Class Representative and, in the case of the Deerbrook Apartments
Mortgage Loans the Majority Class DA Representative), that, with respect to each
Trust Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee or the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (iii), (iv)(b), (iv)(c), (vi),
(viii), (ix), (x), (xi) and (xii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Trust Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Trust
Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such
Trust Mortgage Loan with respect to the items specified in clauses (v) and
(vi)(c) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (viii) of the definition of
Mortgage File, absent actual knowledge of a Responsible Officer to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the
Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing and one local UCC
Financing Statement fixture filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor).
Amendments with respect to the UCC Financing Statements to be assigned to the
Trust, assigning such UCC Financing Statements to the Trust, will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization of the related Mortgagor as so indicated on the documents provided.

          (b) None of the Trustee, the Fiscal Agent, the Master Servicer, the
Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                                      -88-

          SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of
                        Trust Mortgage Loans for Document Defects and Breaches
                        of Representations and Warranties.

          (a) If any party hereto discovers (without implying any duty of such
Person to make any inquiry) or receives notice that any document or documents constituting a part of a Mortgage File with respect to a Trust Mortgage Loan has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan
Schedule, or does not appear to be regular on its face (each, a "Document
Defect"), or discovers (without implying any duty of such Person to make any inquiry) or receives notice of a breach of any representation or warranty relating to any Trust Mortgage Loan set forth in Schedule I of any of the
Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase
Agreement or the JPMorgan Mortgage Loan Purchase Agreement (a "Breach"), the
party discovering such Document Defect or Breach shall give written notice
(which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the applicable Mortgage Loan Seller and the other parties hereto. The Trustee shall then promptly deliver such notice to the
Rating Agencies, Controlling Class Representative and, in the case of the
Deerbrook Apartments Mortgage Loan, the Majority Class DA Representative, of
such Document Defect or Breach. Promptly upon becoming aware of any Document
Defect or Breach (including through such written notice provided by any party hereto or the Controlling Class Representative as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Trust Mortgage Loan or the interests of the
Certificateholders therein, such party shall notify the Master Servicer and, if the subject Trust Mortgage Loan is a Specially Serviced Mortgage Loan, the
Special Servicer, of such determination and promptly after receipt of such notice, the Master Servicer or the Special Servicer, as applicable, shall request in writing that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (or, in the case of a
Document Defect or Breach relating to a Trust Mortgage Loan not being a
"qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90) days after any party to this Agreement discovers such Document
Defect or Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the Merrill Mortgage Loan Purchase Agreement,
the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan
Purchase Agreement, as applicable, (ii) repurchase the affected Trust Mortgage
Loan (which for purposes of this clause (ii) shall include a Trust REO Loan) in accordance with Section 3(c) of the Merrill Mortgage Loan Purchase Agreement,
the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan
Purchase Agreement, or (iii) within two years of the Closing Date, substitute a
Qualified Substitute Mortgage Loan (other than with respect to the Deerbrook
Apartments Mortgage Loan, for which no substitution will be permitted) for such affected Trust Mortgage Loan (which for purposes of this clause (iii) shall include a Trust REO Loan) and pay the Master Servicer for deposit into the
Collection Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the Merrill Mortgage Loan Purchase
Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage
Loan Purchase Agreement; provided, however, that if such Document Defect or
Breach is capable of being cured but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Trust Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC
Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days to

                                      -89-

complete such cure (or, failing such cure, to repurchase or (subject to clause
(iii) above) replace the related Trust Mortgage Loan (which for purposes of such repurchase or substitution shall include a Trust REO Loan)); and provided, further, with respect to such additional ninety (90) day period the applicable
Mortgage Loan Seller shall have delivered an Officer's Certificate to the
Trustee setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document
Defect or Breach will be cured within the additional ninety (90) day period; and
provided, further, that no Document Defect (other than with respect to a
Specially Designated Mortgage Loan Document) shall be considered to materially and adversely affect the interests of the Certificateholders or the value of the related Trust Mortgage Loan unless the document with respect to which the
Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Trust Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the
Trust Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Trust Mortgage Loan or for any immediate servicing obligations. In the event of a Document Defect or Breach as to a Trust Mortgage
Loan that is cross-collateralized and cross-defaulted with one or more other
Trust Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed Loan
Group"), and such Document Defect or Breach does not constitute a Document
Defect or Breach, as the case may be, as to any other Crossed Loan in such
Crossed Loan Group (without regard to this paragraph) and is not cured as provided for above, then the applicable Document Defect or Breach, as the case may be, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Loan Group for purposes of this paragraph and the related Mortgage Loan Seller shall be required to repurchase or substitute for all such Crossed Loans unless (1) the weighted average Debt Service Coverage Ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average Debt Service Coverage Ratio for all such related Crossed Loans including the affected Crossed Loan, as of the Cut-off Date, (2) the weighted average Loan-to-Value Ratio for the remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related
Mortgage Loan Seller shall not be greater than the weighted average
Loan-to-Value Ratio for all such related Crossed Loans, including the affected
Crossed Loan, as of the Cut-off Date; provided that if such criteria is satisfied and any Crossed Loan is not so repurchased or substituted, then such
Crossed Loan shall be released from its cross-collateralization and cross default provision so long as such Crossed Loan (that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is held in the Trust
Fund; provided, further, that the repurchase of less than all such Crossed Loans and the release from the cross-collateralization and cross-default provision shall be subject to the delivery by the Mortgage Loan Seller to the Trustee, at the expense of the Mortgage Loan Seller, of an Opinion of Counsel to the effect that such release would not cause any of the Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the
REMIC Provisions; and provided, further, that the Controlling Class
Representative shall have consented to the repurchase or substitution of the affected Crossed Loan, which consent shall not be unreasonably withheld. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document
Defect or Breach exists or to repurchase or substitute for all of the Crossed
Loans in the related Crossed Loan Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased is to be prepared at the expense of the applicable Mortgage Loan
Seller and, where required, with the consent of

                                      -90-

the applicable Mortgagor. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured
Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the Merrill Mortgage Loan
Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan
Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver electronically to the other parties a written report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected Trust Mortgage Loan is to be repurchased or substituted, the Master
Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as
applicable, are to be wired. Any such repurchase or substitution of a Trust
Mortgage Loan shall be on a whole loan, servicing released basis.

          (b) In connection with any repurchase or substitution of one or more
Trust Mortgage Loans contemplated by this Section 2.03, upon receipt of a
Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing
Officer of the Master Servicer certifying as to the receipt of the applicable
Purchase Price(s) in the Collection Account (in the case of any such repurchase)
or the receipt of the applicable Substitution Shortfall Amount(s) in the
Collection Account and upon the delivery of the Mortgage File(s) and the
Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the
Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan
Seller the legal and beneficial ownership of each repurchased Trust Mortgage
Loan or deleted Trust Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the Master Servicer, and the
Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan
Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and (iii) the Master Servicer and the Special
Servicer shall release to the applicable Mortgage Loan Seller any Escrow
Payments and Reserve Funds held by it in respect of such repurchased or deleted
Trust Mortgage Loan; provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special
Servicer of a Request for Release. Thereafter, the Trustee, the Fiscal Agent,
the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Trust Mortgage
Loan(s) or deleted Trust Mortgage Loan(s), as applicable, and the related
Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the
Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer to permit the Master Servicer to do so. The
Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.
At the time a substitution is made, the Merrill Mortgage Loan Purchase
Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage
Loan Purchase Agreement, as applicable, will provide that the applicable
Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Trust Mortgage Loan is a Qualified Substitute
Mortgage Loan.

          (c) No substitution of a Qualified Substitute Mortgage Loan or Loans
may be made in any calendar month after the Determination Date for such month.
Periodic Payments due with respect

                                      -91-

to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I, as applicable. No substitution of a Qualified
Substitute Mortgage Loan for a deleted Trust Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated
Principal Balances of all Qualified Substitute Mortgage Loans which have been substituted for deleted Trust Mortgage Loans exceeds 10% of the aggregate
Cut-off Date Balance of all the Trust Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

          (d) The Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage
Loan Purchase Agreement, the JPMorgan Mortgage Loan Purchase Agreement and
Section 2.03(a) of this Agreement provide the sole remedies available to the
Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Trust Mortgage
Loans purchased by the Depositor thereunder.

          (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage
Loan Purchase Agreement and the JPMorgan Mortgage Loan Purchase Agreement.

          Notwithstanding anything contained herein or the related Mortgage Loan
Purchase Agreement, no delay in the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such Defect or
Breach shall relieve the related Mortgage Loan Seller of its obligations to repurchase or substitute if it is otherwise required to do so under the related
Mortgage Loan Purchase Agreement.

          If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Document Defect or a Breach which also constitutes a default under the related Trust Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund, as successor to the mortgagee, to recover the amount of such expenses from the related Mortgagor;
provided, however, that such Trust Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the
Trust Fund to recover amounts owed by the related Mortgagor under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, the Fiscal Agent, the Trust Fund, the
Master Servicer or the Special Servicer allocable to such Trust Mortgage Loan.
The Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the
Special Servicer, shall use reasonable efforts to recover such expenses for such
Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage
Loan Seller; provided, however, that the Master Servicer or, with respect to a
Specially Serviced Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair the Master Servicer's and/or the Special
Servicer's collection or recovery of principal, interest and other sums due with respect to the related Trust Mortgage Loan which would otherwise be payable to the Master Servicer, the Special

                                      -92-

Servicer, the Trustee, the Fiscal Agent, and the Certificateholders pursuant to the terms of this Agreement.

          SECTION 2.04. Representations and Warranties of Depositor.

          (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master
Servicer, the Special Servicer and the Fiscal Agent, as of the Closing Date,
that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the
          Depositor, and the performance and compliance with the terms of this
          Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
          Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the
          Depositor in accordance with the terms hereof, subject to (A)
          applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this
          Agreement or the financial condition of the Depositor.

               (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this
          Agreement or the financial condition of the Depositor.

                                      -93-

               (viii) Immediately prior to the transfer of the Trust Mortgage
          Loans to the Trust Fund pursuant to Section 2.01(a) of this Agreement
          (and assuming that the Mortgage Loan Sellers transferred to the
          Depositor good and marketable title to their respective Mortgage Loans free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Trust Mortgage Loan; and (B)
          the Depositor has full right and authority to sell, assign and transfer the Trust Mortgage Loans and all servicing rights pertaining thereto.

               (ix) The Depositor is transferring the Trust Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05. Conveyance of Trust Mortgage Loans and Loan REMIC
                        Regular Interests; Acceptance of Loan REMIC and REMIC I
                        by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to (a) the Deerbrook
Apartments Mortgage Loan, together with the other rights and property comprising the Loan REMIC, to the Trustee for the benefit of the Holders of the Class R-LR
Certificates and REMIC I as the holder of the Loan REMIC Regular Interests and
(b) the Trust Mortgage Loans (other than the Deerbrook Apartments Mortgage Loan and Additional Interest), the Loan REMIC Regular Interests and the other property comprising REMIC I to the Trustee for the benefit of the Holders of the
Class R-I Certificates and REMIC II as the holder of the REMIC I Regular
Interests. The Trustee acknowledges the assignment to it of the Trust Mortgage
Loans, the Loan REMIC Regular Interests and the other property comprising the
Loan REMIC and/or REMIC I, the Additional Interest and the other property comprising Grantor Trust Z, the Excess Servicing Strip and the other property comprising Grantor Trust E, and the Broker Strip and the other property comprising Grantor Trust B, and declares that it holds and will hold the same in trust for the exclusive use and benefit of: in the case of REMIC I, all present and future Holders of the Class R-I Certificates and REMIC II as the holder of the REMIC I Regular Interests; in the case of Grantor Trust Z, all present and future holders of the Class Z Certificate; in the case of Grantor Trust E, all present and future holders of the Excess Servicing Strip; and, in the case of
Grantor Trust B, all present and future holders of the Broker Strip.

          SECTION 2.06. Execution, Authentication and Delivery of Class R-LR
                        Certificates.

          The Certificate Registrar, pursuant to the written request of the
Depositor executed by an officer of the Depositor, has executed, and the
Authenticating Agent has authenticated and delivered to or upon the order of the
Depositor, in exchange for the assets included in the Loan REMIC, the Class R-LR
Certificates in authorized denominations.

                                      -94-

          SECTION 2.07. Execution, Authentication and Delivery of Class R-I
                        Certificates.

          The Certificate Registrar, pursuant to the written request of the
Depositor executed by an officer of the Depositor, has executed, and the
Authenticating Agent has authenticated and delivered to or upon the order of the
Depositor, in exchange for the assets included in REMIC I, the Class R-I
Certificates in authorized denominations.

          SECTION 2.08. Conveyance of REMIC I Regular Interests; Acceptance of
                        REMIC II by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the respective Holders of the REMIC
II Certificates. The Trustee acknowledges the assignment to it of the REMIC I
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II
Certificates.

          SECTION 2.09. Execution, Authentication and Delivery of REMIC II
                        Certificates.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests and in exchange therefor, and pursuant to the written request of the
Depositor, executed by an officer of the Depositor, the Certificate Registrar, has executed, and the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II
Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement.

          SECTION 2.10. Execution, Authentication and Delivery of Class Z
                        Certificates.

          Concurrently with the assignment to it of the Additional Interest and the other assets of Grantor Trust Z, and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the
Depositor, has executed, as Certificate Registrar, authenticated, as
Authenticating Agent, and delivered to or upon the order of the Depositor, the
Class Z Certificates.

                                      -95-

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01. Administration of the Mortgage Loans.

          (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any A/B Loan Pair, for the benefit of the Certificateholders and the related B-Noteholder) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of an A/B Loan Pair, the terms of the related A/B Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. In servicing the Mortgage
Loans, the Master Servicer and the Special Servicer shall, to the extent consistent with the Servicing Standard and the provisions of the related A/B
Intercreditor Agreement, take into account the subordinate nature of the B-Note
Loans.

          Without limiting the foregoing, and subject to Section 3.21, (i) the
Master Servicer shall service and administer all Mortgage Loans that are not
Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided that the Master Servicer shall continue to receive payments, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no
Servicing Transfer Event had occurred and with respect to the REO Properties
(and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special
Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the
Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

          (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer
and the Special Servicer each shall have full power and authority, acting alone
(or, pursuant to Section 3.22, through one or more Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special
Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the
Trustee and, pursuant to the related A/B Intercreditor Agreement, by the
B-Noteholder of the Skyview Plaza Shopping Center B-Note Loan, to execute and deliver, on behalf of the Certificateholders, the Trustee and such B-Noteholder,
(i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged
Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full

                                      -96-

release, discharge, or assignment, and all other comparable instruments; and
(iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(i). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special
Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the
Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the
Trustee's name (or, in the case of a B-Note Loan, solely under the related
B-Noteholder's name) without indicating the Master Servicer's or Special
Servicer's as applicable, representative capacity; or (ii) take any action with the intent to cause, or that actually does cause, the Trustee to be registered to do business in any state.

          (c) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture or partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

          (d) Notwithstanding anything herein to the contrary, in no event shall the Master Servicer, the Trustee or the Fiscal Agent make a Servicing Advance with respect to any B-Note Loan to the extent the related Trust Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

          (e) Neither the Master Servicer nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

          (f) The parties hereto acknowledge that each A/B Loan Pair is subject to the terms and conditions of the related A/B Intercreditor Agreement. The parties hereto further recognize the respective rights and obligations of the related B-Noteholder under the related A/B Intercreditor Agreement, including with respect to (i) the allocation of collections on or in respect of the applicable A/B Loan Pair, and the making of payments, to such B-Noteholder in accordance with the related A/B Intercreditor Agreement, (ii) the allocation of expenses and/or losses relating to the subject A/B Loan Pair to such
B-Noteholder in accordance with the related A/B Intercreditor Agreement, and
(iii) the right of such B-Noteholder or its designee to purchase the related
A-Note Trust Mortgage Loan in accordance with the related A/B Intercreditor
Agreement.

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is otherwise in compliance with each provision of

                                      -97-

the related Mortgage Loan documents, the Master Servicer and Special Servicer
(including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related
Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Master Servicer may, in its discretion, with respect to Mortgage Loans that have Anticipated
Repayment Dates, waive any or all of the Additional Interest accrued on any such
Mortgage Loan if the Mortgagor is ready and willing to pay all other amounts due under such Mortgage Loan in full, including the Stated Principal Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the Controlling Class Representative (which consent will be deemed granted if not denied in writing within 10 Business Days after the
Special Servicer's receipt of the Master Servicer's request for such consent), and neither the Master Servicer nor the Special Servicer will have any liability to the Trust Fund, the Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The Master
Servicer, with regard to a Mortgage Loan that is not a Specially Serviced
Mortgage Loan, may waive any Default Charges in connection with any payment on such Mortgage Loan three times during any period of 24 consecutive months. No such additional waiver shall be permitted without the consent of the Controlling
Class Representative.

          (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation
Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note, loan agreement (if any) and Mortgage
(including, without limitation, for principal and accrued and unpaid interest)
in accordance with the express provisions of the related Mortgage Note, loan agreement (if any) and Mortgage (and, with respect to any A/B Loan Pair, the related A/B Intercreditor Agreement and the documents evidencing and securing the related B-Note Loan) except as otherwise provided herein or, if required pursuant to the express provisions of the related Mortgage or, as determined by the Master Servicer or Special Servicer in accordance with the Servicing
Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied (after reimbursement or payment, first, to the Trustee and the Fiscal Agent and second, to the Master
Servicer or Special Servicer, as applicable, for any unpaid Master Servicing
Fee, Special Servicing Fee, Principal Recovery Fee, liquidation expenses and related Additional Trust Fund Expenses) for purposes of this Agreement: first, in connection with Liquidation Proceeds or Insurance Proceeds as a recovery of
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that were paid from principal collections on the Trust Mortgage Loan (including Unliquidated
Advances) and resulted in principal distributed to the Certificateholders being reduced; second, as a recovery of any related and unreimbursed Advances plus unreimbursed interest accrued thereon; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee
Rate) on such Trust Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes
Additional Interest; fourth, as a recovery of principal of such Trust Mortgage
Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Trust
Mortgage Loan following a default thereunder; fifth, as a recovery of Default
Charges; sixth, in accordance with the normal servicing practices of the Master
Servicer, as a recovery of any other amounts then due and owing under such Trust
Mortgage Loan (other than Additional Interest), including, without limitation,
Prepayment Premiums and Yield Maintenance Charges; seventh,

                                      -98-

as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and eighth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Trust Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv)
through (vii) of the definition thereof shall be deemed to be applied (after reimbursement or payment first to the Fiscal Agent and second to the Trustee and third to the Master Servicer or Special Servicer, as applicable, for any unpaid
Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee, liquidation expenses and related Additional Trust Fund Expenses): first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on such Trust Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Trust Mortgage
Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any
Mortgage Loan shall not alter in any way the right of the Master Servicer, the
Special Servicer or any other Person to receive payments from the Collection
Account as set forth in clauses (ii) through (xvi) of Section 3.05(a) from amounts so applied.

          Notwithstanding the foregoing paragraph, all amounts received with respect to any A/B Loan Pair shall be applied to amounts due and owing under the related A-Note Trust Mortgage Loan and the related B-Note Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related A/B Intercreditor Agreement.

          (c) To the extent consistent with the terms of the related Mortgage
Loan and applicable law, the Master Servicer shall apply all Insurance Proceeds and condemnation proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance
Proceeds and condemnation proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and condemnation proceeds were received.

          (d) In the event that the Master Servicer or Special Servicer receives
Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving
Additional Interest in any Collection Period, the Master Servicer or Special
Servicer, as applicable, will, to the extent not included in the related CMSA
Loan Periodic Update File, promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee, the Fiscal Agent or the Special Servicer shall be responsible for any such
Additional Interest not collected after notice from the related Mortgagor.

          (e) With respect to any Mortgage Loan in connection with which the
Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage
Loan documents, the Master Servicer (with the consent of the Special Servicer), to the extent the Mortgage Loan documents provide for any discretion, with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer, with respect to Specially Serviced Mortgage Loans shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of

                                      -99-

credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or the
Servicing Standard.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                        Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall, as to all Mortgage Loans establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow
Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents; provided that, in the case of an A/B Loan Pair, if the related Servicing Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to such A/B
Loan Pair. Each Servicing Account with respect to a Mortgage Loan shall be an
Eligible Account unless not permitted by the terms of the applicable Mortgage
Loan documents. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related
Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Mortgage Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any environmental insurance policy), ground rents (if applicable)
and comparable items in respect of the respective Mortgaged Properties; (ii)
insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any such
Servicing Advance (provided that any interest thereon may only be withdrawn from the Collection Account), (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to Mortgagors on balances in the respective Servicing Accounts; (v) to pay the Master Servicer interest and investment income on balances in the
Servicing Accounts as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Mortgage Loan documents to be paid to the Mortgagor; (vi) during an event of default under the related Mortgage
Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard; (vii) to withdraw amounts deposited in error; (viii) to clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; or (ix) only as, when and to the extent permitted under the Mortgage Loan documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan documents, funds in the Servicing Accounts may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master
Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing
Account, any provision herein to the contrary notwithstanding. The Servicing
Accounts shall not be considered part of the segregated pool of assets constituting the Loan REMIC, REMIC I, REMIC II, Grantor Trust Z, Grantor Trust E
or Grantor Trust B.

          (b) The Master Servicer (or the Special Servicer for Specially
Serviced Mortgage Loans and REO Loans) shall (i) maintain accurate records with respect to the related Mortgaged

                                     -100-

Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Mortgage
Loan required the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master
Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master
Servicer shall, as to all Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to cause the Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged
Property for nonpayment of such items.

          (c) The Master Servicer shall, as to all Mortgage Loans, make a
Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition of "Servicing
Advances", provided that the Master Servicer shall not make any Servicing
Advance prior to the penalty date or cancellation date, as applicable, if the
Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a
Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and in the case of REO Properties, from the operating revenues related thereto, and further as provided in Section 3.05(a) and/or Section 3.05(e). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged
Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          The Special Servicer shall give the Master Servicer, the Trustee and the Fiscal Agent not less than five Business Days' notice with respect to
Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO
Property, before the date on which the Master Servicer is required to make any
Servicing Advance with respect to a given Mortgage Loan or REO Property;
provided, however, that the Special Servicer may (without implying any duty to do so) make any Servicing Advance on a Specially Serviced Mortgage Loan or REO
Property only as may be required on an urgent or emergency basis. In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the
Fiscal Agent with such information in its possession as the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the
Master Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable
Servicing Advance. The Special Servicer shall not be entitled to deliver such a notice (other than for emergency Servicing Advances) more frequently than once per calendar month (although

                                     -101-

such notice may relate to more than one Servicing Advance). The Master Servicer will have the obligation to make any such Servicing Advance (other than a
Nonrecoverable Servicing Advance) that it is so requested by a Special Servicer to make, within five Business Days after the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make with respect to any Specially Serviced
Mortgage Loan or REO Property (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of a Special
Servicer, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master
Servicer the Special Servicer's determination as to whether any Servicing
Advance previously made with respect to a Specially Serviced Mortgage Loan or
REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination.

          No later than 1:00 p.m. New York City time on the first Determination
Date that follows the date on which it makes any Servicing Advance, the Special
Servicer shall provide the Master Servicer an Officer's Certificate (via facsimile) setting forth the details of the Servicing Advance, upon which the
Master Servicer may conclusively rely in reimbursing the Special Servicer. The
Master Servicer shall be obligated, out of its own funds, to reimburse the
Special Servicer for any unreimbursed Servicing Advances (other than
Nonrecoverable Servicing Advances) made by the Special Servicer together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the Master Servicer, by wire transfer of immediately available funds to an account designated by the Special
Servicer, no later than the first P&I Advance Date that is at least three (3)
Business Days after the date on which the Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon its reimbursement to the Special Servicer of any Servicing Advance and payment to the Special
Servicer of interest thereon, the Master Servicer shall for all purposes of this
Agreement be deemed to have made such Servicing Advance at the same time as the
Special Servicer actually made such Servicing Advance, and accordingly, the
Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

          Notwithstanding the foregoing provisions of this Section 3.03(c), the
Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the
Master Servicer determines in its reasonable judgment that such Servicing
Advance, although not characterized by the Special Servicer as a Nonrecoverable
Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master
Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the
Special Servicer pursuant to Section 3.05(a) or 3.05(e).

                                     -102-

          If the Master Servicer is required under any provision of this
Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 10 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within five Business Days after such notice then (subject to a determination that such Servicing Advance would not be a
Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance.
If the Trustee does not make such Servicing Advance within such period, the
Fiscal Agent shall make such Servicing Advance within such period. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an
Event of Default by the Master Servicer subject to and as provided in Section
7.01.

          (d) In connection with its recovery of any Servicing Advance from the
Collection Account pursuant to Section 3.05(a) or from an A/B Loan Custodial
Account pursuant to Section 3.05(e), as applicable, each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall be entitled to receive, out of amounts then on deposit in the Collection Account as provided in
Section 3.05(a) or in such A/B Loan Custodial Account as provided in Section
3.05(e), as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable: first, out of Default Charges received on the related Mortgage Loans and REO Properties during the Collection
Period in which such reimbursement is made, and to the extent that such Default
Charges are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Loans then on deposit in the Collection Account or in such A/B Loan Custodial Account, as applicable; provided, that interest on
Servicing Advances with respect to an A/B Loan Pair or any related A/B Mortgaged
Property shall, to the maximum extent permitted under the related A/B
Intercreditor Agreement, be payable out of amounts otherwise payable to the related B-Noteholder and/or payments received from the related B-Noteholder under the related A/B Intercreditor Agreement for such purpose. Subject to any exercise of the sole option to defer reimbursement for Advances pursuant to
Section 4.03(f), the Master Servicer shall reimburse itself, the Special
Servicer, the Trustee or the Fiscal Agent, as applicable, for any outstanding
Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the
Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made.

          (e) The determination by the Master Servicer or the Special Servicer that either has made a Nonrecoverable Servicing Advance or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, the Fiscal Agent, the Depositor and, in the case of an A/B Loan Pair, the related B-Noteholder, setting forth the basis for such determination, together with a copy of any
Appraisal (the cost of which may be paid out of the Collection Account pursuant to Section 3.05(a) or, in the case of an A/B Loan Pair, out of the related A/B
Loan Custodial Account pursuant to Section 3.05(e)) of the related Mortgaged
Property or REO Property, as the case may be; which Appraisal shall be obtained pursuant to Section 3.09(a) by the Master Servicer, or by or on behalf of the
Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan (or, if no
such Appraisal has been performed, a copy of an Appraisal of the related

                                     -103-

Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged
Property that would draw into question the applicability of such Appraisal) and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master
Servicer or the Special Servicer may have obtained and that support such determination. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special
Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance;
provided, however, that if the Master Servicer has failed to make a Servicing
Advance for reasons other than a determination by the Master Servicer that such
Servicing Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal
Agent shall make such Servicing Advance within the time periods required by
Section 3.03(c) unless the Trustee or the Fiscal Agent in good faith makes a determination that such Servicing Advance would be a Nonrecoverable Advance. The applicable Person shall consider Unliquidated Advances in respect of prior
Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a Servicing Advance.

          (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of an A/B Loan Pair, if the related Reserve Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Reserve Account that relates solely to such A/B
Loan Pair. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged
Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related
Mortgagor governing such Reserve Funds and any other items for which such
Reserve Funds were intended pursuant to the loan documents, (ii) to pay the
Master Servicer interest and investment income earned on amounts in the Reserve
Accounts if permitted under the related Mortgage Loan documents and (iii) during an event of default under the related Mortgage Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the
Servicing Standard. To the extent permitted in the applicable Mortgage Loan documents, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section
3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising the
Loan REMIC, REMIC I, REMIC II, Grantor Trust Z, Grantor Trust E or Grantor Trust
B. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged
Property must be completed.

          (g) Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on reimbursements in Section 4.03, the Master
Servicer may (and, at the direction of the Special Servicer if a Specially
Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of the Collection Account or, with respect to a servicing expense relating to a
B-Note Loan or related to an A/B Mortgaged Property, out of the related A/B Loan
Custodial Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Mortgage Loan or REO Property; provided that the Master Servicer

                                     -104-

(or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO
Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (or, with respect to an A/B Loan Pair, to the extent paid out of the related A/B Loan Custodial Account, in the best interests of the
Certificateholders and the related B-Noteholder, as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the
Trustee and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. The Master Servicer and the Special
Servicer shall deliver a copy of any such Officer's Certificate (and accompanying information) promptly to the other such Person.

          (h) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master
Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(h), the Master Servicer shall determine whether the Mortgagor has failed to perform its obligations under the respective
Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

          SECTION 3.04. Collection Account, Interest Reserve Account, Additional
                        Interest Account, Distribution Account, Gain-on-Sale
                        Reserve Account and A/B Loan Custodial Accounts.

          (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off
Date, which payments shall be delivered promptly to the applicable Mortgage Loan
Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than
Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Trust Mortgage
     Loans including Principal Prepayments;

               (ii) all payments on account of interest on the Trust Mortgage
     Loans including Additional Interest and Penalty Interest;

                                     -105-

               (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Trust Mortgage Loans;

               (iv) all Insurance Proceeds and Liquidation Proceeds (other than
     Gain-on-Sale Proceeds) received in respect of any Trust Mortgage Loan, and together with any amounts representing recoveries of Workout-Delayed
     Reimbursement Amounts and/or Nonrecoverable Advances in respect of the related Trust Mortgage Loans, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in the Collection Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

               (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);

               (viii) any amount in respect of Purchase Prices and Substitution
     Shortfall Amounts pursuant to Section 2.03(b);

               (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls and Casualty/Condemnation Interest Shortfalls;

               (x) any amount required to be deposited by the Master Servicer pursuant to Section 3.03(d) and 4.03(d) in connection with reimbursing the
     Trust Fund for interest paid on a P&I Advance or Servicing Advance, as applicable;

               (xi) any amount paid by a Mortgagor to cover items for which a
     Servicing Advance has been previously made and determined to be
     Nonrecoverable, and for which the Master Servicer, the Trustee or the
     Fiscal Agent, as applicable, has been previously reimbursed out of the
     Collection Account, and payments collected in respect of Unliquidated
     Advances;

               (xii) any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from a B-Noteholder in accordance with the related A/B Intercreditor Agreement; and

               (xiii) any amounts required to be transferred from the A/B Loan
     Custodial Accounts pursuant to Section 3.05(e);

provided that, in the case of an A-Note Trust Mortgage Loan, any amounts required to be deposited in the related A/B Loan Custodial Account, pursuant to
Section 3.04(h), shall first be so deposited therein and shall thereafter be transferred to the Collection Account only to the extent provided in Section
3.05(e).

                                     -106-

          The foregoing requirements for deposit in the Collection Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Collection Account. If the Master
Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection
Account, any provision herein to the contrary notwithstanding. The Master
Servicer shall promptly deliver to the Special Servicer as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or
Additional Trust Fund Expenses as provided in Sections 3.03(d) and 4.03(d) or otherwise applied pursuant to Section 3.26) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to Section 3.11 upon receipt of a certificate of a Servicing
Officer of the Special Servicer describing the item and amount. The Collection
Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (xi) and (xii) of the second preceding paragraph with respect to any Trust
Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the Collection Account or any applicable
A/B Loan Custodial Account, as the case may be, pursuant to Section 3.16(c).
With respect to any such amounts paid by check to the order of the Special
Servicer, the Special Servicer shall endorse such check to the order of the
Master Servicer and shall deliver promptly, but in no event later than two
Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing
Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the Corporate Trust
Office to be held in trust for the benefit of the Certificateholders. The
Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Trustee each month on or before 2:00 PM (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the
Available Distribution Amount (calculated without regard to clauses (a)(ii),
(a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related
Distribution Date then on deposit in the Collection Account, together with (i)
any Prepayment Premiums and/or Yield Maintenance Charges received on the Trust
Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

                                     -107-

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

               (ii) the aggregate purchase price paid in connection with the purchase by the Master Servicer of all of the Trust Mortgage Loans and any
     REO Properties (net of any portion of such aggregate purchase price to be paid to any B-Noteholder) pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Collection Account pursuant to Section 9.01.

          The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. The Trustee shall also deposit into the
Distribution Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Distribution Account.

          (c) The Trustee shall establish and maintain one or more accounts
(which may be sub-accounts of the Distribution Account) (collectively, the
"Interest Reserve Account"), in trust for the benefit of the Certificateholders.
The Interest Reserve Account shall be an Eligible Account. On or before each
Distribution Date in February and, during each year that is not a leap year,
January, the Trustee shall withdraw from the Distribution Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve
Loan for such Distribution Date (such withdrawal from the Distribution Account to be made out of general collections on the Mortgage Pool including any related
P&I Advance that was deposited in the Distribution Account). The Trustee shall also deposit into the Interest Reserve Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest
Reserve Account.

          (d) Prior to any Collection Period during which Additional Interest is received on the Trust Mortgage Loans, and upon notification from the Master
Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee shall establish and maintain the Additional Interest Account in the name of the
Trustee in trust for the benefit of the Class Z Certificateholders. The
Additional Interest Account shall be established and maintained as an Eligible
Account. Prior to each Distribution Date, the Master Servicer shall remit to the
Trustee for deposit in the Additional Interest Account an amount equal to the
Additional Interest received on the Trust ARD Loans and any successor Trust REO
Loans with respect thereto during the applicable Collection Period. The Trustee shall also deposit into the Additional Interest Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Additional
Interest Account.

          (e) Following the distribution of Additional Interest to Class Z
Certificateholders on the first Distribution Date after which there are no longer any Trust Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest or any successor Trust REO Loans with respect thereto, the Trustee shall terminate the Additional Interest Account.

          (f) The Trustee shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the
Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders.
The Gain-on-Sale Reserve Account shall be an Eligible Account. The Gain-on-Sale
Reserve Account shall be maintained as a segregated account or a sub-

                                     -108-

account of the Distribution Account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

          Upon the liquidation of a Trust Specially Serviced Mortgage Loan or the disposition of any REO Property in accordance with Section 3.09 or Section
3.18, the Special Servicer shall calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds (exclusive of any
Gain-on-Sale Proceeds in respect of any B-Note Loan or any successor REO Loan with respect thereto, which shall be remitted to the related B-Noteholder) to the Trustee for deposit into the Gain-on-Sale Reserve Account. The Trustee shall also deposit into the Gain-on-Sale Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Gain-on-Sale Account.

          (g) Notwithstanding that any of the Interest Reserve Account, the
Additional Interest Account or the Gain-on-Sale Reserve Account may be a
sub-account of the Distribution Account for reasons of administrative convenience, each of the Interest Reserve Account, the Additional Interest
Account and the Gain-on-Sale Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (h) The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each A/B Loan Pair
(collectively, as to each Loan Pair, the related "A/B Loan Custodial Account")
(which may be a sub-account of the Collection Account), into which, subject to the related A/B Intercreditor Agreement, the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business
Day following its receipt of available funds) the following payments and collections received after the Closing Date:

               (i) all payments on account of principal, including Principal
     Prepayments, on such A/B Loan Pair;

               (ii) all payments on account of interest, including Penalty
     Interest, on such A/B Loan Pair;

               (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges on such A/B Loan Pair;

               (iv) all Insurance Proceeds and Liquidation Proceeds (other than
     Gain-on-Sale Proceeds, Liquidation Proceeds described in clauses (iv), (v)
     and (vii) of the definition thereof and, insofar as they relate to the related A-Note Trust Mortgage Loan or any related A/B REO Property,
     Liquidation Proceeds described in clause (vi) of the definition thereof)
     received in respect of such A/B Loan Pair and together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or
     Nonrecoverable Advances in respect of such A/B Loan Pair, in each case to the extent not otherwise required to be applied to the restoration of the
     Mortgaged Property or released to the related Mortgagor;

                                     -109-

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such A/B Loan Custodial Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

               (vii) any amounts required to be transferred to such A/B Loan
     Custodial Account from the related REO Account pursuant to Section 3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to such A/B Loan Pair specifically to cover items for which a Servicing Advance has been made;
     and

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from the related
     B-Noteholder in accordance with the related A/B Intercreditor Agreement;

provided, however, that in connection with any purchase of all of the Trust
Mortgage Loans and each REO Property (or, in the case of an A/B REO Property, the Trust's interest therein) remaining in the Trust Fund pursuant to Section
9.01, the entire purchase price paid by the Majority Subordinate
Certificateholder (or the Controlling Class Representative), the Master Servicer
or the Special Servicer, including any amounts attributable to the A-Note Trust
Mortgage Loans and the Trust's interest in any A/B REO Property, shall be deposited in the Collection Account.

          The foregoing requirements for deposit by the Master Servicer in the
A/B Loan Custodial Accounts shall be exclusive, it being understood and agreed that actual payments from the Mortgagor(s) in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the A/B Loan Custodial Accounts. If the
Master Servicer shall deposit in an A/B Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such A/B Loan Custodial Account. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the
Master Servicer with respect to the A/B Loan Pairs, to which the Special
Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount. Each A/B Loan Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to an A/B
Loan Pair, the Special Servicer shall promptly, but in no event later than one
Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related A/B Loan Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a

                                     -110-

particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO
Property that relates to an A/B Loan Pair shall initially be deposited by the
Special Servicer into the related REO Account and thereafter remitted to the
Master Servicer for deposit into the related A/B Loan Custodial Account, all in accordance with Section 3.16(c).

          Notwithstanding that any A/B Loan Custodial Account may be a sub-account of the Collection Account for reasons of administrative convenience, the A/B Loan Custodial Accounts and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the Trust Fund and the B-Noteholders against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master
Servicer and appointment of a successor master servicer.

          (i) Funds in the Collection Account, the Distribution Account, the A/B
Loan Custodial Accounts, the Gain-on-Sale Reserve Account, the Interest Reserve
Account and the Additional Interest Account may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06. The Master
Servicer shall give written notice to the Trustee, the Special Servicer and the
Rating Agencies of the location of the Collection Account and the A/B Loan
Custodial Accounts as of the Closing Date and of the new location of each such account prior to any change thereof. The Trustee shall give written notice to the Master Servicer, the Special Servicer and the Rating Agencies of any new
location of the Distribution Account prior to any change thereof.

          SECTION 3.05. Permitted Withdrawals From the Collection Account, the
                        Interest Reserve Account, the Additional Interest
                        Account, the Distribution Account and the A/B Loan
                        Custodial Accounts.

          (a) The Master Servicer may, from time to time, subject to Section
3.05(g), make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution
     Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I
     Advances pursuant to Section 4.03(a);

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Trust Mortgage
     Loan or Trust REO Loan (exclusive of the A-Note Trust Mortgage Loans and any successor Trust REO Loans with respect thereto), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance
     (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late
     Collections of interest (net of related Master Servicing Fees) and principal (net of any related Workout Fee or Principal Recovery Fee)
     received in respect of the

                                     -111-

     particular Trust Mortgage Loan or Trust REO Loan (exclusive of any A-Note
     Trust Mortgage Loan or any successor Trust REO Loan with respect thereto)
     as to which such P&I Advance was made; provided, however, that if such P&I
     Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I
     Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO Properties on deposit in the Collection Account from time to time that represent principal to the extent provided in clause (vii) below
     (to be allocated between the Loan Groups as set forth in Section 1.02);

               (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Trust Mortgage Loan and Trust REO Loan (other than an
     A-Note Trust Mortgage Loan and any successor Trust REO Loan with respect thereto), the Master Servicer's right to payment pursuant to this clause
     (iii) with respect to any such Trust Mortgage Loan or Trust REO Loan being limited to amounts received on or in respect of such Trust Mortgage Loan
     (whether in the form of payments, Liquidation Proceeds or Insurance
     Proceeds) or such Trust REO Loan (whether in the form of REO Revenues,
     Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer earned and unpaid Special
     Servicing Fees in respect of each Trust Specially Serviced Mortgage Loan and Trust REO Loan;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of each Trust Specially Serviced Mortgage Loan, Trust Corrected
     Mortgage Loan and/or Trust REO Loan (in each case other than an A-Note
     Trust Mortgage Loan or any successor Trust REO Loan with respect thereto), in the amounts and from the sources contemplated by Section 3.11(c);

               (vi) to reimburse the Fiscal Agent, the Trustee, the Special
     Servicer, or itself, in that order, for any unreimbursed Servicing Advances in respect of any Trust Mortgage Loan, Trust REO Loan or related REO
     Property (other than an A-Note Trust Mortgage Loan or any successor REO
     Loan or REO Property), the Fiscal Agent, the Trustee's and the Master
     Servicer's respective rights to reimbursement pursuant to this clause (vi)
     with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to
     Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made; provided, however, that if such
     Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such
     Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage
     Loans and related REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below (to be allocated between the Loan
     Groups as set forth in Section 1.02);

               (vii) (A) to reimburse the Fiscal Agent, the Trustee or itself, in that order, for any unreimbursed Advances that have been or are determined to be (1) Nonrecoverable Advances with respect to any Trust
     Mortgage Loan or any related REO Property first, out of REO Revenues,
     Liquidation Proceeds and Insurance Proceeds received on the related Trust
     Mortgage Loan, then, out of the principal portion of general collections on the Trust Mortgage

                                     -112-

     Loans and related REO Properties (to be allocated between the Loan Groups as set forth in Section 1.02), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 4.03(f), out of other collections on the Trust Mortgage
     Loans and related REO Properties, and/or (2) Workout-Delayed Reimbursement
     Amounts, out of the principal portion of the general collections on the
     Trust Mortgage Loans and related REO Properties (to be allocated between the Loan Groups as set forth in Section 1.02), net of such amounts being reimbursed pursuant to (1) above, together with interest thereon being paid pursuant to clause (viii) below, or (B) to pay itself, with respect to any
     Trust Mortgage Loan or related REO Property (other than an A-Note Trust
     Mortgage Loan or any successor Trust REO Loan or REO Property), any related earned Master Servicing Fee that remained unpaid in accordance with clause
     (iii) above following a Final Recovery Determination made with respect to such Trust Mortgage Loan or related REO Property and the deposit into the
     Collection Account of all amounts received in connection therewith;

               (viii) at such time as it reimburses the Fiscal Agent, the
     Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance (excluding any such Advance that constitutes a
     Workout-Delayed Reimbursement Amount for which interest was paid under clause (vii) above) pursuant to clause (ii), (vi) or (vii) above, to pay the Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable; the Master
     Servicer's, the Special Servicer's, the Trustee's and/or the Fiscal Agent's
     right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) in the case of interest on an Advance that has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be satisfied as provided in clause (vii) above, as the case may be, and (B) in the case of interest on an Advance that has not been determined to be a Nonrecoverable
     Advance, (1) out of Default Charges collected on or in respect of the related Trust Mortgage Loan or Trust REO Loan during the Collection Period in which such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), and (2) to the extent that the Default
     Charges described in the immediately preceding clause (1) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Trust Mortgage Loans and any related REO
     Properties on deposit in the Collection Account;

               (ix) to pay for costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section 3.12(a);

               (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in the Collection Account as provided in Section
     3.06(b), but only to the extent of the Net Investment Earnings with respect to the Collection Account for any Investment Period; and (2) any Prepayment
     Interest Excesses (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related
     Distribution Date pursuant to Section 3.19(a) in connection with Prepayment
     Interest Shortfalls and Casualty/Condemnation Interest Shortfalls); and (B)
     to pay itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and 3.11(d), respectively,
     Default Charges to the extent provided in clause seventh of Section
     3.26(a);

                                     -113-

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18 or 4.03(c);

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

               (xiii) to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
     Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), (C) the
     cost of an Opinion of Counsel contemplated by Section 11.01(a), 11.01(b) or
     11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

               (xiv) to pay itself, the Special Servicer, any of the Mortgage
     Loan Sellers, the Majority Subordinate Certificateholder (or the
     Controlling Class Representative) or any other Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, to a B-Noteholder, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related A-Note Trust
     Mortgage Loan or any successor REO Loan with respect thereto, pursuant to the terms of the related A/B Intercreditor Agreement;

               (xvi) to reimburse the Fiscal Agent, the Trustee, the Master
     Servicer and/or the Special Servicer, as applicable, for unreimbursed
     Advances, unpaid Master Servicing Fees and/or any unpaid interest on any
     Advances, but only to the extent that such items relate solely to an A-Note
     Trust Mortgage Loan or any successor Trust REO Loan, each such party's respective rights to reimbursement pursuant to this clause (xvi) being limited to amounts on deposit in the Collection Account that represent
     Liquidation Proceeds derived from (A) the purchase of either such Trust
     Mortgage Loan or the Trust's interest in any related REO Property by or on behalf of the related Mortgage Loan Seller pursuant to or as contemplated by Section 2.03, (B) the sale of such Trust Mortgage Loan to or through the
     B-Noteholder, pursuant to the related A/B Intercreditor Agreement, or as a
     Trust Defaulted Mortgage Loan, pursuant to Section 3.18 or (C) the purchase of such Trust Mortgage Loan by the Master Servicer, the Special Servicer or
     the Majority Subordinate Certificateholder (or the Controlling Class
     Representative) pursuant to Section 9.01; provided that, such items may only be reimbursed to any party pursuant to this clause (xvi) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05(e); and provided, further, that the amount of any unpaid Master Servicing Fees, unreimbursed
     Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause (xvi) shall be reduced by any related unpaid Master
     Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Trust Mortgage Loan or Trust REO Loan which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or

                                     -114-

     reimbursable under the related A/B Intercreditor Agreement and/or any successor servicing agreement with respect to the related A/B Loan Pair to the Master Servicer and/or the Special Servicer (and which amounts shall no longer be payable hereunder);

               (xvii) to remit to the Trustee for deposit into the Additional
     Interest Account the amounts required to be deposited pursuant to Section
     3.04(d);

               (xviii) [Intentionally Omitted];

               (xix) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c);

               (xx) to withdraw any amounts deposited in error;

               (xxi) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Collection Account; and

               (xxii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to clauses (ii)-(xix) above and such records shall be sufficient to determine the amounts attributable to REMIC
I or the Loan REMIC, as applicable.

          The Master Servicer shall pay to the Special Servicer, the Trustee or the Fiscal Agent, on each P&I Advance Date from the Collection Account amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent
therefrom based on a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent, received not later than 1:00 p.m. (New York City time) on the immediately preceding
Determination Date and describing the item and amount to which the Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, is entitled. The
Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and
REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee and the
Fiscal Agent shall similarly keep and maintain separate accounting for each
Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Account for reimbursements of Advances or interest thereon.

          In connection with any payments required to be made to a B-Noteholder in accordance with Section 3.05(a)(xv), the Master Servicer may request a written statement from such B-Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related A/B Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the
Master Servicer may not condition payments required to be made to the
B-Noteholder in accordance with Section 3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the related A/B Intercreditor
Agreement); and

                                     -115-

provided, further, that to the extent such a written statement from a
B-Noteholder is received by the Master Servicer, the Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing
Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

          (b) The Trustee may, from time to time, subject to Section 3.05(g), make withdrawals from the Distribution Account for any of the following purposes
(in no particular order of priority):

               (i) to make deemed distributions to itself as holder of the Loan
     REMIC Regular Interests and the REMIC I Regular Interests, and to make distributions to Certificateholders, on each Distribution Date, pursuant to
     Section 4.01 or 9.01, as applicable;

               (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

               (iii) to pay itself respective portions of the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

               (iv) to pay for the cost of the Opinions of Counsel sought by it
     (A) as provided in clause (iv) of the definition of "Disqualified
     Organization", (B) as contemplated by Section 3.20(b), 9.02(a) and
     10.01(h), or (C) as contemplated by Section 11.01(a), 11.01(b) or 11.01(c)
     in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of
     Certificateholders;

               (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the
     Special Servicer is liable therefor pursuant to Section 10.01(i);

               (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

               (vii) to pay to the Master Servicer any amounts deposited by the
     Master Servicer in the Distribution Account not required to be deposited therein;

               (viii) to withdraw any Interest Reserve Amount and deposit such
     Interest Reserve Amount into the Interest Reserve Account pursuant to
     Section 3.04(c);

               (ix) to pay itself interest and investment income earned in respect of amounts held in the Distribution Account as provided in Section
     3.06(b), but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Investment Period; and

               (x) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          (c) The Trustee shall on each Distribution Date to occur in March of each year, prior to any distributions required to be made to Certificateholders on such date, withdraw from the Interest Reserve Account and deposit into the
Distribution Account in respect of each Interest Reserve Loan, an

                                     -116-

amount equal to the aggregate of the Interest Reserve Amounts deposited into the
Interest Reserve Account pursuant to Section 3.04(c) during February and, if applicable, January of that year.

          (d) The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

          (e) The Master Servicer may, from time to time, make withdrawals from each A/B Loan Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances on each P&I Advance Date (or, with respect to a B-Noteholder, on such earlier date as provided for in the related A/B Intercreditor Agreement) to the related B-Noteholder and to the
     Trust in accordance with the related A/B Intercreditor Agreements, such remittances to the Trust to be made to the Collection Account;

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made with respect to the related
     A-Note Trust Mortgage Loan or any successor Trust REO Loan, the Fiscal
     Agent's, the Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable
     Advance, which shall be reimbursed in the manner contemplated in Section
     3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing Fees) and principal (net of any related Workout Fee or Principal Recovery Fee) received in respect of the related A-Note Trust Mortgage Loan or any successor Trust REO Loan;
     provided, however, that if such P&I Advance becomes a Workout-Delayed
     Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

               (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of the related A/B Loan Pair (including, without limitation, any successor REO Loans comprising such), the Master Servicer's right to payment pursuant to this clause (iii) with respect to the related A/B Loan
     Pair (including, without limitation, any successor REO Loans comprising such) being limited to amounts received on or in respect of such Mortgage
     Loans (whether in the form of payments, Liquidation Proceeds or Insurance
     Proceeds) or such REO Loans (whether in the form of REO Revenues,
     Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) [Intentionally Omitted];

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Special Servicing Fees, Workout Fees and/or Principal Recovery Fees in respect of the related A/B Loan Pair in the amounts provided in Section 3.11(c) and out of the collections contemplated by the applicable A/B Intercreditor Agreement;

               (vi) to reimburse the Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Servicing Advances in respect of the related A/B Loan Pair or any related A/B REO Property, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master
     Servicer's respective rights to reimbursement pursuant to this clause (vi)
     with respect

                                     -117-

     to any Servicing Advance being limited to payments made by the related
     Mortgagor that are allocable to such Servicing Advance, or to Liquidation
     Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the related A/B Loan Pair or any related A/B REO Property;
     provided, however, that if such Servicing Advance becomes a Workout-Delayed
     Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

               (vii) to reimburse the Fiscal Agent, the Trustee or itself, in that order, for any unreimbursed Servicing Advances in respect of the related A/B Loan Pair or any related A/B REO Property that have been or are determined to be Nonrecoverable Advances out of REO Revenues, Liquidation
     Proceeds and Insurance Proceeds received on such A/B Loan Pair or any related A/B REO Property; provided that if REO Revenues, Liquidation
     Proceeds and Insurance Proceeds received on the related A/B Loan Pair or any related A/B REO Property are insufficient, then such Servicing Advance shall be reimbursed in the manner contemplated in Section 3.05(a)(vii);

               (viii) at such time as it reimburses the Fiscal Agent, the
     Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay the Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section 3.03(c) or (d) or 4.03(d), as applicable; the
     Master Servicer's, Special Servicer's, Trustee's and/or the Fiscal Agent's
     right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of Default Charges collected on or in respect of the related A/B Loan Pair, during the
     Collection Period in which such Advance is reimbursed (the use of such
     Default Charges to be allocated pursuant to Section 3.26), and (B) to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only at the same time or after such
     Advance has been reimbursed, out of general collections on the A/B Loan
     Pair and any related A/B REO Property on deposit in such A/B Loan Custodial
     Accounts;

               (ix) to pay for costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section 3.12(a), to the extent such costs and expenses relate to the related A/B Mortgaged Property;

               (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such A/B Loan Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such A/B Loan Custodial Account for any Investment Period;
     (2) any Prepayment Interest Excess with respect to such A-Note Trust
     Mortgage Loan (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related Distribution
     Date pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls and Casualty/Condemnation Interest Shortfalls); and (B) to pay
     itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and 3.11(d), respectively, Default Charges with respect to such A/B Loan Pairs to the extent provided in clause seventh of Section 3.26(a);

                                     -118-

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18 or 4.03(c), to the extent those costs relate to such A/B Loan
     Pair and/or the related A/B Mortgaged Property;

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to such A/B Loan Pair and/or the related A/B Mortgaged
     Property;

               (xiii) to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
     Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), and (C)
     the cost of recording the related A/B Intercreditor Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the
     Opinion of Counsel contemplated by Section 11.02(a) and, in the case of each of (A) and (B) preceding, to the extent such amounts relate to such
     A/B Loan Pair and/or the related A/B Mortgaged Property;

               (xiv) to pay itself, the Special Servicer, the related Mortgage
     Loan Seller, the Majority Subordinate Certificateholder (or the Controlling
     Class Representative) or any other Person, as the case may be, with respect to the related A-Note Trust Mortgage Loan, if previously purchased by such
     Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) [Intentionally Omitted];

               (xvi) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to such A/B Loan Pair and/or the related A/B Mortgaged
     Property;

               (xvii) to withdraw any amounts deposited in error;

               (xviii) to withdraw any other amounts that this Agreement
     expressly provides may be withdrawn from such A/B Loan Custodial Account;
     and

               (xix) to clear and terminate such A/B Loan Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from an A/B Loan Custodial Account pursuant to clauses (ii)-(xviii)
above and such records shall be sufficient to determine the amounts attributable to REMIC I.

          The Master Servicer shall, on or before 12:00 PM (New York City time)
on each P&I Advance Date, remit to the Trust and the related B-Noteholder such amounts as are distributable in respect of each A-Note Trust Mortgage Loan (or any successor REO Loan with respect thereto) and the related B-Note Loan (or any successor REO Loan with respect thereto) pursuant to the corresponding

                                     -119-

A/B Intercreditor Agreement, such remittances to the Trust to be made to the
Collection Account and such remittances to the related B-Noteholder to be made to the account designated by such B-Noteholder pursuant to the related A/B
Intercreditor Agreement.

          The Master Servicer shall pay to the Special Servicer, the Trustee or the Fiscal Agent on each P&I Advance Date from the respective A/B Loan Custodial
Accounts amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent therefrom based on a certificate of a Servicing Officer of the
Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent
received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the
Special Servicer or the Trustee, as the case maybe, is entitled. The Master
Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO
Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from an A/B Loan Custodial Account.
With respect to each Mortgage Loan for which it makes an Advance, each of the
Trustee and the Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from an A/B
Loan Custodial Account for reimbursements of Advances or interest thereon.

          If, and to the fullest extent that it is permitted to do so pursuant to the related A/B Intercreditor Agreement, the Master Servicer shall, consistent with the Servicing Standard, seek payment from the related
B-Noteholder to cover (or to reimburse the Trust for the payment of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to such A/B Loan Pair or any REO Property that is not
(but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such B-Noteholder.

          (f) In addition, the Trustee may from time to time, make withdrawals from the Gain-on-Sale Reserve Account, the Additional Interest Account and the
Interest Reserve Account to pay itself interest and investment income earned in respect of amounts held in the Gain-on-Sale Reserve Account, the Additional
Interest Account and the Interest Reserve Account, respectively, as provided in
Section 3.06(b), but in each case only to the extent of the Net Investment
Earnings with respect to the Gain-on-Sale Reserve Account, the Additional
Interest Account and the Interest Reserve Account, respectively, for any
Investment Period.

          (g) Notwithstanding anything to the contrary contained herein, no amounts otherwise distributable with respect to the Class DA Certificates on any
Distribution Date may be applied to reimburse any Advance with respect to, or to pay any Additional Trust Fund Expense that is related or allocable to, any
Mortgage Loan or REO Property (other than the Deerbrook Apartments Mortgage Loan or any related REO Property). Accordingly, in no event may the reimbursement of
Nonrecoverable Advances and/or Workout-Delayed Reimbursement Amounts with respect to, or the payment of Additional Trust Fund Expenses that are related to, Mortgage Loans and REO Properties (other than the Deerbrook Apartments
Mortgage Loan or any related REO Property) result in the Available Distribution
Amount and the Principal Distribution Amount for any Distribution Date being less than the Class DA Available Distribution Amount and the Class DA Principal
Distribution Amount, respectively, for such Distribution Date.

                                     -120-

          SECTION 3.06. Investment of Funds in the Servicing Accounts, the
                        Reserve Accounts, the Collection Account, the
                        Distribution Account, the A/B Loan Custodial Accounts,
                        the Additional Interest Account, the Gain-on-Sale
                        Reserve Account and the REO Accounts.

          (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Collection
Account or the A/B Loan Custodial Accounts (each, for purposes of this Section
3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this
Section 3.06, an "Investment Account"), and the Trustee may direct in writing any depository institution maintaining the Distribution Account, the
Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest
Reserve Account (each also, for purposes of this Section 3.06, an "Investment
Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this
Agreement. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the
Collection Account or the A/B Loan Custodial Accounts, or the Special Servicer
shall have failed to give investment directions for the REO Accounts, or the
Trustee shall have failed to give investment directions for the Distribution
Account, the Gain-on-Sale Reserve Account, the Additional Interest Account or
the Interest Reserve Account, by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO Accounts shall be invested in securities described in clause (i) of the definition of the term
"Permitted Investments"; such funds held in any Servicing Account, any Reserve
Account, the Collection Account or the A/B Loan Custodial Accounts shall be invested in securities described in clause (v) of such definition; and such funds held in the Distribution Account, the Gain-on-Sale Reserve Account, the
Additional Interest Account or the Interest Reserve Account shall remain uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer
(with respect to Permitted Investments of amounts in the Servicing Accounts, the
Reserve Accounts, the Collection Account or the A/B Loan Custodial Accounts) and
the Special Servicer (with respect to Permitted Investments of amounts in the
REO Accounts), on behalf of the Trustee, and the Trustee (with respect to
Permitted Investments of amounts in the Distribution Account, the Gain-on-Sale
Reserve Account, the Additional Interest Account and the Interest Reserve
Account) shall (and in the case of the Master Servicer and the Special Servicer, the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any
Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master
Servicer, the Special Servicer or the Trustee shall constitute possession by the
Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer
(in the case of the Collection Account, the A/B Loan Custodial Accounts, the
Servicing Accounts and the Reserve Accounts), the Special Servicer (in the case of the REO Accounts) or the Trustee (in the case of the Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest Account and the
Interest Reserve Account) shall:

                                     -121-

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted
     Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee,
     as the case may be, that such Permitted Investment would not constitute a
     Permitted Investment in respect of funds thereafter on deposit in the
     Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Collection Account
or the A/B Loan Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Investment Period and, in the case of a Reserve Account or a
Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or
3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with
Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Distribution Account, the Gain-on-Sale Reserve Account, the Additional
Interest Account and the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment
Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b) or 3.05(f), as applicable. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment
Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve
Accounts, the Collection Account and the A/B Loan Custodial Accounts, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the Special Servicer (in the case of the REO Accounts) and the Trustee (in the case of the Distribution Account, the Gain-on-Sale Reserve Account, the
Additional Interest Account and the Interest Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Investment Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Period.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of
Certificates entitled to not less than 25% of the Voting Rights allocated to any
Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available

                                     -122-

Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                        and Fidelity Coverage.

          (a) The Master Servicer, with respect to each of the Mortgage Loans, including Specially Serviced Mortgaged Loans, and the Special Servicer, with respect to REO Properties, shall use reasonable efforts, consistent with the
Servicing Standard, to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan documents, or if the Mortgagor does not maintain, shall itself maintain for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related
Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard and subject to the terms of this Section 3.07; and provided, further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable efforts to obtain the required insurance coverage from Qualified
Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. If not required under the terms of the Mortgage or the Mortgage Loan documents, the Special
Servicer may require that earthquake insurance be secured for one or more
Mortgaged Properties at the expense of the Trust Fund (including the Special
Servicer's costs and expenses incurred in obtaining such insurance). Subject to
Section 3.17(a), the Special Servicer shall also cause to be maintained for each
REO Property no less insurance coverage than was required of the Mortgagor under the related Mortgage as of the Closing Date; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a
"standard" mortgagee clause, with loss payable to the Trustee or the Master
Servicer on behalf of the Trustee (and, in the case of an A/B Loan Pair, the related B-Noteholder) (in the case of insurance maintained in respect of
Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee;
(iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Mortgaged
Property or REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other
Mortgage Loan documents; (vii) to the extent that the Mortgage or other Mortgage
Loan documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk" coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an
Acceptable Insurance Default; and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance.
Notwithstanding the foregoing, the Master Servicer or the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain, any insurance coverage that was previously required of the Mortgagor under the related Mortgage if (a) such insurance is not available at

                                     -123-

any rate; (b) such insurance is not available from a Qualified Insurer (provided that Special Servicer shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates); or (c)
subject to the prior approval of the Controlling Class Representative (which approval is deemed granted if not denied within 10 Business Days after its receipt of the Master Servicer's or the Special Servicer's request for such approval), such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at then current market rates).
Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the
Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan (other than an A/B Loan
Pair), or in the related A/B Loan Custodial Account, subject to withdrawal pursuant to Section 3.05(e), in the case of amounts received in respect of an
A/B Loan Pair, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO
Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

          Notwithstanding the foregoing, with respect to the Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance
(and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the Master
Servicer will be required to (A) use reasonable efforts to monitor whether the insurance policies for the related Mortgaged Property contain Additional
Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special
Servicer if any insurance policy contains Additional Exclusions or if any
Mortgagor fails to purchase the insurance requested to be purchased by the
Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable
Insurance Default, the Special Servicer shall notify the Master Servicer and the
Master Servicer shall cause such insurance to be maintained. Furthermore, the
Special Servicer shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that (i) have one of the ten (10) highest outstanding
Stated Principal Balances of all of the Mortgage Loans then included in the
Trust Fund or (ii) comprise more than 5% of the outstanding Stated Principal
Balance of the Mortgage Loans then included in the Trust Fund (and, if an A/B
Loan Pair satisfies clause (i) and/or clause (ii), the Special Servicer shall also inform the related B-Noteholder as to such conclusion). During the period that the Special Servicer is evaluating the availability of such insurance, the
Master Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and the Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

          (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage

                                     -124-

Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii)
provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO
Properties. In the event that the Special Servicer causes any REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such REO Property (other than any minimum or standby premium payable for such policy whether or not any REO Property is covered thereby)
shall be paid by the Master Servicer as a Servicing Advance pursuant to Section
3.03. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related
Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the
Collection Account (or, in the case of an A/B Mortgaged Property or any A/B REO
Property, into the related A/B Loan Custodial Account) from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders
(and, in the case of an A/B Loan Pair, the related B-Noteholder), claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

          (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer
shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special
Servicer, as the case may be.

          Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund)
also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not result in an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special
Servicer shall be deemed to have complied with the foregoing provisions if an
Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the
Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The
Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

                                     -125-

          For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master
Servicer and Special Servicer, their respective direct parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the
Rating Agencies), such Person may self-insure with respect to the risks described in this Section 3.07.

          (d) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans identified on Exhibit J as being covered by an environmental insurance policy, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the
Trustee, on behalf of the Certificateholders (and in the case of an A/B Loan
Pair, the related B-Noteholder), to be an insured (and for the Master Servicer
(or the Special Servicer in the case of a Specially Serviced Mortgage Loan), on behalf of the Trust Fund (and in the case of an A/B Loan Pair, the related
B-Noteholder), to make claims) under such environmental insurance policy. In the event that the Master Servicer (or the Special Servicer in the case of a
Specially Serviced Mortgage Loan) has actual knowledge of any event (an "Insured
Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the
Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and in the case of an A/B Loan Pair, the related B-Noteholder). Any legal fees, premiums or other out-of-pocket costs incurred in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the
Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and in the case of an A/B Loan Pair, the related B-Noteholder) in the event the Master
Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

          In the event that the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more Mortgage
Loans, the Master Servicer (or the Special Servicer in the case of a Specially
Serviced Mortgage Loan) shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the
Rating Agencies, the Trustee and, in the case of an A/B Loan Pair, the related
B-Noteholder of such termination in writing. Upon receipt of such notice, the
Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the
Special Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

                                     -126-

          SECTION 3.08. Enforcement of Alienation Clauses.

          (a) The Master Servicer (with respect to Mortgage Loans that are not
Specially Serviced Mortgage Loans) and the Special Servicer (with respect to
Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance" clauses and any other restrictions contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Master
Servicer or the Special Servicer, as the case may be, has (1) determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that waiver of the lender's rights under such clauses or the waiver of such other restrictions, as applicable, would be in accordance with the Servicing Standard and (2) complied with the applicable requirements, if any, of Section 6.11;
provided that:

               (i) subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage
     Loan that is a Significant Mortgage Loan, or if, taking into account existing debt on the subject Mortgaged Property and the proposed additional debt as if such total debt were a single Mortgage Loan, the Loan-to-Value
     Ratio is equal to or greater than 85% or the Debt Service Coverage Ratio is equal to or less than 1.2x, unless it receives prior written confirmation from each Rating Agency that such action would not result in an Adverse
     Rating Event (except that prior written confirmation from Fitch shall not be required unless the Mortgage Loan (A) is one of the ten largest Mortgage
     Loans in the Mortgage Pool or (B) when combined with any other Mortgage
     Loans made to Mortgagors that are affiliated to the related Mortgagor, constitutes one of the ten largest Mortgagor concentrations in the Mortgage
     Pool based on the then-current outstanding principal balance of all of the
     Mortgage Loans);

               (ii) if the affected Mortgage Loan is a Significant Mortgage
     Loan, then, subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event (except that prior written confirmation from Fitch shall not be required unless the Mortgage
     Loan (A) is one of the ten largest Mortgage Loans in the Mortgage Pool or
     (B) when combined with any other Mortgage Loans made to Mortgagors that are affiliated to the related Mortgagor, constitutes one of the ten largest
     Mortgagor concentrations in the Mortgage Pool based on the then-current outstanding principal balance of all of the Mortgage Loans); provided that, with respect to a waiver of a due-on-sale provision, in the event that such
     Mortgage Loan does not meet the preceding criteria, and the Mortgage Loan documents contain a requirement for Rating Agency approval, the Master
     Servicer or the Special Servicer, subject to Section 6.11, may waive such requirement without Rating Agency approval in accordance with the Servicing
     Standard;

               (iii) subject to the related Mortgage Loan documents and
     applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage Loan until it has delivered to the Special Servicer its recommendation and analysis of the

                                     -127-

     request, together with a copy of the materials and information upon which such recommendation is based, and has received the consent of the Special
     Servicer (the giving of which consent shall be subject to the Servicing
     Standard and Section 6.11), which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class
     Representative is entitled to object pursuant to Section 6.11, 15 Business
     Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information requested by the
     Special Servicer or the Controlling Class Representative;

               (iv) subject to the related Mortgage Loan documents and
     applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Mortgage Loan until it has received the consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section 6.11), which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to
     Section 6.11, 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Special Servicer of the Master
     Servicer's written recommendation and analysis and any additional information requested by the Special Servicer or the Controlling Class
     Representative;

               (v) subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither the Master Servicer nor the
     Special Servicer shall be obligated to cover or assume any such costs or expenses); and

               (vi) neither the Master Servicer nor the Special Servicer shall
     (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property that secures a
     Crossed Loan Group unless (i) all of the Mortgaged Properties securing such
     Crossed Loan Group are transferred simultaneously by the respective
     Mortgagor or (ii) it obtains the consent of the Controlling Class
     Representative, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class
     Representative is entitled to object pursuant to Section 6.11,15 Business
     Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Controlling Class Representative of written notice of such action and all reasonably requested information related thereto (or, if no information is requested, within 10 Business Days (or, if applicable, 15
     Business Days) of receipt of written notice).

          No consent will be required of the Master Servicer, the Special
Servicer, the Controlling Class Representative or any Rating Agency with respect to the transfer of the ownership interests in the Mortgagor under the Jefferson
Commons Mortgage Loan to Education Realty Operating Partnership L.P. if the
conditions for such transfer set forth in the related loan agreement, as amended, are satisfied

                                     -128-

in connection therewith. The foregoing notwithstanding, the Master Servicer shall review the documents to be executed and/or provided in connection with such proposed transfer to verify compliance with the relevant provisions of the loan agreement.

          If, in connection with an assumption of any Mortgage Loan, the applicable Mortgage Loan Seller bears the costs and expenses associated with such assumption in accordance with the terms of the applicable Mortgage Loan
Purchase Agreement, any costs and expenses subsequently recovered by the Master
Servicer from the related Mortgagor in respect of such assumption shall be promptly remitted by the Master Servicer to the applicable Mortgage Loan Seller.

          In the case of any Mortgage Loan, the Master Servicer and the Special
Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this section.

          In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master
Servicer, with respect to Mortgage Loans that are not Specially Serviced
Mortgage Loans, or the Special Servicer, with respect to Specially Serviced
Mortgage Loans, shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

          (b) Notwithstanding any other provisions of this Section 3.08, the
Master Servicer with respect to Mortgage Loans which are not Specially Serviced
Mortgage Loans (without the Special Servicer's consent, but subject to delivering notice to the Special Servicer and the Controlling Class
Representative (and with respect to an A/B Loan Pair, the related B-Noteholder))
or the Special Servicer with respect to Specially Serviced Mortgage Loans, as applicable, may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor's request for consent to subject the related
Mortgaged Property to an easement, right-of-way or other similar agreement for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement, right-of-way or other similar agreement provided the Master Servicer or the
Special Servicer, as applicable, shall have determined in accordance with the
Servicing Standard that such easement, right-of-way or other similar agreement shall not materially interfere with the then-current use of the related
Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or cause the Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                        Appraisals.

          (a) The Special Servicer shall, subject to Sections 3.09(b) through
3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the
Servicing Standard, to foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the corresponding Mortgaged Property by operation of law or otherwise in relation to such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20.
Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special
Servicer in any such

                                     -129-

proceedings, and shall be entitled to reimbursement therefor as provided in
Section 3.05(a) or Section 3.05(e), as applicable. Nothing contained in this
Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of an A/B Mortgaged Property, the related
B-Noteholder), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment (exercised in accordance with the Servicing Standard) taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected
Mortgage Loan, the occupancy level and physical condition of the Mortgaged
Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a)
and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged
Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund (and, in the case of an A/B Loan Pair, at the expense of the related B-Noteholder), have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the
Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in
Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

          With respect to each Required Appraisal Mortgage Loan, the Special
Servicer will be required to obtain a Required Appraisal (or with respect to any
Mortgage Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, at the Special Servicer's option, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such
Required Appraisal Mortgage Loan within the prior 12 months and the Special
Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required
Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed Advances of principal, of less than
$2,000,000, an internal valuation performed by the Special Servicer) once every
12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such
Mortgage Loan remains a Required Appraisal Mortgage Loan. Following its receipt of such Required Appraisal or letter update or the completion of its internal valuation, the Special Servicer may, but shall not be required to, reduce the
Appraised Value of the related Mortgaged Property based on its review of the
Required Appraisal (or letter update or internal valuation) and any other information that the Special Servicer, consistent with the Servicing Standard, deems appropriate. The Special Servicer shall deliver a copy of each Required
Appraisal (or letter update or internal valuation) to the Master Servicer, the
Controlling Class Representative and the Trustee within 10 Business Days of obtaining or performing such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master
Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a
Servicing Advance out of the Collection Account pursuant to Section 3.05(a)(vi)
and 3.05(a)(vii) or, in the case of an A/B Loan Pair, out of the related A/B
Loan Custodial Account pursuant to Section 3.05(e)(vi) and 3.05(e)(vii).

                                     -130-

          (b) Notwithstanding any other provision of this Agreement, no
Mortgaged Property shall be acquired by the Special Servicer on behalf of the
Certificateholders (and, in the case of an A/B Mortgaged Property, the related
B-Noteholder) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of an A/B Mortgaged Property, the related B-Noteholder) from potential liability. The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
     Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
     Counsel (the cost of which may be withdrawn from the Collection Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any of the Loan REMIC, REMIC I or REMIC II under the REMIC
     Provisions or cause either of the Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trust Fund (and, in the case of the A/B Loan Pairs, on behalf of the
B-Noteholders), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any
Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of an A/B Mortgaged Property, on behalf of the related B-Noteholder), could, in the reasonable judgment of the
Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Mortgaged Property within the meaning of CERCLA or any comparable law (a
"potentially responsible party"), unless the Special Servicer has determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee
(and, in the case of an A/B Mortgaged Property, the related B-Noteholder) that shall specify all of the bases for such determination), in accordance with the
Servicing Standard, and based on an Environmental Assessment of such Mortgaged
Property performed by an Independent Person who regularly conducts Environmental
Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Controlling Class Representative, any Requesting
Subordinate Certificateholder (at the expense of such requesting Holder), the
Master Servicer and, in the case of an A/B Mortgaged Property, to the related
B-Noteholder), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders

                                     -131-

     (and, in the case of an A/B Mortgaged Property, on behalf of the related
     B-Noteholder) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders
     (and, in the case of an A/B Mortgaged Property, on behalf of the related
     B-Noteholder) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the
     Certificateholders (and, in the case of an A/B Mortgaged Property, on behalf of the related B-Noteholder) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of an A/B Mortgaged Property, on behalf of the related B-Noteholder) to be performed at the related Net
     Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

          The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such
Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be payable out of the Collection
Account or the applicable A/B Loan Custodial Account pursuant to Section 3.05(a)
or 3.05(e) (or, in the case of an A/B Mortgaged Property, to the extent the funds in the related A/B Loan Custodial Account are insufficient, shall be advanced by the Master Servicer, subject to Section 3.03(c).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the Merrill Mortgage Loan Purchase Agreement, the
KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase
Agreement, as applicable, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the
Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if an A/B Loan Pair is involved, the
B-Noteholder), if and as applicable, release all or a portion of such Mortgaged
Property from the lien of the related Mortgage; provided that, if such Mortgage
Loan (or such A/B Loan Pairs, if applicable) has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Controlling Class Representative, the Master Servicer and,

                                     -132-

in the case of an A/B Mortgaged Property, the related B-Noteholder in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the
Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of
Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

          (e) The Special Servicer shall report to the Master Servicer, the
Controlling Class Representative, the Trustee and, in the case of an A/B
Mortgaged Property, the related B-Noteholder monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged
Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced
Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the
Servicing Standard, seek such deficiency judgment if it deems advisable.

          (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicer, all information required to be reported and the Master Servicer shall promptly prepare and file with the Internal
Revenue Service on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgage Loan or
Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by
Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

          (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any
Mortgage Loan or REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative (and, with respect to the Deerbrook
Apartments Mortgage Loan or any related REO Property, the Class DA
Representative), the Master Servicer and, in the case of any A/B Loan Pair or any A/B REO Property, the related B-Noteholder no later than the third Business
Day following such Final Recovery Determination.

          (i) Upon reasonable request of the Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Mortgage Loan or the related Mortgaged Property.

                                     -133-

          SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                        Files.

          (a) Upon the payment in full of any Trust Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related
Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the
Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the
Trustee shall release, or cause any related Custodian to release, the related
Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

          Upon the payment in full of any B-Note Loan, or the receipt by the
Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the B-Noteholder in writing by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related
A/B Loan Custodial Account pursuant to Section 3.04(h) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the original Mortgage Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related A/B
Loan Custodial Account, the Collection Account or the Distribution Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer
shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a B-Note Loan), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for
Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special
Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) (and, in the case of a B-Note Loan, the Master Servicer shall cause the related B-Noteholder to release the Mortgage Note for such Mortgage
Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related
Custodian, or the delivery to the Trustee of a certificate of a Servicing
Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account or the applicable A/B Loan Custodial Account pursuant to Section 3.04(a) or Section
3.04(h), as the case may be, have been or will be so deposited, or that such
Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

                                     -134-

          (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the
Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of an
A/B Mortgaged Property, the related B-Noteholder) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged
Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage
Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or, if applicable, the related B-Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee
(and, if applicable, the related B-Noteholder) a certificate of a Servicing
Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the
Certificateholders and, in the case of an A/B Loan Pair, also on behalf of the related B-Noteholder) will not invalidate or otherwise affect the lien of the
Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          SECTION 3.11. Servicing Compensation.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each
Mortgage Loan (including each Specially Serviced Mortgage Loan) and each REO
Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360
Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or an REO Loan, on the basis of the actual number of days to elapse from and including the related
Due Date to but excluding the date of such Principal Prepayment or Liquidation
Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan or any REO Loan shall cease to accrue if a Liquidation
Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly on a loan-by-loan basis, from payments of interest on each
Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The
Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or any REO Loan out of that portion of related
Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or Section 3.05(e), as applicable, and in the case of a Trust Mortgage Loan or a Trust REO Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement or the transfer of all or a portion of the
Master Servicer's right to receive the Excess Servicing Strip.

          Notwithstanding anything herein to the contrary, KRECM (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip

                                     -135-

(in whole but not in part); provided that any assignee or pledgee of the Excess
Servicing Strip must be a Qualified Institutional Buyer or Institutional
Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the
Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of KRECM in its capacity as the
Master Servicer, all or any portion of the Excess Servicing Strip may be reduced by the Trustee through a reduction in the Excess Servicing Strip Rate with respect to one or more Mortgage Loans and REO Loans to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee)
that meets the requirements of Section 6.04 and that requires market rate servicing compensation that accrues at a per annum rate in excess of the sum of
(i) 0.01% (one basis point) per annum, (ii) the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan and (iii) with respect to any Broker
Strip Loan, the Broker Strip Rate for such Broker Strip Loan. KRECM and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and KRECM hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee,
the Fiscal Agent, the Master Servicer, the Certificate Registrar and the Special
Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the
Excess Servicing Strip or any Non-Registered Certificate pursuant to the
Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other
Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and
(y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered
Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any Mortgage Loan or REO Loan, as the case may be, the portion

                                     -136-

of the Excess Servicing Strip attributable to such Mortgage Loan or REO Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the
Master Servicer. The holder of the Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The Master Servicer shall pay the Excess Servicing Strip to the holder of the Excess Servicing Strip (i.e., KRECM or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of KRECM hereunder (subject to reduction as provided above and in the next paragraph).

          In the event that KRECM is terminated or resigns as Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess
Servicing Strip, except to the extent that any portion of such Excess Servicing
Strip is needed (as determined by the Trustee in its sole discretion) to compensate any replacement Master Servicer for assuming the duties of KRECM under this Agreement.

          (b) Additional master servicing compensation in the form of:

               (i) any and all Default Charges collected with respect to a
     Mortgage Loan that is not a Specially Serviced Mortgage Loan, to the extent provided in clause seventh of Section 3.26;

               (ii) 50% of any and all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially
     Serviced Mortgage Loan (provided, however, that if the consent of the
     Special Servicer is not required pursuant to the terms of this Agreement in connection with the underlying servicing action, then the Master Servicer shall be entitled to receive 100% of such fees; and provided, further, no assumption application fees or assumption fees in excess of an aggregate amount of $20,000 shall be payable to the Master Servicer with respect to the first assumption of the Jefferson Commons Mortgage Loan (which assumption fees and assumption application fees relating to the first assumption were retained by JPMorgan pursuant to the JPMorgan Mortgage Loan
     Purchase Agreement), so long as such assumption occurs within six months of the Closing Date);

               (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a Mortgage
     Loan that is not a Specially Serviced Mortgaged Loan and, in the case of checks returned for insufficient funds, with respect to a Specially
     Serviced Mortgage Loan;

               (iv) any and all Prepayment Interest Excesses collected with respect to a Trust Mortgage Loan, including a Specially Serviced Mortgage
     Loan (after deduction of the amounts required to be deposited by the Master
     Servicer in the Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls and Casualty/Condemnation Interest Shortfalls);

               (v) interest or other income earned on deposits in the Investment
     Accounts maintained by the Master Servicer (but only to the extent of the
     Net Investment Earnings, if any,

                                     -137-

     with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any
     Mortgagor under applicable law or under the related Mortgage); and

               (vi) other customary charges;

may be retained by the Master Servicer and are not required to be deposited in the Collection Account; provided that the Master Servicer's right to receive
Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay, or reimburse the Trust for, interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan or REO Loan as provided in
Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26.
Any of the amounts described in clauses (i) through (v) that are collected by the Special Servicer shall be promptly paid to the Master Servicer.

          The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder
(including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account or, with respect to an
A/B Loan Pair, out of the related A/B Loan Custodial Account, and the Master
Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          In respect of each Broker Strip Loan, the Master Servicer shall, on a monthly basis, by the last day of the month following the month in which the
Master Servicer collected such Broker Strip, remit to the applicable Broker
Strip Payee the amount of the Broker Strip so collected.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Loan. As to each Specially
Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360
Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due
Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any
Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected
Mortgage Loan. Subject to the penultimate paragraph of Section 3.11(c), earned but unpaid Special Servicing Fees shall be payable monthly out of related
Liquidation Proceeds and then general collections on the Mortgage Loans and any
REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

          As further compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan.
As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for

                                     -138-

so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer
Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special
Servicer is terminated or resigns, it will, except if it is terminated for cause, retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected
Mortgage Loan at the time of its termination (other than for cause) or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan,
but the Mortgage Loan had not as of the time the Special Servicer is terminated
(other than for cause) or resigns become a Corrected Mortgage Loan because the related Mortgagor had not made three consecutive monthly debt service payments
(but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a Corrected
Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout
Fees.

          In addition, subject to the following sentence, the Special Servicer shall be entitled to a Principal Recovery Fee with respect to each Specially
Serviced Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) for which it obtains a full or discounted payoff from the related
Mortgagor, and the Special Servicer shall also be entitled to the Principal
Recovery Fee with respect to any Specially Serviced Mortgage Loan or REO
Property as to which it receives any Liquidation Proceeds or Insurance Proceeds and allocable as a recovery of principal, interest (other than Additional
Interest and Penalty Interest) and expenses in accordance with Section 3.02(b)
or the definition of "REO Loan", as applicable; and as to each such Specially
Serviced Mortgage Loan and REO Property, the Principal Recovery Fee shall be payable from, and will be calculated by application of the Principal Recovery
Fee Rate to, the related payment or proceeds. Notwithstanding the foregoing, no
Principal Recovery Fee shall be payable in connection with, or out of proceeds received in connection with the purchase or substitution of any Mortgage Loan or
REO Property by a Mortgage Loan Seller pursuant to the Merrill Mortgage Loan
Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan
Mortgage Loan Purchase Agreement due to a Breach or a Document Defect, within the time period (or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, if the Mortgage Loan Seller was acting in good faith to resolve such
Breach or Document Defect, or the purchase of any Mortgage Loan or REO Property by the Majority Subordinate Certificateholder (or the Controlling Class
Representative) or the Special Servicer pursuant to Section 3.18, by the related
B-Noteholder pursuant to the related A/B Intercreditor Agreement (except as otherwise provided in such A/B Intercreditor Agreement), or by the Master
Servicer, the Special Servicer or the Majority Subordinate Certificateholder (or
the Controlling Class Representative) pursuant to Section 9.01, or the purchase of any Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement, or the removal of any Mortgage Loan or REO Property from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01; and further no Principal Recovery Fee shall, with respect to any Mortgage Loan, be payable (i) in connection with a Periodic
Payment received in connection with such Mortgage Loan or (ii) to the extent a
Workout Fee is payable concerning the related payment, Liquidation Proceeds or
Insurance Proceeds.

                                     -139-

          Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee payable in accordance with the three preceding paragraphs with respect to an A/B Loan Pair (including, without limitation, any successor REO Loans comprising same) shall be paid from the collections received on such A/B Loan Pair on deposit in the related A/B Loan Custodial Account that may be applied to pay such fees in accordance with the related A/B Intercreditor
Agreement, pursuant to Section 3.05(e).

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

          (d) Additional servicing compensation in the form of: (i) all Default
Charges and (subject to Section 3.11(b)(ii)) assumption application fees collected with respect to Specially Serviced Mortgage Loans and (ii) one-hundred percent (100%) of any assumption fee or modification fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan and
(subject to Section 3.11(b)(ii)) fifty percent (50%) of all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to any non-Specially
Serviced Mortgage Loan for which Special Servicer consent is required shall be retained by the Special Servicer or promptly paid to the Special Servicer by the
Master Servicer and shall not be required to be deposited in the Collection
Account or the A/B Loan Custodial Accounts, as the case may be; provided that the Special Servicer's right to receive Default Charges pursuant to clause (i)
above shall be limited to the portion of such items that have not been applied to pay or reimburse the Trust for interest on Advances, Additional Trust Fund
Expenses and property inspection costs in respect of the related Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in
Section 3.26; and provided, further, that no assumption application fees or assumption fees in excess of an aggregate amount of $20,000 shall be payable to the Special Servicer with respect to the first assumption of the Jefferson
Commons Mortgage Loan (which assumption fees and assumption application fees relating to the first assumption were retained by JPMorgan pursuant to the
JPMorgan Mortgage Loan Purchase Agreement), so long as such assumption occurs within six months of the Closing Date). The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment
Earnings, if any, with respect to the REO Accounts for each Collection Period);
and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in
Section 3.05(a) and/or Section 3.05(e) if and to the extent such expenses are not payable directly out of the Collection Account, the A/B Loan Custodial
Accounts or the REO Accounts, as the case may be.

          (e) If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of

                                     -140-

the Trust Fund, including any Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and the Master Servicer or the Special Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan documents. Any remaining portion of such assumption fee or of such assumption application fee will be applied as additional compensation to the Master Servicer or the Special Servicer in
accordance with this Section 3.11. Neither the Master Servicer nor the Special
Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

          SECTION 3.12. Property Inspections; Collection of Financial
                        Statements; Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan, provided that such expense shall be reimbursable first out of Default Charges otherwise payable to the Special Servicer and the Master Servicer, then as an Additional
Trust Fund Expense (other than an expense allocable to a B-Note Loan, which shall be reimbursable from the related A/B Loan Custodial Account). In addition, after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special
Servicer shall perform or cause to be performed a physical inspection of the related Mortgaged Property at least once per calendar year, so long as such
Mortgage Loan remains a Specially Serviced Mortgage Loan. Beginning in 2005, the
Master Servicer for each Mortgage Loan other than a Specially Serviced Mortgage
Loan or REO Loan, shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year unless such Mortgaged Property has been inspected in such calendar year by the
Special Servicer or, in the case of each Mortgage Loan with an unpaid principal balance of less than $2,500,000, once every two calendar years, unless such
Mortgaged Property has been inspected in the applicable second calendar year by the Special Servicer. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master
Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition, occupancy or value of the
Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware and considers material, or (iii) any visible waste committed on the Mortgaged Property of which the Master Servicer or the Special
Servicer, as applicable, is aware and considers material. The Master Servicer shall within 45 days of the related inspection, deliver such reports complete with any photographs taken thereof, to the Trustee and, in an electronic format, to the Controlling Class Representative (and in the case of an A/B Loan Pair, the related B-Noteholder), any Requesting Subordinate Certificateholder (at the
expense of such requesting Holder) and the Trustee shall, subject to Section
3.15, make copies of all such inspection reports available for review by
Certificateholders and Certificate Owners during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall deliver copies of any such inspection reports to Certificateholders and
Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged
Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master
Servicer; and provided, further, that the Master Servicer and the Special
Servicer shall not both inspect a Mortgaged Property that is not securing a
Specially Serviced Mortgage Loan in the same calendar year.

                                     -141-

If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

          (b) The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as
may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.
Without limiting the generality of the foregoing, not later than 2:00 p.m. (New
York City time) on the Business Day following each Determination Date, beginning in October 2004, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable the Master Servicer to produce, the CMSA files and reports required to be delivered by the Master
Servicer to the Trustee as described below, in each case with respect to all
Specially Serviced Mortgage Loans and the REO Properties.

          (c) The Master Servicer shall deliver to the Trustee, no later than
4:00 p.m. New York City time on the third Business Day prior to each
Distribution Date beginning in October 2004, the CMSA Loan Periodic Update File
with respect to the subject Distribution Date and notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection
Period. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and
Reimbursements. The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicer shall not be required to deliver a Monthly Additional Report on Recoveries and
Reimbursements (and no CMSA Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable." The Master Servicer's responsibilities under this Section 3.12 with respect to information to be provided by the Special Servicer with respect to Specially Serviced Mortgage
Loans and REO Properties shall be subject to the satisfaction of the Special
Servicer's obligations under Section 3.12(b), but the failure of the Special
Servicer to provide information required by it shall not relieve the Master
Servicer of its duties to provide the related reports, absent such information.
Notwithstanding the foregoing, because the Master Servicer will not receive the
Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in October 2004 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the
Master Servicer (including but not limited to information prepared by third-party servicers of the subject Mortgage Loans with respect to the period prior to the Closing Date). No later than 4:00 p.m. New York City time on each
P&I Advance Date beginning in November 2004, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA
Comparative Financial Status Report; (ii) a CMSA Delinquent Loan Status Report;
(iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report;
(iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a
CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Loan Setup
File; (ix) a CMSA Financial File; and (x) a CMSA Loan Level Reserve/LOC Report.
Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the
Master Servicer.

                                     -142-

          (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master
Servicer shall deliver to the Trustee the reports set forth in Section 3.12(c)
in an electronic format reasonably acceptable to the Special Servicer, the
Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this
Section 3.12, to the extent that such information or reports are based on information or reports to be provided by the Special Servicer pursuant to
Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section
3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information to the Trustee until it has received such information from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing information required by this
Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) and this
Section 3.12(d) of this Agreement, but the Master Servicer shall not be relieved of its obligation to timely provide such reports absent the information not provided by the Special Servicer as required by this Section 3.12.

          Commencing with respect to the calendar quarter ended December 31,
2004, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage
Loan, shall make reasonable efforts to collect promptly from each related
Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents. In addition, the Special
Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof. The Master Servicer shall deliver at least quarterly all items required to be delivered to it by the Special Servicer pursuant to the immediately preceding sentence to the Controlling Class Representative (and in the case of the Deerbrook Apartments Mortgage Loan or an A/B Loan Pair, the Class DA
Representative or the related B-Noteholder, as applicable), any Requesting
Subordinate Certificateholder (at the expense of such requesting Holder) and the
Trustee in an imaged format.

          The Master Servicer shall maintain a CMSA Operating Statement Analysis
Report with respect to each Mortgaged Property and REO Property related to each
Mortgage Loan. Within 60 days after receipt by the Master Servicer from the related Mortgagor or otherwise, as to each non-Specially Serviced Mortgage Loan and within 30 days after receipt by the Master Servicer from the Special
Servicer or otherwise, as to a Specially Serviced Mortgage Loan or an REO
Property, of any annual operating statements and rent rolls with respect to any
Mortgaged Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update)
the CMSA Operating Statement Analysis Report for the subject Mortgaged Property or REO Property. The Master Servicer shall remit a copy of each CMSA Operating
Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if not already provided pursuant to this Section 3.12, the underlying operating statements and rent rolls, to the Controlling Class Representative (and in the case of the Deerbrook
Apartments Mortgage Loan or

                                     -143-

an A/B Loan Pair, the Class DA Representative or the related B-Noteholder, as applicable), any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), the Trustee and the Special Servicer. Within 60 days
(or, in the case of items received from the Special Servicer or otherwise with respect to Specially Serviced Mortgage Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer
shall prepare or update and forward to the Trustee, the Special Servicer and the
Controlling Class Representative (and in the case of an A/B Loan Pair, the related B-Noteholder) a CMSA NOI Adjustment Worksheet using the same format as the CMSA Operating Statement Analysis Report for such Mortgaged Property or REO
Property, together with, if so requested and not previously provided pursuant to this Section 3.12, the related quarterly or annual operating statements.

          (e) On or before the Closing Date, the Depositor shall provide to the
Master Servicer, the initial data (as of the respective Due Dates for the
Mortgage Loans in September 2004 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan
Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA
Property File.

          (f) Except with respect to delivery to the Special Servicer or the
Controlling Class Representative, which deliveries shall all be electronic, if the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the
Master Servicer or Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Internet Website or the
Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee.

          (g) Notwithstanding any other provision in this Agreement, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12, or that may otherwise be disclosed pursuant to Sections 3.15 or Section 4.02, shall not constitute a breach of this Agreement to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master
Servicer or Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The
Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan documents and the Servicing
Standard. The Master Servicer or the Special Servicer may affix to any information provided by it under this Agreement any disclaimer it deems appropriate in its discretion (without suggesting liability on the part of any other party hereto).

          (h) The Master Servicer shall, contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any reports that contain information regarding an A/B Mortgaged Property or financial information regarding the related Mortgagor to the related
B-Noteholder.

                                     -144-

          (i) For the purposes of the production by the Master Servicer or the
Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the related Due Date in
September 2004, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by the Master
Servicer, by the Special Servicer (if other than such Master Servicer or an
Affiliate thereof) and (y) in the case of such a report produced by the Special
Servicer, by the Master Servicer (if other than such Special Servicer or an
Affiliate thereof). Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as the case may be. The Trustee shall not be responsible for the accuracy or completeness of any information supplied to it for delivery pursuant to this
Section. Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party. All reports provided pursuant this
Section 3.12 shall be in an electronic format reasonable acceptable to both the
Trustee and the Master Servicer.

          (j) The preparation and maintenance by the Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12 with respect to the A/B Loan Pairs, the corresponding Mortgaged Property and/or any related
REO Properties, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Controlling Class Representative, any Requesting Subordinate
Certificateholder (at the expense of such requesting Holder), the Class DA
Representative, the B-Noteholder and the Rating Agencies (with a copy to the
Depositor), and, in the case of the Special Servicer, to the Master Servicer, on or before May 1 of each year, beginning in 2005 (provided any such Officer's
Certificate is required in connection with any filing with the Securities and
Exchange Commission, the Master Servicer and the Special Servicer shall deliver such items on or before March 15 of each year, beginning in 2005), an Officer's
Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the
Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if applicable, the portion of such year during which the Certificates were outstanding), or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the
case may be, has received no notice regarding qualification, or challenging the status, of the Loan REMIC, REMIC I or REMIC II as a REMIC under the REMIC
Provisions or of Grantor Trust Z, Grantor Trust E or Grantor Trust B as a
"grantor trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.

                                     -145-

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before May 1 of each year, beginning May 1, 2005 (provided that if the Trustee requires any such reports in connection with any filing with the
Securities and Exchange Commission, the Master Servicer and the Special Servicer
shall deliver such items on or before March 15 of each year, beginning March 15,
2005), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the
American Institute of Certified Public Accountants to furnish a statement to the
Trustee, the Rating Agencies, the Controlling Class Representative, any
Requesting Subordinate Certificateholder (at the expense of such requesting
Holder), the Class DA Representative and the Depositor and, in the case of the
Special Servicer, to the Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special
Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for
Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

          SECTION 3.15. Access to Certain Information.

          (a) Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below, to the extent such items are in its possession), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below) and the
Trustee (with respect to the items in clause (b) and (i) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the Trustee, at its Corporate Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the
Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any prospective transferee of any Certificate or interest therein, the Trustee, the Rating
Agencies, the Underwriters and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all
Distribution Date Statements delivered to holders of the relevant Class of
Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section
3.12(c), (c) all Officer's Certificates delivered by the Master Servicer or the
Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e)
the most recent property inspection report prepared by or on behalf of the
Master Servicer in respect of each Mortgaged Property and any Environmental
Assessments prepared pursuant to Section 3.09, (f) the most recent Mortgaged
Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan and the Asset Status Report prepared by the Special Servicer pursuant to Section 3.21(c), (h) the Servicing File relating to each Mortgage Loan and (i) any and all Officer's Certificates

                                     -146-

and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance including appraisals affixed thereto and any
Required Appraisal prepared pursuant to Section 3.09(a). Copies of any and all of the foregoing items will be available from the Master Servicer, the Special
Servicer or the Trustee, as the case may be, upon request and payment of reasonable copying costs but shall be provided to any of the Rating Agencies and the Controlling Class Representative (and with respect to an A/B Loan Pair, the related B-Noteholder) at no cost pursuant to their reasonable requests. The
Master Servicer, Special Servicer and Trustee may each satisfy its obligations under this Section 3.15(a) by making such items available for review on its
Internet Website with the use of a password.

          In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and in the case of the
Deerbrook Apartments Mortgage Loan or an A/B Loan Pair, the Class DA
Representative or the related B-Noteholder, as applicable), in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee or the Master Servicer, as applicable, shall require: (a) in the case of Certificate Owners, Certificateholders and the Controlling Class
Representative (and in the case of the Deerbrook Apartments Mortgage Loan or an
A/B Loan Pair, the Class DA Representative or the related B-Noteholder, as applicable), a confirmation executed by the requesting Person substantially in the form of Exhibit I-1 hereto (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable, and which may provide indemnification for the Master Servicer, the Special Servicer and the
Trustee) generally to the effect that such Person is a beneficial holder of
Book-Entry Certificates, or a representative of a beneficial holder of
Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner and the Controlling Class Representative (and in the case of the Deerbrook
Apartments Mortgage Loan or an A/B Loan Pair, the Class DA Representative or the
related B-Noteholder, as applicable) may provide such information to any other
Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a
Certificate or an interest therein, confirmation executed by the requesting
Person substantially in the form of Exhibit I-2 hereto (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable, and which may provide indemnification for the Master Servicer or
Trustee, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Certificate Owners and Holders of the
Certificates, by their acceptance thereof, and the Controlling Class
Representative (and in the case of the Deerbrook Apartments Mortgage Loan or an
A/B Loan Pair, the Class DA Representative or the related B-Noteholder, as applicable), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any
Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws.
Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee or the Master Servicer, as applicable, pursuant to this Section 3.15 that has previously been made

                                     -147-

available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission, and the Trustee or the Master
Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

          Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC,
the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

          The Trustee, the Master Servicer, the Special Servicer and the
Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges.

          (b) The Trustee shall, and the Master Servicer may but is not required to, make available each month to any interested party on their respective
Internet Websites (i) the Distribution Date Statement and (ii) this Agreement, the Prospectus and the Prospectus Supplement. In addition, on each Distribution
Date, the Trustee shall make available to any interested party via the Trustee's
Internet Website the Unrestricted Servicer Reports, the CMSA Loan Periodic
Update File, the CMSA Loan Setup File, the CMSA Bond Level File and the CMSA
Collateral Summary File, in each case for such Distribution Date, and any other information at the request of the Depositor. The Trustee shall make available on each Distribution Date (i) the Restricted Servicer Reports and (ii) the CMSA
Property File to any Privileged Person via the Trustee's Internet Website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee.

          The Master Servicer may, but is not required to, make available each month via its Internet Website to any Privileged Person, with the use of a password provided by the Master Servicer, the reports and files comprising the
CMSA Investor Reporting Package.

          (c) In connection with providing access to the Trustee's Internet
Website or the Master Servicer's Internet Website, the Trustee or the Master
Servicer, as applicable, may require registration and the acceptance of a disclaimer and may otherwise adopt reasonable rules and procedures that may include, to the extent the Master Servicer or Trustee, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable)) governing the availability, use and disclosure of such information and providing indemnification to the Master Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom.

                                     -148-

          The Master Servicer and Trustee may, in accordance with such reasonable rules and procedures as each may adopt (including conditioning access on the execution and delivery of an agreement (which may be in the form of
Exhibit I-1 or I-2) governing the availability, use and disclosure of information and providing indemnification to the Master Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom), also make available, through its Internet Website or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors for
review by any Persons to whom the Master Servicer or Trustee, as applicable, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Mortgage Loan (in the case of Trustee, if it has actual knowledge of such prohibition by the related
Mortgage Loan).

          Notwithstanding anything in this Agreement to the contrary, the Master
Servicer and the Trustee may withhold (other than with respect to items required to be delivered under this Agreement to the Controlling Class Representative
(and in the case of an A/B Loan Pair, the related B-Noteholder)) any information not yet included in a Form 8-K Current Report filed with the Securities and
Exchange Commission or otherwise made publicly available with respect to which the Trustee or the Master Servicer has determined that such withholding is appropriate.

          Any transmittal of information by the Master Servicers or the Trustee to any Person other than the Rating Agencies or the Depositor may be accompanied by a letter containing the following provision:

          "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust that issued Merrill Lynch Mortgage Trust 2004-KEY2, Commercial
          Mortgage Pass-Through Certificates, Series 2004-KEY2, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder or prospective purchaser of such Certificates or beneficial interest therein."

          (d) If three or more Holders or the Controlling Class Representative
(or, with respect to the Deerbrook Apartments Mortgage Loan, the Class DA
Representative) (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of
Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this
Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the
Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate
Register.

          (e) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other
Person's information or report included

                                     -149-

in any communication from the Master Servicer or the Special Servicer under this
Agreement. None of the Master Servicer, the Special Servicer or the Trustee
shall be liable for the dissemination of information in accordance with the terms of this Agreement. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Internet Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the Special Servicer
may disclaim responsibility for any information distributed by the Trustee, the
Master Servicer or the Special Servicer, respectively, for which it is not the original source.

          SECTION 3.16. Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of an A/B Mortgaged Property, on behalf of the related B-Noteholder. If, pursuant to Section 3.09(b), the Special
Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more REO Properties pursuant to this
Agreement, then (subject to the interests of, if affected, the related
B-Noteholder), the deed or certificate of sale with respect to any such REO
Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

          The Special Servicer, on behalf of the Trust Fund and, in the case of any A/B REO Property, the related B-Noteholder, shall sell any REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I (or, in the case of any REO Property related to the Deerbrook Apartments Mortgage Loan, the
Loan REMIC) acquires ownership of such REO Property for purposes of Section
860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than sixty days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the
effect that the holding by REMIC I (or, in the case of any REO Property related to the Deerbrook Apartments Mortgage Loan, the Loan REMIC) of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on any of the Loan REMIC, REMIC I or REMIC II or cause any of the Loan
REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any
Certificates are outstanding. If the Special Servicer is granted the REO
Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO Extension or such
Opinion of Counsel, as the case may be. Any expense incurred by the Special
Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of
Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered as, and reimbursable as, a Servicing Advance.

                                     -150-

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any
Mortgaged Property (other than an A/B Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO
Account"), to be held on behalf of the Trustee in trust for the benefit of the
Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any A/B REO Property). If such REO
Acquisition occurs with respect to an A/B Mortgaged Property, then the Special
Servicer shall establish an REO Account solely with respect to such property (an
"A/B REO Account"), to be held for the benefit of the Certificateholders and the related B-Noteholder. The Pool REO Account and each A/B REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues,
Insurance Proceeds and Liquidation Proceeds received in respect of any REO
Property within 2 Business Days of receipt. Funds in the REO Accounts may be invested in Permitted Investments in accordance with Section 3.06. The Special
Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional special servicing compensation in accordance with Section
3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the
Net Investment Earnings with respect to such REO Account for any Collection
Period). The Special Servicer shall give written notice to the Trustee and the
Master Servicer of the location of each REO Account, and shall give notice to the related B-Noteholder of the location of any A/B REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination
Date, the Special Servicer shall withdraw from the Pool REO Account and deposit into the Collection Account, or deliver to the Master Servicer or such other
Person as may be designated by the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of the related REO Property during the Collection Period ending on such
Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence. On each Determination Date, the Special Servicer shall withdraw from each A/B REO Account and deposit into the related A/B Loan
Custodial Account, or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer (which shall deposit such amounts into the related A/B Loan Custodial Account) the aggregate of all amounts then on deposit therein that were received in respect of the related A/B REO Property during the
Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in the applicable REO Account such portion of proceeds and collections in respect of any REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount reasonably estimated to be sufficient to cover such items estimated to be incurred during the following twelve-month period.

                                     -151-

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition by it of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged
     Property would be subject to tax as "net income from foreclosure property"
     within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as an REO
     Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent
     Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the
     Special Servicer may (provided that in the reasonable judgment of the
     Special Servicer (exercised in accordance with the Servicing Standard), such alternative is commercially reasonable) acquire such Mortgaged
     Property as REO Property and so lease or operate such REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as
     REO Property without the Trust Fund incurring or possibly incurring an REO
     Tax on income from such property, the Special Servicer shall deliver to the
     REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the
     Special Servicer and shall advise the Special Servicer of the REMIC
     Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the
     Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

                                     -152-

          The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (and, in the case of any REO
Property with respect to an A/B Loan Pair, the related B-Noteholder) by maximizing (to the extent commercially reasonable and consistent with Section
3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special
Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) consult with counsel.

          (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of any A/B REO Property, the related
B-Noteholder) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section
860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse
Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

               (i) all insurance premiums due and payable in respect of such REO
     Property;

               (ii) all real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

          To the extent that amounts on deposit in the applicable REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a
Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                                     -153-

          (c) Without limiting the generality of the foregoing, the Special
Servicer shall not, with respect to any REO Property:

               (i) enter into, renew or extend any New Lease with respect to such REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New
     Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the
     Code; or

               (iv) Directly Operate, or allow any other Person, other than an
     Independent Contractor, to Directly Operate such REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          (d) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any
REO Property, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

               (iii) except as permitted under Section 3.17(a), any such
     contract shall require, or shall be administered to require, that the
     Independent Contractor, in a timely manner, (A) pay out of related REO
     Revenues all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent
     Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property
     (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                                     -154-

               (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO
     Property.

The Special Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the
Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

          SECTION 3.18. Resolution of Defaulted Mortgage Loans and REO
                        Properties.

          (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or an REO
Property related thereto only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01 and/or any related co-lender, intercreditor or similar agreement to which the Trust is a party.

          (b) After a Trust Mortgage Loan becomes a Trust Defaulted Mortgage
Loan, the Special Servicer shall determine the fair value of the Trust Mortgage
Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Trust Mortgage Loan contained herein may have on the value of such Trust Defaulted Mortgage Loan; provided, further, that the
Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty
(30) days) after its receipt of such new Appraisal, if applicable. The Special
Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standard;
provided, however, that the Special Servicer shall update its fair value determination at least once every 90 days; provided, further, that absent the
Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related Mortgaged Property, the Special Servicer shall not be obligated to update such determination. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency, the Majority
Subordinate Certificateholder and the Controlling Class Representative promptly upon its fair value determination and any adjustment thereto. The Special
Servicer shall also deliver to the Master Servicer, the Majority Subordinate
Certificateholder and the Controlling Class Representative the most recent
Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to

                                     -155-

such Trust Mortgage Loan (such materials are, collectively, the "Determination
Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the Master Servicer, and
shall instead deliver the Determination Information to the Trustee, if the
Master Servicer will not be determining whether the Option Price represents fair value for the Trust Defaulted Mortgage Loan, pursuant to this Section 3.18.

          In determining the fair value of any Trust Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged
Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Trust Defaulted Mortgage Loan to the Purchase
Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage Loan
File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special
Servicer that has occurred subsequent to, and that would, in the Special
Servicer's reasonable judgment, materially affect the value of the related
Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged
Property is located.

          (c) Subject to the terms set forth in Section 2.03, in the event a
Trust Mortgage Loan becomes a Trust Defaulted Mortgage Loan, each of the
Majority Subordinate Certificateholder (or, as contemplated in Subsection (o), the Controlling Class Representative if one is then so acting) and the Special
Servicer (each, together with their assignees, an "Option Holder") shall have an assignable option (a "Purchase Option") (with respect to any A-Note Trust
Mortgage Loan, subject to the related A/B Intercreditor Agreement) to purchase such Trust Defaulted Mortgage Loan from the Trust Fund at a price (the "Option
Price") equal to (i) the Purchase Price, if the Special Servicer has not yet
determined the fair value of the Trust Defaulted Mortgage Loan, or (ii) the fair value of the Trust Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing
Standard, if the Special Servicer has made such fair value determination. The
Special Servicer shall, promptly after a Trust Mortgage Loan becomes a Trust
Defaulted Mortgage Loan, deliver to the Majority Subordinate Certificateholder and the Controlling Class Representative a notice substantially in the form of
Exhibit M-1. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Trust Defaulted
Mortgage Loan to any party at any time after the related Trust Mortgage Loan becomes a Trust Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include (i) in the case of the Majority Subordinate
Certificateholder, an assignment substantially in the form of Exhibit M-3, or
(ii) in the case of the Special Servicer, an assignment substantially in the form of Exhibit M-2. Notwithstanding the foregoing, the Majority Subordinate
Certificateholder (or its assignee) shall have the right to exercise its
Purchase Option prior to any exercise of the Purchase Option by the Special
Servicer; provided, however, if the Purchase Option is not exercised by the
Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Trust Mortgage Loan becoming a Trust Defaulted Mortgage Loan, then the Special
Servicer (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise by the Majority

                                     -156-

Subordinate Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the fifteen day period immediately following the expiration of such 60-day period. Following the expiration of such fifteen day period, the Majority Subordinate
Certificateholder (or its assignee) shall again have the right to exercise its
Purchase Option prior to any exercise of the Purchase Option by the Special
Servicer. If not exercised earlier, the Purchase Option with respect to any
Trust Defaulted Mortgage Loan will automatically terminate (i) once the related
Trust Defaulted Mortgage Loan is no longer a Trust Defaulted Mortgage Loan;
provided, however, that if such Trust Mortgage Loan subsequently becomes a Trust
Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable,
(ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or
(iii) the modification or pay-off, in full or at a discount, of such Trust
Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase
Option with respect to a Trust Defaulted Mortgage Loan held by any Person will terminate upon the exercise of the Purchase Option and consummation of the purchase by any other holder of a Purchase Option.

          (d) [Intentionally Omitted.]

          (e) Upon receipt of notice from the Special Servicer indicating that a
Trust Mortgage Loan has become a Trust Defaulted Mortgage Loan, the holder
(whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Master
Servicer, the Trustee and the Controlling Class Representative, written notice thereof (the "Purchase Option Notice"), which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Trust
Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable; provided that the assignor of the
Purchase Option shall have no liability to the Trust Fund or any other party hereto for the failure of its third party assignee to close the sale of the
Trust Defaulted Mortgage Loan after its exercise of the Purchase Option and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special
Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

          (f) If the Special Servicer or the Majority Subordinate
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the related Trust
Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, then the Master Servicer or, if the Master Servicer and the
Special Servicer are the same Person, the Trustee shall determine whether the
Special Servicer's determination of the Option Price represents fair value for the Trust Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b).
In such event, the Special Servicer shall promptly deliver to the Master
Servicer (or the Trustee, if the Trustee is making the determination as contemplated in the preceding sentence) the Determination Information, including information regarding any change in circumstance regarding the Trust Defaulted
Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the Master Servicer (or the
Trustee, if the Trustee is making the determination as contemplated in the preceding sentences, the Trustee) may (at its option) designate an Independent
Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, selected

                                     -157-

with reasonable care by the Master Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's determination of the Option Price represents fair value for the Trust Defaulted Mortgage Loan (which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such
Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate). In that event, the Master Servicer or the Trustee, as the case may be, absent manifest error, may conclusively rely on the opinion of any such Person.

          The costs of all appraisals, inspection reports and opinions of value incurred by the Special Servicer or the Master Servicer or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In addition, the Master
Servicer shall be entitled to receive out of the Collection Account a fee in the amount of $1,500, for the initial confirmation of the Special Servicer's Option
Price determination (but no fee for any subsequent confirmation) that is made by it with respect to any Trust Defaulted Mortgage Loan, in accordance with this
Section 3.18(f).

          Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Majority Subordinate Certificateholder or
any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Trust Mortgage Loan, and the
Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Trust Defaulted
Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within thirty (30) days (except as such period may be extended as set forth in this paragraph) of its receipt of the
Purchase Option Notice and Determination Information from the Special Servicer.
In determining whether the Option Price represents the fair value of such Trust
Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Trust Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent
Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such
Person which was chosen by the Trustee with reasonable care. Notwithstanding the thirty (30) day time period referenced above in this paragraph, the Trustee will have an additional fifteen (15) days to make a fair value determination if the
Person referenced in the immediately preceding sentence has determined that the
Determination Information is defective, incorrect, insufficient or unreliable.
The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

          In the event a designated third party determines that the Option Price is less than the fair value of the Trust Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, the Master

                                     -158-

Servicer or the Trustee, as the case may be, and the Special Servicer shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase
Option has been declared effective pursuant to Section 3.18(e) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to
(i) accept the Option Price as adjusted and proceed in accordance with Section
3.18(g) below, or (ii) reject the Option Price as adjusted, in which case such
Option Holder shall not be obligated to close the purchase of the Trust
Defaulted Mortgage Loan. Upon notice from such Option Holder, that it rejects the Option Price as adjusted, the Special Servicer and the Trustee shall provide the notices described in Section 3.18(h) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the
Option Price as adjusted.

          (g) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within ten (10)
Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of a Request for
Release from the Master Servicer specifying the date for closing the purchase of the related Trust Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such
Trust Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting
Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve
Account) into the Collection Account within one (1) Business Day following receipt.

          (h) The Special Servicer shall immediately notify the Trustee and the
Master Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

          (i) Unless and until the Purchase Option with respect to a Trust
Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Trust
Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing
Standard; provided, however, the Special Servicer will not be permitted to sell the Trust Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

          (j) In the event that title to any REO Property is acquired by the
Trust in respect of any Trust Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The
Special Servicer, after notice to the Controlling Class Representative, and in the case of the Deerbrook Apartments Mortgage Loan, the Class DA Representative
shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such
REO

                                     -159-

Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the
Controlling Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder
(which may be the Special Servicer) in accordance with the Servicing Standard.
The Special Servicer shall give the Controlling Class Representative, the Master
Servicer and the Trustee (and, in the case of an A/B Mortgaged Property, the related B-Noteholder) not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special
Servicer shall offer such REO Property in a commercially reasonable manner.
Where any Interested Person is among those bidding with respect to an REO
Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to
5% of the bid amount. No Interested Person shall be permitted to purchase the
REO Property at a price less than the Purchase Price; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special
Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such REO
Property and (iii) the Special Servicer shall not bid less than the greater of
(a) the fair market value set forth in such Appraisal or (b) the Purchase Price.

          (k) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a
Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Trust Defaulted Mortgage Loan. Any sale of a
Trust Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Fiscal Agent, the Depositor, the Special Servicer, the Master Servicer, any
Mortgage Loan Seller or the Trust. None of the Special Servicer, the Master
Servicer, the Depositor, the Trustee or the Fiscal Agent, shall have any liability to the Trust or any Certificateholder with respect to the price at which a Trust Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

          (l) Upon exercise of a Purchase Option, the holder of such Purchase
Option shall be required to pay the purchase price specified in its Purchase
Option Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Trust Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer in the Collection Account.

          (m) Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative or the Class DA
Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing
Standard.

          (n) The amount paid for a Trust Defaulted Mortgage Loan or related REO
Property purchased under this Agreement shall be deposited into the Collection
Account. Upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Trust Defaulted Mortgage Loan or related REO Property ownership of the Trust Defaulted Mortgage Loan or REO

                                     -160-

Property. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the Master Servicer or Special Servicer the related
Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Trust Defaulted
Mortgage Loan or related REO Property.

          (o) The foregoing notwithstanding, if a Controlling Class
Representative has been appointed and is acting in that capacity, the
Controlling Class Representative shall, in lieu of the Majority Subordinate
Certificateholder, be an Option Holder, with the rights set forth in the foregoing provisions of this Section 3.18.

          SECTION 3.19. Additional Obligations of Master Servicer.

          (a) The Master Servicer shall deposit in the Collection Account on each P&I Advance Date (prior to any transfer of funds from the Collection
Account to the Distribution Account on such date), without any right of reimbursement therefor with respect to those Trust Mortgage Loans that were, in each such case, subject to a Principal Prepayment during the most recently ended
Collection Period (other than Principal Prepayments made out of Insurance
Proceeds or Liquidation Proceeds) creating a Prepayment Interest Shortfall, an aggregate amount equal to the lesser of (i) the amount of the related Prepayment
Interest Shortfalls and (ii) the sum of (A) that portion of the Master Servicing
Fees on the Mortgage Pool that represents an accrual at a rate of 0.02% per annum, (B) investment income earned by the Master Servicer on the related
Principal Prepayments while on deposit in the Collection Account and (C) the total amount of Prepayment Interest Excesses that were collected during the related Collection Period, provided, however, that if a Prepayment Interest
Shortfall occurs as a result of the Master Servicer's allowing the related
Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (x) subsequent to a material default under the related Mortgage Loan documents, (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the Special Servicer or the Controlling Class Representative), then the Master Servicer shall be required to make a nonreimbursable payment in an amount equal to the total amount of the subject Prepayment Interest Shortfall (following the application to offset such Prepayment Interest Shortfall of any Prepayment Interest Excesses
and investment income on Principal Prepayments not otherwise being applied to
Prepayment Interest Shortfalls as contemplated above or any Prepayment Interest
Excesses not otherwise being applied to Casualty/Condemnation Interest
Shortfalls as contemplated below).

          Following the payments made by the Master Servicer pursuant to the preceding paragraph (excluding the payments contemplated by the proviso to the preceding paragraph), the Master Servicer shall apply any remaining Prepayment
Interest Excesses to offset any Casualty/Condemnation Interest Shortfall incurred with respect to any Trust Mortgage Loan during the subject Collection
Period.

          The Master Servicer's obligation to make any particular deposit in respect of any Collection Period as set forth in this Section 3.19(a) shall not carry over to any subsequent Collection Period.

          (b) The Master Servicer shall, as to each Mortgage Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly
(and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under

                                     -161-

the related Ground Lease should thereafter be forwarded to the Master Servicer.
The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

          KRECM hereby acknowledges that Section 19.7 of the Ground Lease securing the Mortgage Loan identified as number 25 on the Mortgage Loan Schedule and as being secured by the Mortgaged Property identified as One New Hampshire provides that upon any default by the Mortgagor under the Ground Lease, the
Trust, as holder of the related Mortgage, (1) has the same concurrent grace periods as are given the related Mortgagor, plus, in each case, an additional period of thirty (30) days after the expiration thereof or after the ground lessor has served a notice or a copy of a notice of default upon the Trust, as holder of the related Mortgage, whichever is later, and (2) has the right to cure any default, whether based on a failure to pay rent or a failure to otherwise perform, anytime during the grace period described in the preceding clause (1).

          (c) The Master Servicer shall deliver to each Mortgage Loan Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans where such Mortgage Loan
Seller is identified on the Mortgage Loan Schedule as the related Mortgage Loan
Seller and their respective billing addresses and telephone numbers; provided, however, the Master Servicer shall be under no obligation to provide any such information not in its possession.

          (d) The Master Servicer and the Special Servicer shall each be responsible for providing (i) to the B-Noteholders such notices regarding defaults and events of default with respect to the related A/B Loan Pair as are required from the holder of the A-Note Trust Mortgage Loan Servicer of the A/B
Loan Pair under the related A/B Intercreditor Agreement, and (ii) to any lender of related mezzanine debt as may be required from the Trust, as holder of a
Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement.

          SECTION 3.20. Modifications, Waivers, Amendments and Consents.

          (a) The Master Servicer (with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) each may (consistent with the Servicing
Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of (in the case of the Master Servicer, subject to a maximum of two separate one-year extensions), defer or forgive interest (including Penalty
Interest and Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges (but in the
case of late payment charges with respect to any Mortgage Loan no more often than three times in any 24-month period) on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Mortgagor on or any guarantor of, any Mortgage Loan, and/or provide consents with respect to any leasing activity at a Mortgaged Property securing any Mortgage Loan without the consent of the Trustee or any
Certificateholder; provided that the Master Servicer's and the Special
Servicer's respective rights to do so shall be subject to Sections 3.08 and 6.11
(and, in the case of an A/B Loan Pair, subject to the terms of the related A/B
Intercreditor Agreement) and, further, to the following subsections of this
Section 3.20; and provided, further, that other than as provided in Sections
3.02(a) (relating to waivers of Default Charges), 3.08, 3.20(d) and 3.20(e), the
Master Servicer shall not agree to any modification, waiver, forbearance or amendment of any term of, or take any of the other acts referenced in this
Section 3.20(a) with respect to, any Mortgage Loan, unless the Master Servicer has obtained the consent of the

                                     -162-

Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any Mortgagor request for such modification, waiver, forbearance or amendment, the Master Servicer's written recommendations and analysis, and all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing
Standard and Section 6.11 and (C) if any such consent has not been expressly denied within 10 Business Days (or, if the Controlling Class Representative is
entitled to object pursuant to Section 6.11, 15 Business Days, which 15 Business
Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the
Master Servicer in order to make an informed decision (or, if the Special
Servicer did not request any information, within 10 Business Days (or 15
Business Days, if applicable) after such notice), such consent shall be deemed to have been granted).

          (b) All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be considered and effected in accordance with the
Servicing Standard. Neither the Master Servicer nor the Special Servicer, as
applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan that would result in an
Adverse REMIC Event. The Master Servicer or Special Servicer shall determine and may conclusively rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor)
to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Mortgage Loan under Treasury Regulations
Section 1.860G-2(b) of the Code, (2) cause any of the Loan REMIC, REMIC I or
REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the
Startup Day under the REMIC Provisions, or (3) adversely affect the status of any of Grantor Trust Z, Grantor Trust E or Grantor Trust B under the Code.

          (c) The Special Servicer, on behalf of the Trust Fund, may agree or consent to (or permit the Master Servicer to agree or consent to) any modification, waiver or amendment of any term of any Mortgage Loan that would:

               (i) affect the amount or timing of any related payment of
     principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder; or

               (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge or permit a Principal
     Prepayment during any period in which the related Mortgage Note prohibits
     Principal Prepayments; or

               (iii) in the judgment of the Special Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

only if (A) a material default on the Mortgage Loan has occurred or, in the
Special Servicer's judgment, a material default on the Mortgage Loan is reasonably foreseeable, and (B) the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the
Certificateholders

                                     -163-

(and, in the case of an A/B Loan Pair, the related B-Noteholder), as a collective whole, on a net present value basis, than would liquidation.

          In addition, subject to the third paragraph of this Section 3.20(c), the Special Servicer may (or may permit the Master Servicer to) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially
Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property in connection with such extension, which
Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

          In no event will the Master Servicer or Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date and (ii) if the Mortgage Loan is secured by a
Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years
(or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, and with the consent of the Controlling Class Representative, 10 years) prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 3.20(c) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master
Servicer and, in the case of an A/B Loan Pair, the related B-Noteholder and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (d) Except as expressly contemplated by the related Mortgage Loan documents, the Special Servicer shall not consent to the Master Servicer's releasing, which consent shall be deemed given if not denied in writing within
10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11), any real property collateral securing an outstanding
Mortgage Loan, except as provided in Section 3.09 or 3.20(e), or except in connection with a permitted defeasance, or except where a Mortgage Loan (or, in the case of a Crossed Loan Group, where such entire Crossed Loan Group) is satisfied, or except in the case of a release of real property collateral provided the Rating Agencies have been notified in writing and, with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, (A) either (1)
such release will not, in the reasonable judgment of the Special Servicer
(exercised in accordance with the Servicing Standard), materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property (together with any substitute real property collateral), in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), as security for the Mortgage Loan and
(C) if the real property collateral to be released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an
Adverse Rating Event (as confirmed in writing to the Trustee by each Rating
Agency).

                                     -164-

          (e) Notwithstanding anything in this Section 3.20, Section 3.08, or
Section 6.11 to the contrary, the Master Servicer shall not be required to seek the consent of, or provide prior notice to, the Special Servicer, any
Certificateholder, the Controlling Class Representative or the Class DA
Representative or obtain any confirmation of the Certificate ratings from the
Rating Agencies in order to approve the following modifications, waivers or amendments of the non-Specially Serviced Mortgage Loans (but, in the case of the actions described in clauses (iii) and (iv) of this sentence, shall notify the
Controlling Class Representative thereof): (i) waivers of non-material covenant defaults (other than financial covenants), including late financial statements;
(ii) waivers of Default Charges, to the extent allowed under Section 3.02; (iii)
grants of easements, rights-of-way or other similar agreements in accordance with Section 3.08(b); (iv) approval of routine leasing activities that affect less than the lesser of 30,000 square feet or 30% of the net rentable area of the related Mortgaged Property; (v) approval of annual budgets to operate the
Mortgaged Property; (vi) temporary waivers of any requirements in the related
Mortgage Loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and (vii) consenting to changing the property manager with respect to any Mortgage Loan with an unpaid principal balance of less than $10,000,000; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment,
(w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to
Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an
Adverse REMIC Event with respect to any REMIC or an Adverse Grantor Trust Event with respect to any of Grantor Trust Z, Grantor Trust E or Grantor Trust B, (y)
would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

          (f) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this
Agreement together with interest thereon.

          (g) The Special Servicer or, the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section 1.1001-3(e)(2) and (ii)
any related costs and expenses incurred by it. In no event shall the Special
Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (h) The Master Servicer and Special Servicer shall notify each other, the Trustee, the Controlling Class Representative (and, with respect to the
Deerbrook Apartments Mortgage Loan, the Class DA Representative) and, in the
case of the A/B Loan Pairs, the B-Noteholders, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the
Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, (in the case of the Special Servicer, with a copy to the Master Servicer), an original counterpart of

                                     -165-

the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer pursuant to Section 3.15(a) hereof.

          (i) With respect to each Mortgage Loan that provides for defeasance, the Master Servicer shall, to the extent permitted by the terms of such Mortgage
Loan, require the related Mortgagor (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury
Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related Mortgage Loan documents, that such Mortgage Loan matures on its
Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the Master
Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral (subject to bankruptcy, insolvency and similar standard exceptions), and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or
Properties to be released. If the subject Mortgage Loan has a Cut-off Date
Principal Balance of less than $25,000,000 and an outstanding principal balance less than 5% of the then aggregate Stated Principal Balance of the Mortgage Pool and if either the terms of the subject Mortgage Loan permit the Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required from Moody's. If the subject Mortgage
Loan is not one of the 10 largest (whether (a) individually, (b) as part of a
Crossed Loan Group or (c) as part of a group of Mortgage Loans made to affiliated Mortgagors) Mortgage Loans then in the Trust Fund, and if either the terms of the subject Mortgage Loan permit the Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating
Event is not required from Fitch. However, if the subject Mortgage Loan has a
Cut-off Date Principal Balance greater than or equal to $25,000,000 or an outstanding principal balance greater than or equal to 5% of the aggregate
Stated Principal Balance of the Mortgage Pool or is one of the 10 largest
(whether (a) individually, (b) as part of a Crossed Loan Group or (c) as part of a group of Mortgage Loans made to affiliated Mortgagors) Mortgage Loans then in the Trust Fund, or if the terms of the subject Mortgage Loan do not permit the
Master Servicer to impose such requirements and the Master Servicer does not satisfy such requirements on its own, then the Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative (and, in the case of the Deerbrook Apartments Mortgage Loan or an A/B Loan Pair, the Class DA
Representative and the related B-Noteholder, as applicable and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event.
Subject to the related Mortgage Loan documents and applicable law, the Master
Servicer shall not execute a defeasance unless (a) the subject Mortgage Loan requires the Mortgagor to pay all Rating Agency fees associated with defeasance
(if Rating Agency confirmation of no-Adverse Rating Event is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to

                                     -166-

the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the Special Servicer
which may result in legal expenses to the Trust Fund), and (b) the Mortgagor is required to provide or the Master Servicer receives from Independent counsel at the Mortgagor's expense all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor
Trust Event and that the Mortgage Loan documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations. In addition, if in connection with a defeasance of any Mortgage Loan the applicable Mortgage
Loan Seller bears the costs and expenses associated with such defeasance in accordance with the terms of the applicable Mortgage Loan Purchase Agreement, any costs and expenses subsequently recovered by the Master Servicer from the related Mortgagor in respect of such defeasance shall be promptly remitted by the Master Servicer to the applicable Mortgage Loan Seller.

          Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related Mortgage
Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master
Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i)
through (vi) of the first sentence of the immediately preceding paragraph have been satisfied. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage
Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the
Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase defeasance collateral, the Master Servicer shall either (A) to the extent of the cash delivered by the Mortgagor, purchase defeasance collateral or
(B) prepay the Mortgage Loan, in either case, in accordance with the Servicing
Standard.

          For purposes of this paragraph, a "single purpose entity" shall mean a
Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming one or more Mortgage Loans (or, in the case of an A/B Loan
Pair, the A/B Loan Pair) and owning and pledging the related Defeasance
Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates;
it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose

                                     -167-

entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the
Mortgage Loan (or the A/B Loan Pair, if applicable).

          (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charges in respect of any Mortgage Loan, whether pursuant to
Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Default Charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such
Default Charges immediately prior to such waiver.

          (k) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents, and if not so allowed, paid as an Additional Trust Fund Expense) from the Rating
Agencies that such action will not result in an Adverse Rating Event with respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000, (except that prior written confirmation from Fitch shall not be required unless the Mortgage
Loan (A) is one of the ten largest Mortgage Loans in the Mortgage Pool or (B)
when combined with any other Mortgage Loans made to Mortgagors that are affiliated to the related Mortgagor, constitutes one of the ten largest
Mortgagor concentrations in the Mortgage Pool based on the then-current outstanding principal balance of all of the Mortgage Loans).

          (l) Notwithstanding anything in this Section 3.20 to the contrary:

               (i) the limitations, conditions and restrictions set forth in this Section 3.20 shall not apply to any act or event (including, without limitation, a release of collateral) in respect of any Mortgage Loan that is required under the Mortgage Loan documents or that either occurs automatically or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section
     1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Qualified Substitute
     Mortgage Loan, on the related date of substitution);

               (ii) neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and

               (iii) neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the
     Rating Agencies in order to grant easements, rights-of-way or other similar agreements (and related consents to subordinate the Mortgage Loan thereto)
     that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related
     Mortgage Loan.

                                     -168-

          (m) Neither the Special Servicer nor the Master Servicer shall have any liability to the Trust, the Certificateholders, the B-Noteholders or any
other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by this Section 3.20 is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special
Servicer and/or the Master Servicer, and consistent with the Servicing Standard.

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
                        Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly notify the
Trustee, the Special Servicer and the Controlling Class Representative (and with respect to an A/B Loan Pair, the related B-Noteholder), any Requesting
Subordinate Certificateholder (at the expense of such requesting Holder) and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly deliver or cause to be delivered a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special
Servicer with all information, documents (or copies thereof) and records
(including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business
Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special
Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. After the occurrence of a Servicing Transfer Event, the Special Servicer shall collect payments on such Mortgage Loan and make remittances to the Master Servicer in accordance with Section 3.04.

          Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall immediately give notice thereof to the
Master Servicer and the Controlling Class Representative (and with respect to an
A/B Loan Pair, the related B-Noteholder), and shall return the related Servicing
File and all other information, documents and records that were not part of the
Servicing File when it was delivered to the Special Servicer within five
Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the
Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage
Loan shall resume.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File
(with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

                                     -169-

          (c) No later than 60 days after a Mortgage Loan becomes a Specially
Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating
Agency, the Trustee, the Master Servicer, the Controlling Class Representative
and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), a report (the "Asset Status Report") with respect to such
Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Mortgage
     Loan and negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing
     Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating
     statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

               (vi) such other information as the Special Servicer deems
     relevant in light of the Servicing Standard;

provided, however, that if the Mortgage Loans constituting an A/B Loan Pair are both Specially Serviced Mortgage Loans, the Asset Status Report shall be in respect of the A/B Loan Pair.

          If, subject to Section 6.11 of this Agreement, within ten (10)
Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class Representative (or in the case of an A/B
Loan Pair, the related B-Noteholder) is entitled to object under Section 6.11, the Controlling Class Representative (or in the case of an A/B Loan Pair, the related B-Noteholder) does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such
Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If, subject to Section 6.11 of this Agreement, as the case may be, the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer will revise such
Asset Status Report and deliver to the Controlling Class Representative (and in the case of an A/B Loan Pair, the related B-Noteholder) the Rating Agencies, the
Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

          The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(c) until the Controlling Class
Representative (and in the case of an A/B Loan Pair, the related B-Noteholder), shall fail to disapprove such revised Asset Status Report in writing within ten

                                     -170-

(10) Business Days of receiving such revised Asset Status Report or until the
Special Servicer makes one of the determinations described below. The Special
Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this section.
Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged
Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the
Certificateholders (and, in the case of an A/B Loan Pair, the related
B-Noteholder) and it has made a reasonable effort to contact the Controlling
Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the
Certificateholders (and, in the case of an A/B Loan Pair, the related
B-Noteholder) pursuant to the Servicing Standard.

          Upon making such determination in clause (ii) of the immediately preceding paragraph, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such
Certificateholders, as determined by Voting Rights, fail, within 5 days of the
Trustee's sending such notice, to reject such Asset Status Report, the Special
Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders, (other than for a reason which violates the
Servicing Standard, which shall control), the Special Servicer shall revise such
Asset Status Report as described above in this Section 3.21(c) and provide a copy of such revised report to the Master Servicer. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices. Notwithstanding the foregoing, in the event the
Controlling Class Representative and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage
Loan within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Controlling
Class Representative by the Special Servicer.

          The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset
Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

          No direction of the Controlling Class Representative (or, in the case of an A/B Loan Pair, the related B-Noteholder) or the majority of the
Certificateholders shall (w) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each
REMIC, (x) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (y) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust
Fund, the Trustee or the Fiscal Agent or the officers and the directors of each party to claim, suit or liability or (z) expand the scope of the Master
Servicer's, the Trustee's, the Fiscal Agent's or the Special Servicer's
responsibilities under this Agreement.

                                     -171-

          SECTION 3.22. Sub-Servicing Agreements.

          (a) Subject to Section 3.22(b) and Section 3.22(f), the Master
Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than
Section 7.01(a)(x), (xi) and (xii)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the
Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special
Servicer, as the case may be, under such agreement or (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement
(which agreements are indicated on Exhibit K hereto)) may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification);
(iii) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to an A/B Loan Pair, the related B-Noteholder, shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Fiscal Agent, the Trust Fund, any successor Master Servicer or
Special Servicer, as the case may be, any B-Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom;
(iv) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of such Special Servicer or conduct any sale of a Mortgage Loan or REO
Property contemplated by Section 3.18 hereof; and (vi) does not permit the
Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the
Closing Date) shall provide that such agreement shall, with respect to any
Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be subject to the
Special Servicer's rights to service such Mortgage Loan for so long as such
Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each
Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan that ceases to be a Specially Serviced Mortgage Loan. The
Master Servicer and the Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer with which it has entered into a Sub-Servicing
Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing
Agreements, as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.
References in this Agreement to actions taken or to be taken by the Master
Servicer or the Special Servicer include actions taken or to be taken by a
Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the
case may be; and, in connection

                                     -172-

therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d)
and 4.03(d), as applicable, such interest to be allocable between the Master
Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the
Special Servicer each shall be deemed to have received any payment when a
Sub-Servicer retained by it receives such payment. The Master Servicer and the
Special Servicer each shall notify the other, the Trustee, the Depositor and, if an A/B Loan Pair is involved, the related B-Noteholder, in writing promptly of the appointment by it of any Sub-Servicer after the date of this Agreement.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a
HUD-Approved Servicer.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of an A/B Loan Pair, also for the benefit of the related B-Noteholder, shall (at no expense to the
Trustee, the Certificateholders, the A/B Loan Pairs, the B-Noteholders or the
Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the
Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special
Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

          (d) In the event of the resignation, removal or other termination of
KeyCorp Real Estate Capital Markets, Inc. or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any
Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such
Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such
Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such
Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if
(but only if) an Event of Default (as defined under such Sub-Servicing
Agreement) has occurred and is continuing, in each case without paying any sub-servicer termination fee.

                                     -173-

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and the B-Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible.

          (f) The Special Servicer shall not enter into a Sub-Servicing
Agreement unless Moody's has confirmed in writing that the execution of such agreement will not result in an Adverse Rating Event or such Sub-Servicing
Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage
Loans previously sub-serviced pursuant to this section) that represent less than
25% of the outstanding principal balance of all Specially Serviced Mortgage
Loans. The Special Servicer shall comply with the terms of each such
Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

          In addition, the Special Servicer may not enter into any Sub-Servicing
Agreement without the approval of the Controlling Class Representative, and the rights and obligations of each of the Master Servicer and the Special Servicer to appoint a Sub-Servicer with respect to an A/B Loan Pair will be subject to the related A/B Intercreditor Agreement.

          SECTION 3.23. Representations and Warranties of Master Servicer and
                        Special Servicer.

          (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Special Servicer and the B-Noteholders,
as of the Closing Date, that:

               (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio, and the
     Master Servicer is in compliance with the laws of each State in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the
     Master Servicer to perform its obligations hereunder.

               (ii) The execution and delivery of this Agreement by the Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
     under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master

                                     -174-

     Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, liquidation, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Master
     Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master
     Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the
     Master Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the
     Master Servicer, calculated on a consolidated basis.

               (vii) Each officer, director, or employee of the Master Servicer with responsibilities concerning the servicing and administration of
     Mortgage Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective, or if any such consent, approval, authorization or order has not been or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

          (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Master Servicer and the B-Noteholders, as
of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and the
     Special Servicer is in compliance with the laws of each State in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not violate the Special Servicer's operating agreement or constitute a default (or an event

                                     -175-

     which, with notice or lapse of time, or both, would constitute a default)
     under, or result in the breach of, any material agreement or other material instrument by which it is bound.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the
     Special Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the
     Special Servicer.

               (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage
     Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
     Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

          (c) The representations and warranties of the Master Servicer and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing

                                     -176-

representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          SECTION 3.24. Sub-Servicing Agreement Representation and Warranty.

          The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each
Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing
Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

          SECTION 3.25. Designation of Controlling Class Representative and the
                        Class DA Representative.

          (a) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including those specified in Section 6.11) or to replace an existing
Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class, (ii) the resignation or removal of the Person acting as
Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the
Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate
Owners) of the Controlling Class that they may select a Controlling Class
Representative. Such notice shall set forth the process for selecting a
Controlling Class Representative, which shall be the designation of the
Controlling Class Representative by the Holders (or Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class by a writing delivered to the Trustee. No appointment of any
Person as a Controlling Class Representative shall be effective until such
Person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers); provided that the initial Controlling Class
Representative shall be First Chicago Capital Corporation and no further notice shall be required for such appointment to be effective.

          (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the
Trustee shall deliver to the requesting party the identity of the Controlling
Class Representative and a list of each Holder (or, in the case of Book-Entry
Certificates, to the extent actually known to a Responsible Officer of the
Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the
Master Servicer and the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any

                                     -177-

obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling
Class Representative or any of the Holders (or, if applicable, Certificate
Owners) of the Controlling Class. In addition to the foregoing, within two (2)
Business Days of the selection, resignation or removal of a Controlling Class
Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any
Book-Entry Certificate shall be expenses of the Trust Fund payable out of the
Collection Account pursuant to Section 3.05(a).

          (c) The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class shall be entitled to remove any existing Controlling Class
Representative by giving written notice to the Trustee and to such existing
Controlling Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by
aggregate Certificate Principal Balance, or such Controlling Class
Representative, as applicable, shall have notified the Trustee and each other
Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the
Controlling Class, in writing, of the resignation or removal of such Controlling
Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata among such Holders (or
Certificate Owners) according to their respective Percentage Interests in such
Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this
Agreement or any particular Mortgage Loan, the Controlling Class Representative
shall immediately notify the Trustee, the Master Servicer and the Special
Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer,
(i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii)
there is no potential for the Special Servicer or the Trust Fund to be an
adverse party in such action as regards the Controlling Class Representative)
the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class
Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

          (f) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Class DA Certificates representing more than 50% of the
Class Principal Balance of the Class DA Certificates shall be entitled in accordance with this Section 3.25 to select a representative (the "Class DA
Representative") having the rights and powers specified in this Agreement or to replace an existing Class DA Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Class DA Representative from the
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Class DA Certificates representing more than 50% of the Class Principal Balance of the Class DA Certificates or (ii) the resignation or removal of the Person acting as the Class DA

                                     -178-

Representative, the Trustee shall promptly notify the Depositor and the Holders
(or, in the case of Book-Entry Certificates, the Certificate Owners) of Class DA
Certificates that they may select a Class DA Representative. Such notice shall set forth the process for selecting a Class DA Representative, which shall be the designation of such Class DA Representative by the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Class DA Certificates
representing more than 50% of the Class Principal Balance of the Class DA
Certificates by a writing delivered to the Trustee. No appointment of any Person as a Class DA Representative shall be effective until such Person provides the
Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that the initial Class DA
Representative shall be KeyBank National Association and no further notice shall be required for such appointment to be effective. Except as otherwise agreed with the related Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of the Class DA Certificates, no Class DA Representative
shall owe any fiduciary duty to the Trustee, the Fiscal Agent, the Master
Servicer, the Special Servicer or any Certificateholder.

          (g) Within ten (10) Business Days (or as soon thereafter as practicable if the Class DA Certificates are Book-Entry Certificates) of
receiving a request therefor from the Master Servicer or Special Servicer, the
Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Class DA Representative and a list of each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class DA
Certificates, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special
Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Class DA Representative or any of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Class DA Certificates.
In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Class DA Representative, the Trustee shall notify the other parties to this Agreement (and the Rating Agencies) of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry
Certificate shall be payable solely out of amounts that have been allocated to, and are payable in respect of, the Class DA Certificates.

          (h) A Class DA Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry
Certificates, each Certificate Owner) of the Class DA Certificates. The Holders
(or, in the case of Book-Entry Certificates, the Certificate Owners) of Class DA
Certificates representing more than 50% of the Class Principal Balance of the
Class DA Certificates shall be entitled to remove any existing Class DA
Representative by giving written notice to the Trustee and to such existing
Class DA Representative.

          (i) Once a Class DA Representative has been selected pursuant to this
Section 3.25, each of the parties to this Agreement and each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class DA
Certificates shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, Certificate Owners) of the Class DA Certificates, by aggregate Certificate Principal Balance, or the
Class DA Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, each

                                     -179-

other Certificate Owner) of the Class DA Certificates, in writing, of the resignation or removal of the Class DA Representative.

          (j) Any and all expenses of a Class DA Representative shall be borne by the Holders (or, in the case of Book-Entry Certificates, Certificate Owners)
of the Class DA Certificates, pro rata among such Holders (or Certificate
Owners) according to their respective Percentage Interests in the Class DA
Certificates, and not by the Trust. Notwithstanding the foregoing, if a claim is made against a Class DA Representative by a Mortgagor with respect to this
Agreement or the Deerbrook Apartments Mortgage Loan, such Class DA
Representative shall immediately notify the Master Servicer, the Trustee and the
Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special
Servicer, (i) such Class DA Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii)
there is no potential for the Special Servicer or the Trust Fund to be an
adverse party in such action as regards such Class DA Representative) the
Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against such Class DA Representative. This provision shall survive the termination of this Agreement and the termination or resignation of such Class DA Representative.

          (k) All requirements of the Master Servicer and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) with respect to the Deerbrook Apartments
Mortgage Loan to the Controlling Class Representative contained in this
Agreement shall also apply to the Class DA Representative, and the Master
Servicer and the Special Servicer shall also deliver or make available to the
Class DA Representative such notices, reports, statements or other information with respect to the Deerbrook Apartments Mortgage Loan that it delivers or makes available to the Controlling Class Representative.

          SECTION 3.26. Application of Default Charges.

          (a) Any and all Default Charges that are actually received with respect to any Mortgage Loan or REO Loan, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer or the Special Servicer, in that order, any interest due and owing to such party on outstanding Advances made thereby with respect to such
     Mortgage Loan or REO Loan, as the case may be;

               second, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special
     Servicer since the Closing Date with respect to such Mortgage Loan or REO
     Loan, as the case may be, which interest was paid from a source other than
     Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

               third, to pay any outstanding expense incurred by the Special
     Servicer in connection with inspecting the related Mortgaged Property or
     REO Property, as applicable, pursuant to Section 3.12;

               fourth, to reimburse the Trust for any expenses reimbursed to the
     Special Servicer since the Closing Date in connection with inspecting the related Mortgaged Property or REO

                                     -180-

     Property, as applicable, pursuant to Section 3.12, which expenses were previously paid from a source other than Default Charges collected on such
     Mortgage Loan or REO Loan, as the case may be;

               fifth, to pay the appropriate party for any other outstanding expense incurred thereby with respect to such Mortgage Loan or REO Loan, as the case may be, which expense, if not paid out of Default Charges collected on such Mortgage Loan or REO Loan, as the case may be, will likely become an Additional Trust Fund Expense;

               sixth, to reimburse the Trust for any other Additional Trust Fund
     Expense paid to the appropriate party since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which Additional
     Trust Fund Expense was paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be; and

               seventh, to pay any remaining portion of such Default Charges as additional master servicing compensation to the Master Servicer, if such
     Default Charges were collected when the loan was a non-Specially Serviced
     Mortgage Loan, and otherwise to pay any remaining portion of such Default
     Charges as additional special servicing compensation to the Special
     Servicer;

provided, however, that any Default Charges that are actually received with respect to an A/B Loan Pair shall be applied for the purposes and in the order specified in clauses first through seventh, and each reference to a Mortgage
Loan or REO Loan contained in such clauses first through seventh shall be deemed to refer to such A/B Loan Pair.

          (b) Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a)
and Section 4.01(b), subject to application pursuant to Section 3.05(a) or
3.05(b) for any items payable out of general collections on the Mortgage Pool.
Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) shall be deemed to offset payments of interest on Advances, costs of property inspections or other
Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Loan (whereupon such interest on Advances, costs of property inspections or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of
Default Charges).

          SECTION 3.27. Controlling Class Representative Contact with Servicer.

          No less often than on a monthly basis, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing
Officer via telephone available to verbally answer questions from the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or REO Properties for which the Master Servicer or the
Special Servicer, as the case may be, is responsible. Any such telephone contact shall be conditioned on the Controlling Class Representative's delivery to the
Master Servicer of an agreement substantially in the form of Exhibit I-1.

                                     -181-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (ix) and deemed distributions from REMIC I pursuant to Section 4.01(h) and from the Loan REMIC pursuant to Section 4.01(j), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group 1 Available
Distribution Amount and/or the Loan Group 2 Available Distribution Amount, as
applicable:

               (i) to make distributions of interest to the Holders of the Class
     A-1, Class A-2, Class A-3 and Class A-4 Certificates, from the Loan Group 1
     Available Distribution Amount, in an amount equal to, and pro rata as among those Classes of Senior Certificates in accordance with, all Distributable
     Certificate Interest in respect of each such Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A Certificates, from the Loan Group
     2 Available Distribution Amount in an amount equal to all Distributable
     Certificate Interest in respect of the Class A-1A Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class XC and Class XP Certificates, from the
     Loan Group 1 Available Distribution Amount and/or the Loan Group 2
     Available Distribution Amount, in an amount equal to, and pro rata as between those Classes of Class X Certificates in accordance with, all
     Distributable Certificate Interest in respect of each such Class of Class X
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan
     Group 1 Available Distribution Amount and/or the Loan Group 2 Available
     Distribution Amount is insufficient to pay in full the Distributable
     Certificate Interest payable as described above in respect of any Class of
     Senior Certificates on such Distribution Date, then the entire Net
     Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior
     Certificates, up to an amount equal to, and pro rata as among such Classes of Senior Certificates in accordance with, the Distributable Certificate
     Interest in respect of each such Class of Senior Certificates for such
     Distribution Date;

               (ii) to make distributions of principal to the Holders of the
     Class A-1 Certificates, the Holders of the Class A-2 Certificates, the
     Holders of the Class A-3 Certificates and the Holders of the Class A-4
     Certificates, in that order, in each case until the related Class Principal
     Balance is reduced to zero, in an aggregate amount (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior
     Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 1 Principal Distribution Amount for such Distribution
     Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 2

                                     -182-

     Principal Distribution Amount for such Distribution Date; provided that, if the portion of the Net Available Distribution Amount for such Distribution
     Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Net Principal
     Distribution Amount for such Distribution Date, then the Holders of the
     Class A-1, Class A-2, Class A-3 and Class A-4 Certificates shall have a prior right, relative to the Holders of the Class A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 1 Available Distribution Amount for such Distribution Date and the Holders of the Class A-1A Certificates
     shall have a prior right, relative to the Holders of the Class A-1, Class
     A-2, Class A-3 and Class A-4 Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 2 Available Distribution Amount for such Distribution Date;
     and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class P and Class Q Certificates has previously been reduced to zero, then distributions of principal will be made to the Holders of the
     Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates
     pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior Certificates in accordance with, the Class
     Principal Balance of each such Class of Senior Certificates outstanding immediately prior to such Distribution Date (and without regard to Loan
     Groups or the Net Principal Distribution Amount for such Distribution
     Date);

               (iii) after the Class Principal Balance of the Class A-1A
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-1 Certificates, the Holders of the Class A-2
     Certificates, the Holders of the Class A-3 Certificates and the Holders of
     the Class A-4 Certificates, in that order, in each case until the related
     Class Principal Balance is reduced to zero, in an aggregate amount (not to exceed the aggregate of the Class Principal Balances of those Classes of
     Senior Certificates outstanding immediately prior to such Distribution
     Date, reduced by any distributions of principal made with respect to those
     Classes of Senior Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of the Loan
     Group 2 Principal Distribution Amount for such Distribution Date, over the distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to the immediately preceding clause
     (ii);

               (iv) after the aggregate of the Class Principal Balances of the
     Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class
     A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such
     Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to clause (ii) above) equal to the excess, if any, of the Loan Group 1
     Principal Distribution Amount for such Distribution Date, over the aggregate distributions of principal made with respect to the Class A-1,
     Class A-2, Class A-3 and/or Class A-4 Certificates on such Distribution
     Date pursuant to clause (ii) above;

               (v) to make distributions to the Holders of the Class A-1, Class
     A-2, Class A-3, Class A-4 and Class A-1A Certificates, in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

                                     -183-

               (vi) to make distributions of interest to the Holders of the
     Class B Certificates in an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates;

               (vii) after the Class Principal Balances of the Class A-1, Class
     A-2, Class A-3, Class A-4 and Class A-1A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B
     Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution
     Date) equal to the entire Net Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of any other Class of Sequential Pay
     Certificates pursuant to any prior clause of this Section 4.01(a)).

               (viii) to make distributions to the Holders of the Class B
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

               (ix) to make distributions of interest to the Holders of the
     Class C Certificates in an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates;

               (x) after the Class Principal Balance of the Class B Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

               (xi) to make distributions to the Holders of the Class C
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

               (xii) to make distributions of interest to the Holders of the
     Class D Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xiii) after the Class Principal Balance of the Class C
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates pursuant to any prior clause of this Section
     4.01(a));

                                     -184-

               (xiv) to make distributions to the Holders of the Class D
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

               (xv) to make distributions of interest to the Holders of the
     Class E Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xvi) after the Class Principal Balance of the Class D
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates pursuant to any prior clause of this Section
     4.01(a));

               (xvii) to make distributions to the Holders of the Class E
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

               (xviii) to make distributions of interest to the Holders of the
     Class F Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xix) after the Class Principal Balance of the Class E
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates pursuant to any prior clause of this Section
     4.01(a));

               (xx) to make distributions to the Holders of the Class F
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

               (xxi) to make distributions of interest to the Holders of the
     Class G Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxii) after the Class Principal Balance of the Class F
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution

                                     -185-

     Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

               (xxiii) to make distributions to the Holders of the Class G
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

               (xxiv) to make distributions of interest to the Holders of Class
     H Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxv) after the Class Principal Balance of the Class G
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates pursuant to any prior clause of this Section
     4.01(a));

               (xxvi) to make distributions to the Holders of the Class H
     Certificates in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

               (xxvii) to make distributions of interest to the Holders of the
     Class J Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxviii) after the Class Principal Balance of the Class H
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates pursuant to any prior clause of this Section
     4.01(a));

               (xxix) to make distributions to the Holders of the Class J
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

               (xxx) to make distributions of interest to the Holders of the
     Class K Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxi) after the Class Principal Balance of the Class J
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class K Certificates outstanding

                                     -186-

     immediately prior to such Distribution Date) equal to the entire Net
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

               (xxxii) to make distributions to the Holders of the Class K
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

               (xxxiii) to make distributions of interest to the Holders of the
     Class L Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxiv) after the Class Principal Balance of the Class K
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates pursuant to any prior clause of this Section
     4.01(a));

               (xxxv) to make distributions to the Holders of the Class L
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

               (xxxvi) to make distributions of interest to the Holders of the
     Class M Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxvii) after the Class Principal Balance of the Class L
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates pursuant to any prior clause of this Section
     4.01(a));

               (xxxviii) to make distributions to the Holders of the Class M
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

               (xxxix) to make distributions of interest to the Holders of the
     Class N Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     -187-

               (xl) after the Class Principal Balance of the Class M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates pursuant to any prior clause of this Section
     4.01(a));

               (xli) to make distributions to the Holders of the Class N
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

               (xlii) to make distributions of interest to the Holders of the
     Class P Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xliii) after the Class Principal Balance of the Class N
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates pursuant to any prior clause of this Section
     4.01(a));

               (xliv) to make distributions to the Holders of the Class P
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

               (xlv) to make distributions of interest to the Holders of the
     Class Q Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xlvi) after the Class Principal Balance of the Class P
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates pursuant to any prior clause of this Section
     4.01(a));

               (xlvii) to make distributions to the Holders of the Class Q
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed;

               (xlviii) to make distributions to the Holders of the Class R-II
     Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of

                                     -188-

     the REMIC I Regular Interests on such Distribution Date pursuant to Section
     4.01(i), over (B) the aggregate distributions made in respect of the
     Regular Certificates (other than the Class DA Certificates) on such
     Distribution Date pursuant to clauses (i) through (xlvii) above;

               (xlix) to make distributions to the Holders of the Class R-LR
     Certificates, in an amount equal to the excess, if any, of (A) that portion of the Available Distribution Amount for such Distribution Date that is allocable to the Deerbrook Apartments Mortgage Loan and/or any related REO
     Property, over (B) the aggregate distributions deemed made in respect of the Loan REMIC Regular Interests on such Distribution Date pursuant to
     Section 4.01(j); and

               (l) to make distributions to the Holders of the Class R-I
     Certificates of the excess, if any, of (A) the Net Available Distribution
     Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the REMIC II Certificates and the Class R-LR
     Certificates on such Distribution Date pursuant to clauses (i) through
     (xlix) above.

          Distributions in reimbursement of Realized Losses and Additional Trust
Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

          All distributions of interest made in respect of the Class XC and
Class XP Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such
Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XC or
Class XP Strip Rate, as applicable, of such Component multiplied by its
Component Notional Amount, together with any amounts thereof remaining unpaid from previous Distribution Dates.

          (b) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account any amounts that represent Prepayment Premiums and/or Yield
Maintenance Charges actually collected on the Trust Mortgage Loans and any Trust
REO Loans during the related Collection Period (excluding any portion of such
Prepayment Premiums and/or Yield Maintenance Charges applied to pay a Principal
Recovery Fee or Workout Fee or applied pursuant to Section 4.01(l) to reimburse one or more Classes of Sequential Pay Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated to such Classes) and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance
Charges (or remaining portion thereof) from REMIC I to REMIC II in respect of
REMIC I Regular Interest LA-1-1 (whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield
Maintenance Charge (or remaining portion thereof), as additional yield, as follows:

               (i) first, to the Holders of the respective Classes of Sequential
     Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution
     Date with respect to the Loan Group that includes the prepaid Trust
     Mortgage Loan or Trust REO Loan, as the case may be, up to an amount equal to, and pro rata based on, the Additional Yield and Prepayment Amount for each such Class of Certificates for such Distribution Date with respect to the subject Prepayment Premium or Yield Maintenance Charge, as the case may be; and

                                     -189-

               (ii) second, to the Holders of the Class XC Certificates, to the extent of any remaining portion of the subject Yield Maintenance Charge or
     Prepayment Premium, as the case may be (excluding any portion of such
     Prepayment Premium and/or Yield Maintenance Charge applied to pay a
     Principal Recovery Fee or Workout Fee or applied pursuant to Section
     4.01(l) to reimburse one or more Classes of Sequential Pay Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated to such Classes).

          If any Yield Maintenance Charge or Prepayment Premium being distributed on any Distribution Date pursuant to the prior paragraph relates to the Deerbrook Apartments Mortgage Loan or any successor REO Loan with respect thereto, then (prior to such amount being deemed distributed from REMIC I to
REMIC II as provided above in this Section 4.01(b)) such Yield Maintenance
Charge or Prepayment Premium shall be deemed distributed from the Loan REMIC to
REMIC I in respect of the two Loan REMIC Regular Interests, on a pro rata basis in accordance with their respective Loan REMIC Principal Balances outstanding immediately prior to the subject Distribution Date.

          On each Distribution Date, the Trustee shall withdraw from the
Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the ARD Loans and any related REO Loans and shall distribute such amounts among the Holders of the
Class Z Certificates pro rata in accordance with their respective Percentage
Interests of such Class.

          (c) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (ix) and deemed distributions from REMIC I to
REMIC II pursuant to Section 4.01(i) and from the Loan REMIC to REMIC I pursuant to Section 4.01(j), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Class DA
Available Distribution Amount:

               (i) to make distributions of interest to the Holders of the Class
     DA Certificates in an amount equal to all Distributable Certificate
     Interest in respect of the Class DA Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ii) to make distributions of principal to the Holders of the
     Class DA Certificates, in an amount (not to exceed the Class Principal
     Balance of the Class DA Certificates outstanding immediately prior to such
     Distribution Date) equal to the entire Class DA Principal Distribution
     Amount for such Distribution Date; and

               (iii) to make distributions to the Holders of the Class DA
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class DA Certificates and not previously reimbursed.

          (d) All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective
Class of record

                                     -190-

at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date
(which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance
Certificate, without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made in a like manner, but only upon presentation and surrender of such
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized
Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the
Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II Certificates.

          (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer
shall have any responsibility therefor except as otherwise provided by this
Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

          (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                                     -191-

          (g) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Class of Certificates) will be made on the next
Distribution Date, the Trustee shall, no later than five days after the related
Determination Date, mail to each Holder of record on such date of such Class of
Certificates a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

          (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount that the
Trustee reasonably believes are applicable under the Code. The Certificate
Registrar shall promptly provide the Trustee with any IRS Form W-9 or W-8
(including Form W-8ECI, W-8BEN or W-IMY) upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders.

          (i) All distributions of interest, principal and reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a), 4.01(c), 4.01(k), 4.01(l) or Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its
Corresponding REMIC I Regular Interest(s) set forth in the Preliminary Statement hereto. All

                                     -192-

distributions made in respect of either Class of Class X Certificates on each
Distribution Date pursuant to Section 4.01(a) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Component's
Corresponding REMIC I Regular Interest. In each case, if such distribution on any such Class of Regular Certificates was a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and
Additional Trust Fund Expenses in respect of such Class of Regular Certificates, then the corresponding distribution deemed to be made on a REMIC I Regular
Interest pursuant to the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC I Regular Interest; provided, however, that, if any
Class of Sequential Pay Certificates has more than one Corresponding REMIC I
Regular Interest, then deemed distributions of principal made on such
Corresponding REMIC I Regular Interests on any Distribution Date shall be allocated to them in ascending numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding REMIC I Regular Interests, in each case up to an amount equal to the REMIC I Principal Balance of the subject Corresponding
REMIC I Regular Interest outstanding immediately prior to such Distribution Date
(such that no deemed distributions of principal will be made on any such
Corresponding REMIC I Regular Interest until the REMIC I Principal Balance of each other such Corresponding REMIC I Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full)
(for example, distributions of principal with respect to the Class A-1
Certificates shall be deemed to have first been distributed from REMIC I to
REMIC II in respect of REMIC I Regular Interest LA-1-1 until its REMIC I
Principal Balance is reduced to zero, then to REMIC I Regular Interest LA-1-2 until its REMIC I Principal Balance is reduced to zero, then to REMIC I Regular
Interest LA-1-3 until its REMIC I Principal Balance is reduced to zero, then to
REMIC I Regular Interest LA-1-4 until its REMIC I Principal Balance is reduced to zero, and then to REMIC I Regular Interest LA-1-5); and provided, further, that, with respect to reimbursements of previously allocated Realized Losses and
Additional Trust Fund Expenses in respect of any Class of Sequential Pay
Certificates that has more than one Corresponding REMIC I Regular Interest, such corresponding distribution shall be deemed to be a distribution with respect to all of the Corresponding REMIC I Regular Interests for such Class, allocated pro rata based on their respective amounts of previously unreimbursed Realized
Losses and Additional Trust Fund Expenses (for example, with respect to Realized
Losses and Additional Trust Fund Expenses previously allocated to the Class A-1
Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LA-1-1, REMIC I Regular
Interest LA-1-2, REMIC I Regular Interest LA-1-3, REMIC I Regular Interest
LA-1-4 and REMIC I Regular Interest LA-1-5, allocated pro rata based on their respective amounts of previously unreimbursed Realized Losses and Additional
Trust Fund Expenses).

          (j) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(c),
Section 4.01(k), Section 4.01(l) or Section 9.01, or the corresponding deemed distributions on the REMIC I Regular Interests pursuant to Section 4.01(i), the
Trustee shall be deemed to have made, out of the Deerbrook Apartments Available
Distribution Amount for such Distribution Date, the following distributions to
REMIC I and, in the following order of priority, in each case to the extent of the remaining portion of the Deerbrook Apartments Available Distribution Amount
for such Distribution Date:

                                     -193-

          first, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest DA-1, up to an amount equal to all
     Uncertificated Distributable Interest in respect of Loan REMIC Regular
     Interest DA-1 for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates, if any;

          second, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest DA-1, in an amount (not to exceed the Loan REMIC
     Principal Balance of Loan REMIC Regular Interest DA-1 outstanding immediately prior to such Distribution Date) equal to the entire Deerbrook
     Apartments Principal Distribution Amount for such Distribution Date;

          third, distributions to REMIC I, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses,
     if any, previously allocated to Loan REMIC Regular Interest DA-1 and not previously reimbursed;

          fourth, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest DA-2, up to an amount equal to all
     Uncertificated Distributable Interest in respect of Loan REMIC Regular
     Interest DA-2 for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates, if any;

          fifth, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest DA-2, in an amount (not to exceed the Loan REMIC
     Principal Balance of Loan REMIC Regular Interest DA-2 outstanding immediately prior to such Distribution Date) equal to the entire Deerbrook
     Apartments Principal Distribution Amount for such Distribution Date (net of any portion thereof deemed distributed on such Distribution Date to REMIC I in respect of Loan REMIC Regular Interest DA-1 pursuant to clause second above); and

          sixth, distributions to REMIC I, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses,
     if any, previously allocated to Loan REMIC Regular Interest DA-2 and not previously reimbursed.

provided that, if any payments (or Advances in lieu thereof) or other collections on the Deerbrook Apartments Mortgage Loan or any related REO
Property constituting part of the Deerbrook Apartments Available Distribution
Amount for any Distribution Date are applied to reimburse Nonrecoverable
Advances or Workout Delayed Reimbursement Amounts or pay Additional Trust Fund
Expenses with respect to any other Mortgage Loans or REO Mortgage Loans, then such payments (or Advances in lieu thereof) or other collections shall be deemed to have first been distributed from the Loan REMIC to REMIC I with respect to
Loan REMIC Regular Interest DA-1 in payment of amounts deemed distributable to
REMIC I with respect to such Loan REMIC Regular Interest pursuant to clauses first, second and third above on the subject Distribution Date.

          (k) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Net Available
Distribution Amount for such Distribution Date. Amounts paid from the
Gain-on-Sale Reserve Account will not reduce the Certificate Principal Balances of the Classes receiving such distributions. Any amounts remaining in the
Gain-on-Sale Reserve Account after such distributions shall be applied to

                                     -194-

offset future Realized Losses and, upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

          (l) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account an amount equal to any Prepayment Premium and/or Yield
Maintenance Charge that was received in respect of a Specially Serviced Mortgage
Loan during the related Collection Period to the extent that Realized Losses and/or Additional Trust Fund Expenses had been allocated to one or more Classes of Sequential Pay Certificates pursuant to Section 4.04 and had not been previously reimbursed, and the Trustee shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (in order of alphabetical Class designation) up to an amount equal to all such Realized
Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and remaining unreimbursed after application of the Net Available
Distribution Amount for such Distribution Date. Any such amounts paid from the
Distribution Account will not reduce the Certificate Principal Balances of the
Classes receiving such distributions.

          SECTION 4.02. Statements to Certificateholders.

          (a) On each Distribution Date, the Trustee shall make available electronically via its Internet Website or, upon written request, by first class mail, to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the
Master Servicer, the Special Servicer, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor, a statement (a
"Distribution Date Statement"), as to the distributions made on such
Distribution Date, based solely on information provided to it by the Master
Servicer and the Special Servicer. Each Distribution Date Statement shall be in the form set forth on Exhibit N hereto and, in any event, shall set forth:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to
     Distributable Certificate Interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment
     Premiums and/or Yield Maintenance Charges;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of previously allocated Realized Losses and Additional Trust
     Fund Expenses;

               (v) the Available Distribution Amount, the Net Available
     Distribution Amount and the Class DA Available Distribution Amount for such
     Distribution Date;

               (vi) (a) the aggregate amount of P&I Advances made with respect to the entire Mortgage Pool, and with respect to each Loan Group, for such
     Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section

                                     -195-

     4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, that had been outstanding at the close of business on the related
     Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, as of the close of business on the related
     Determination Date and (c) the aggregate amount of all Nonrecoverable
     Advances with respect to the entire Mortgage Pool, and with respect to each
     Loan Group, as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool and of each Loan Group outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage
     Pool and of each Loan Group outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust
     Mortgage Loans as of the close of business on the related Determination
     Date;

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
     Principal Balance (immediately after such Distribution Date) of Trust
     Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
     delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or
     Special Servicer, in bankruptcy proceedings;

               (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal
     Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

               (xii) with respect to any Trust Mortgage Loan as to which a
     Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all
     Liquidation Proceeds and other amounts received in connection with such
     Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

               (xiii) with respect to any REO Property included in the Trust
     Fund as to which a Final Recovery Determination was made during the related
     Collection Period, (A) the loan number of the related Trust Mortgage Loan,
     (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Realized Loss in respect of the related Trust REO
     Loan in connection with such Final Recovery Determination;

                                     -196-

               (xiv) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of Regular
     Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount, the Loan Group 1
     Principal Distribution Amount, the Loan Group 2 Principal Distribution
     Amount, the Net Principal Distribution Amount and the Class DA Principal
     Distribution Amount for such Distribution Date, in each case separately identifying the respective components thereof (and, in the case of any
     Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Trust
     Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that were allocated on such Distribution Date;

               (xx) the Class Principal Balance, Class XC Notional Amount or
     Class XP Notional Amount, as applicable, of each Class of Regular
     Certificates outstanding immediately before and immediately after such
     Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such
     Distribution Date;

               (xxi) the Certificate Factor for each Class of Regular
     Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the
     Master Servicer, the Trustee and the Fiscal Agent during the related
     Collection Period in accordance with Section 4.03(d);

               (xxiii) the aggregate amount of interest on Servicing Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the
     Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent
     during the related Collection Period in accordance with Section 3.03(d);

               (xxiv) the aggregate amount of servicing compensation paid to the
     Master Servicer and the Special Servicer during the related Collection
     Period;

               (xxv) the loan number for each Trust Required Appraisal Mortgage
     Loan and any related Appraisal Reduction Amount as of the related
     Determination Date;

                                     -197-

               (xxvi) the original and then current credit support levels for each Class of Regular Certificates;

               (xxvii) the original and then current ratings known to the
     Trustee for each Class of Regular Certificates;

               (xxviii) the aggregate amount of Prepayment Premiums and Yield
     Maintenance Charges collected during the related Collection Period;

               (xxix) the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, based on the most recent Appraisal or valuation;

               (xxx) a reconciliation of interest shortfalls in respect of the
     Certificates; and

               (xxxi) the amounts, if any, actually distributed with respect to the Class Z Certificates, the Class R-LR Certificates, the Class R-I
     Certificates and the Class R-II Certificates, respectively, on such
     Distribution Date.

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), (xxiv) and
(xxix) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer.

          The Trustee may conclusively rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion
(without suggesting liability on the part of any other party hereto).

          On each Distribution Date, the Trustee shall make available via its
Internet Website the information specified in Section 3.15(b) to the Persons specified therein. Absent manifest error, none of the Master Servicer or the
Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. None of the
Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a
Mortgagor or third party.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis
(if appropriate) the items provided to Certificateholders pursuant to clauses
(i), (ii), (iii) and (iv) of the description of "Distribution Date Statement"
above and such other information as may be required to enable such
Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of

                                     -198-

Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book Entry
Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

          The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master
Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master
Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          (b) In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may, absent bad faith, conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer.

          SECTION 4.03. P&I Advances; Reimbursement of P&I Advances and
                        Servicing Advances.

          (a) On or before 2:00 p.m., New York City time, on each P&I Advance
Date, the Master Servicer shall (i) apply amounts in the Collection Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution
Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the
Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York
City time, on any P&I Advance Date, the Master Servicer shall not have made any
P&I Advance required to be made on such date pursuant to this Section 4.03(a)
(and

                                     -199-

shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to the facsimile number set forth in Section 11.05 (or such alternative number provided by the Master
Servicer to the Trustee in writing) as soon as possible, but in any event before
4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the
Trustee shall, no later than 11:00 a.m., or the Fiscal Agent shall, no later than 12:00 p.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the
Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections
7.01 and 7.02 shall apply.

          (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or the Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees, in respect of the Trust
Mortgage Loans (including, without limitation, Trust Balloon Loans delinquent as to their respective Balloon Payments) and any Trust REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that: (x) if the
Periodic Payment on any Trust Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Trust Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic
Payment due and owing during the extension period is less than the related
Assumed Periodic Payment, then the Master Servicer, the Trustee or the Fiscal
Agent shall, as to such Trust Mortgage Loan only, advance only the amount of the
Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees) in the event of subsequent delinquencies thereon;
and (y) if any Trust Mortgage Loan or Trust REO Loan is a Required Appraisal
Mortgage Loan as to which it is determined that an Appraisal Reduction Amount exists, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer, the
Trustee or the Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Required Appraisal Mortgage Loan only an amount equal to the sum of (A) the interest portion of the P&I Advance required to be made equal to the product of (1) the amount of the interest portion of the P&I Advance for that Required Appraisal Mortgage Loan for the related Distribution Date without regard to this sentence, and (2) a fraction, expressed as a percentage, the numerator of which is equal to the Stated
Principal Balance of that Required Appraisal Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that Required Appraisal Mortgage Loan immediately prior to the related
Distribution Date and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I

                                     -200-

Advance. The determination by the Master Servicer that a prior P&I Advance (or, assuming that it was still outstanding, any Unliquidated Advance in respect thereof) that it has made constitutes a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the
Fiscal Agent and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the
Collection Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust
Fund, that support such determination by the Master Servicer. On the fourth
Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer and the Trustee the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any
Trust Specially Serviced Mortgage Loan or Trust REO Loan is a Nonrecoverable P&I
Advance. The Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on, and shall act in accordance with, such determination.
The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a
Nonrecoverable Advance (and the Trustee and the Fiscal Agent shall rely on the
Master Servicer's determination that the P&I Advance would be a Nonrecoverable
Advance if the Trustee or the Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that if the
Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or the Special Servicer that such P&I
Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the
Trustee or the Fiscal Agent, as the case may be, in good faith makes a determination prior to the times specified in Section 4.03(a) that such P&I
Advance would be a Nonrecoverable Advance. The Trustee, the Fiscal Agent and the
Special Servicer, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance, shall each be subject to the standards applicable to the Master Servicer hereunder.

          (d) In connection with the recovery by the Master Servicer, the
Trustee or the Fiscal Agent of any P&I Advance out of the Collection Account
pursuant to Section 3.05(a), subject to the following sentence, the Master
Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be, out of any amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable first out of Default Charges received on the related Trust Mortgage Loan or
Trust REO Loan during the Collection Period in which such reimbursement is made, then from general collections on the Trust Mortgage Loans then on deposit in the
Collection Account; provided, however, that no interest shall accrue on any P&I
Advance made with respect to a Trust Mortgage Loan if the related Periodic
Payment is received on or prior to the Due Date of such Trust Mortgage Loan, prior to the expiration of any applicable grace period or prior to the related
P&I Advance Date; and provided, further, that, if such P&I Advance was made with respect to an A-Note Trust Mortgage Loan or any successor REO Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related A/B Loan Custodial Account in accordance with
Section

                                     -201-

3.05(e). Subject to Section 4.03(f), the Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

          (e) In no event shall the Master Servicer, the Trustee or the Fiscal
Agent make a P&I Advance with respect to any B-Note Loan.

          (f) Upon the determination that a previously made Advance is a
Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Collection Account, the Master Servicer, the Trustee or the Fiscal Agent,
as applicable, at its own option, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable
Advance during the one-month Collection Period ending on the then-current
Determination Date. If the Master Servicer (or the Trustee or the Fiscal Agent)
makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection
Period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master
Servicer (or the Trustee or the Fiscal Agent) to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month
Collection Period ending on the related Determination Date for any Distribution
Date, the Master Servicer (or the Trustee or the Fiscal Agent) shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular
Nonrecoverable Advance or portion thereof until the end of such Collection
Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this
Agreement that apply once such an election, if any, has been made. Any election by the Master Servicer (or the Trustee or the Fiscal Agent) to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer (or the Trustee or the Fiscal Agent)
any obligation to make such an election (or any entitlement in favor of any
Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer (or the Trustee or the Fiscal Agent) to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon).
Any such election by the Master Servicer, the Trustee or the Fiscal Agent shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other
Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the
Master Servicer, the Trustee, the Fiscal Agent or the other parties to this
Agreement shall have any liability to one another or to any of the
Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or

                                     -202-

other adverse economic or other effects that may arise from such an election, and any such election shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard nor, with respect to the Trustee or the
Fiscal Agent, constitute a violation of any fiduciary duty to the
Certificateholders or any contractual duty under this Agreement. Nothing herein shall give the Master Servicer, the Trustee or the Fiscal Agent the right to defer reimbursement of a Nonrecoverable Advance to the extent that principal collections then available in the Collection Account are sufficient to reimburse such Nonrecoverable Advances pursuant to Section 3.05(a)(vii).

          SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
                        Expenses; Allocation of Net Aggregate Prepayment
                        Interest Shortfalls.

          (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section
4.04(a) on any prior Distribution Date and are not allocable to the Class DA
Certificates on such Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of
such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate
Stated Principal Balance of, and any Unliquidated Advances with respect to, the
Mortgage Pool (exclusive of the Loan REMIC Principal Balance of Loan REMIC
Regular Interest DA-2) that will be outstanding immediately following such
Distribution Date: first, sequentially, to the Class Q, Class P, Class N, Class
M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C and Class B Certificates, in that order, in each case until the remaining
Class Principal Balance thereof has been reduced to zero; and then, pro rata
(based on remaining Class Principal Balances) to the Class A-1, Class A-2, Class
A-3, Class A-4 and Class A-1A Certificates until the Class Principal Balances thereof are reduced to zero. Notwithstanding the foregoing, all Realized Losses and Additional Trust Fund Expenses, if any, in respect of or related to the
Deerbrook Apartments Mortgage Loan or any successor REO Loan with respect thereto will be allocated on each Distribution Date: first, to the Class DA
Certificates (but only to the extent that the Class Principal Balance of the
Class DA Certificates exceeds the Loan REMIC Principal Balance of Loan REMIC
Regular Interest DA-2 that will be outstanding immediately following such
Distribution Date) until the Class Principal Balance thereof is reduced to zero;
and thereafter will be allocated to the respective Classes of the Sequential Pay
Certificates (in each case, to the extent and in reduction of their respective
Class Principal Balances) in the order above. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Principal Balance Certificates
shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any,
allocated to a Class of Principal Balance Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage
Interests evidenced thereby. All Realized Losses and Additional Trust Fund
Expenses, if any, that have not been allocated to the Principal Balance
Certificates as of the Distribution Date on which the aggregate Certificate
Principal Balance of the Principal Balance Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

          If and to the extent any Nonrecoverable Advances (and/or interest thereon) that were reimbursed from principal collections on the Mortgage Pool and previously resulted in a reduction of the

                                     -203-

Principal Distribution Amount (and, accordingly, in the Net Principal
Distribution Amount) are subsequently recovered on the related Trust Mortgage
Loan or Trust REO Loan, then, on the Distribution Date immediately following the
Collection Period in which such recovery occurs, the respective Class Principal
Balances of any Classes of Sequential Pay Certificates to which there has been allocated unreimbursed Realized Losses and/or Additional Trust Fund Expenses
shall be increased, in sequential order beginning with the most senior affected
Class of Sequential Pay Certificates, by the amount of any such recoveries that are included in the Principal Distribution Amount (and, accordingly, in the Net
Principal Distribution Amount) for the current Distribution Date; provided, however, that, in any case, the Class Principal Balance of any such Class of
Sequential Pay Certificates shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund Expenses
previously allocated thereto (which unreimbursed Realized Losses and Additional
Trust Fund Expenses shall be reduced by the amount of the increase in such Class
Principal Balance); and provided, further, that the aggregate increase in the
Class Principal Balances of the respective Classes of Sequential Pay
Certificates on any Distribution Date shall not exceed the excess, if any, of
(1) the aggregate Stated Principal Balance of, and all Unliquidated Advances
with respect to, the Mortgage Pool (exclusive of the Loan REMIC Principal
Balance of Loan REMIC Regular Interest DA-2) that will be outstanding immediately following such Distribution Date, over (2) the aggregate of the
Class Principal Balances of the respective Classes of Sequential Pay
Certificates outstanding immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those Class
Principal Balances. If the Class Principal Balance of any Class is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses
considered to be allocated to such Class shall be decreased by such amount.

          To the extent the Class Principal Balance of a Class of Sequential Pay
Certificates is increased pursuant to the second paragraph of this Section
4.04(a), the REMIC I Principal Balance (or, if applicable, the aggregate REMIC I
Principal Balance) of the Corresponding REMIC I Regular Interest(s) shall also be so increased; provided that, with respect to any Class of Sequential Pay
Certificates that has more than one Corresponding REMIC I Regular Interest, the application of such additions to the REMIC I Principal Balances of the
Corresponding REMIC I Regular Interests for such Class shall be made in descending or reverse numeric order based on the last number of their respective alphanumeric designations, in each case up to the amount of the unreimbursed
Realized Losses and/or Additional Trust Fund Expenses previously allocated to the subject Corresponding REMIC I Regular Interest (for example, with respect to the Class A-1 Certificates, the application of such additions to the REMIC I
Principal Balances of REMIC I Regular Interests LA-1-1, LA-1-2, L-A-1-3, LA-1-4
and LA-1-5 shall be allocated first, to REMIC I Regular Interest LA-1-5 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund
Expenses previously allocated to it, second, to REMIC I Regular Interest LA-1-4 up to the amount of the unreimbursed Realized Losses and/or Additional Trust
Fund Expenses previously allocated to it, third, to REMIC I Regular Interest
LA-1-3 up to the amount of the unreimbursed Realized Losses and/or Additional
Trust Fund Expenses previously allocated to it, fourth, to REMIC I Regular
Interest LA-1-2 up to the amount of the unreimbursed Realized Losses and/or
Additional Trust Fund Expenses previously allocated to it, and then, to REMIC
Regular Interest LA-1-1). If the REMIC I Principal Balance of any REMIC I
Regular Interest is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses of such REMIC I Regular Interest shall be decreased by such amount.

          (b) If the Class Principal Balance of any Class of Sequential Pay
Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal Balance of

                                     -204-

such Class' Corresponding REMIC I Regular Interest (or, if applicable, the aggregate REMIC I Principal Balance of such Class' Corresponding REMIC I Regular
Interests) shall be deemed to have first been reduced by the exact same amount.
If a Class of Sequential Pay Certificates has two or more Corresponding REMIC I
Regular Interests, then the respective REMIC I Principal Balances of such
Corresponding REMIC I Regular Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such Corresponding REMIC I Regular Interests pursuant to Section
4.01(i), such that no reduction shall be made in the REMIC I Principal Balance of any such Corresponding REMIC I Regular Interest pursuant to this Section
4.04(b) until the REMIC I Principal Balance of each other such Corresponding
REMIC I Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero (for example, with respect to the Class
A-1 Certificates, each such reduction shall be allocated to REMIC I Regular
Interest LA-1-1 until its REMIC I Principal Balance is reduced to zero, then to
REMIC I Regular Interest LA-1-2 until its REMIC I Principal Balance is reduced to zero, then to REMIC I Regular Interest LA-1-3 until its REMIC I Principal
Balance is reduced to zero, then to REMIC I Regular Interest LA-1-4 until its
REMIC I Principal Balance is reduced to zero, and then to REMIC Regular Interest
LA-1-5).

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section
4.01(j), the Loan REMIC Principal Balance of Loan REMIC Regular Interest DA-1
(after taking account of such deemed distributions) shall be reduced to the extent necessary (if at all) to equal the Stated Principal Balance of the
Deerbrook Apartments Mortgage Loan or any successor REO Loan with respect thereto, that will be outstanding immediately following such Distribution Date;
and the Loan REMIC Principal Balance of REMIC Regular Interest DA-2 (after taking account of such deemed distributions pursuant to Section 4.01(j)) shall be reduced to the extent necessary (if at all) to equal the excess, if any, of
(i) the Stated Principal Balance of the Deerbrook Apartments Mortgage Loan or
any successor REO Loan with respect thereto that will be outstanding immediately following such Distribution Date, over (ii) the Loan REMIC Principal Balance of
Loan REMIC Regular Interest DA-1 (after taking account of such deemed distributions pursuant to Section 4.01(j)). All such reductions in the Loan
REMIC Principal Balances of the respective Loan REMIC Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund
Expenses.

          (d) The Net Aggregate Prepayment Interest Shortfall for each
Distribution Date shall be allocated as follows:

               (i) to the Class DA Certificates in an amount equal to the product of (A) the portion, if any, of such Net Aggregate Prepayment
     Interest Shortfall that is attributable to the Deerbrook Apartments
     Mortgage Loan, multiplied by (B) a fraction, the numerator of which is equal to the Class Principal Balance of the Class DA Certificates
     outstanding immediately prior to that Distribution Date, and the denominator of which is equal to the Stated Principal Balance of the
     Deerbrook Apartments Mortgage Loan outstanding immediately prior to such
     Distribution Date; and

               (ii) to each Class of Sequential Pay Certificates in an amount equal to the product of (A) the amount of such Net Aggregate Prepayment
     Interest Shortfall (exclusive of any portion thereof allocable to the Class
     DA Certificates pursuant to clause (i) above), multiplied by (B) a fraction, the numerator of which is the Accrued Certificate Interest with respect to such

                                     -205-

     Class of Sequential Pay Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest with respect to all the Classes of Sequential Pay Certificates for such
     Distribution Date.

          The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to any Class of Sequential Pay Certificates shall be deemed to have first been allocated to such Class' Corresponding REMIC
I Regular Interest.

          The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to the Class DA Certificates shall be deemed to have first been allocated to Loan REMIC Regular Interest DA-2, with any remaining portion of such Net Aggregate Prepayment Interest Shortfall attributable to the Deerbrook Apartments Mortgage Loan to be allocated to Loan
REMIC Regular Interest DA-1.

          SECTION 4.05. Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article
IX and the actual and deemed allocations of Realized Losses, Additional Trust
Fund Expenses and other items to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this
Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master
Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          SECTION 4.06. Use of Agents.

          The Master Servicer, the Trustee or the Fiscal Agent may at its own
expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Trustee or the Fiscal Agent from any of such obligations or liabilities, and the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master
Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

                                     -206-

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7, as applicable;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the
Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal
Balances or initial Certificate Notional Amounts, as the case may be, as of the
Closing Date of not less than $25,000 in the case of the Registered Certificates and not less than $100,000 in the case of Non-Registered Certificates (other than the Residual Certificates and the Class Z Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-LR, Class R-I and Class R-II Certificates will be issuable in minimum Percentage Interests of
10%. The Class Z Certificates shall have no minimum denomination and shall be represented by a single Definitive Certificate.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at LaSalle
Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois
60603; Attn: Global Securitization Trust Services Group--Merrill Lynch Mortgage
Investors Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2)
shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                                     -207-

The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if
the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor
Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the
Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such
Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

          (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, in the case of a Global
Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer
thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit E-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit E-2A or, except in the case of the Class R-LR, Class R-I, Class R-II or Class Z Certificates, as
Exhibit E-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is a Qualified Institutional Buyer or,
except in the case of the Class R-LR, Class R-I, Class R-II or Class Z
Certificates, an Institutional Accredited Investor, and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master
Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any
interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the

                                     -208-

form attached hereto as Exhibit E-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and
such Transfer may be made without registration under the Securities Act. Except as provided in the following paragraph, no interest in the Rule 144A Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the foregoing, any interest in a Rule 144A Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A
Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchasers, the Trustee,
the Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC
Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the

                                     -209-

imposition of an excise tax under Section 4975 of the Code. The foregoing sentence notwithstanding, no Transfer of the Class Z, Class R-LR, Class R-I and
R-II Certificates shall be made to a Plan or to a Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the Non-Registered Certificates or any
Transfer of a Non-Registered Certificate or any interest therein by the
Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, in the case of a Global Certificate for any Class of
Book-Entry Non-Registered Certificates, any Transfer thereof to a successor
Depository or to the applicable Certificate Owner(s) in accordance with Section
5.03, the Certificate Registrar shall refuse to register the Transfer of a
Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a
Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of the Class Z, Class R-LR, Class R-I and
Class R-II Certificates, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) alternatively, but only in the case of a
Non-Registered Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any
Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Trust
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) alternatively, except in the case of the Class
R-LR, Class R-I and Class R-II Certificates, a certification of facts and an
Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit F-1 (in the case of Definitive Non-Registered Certificates) and
Exhibit F-2 (in the case of ownership interests in Book-Entry Non-Registered
Certificates) are acceptable for purposes of the preceding sentence. If any
Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (in the case of a Definitive Certificate) or the
Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of

                                     -210-

Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

               (d) (i) Each Person who has or who acquires any Ownership
     Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any
     Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Certificate shall be a Permitted Transferee and
                    shall promptly notify the REMIC Administrator and the
                    Trustee of any change or impending change in its status as a
                    Permitted Transferee.

               (B)  In connection with any proposed Transfer of any Ownership
                    Interest in a Residual Certificate, the Certificate
                    Registrar shall require delivery to it, and shall not
                    register the Transfer of any Residual Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit G-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its
                    Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or
                    agent for any Person that is not a Permitted Transferee,
                    that for so long as it retains its Ownership Interest in a
                    Residual Certificate, it will endeavor to remain a Permitted
                    Transferee and that it has reviewed the provisions of this
                    Section 5.02(d) and agrees to be bound by them.

               (C)  Notwithstanding the delivery of a Transfer Affidavit and
                    Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the
                    Certificate Registrar has actual knowledge that the proposed
                    Transferee is not a Permitted Transferee, no Transfer of an
                    Ownership Interest in a Residual Certificate to such
                    proposed Transferee shall be effected.

               (D)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Certificate shall agree (1) to require a Transfer
                    Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Certificate and (2) not to Transfer its
                    Ownership Interest in such Residual Certificate unless it
                    provides to the Certificate Registrar a certificate
                    substantially in the form attached hereto as Exhibit G-2
                    stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted
                    Transferee.

                                     -211-

               (E)  Each Person holding or acquiring an Ownership Interest in a
                    Residual Certificate, by purchasing such Ownership Interest, agrees to give the REMIC Administrator and the Trustee
                    written notice that it is a "pass-through interest holder"
                    within the meaning of temporary Treasury regulations Section
                    1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
                    Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf
                    of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a
     Residual Certificate in violation of the provisions of this Section
     5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual
     Certificate. None of the Depositor, the Trustee or the Certificate
     Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
     Section 5.02(d) or for making any payments due on such Certificate to the
     Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a
     Residual Certificate in violation of the restrictions in this Section
     5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause
     (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such
     Residual Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of the Trustee's exercise of such discretion. Such purported
     Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

               (iii) The REMIC Administrator shall make available to the
     Internal Revenue Service and to those Persons specified by the REMIC
     Provisions all information furnished to it by the other parties hereto that is necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a
     Disqualified Organization, including the information described in Treasury
     Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the
     "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a
     Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The
     Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information thereto pursuant to this subsection (d)(iii) and Section
     10.01(g)(i).

                                     -212-

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

               (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

               (B)  an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, obtained at the
                    expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the REMIC Administrator or the Trust
                    Fund), to the effect that doing so will not (1) cause REMIC
                    I or REMIC II to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any
                    Residual Certificate to a Person which is not a Permitted
                    Transferee, or (2) cause a Person other than the prospective
                    Transferee to be subject to a REMIC-related tax caused by
                    the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner
that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate
Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                                     -213-

          (i) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          (k) Upon request, the Certificate Registrar shall provide to the
Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

          SECTION 5.03. Book-Entry Certificates.

          (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section
5.02(b), a Transfer of such Certificates may not be registered by the
Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with
Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section
5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class XC, Class XP, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class DA
Certificates initially sold to Qualified Institutional Buyers in reliance on
Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede &
Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository
Participant shall only transfer the Ownership Interests in the Book-Entry
Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each
Certificate Owner is deemed, by virtue of its acquisition of an Ownership
Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee

                                     -214-

may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the
Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the
Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry
Certificates, the Certificate Registrar shall notify all affected Certificate
Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate or any Subordinated
Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this Section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                                     -215-

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as of the related Record Date as the owner of such
Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person in whose name each Certificate is registered as of the relevant date of determination as owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                     -216-

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01. Liability of Depositor, Master Servicer and Special
                        Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
                        Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Trust Mortgage
Loans and to perform its respective duties under this Agreement.

          The Depositor, the Master Servicer or the Special Servicer may be
merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of the
Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, the Master Servicer or the Special Servicer shall be a party, or any
Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in an Adverse Rating Event and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

          SECTION 6.03. Limitation on Liability of the Depositor, the Master
                        Servicer, the Special Servicer and Others.

          (a) None of the Depositor, the Master Servicer, the Special Servicer
nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the
Trust Fund, the Underwriters, the parties hereto, the Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that this provision shall not protect the Depositor, the
Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them against any liability to the Trust Fund, the Trustee, the
Certificateholders or any other Person for the breach of warranties or representations made herein by such party, or against any expense or liability

                                     -217-

specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special
Servicer and any director, officer, employee or agent of the Depositor, the
Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

          The Depositor, the Master Servicer, the Special Servicer, and any
Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the
Trust Fund out of the Collection Account or the Distribution Account, as
applicable in accordance with Section 3.05, against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Trust Mortgage
Loans or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a
Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; (iv)
incurred in connection with any violation by any of them of any state or federal securities law; provided, however, that if and to the extent that an A/B Loan
Pair and/or the related B-Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related A/B Loan Custodial Account pursuant to Section 3.05(e).

          (b) None of the Depositor, the Master Servicer or the Special Servicer
shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and, unless it is specifically required to bear the costs thereof, that in its opinion may involve it in any expense or liability for which it is not reasonably assured of reimbursement by the Trust; provided, however, that the Depositor, the Master Servicer or the
Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the
Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Pool on deposit in the Collection Account as provided by Section 3.05(a); provided, however, that if an A/B Loan Pair is involved, such indemnity shall be payable out of the related A/B Loan Custodial
Account pursuant to Section 3.05 and, if and to the extent not solely attributable to the related B-Note Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Account if amounts on deposit in the related A/B Loan Custodial Account are insufficient therefor.

          In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

                                     -218-

          (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee and any Affiliate,
director, officer, employee or agent thereof, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the
Special Servicer may consult with counsel, and any written advice or Opinion of
Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or
Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this
Agreement under Article XI, (iii) the defeasance of any Trust Defeasance
Mortgage Loan or (iv) any matter involving legal proceedings with a Mortgagor.

          The Trustee shall immediately notify the Master Servicer or the
Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the
Trustee to indemnification hereunder, whereupon the Master Servicer or Special
Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or
Special Servicer, as the case may be, shall not affect any rights that the Trust
Fund or the Trustee, as the case may be, may have to indemnification under this
Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Depositor shall immediately notify the Master Servicer or the
Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special
Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the Master
Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Depositor agrees to indemnify the Master Servicer, the Special
Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Depositor in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer or the Trustee,

                                     -219-

as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the
Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

          The Trustee agrees to indemnify the Master Servicer, the Special
Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor,
Master Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the
Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this
Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

          The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the resignation and the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and

                                     -220-

conditions of this Agreement. Neither the Master Servicer nor the Special
Servicer shall be permitted to resign except as contemplated above in this
Section 6.04.

          Consistent with the foregoing, neither the Master Servicer nor the
Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder (except for the assignment or other transfer of the right to receive the Excess Servicing Strip) to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special
Servicer are transferred to a successor thereto, the Master Servicing Fee
(except as expressly contemplated by Section 3.11(a)), the Special Servicing
Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c))
and/or any Principal Recovery Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05. Rights of Depositor and Trustee in Respect of Master
                        Servicer and the Special Servicer.

          The Master Servicer and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special
Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee, and provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master
Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

          SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                        Cooperate with Trustee.

          The Depositor, the Master Servicer and the Special Servicer shall each
(to the extent not already furnished under this Agreement) furnish such reports, certifications and information (including, with regard to the Master Servicer, the identity of any B-Noteholder) as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

                                     -221-

          SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                        with Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Master
Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                        Special Servicer.

          The Depositor, the Master Servicer, and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Special
Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09. Designation of Special Servicer by the Controlling Class
                        or the Controlling Class Representative.

          The Holder or Holders (or, in the case of Book-Entry Certificates, the
Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class (or, as contemplated in the following paragraph, the Controlling Class Representative if one is then so acting) may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer; provided that such
Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) shall pay all costs related to the transfer of servicing if the Special
Servicer is replaced other than due to an Event of Default. Such Holder or
Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class shall so designate a Person to serve as replacement Special
Servicer by the delivery to the Trustee, the Master Servicer and the existing
Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit
H-1. If such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting
Rights allocated to the Controlling Class have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special
Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04.
Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer
in the form attached hereto as Exhibit H-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its

                                     -222-

terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement
Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Collection
Account or the applicable REO Account or should have been delivered to the
Master Servicer or that are thereafter received with respect to Specially
Serviced Mortgage Loans and REO Properties.

          The forgoing notwithstanding, if a Controlling Class Representative has been appointed and is acting in that capacity, the Controlling Class
Representative shall have the right, in lieu of the Holder or Holders (or, in the case of Book-Entry Certificates, the Certificate Owner or Certificate
Owners) of the Certificates evidencing a majority of the Voting Rights in the
Controlling Class, to appoint or terminate the Special Servicer as described in the preceding paragraph.

          SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                        Certificate.

          The Master Servicer or an Affiliate of the Master Servicer or the
Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect
to) any Certificate with (except as set forth in the definition of
"Certificateholder") the same rights it would have if it were not the Master
Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master
Servicer or the Special Servicer is the Holder of (or, in the case of a
Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the
Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special
Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's
reasonable, good faith judgment, be considered by other Persons to violate the
Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each
Class of Certificates beneficially owned by the Master Servicer or the Special
Servicer or an Affiliate of the Master Servicer or the Special Servicer, as
appropriate, and (c) describes in reasonable detail the action that the Master
Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master
Servicer and its Affiliates or the Special Servicer and its Affiliates, as
appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50%
of the Voting Rights of all Certificateholders (calculated without regard to the
Certificates beneficially owned by the Master Servicer or its Affiliates or the
Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing to the proposal described in the written notice, and if the Master
Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It

                                     -223-

is not the intent of the foregoing provision that the Master Servicer or the
Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

          SECTION 6.11. The Controlling Class Representative.

          (a) Subject to Section 6.11(b), the Controlling Class Representative
will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to the Trust Mortgage Loans and any
REO Properties and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 6.11(b), the Special Servicer will not be permitted to take (or permit the Master Servicer to take) any of the following actions with respect to the Trust Mortgage Loans and any REO
Properties as to which the Controlling Class Representative has objected in writing within ten Business Days of being notified in writing thereof, which notification with respect to the action described in clauses (vi) and (viii)
below shall be copied by the Special Servicer to the Master Servicer (provided that if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Trust Specially Serviced Mortgage Loans as come or have come into and continue in default;

               (ii) any modification or consent to a modification of a material term of a Trust Mortgage Loan (excluding the waiver of any due-on-sale or due-on-encumbrance clause, as set forth in clause (vii) below), including the timing of payments or a modification consisting of the extension of the maturity date of a Trust Mortgage Loan;

               (iii) any proposed sale of any Trust Defaulted Mortgage Loan or any REO Property (other than in connection with the termination of the
     Trust Fund or, in the case of a Trust Defaulted Mortgage Loan, pursuant to
     Section 3.18) for less than the Purchase Price of the subject Trust
     Defaulted Mortgage Loan or related Trust REO Loan, as applicable;

               (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous
     Materials located at an REO Property;

               (v) any release of material real property collateral for any
     Trust Mortgage Loan, other than (A) where the release is not conditioned upon obtaining the consent of the lender, (B) upon satisfaction of that
     Trust Mortgage Loan, (C) in connection with a pending or threatened condemnation action or (D) in connection with a full or partial defeasance of that Trust Mortgage Loan;

               (vi) any acceptance of substitute or additional real property collateral for any Trust Mortgage Loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class
     Representative will be required);

                                     -224-

               (vii) any waiver of a due-on-sale or due-on-encumbrance clause in any Trust Mortgage Loan;

               (viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Trust Mortgage Loan
     (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class
     Representative will be required);

               (ix) any termination or replacement, or consent to the
     termination or replacement, of a property manager with respect to any
     Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Mortgaged Property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the Controlling Class Representative will be required);

               (x) any determination that an insurance-related default in respect of a Trust Mortgage Loan is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

               (xi) any waiver of insurance required under the related Mortgage
     Loan documents for a Trust Mortgage Loan (except as contemplated in clause
     (x) above);

provided that, with respect to any Trust Mortgage Loan (other than a Trust
Specially Serviced Mortgage Loan), the ten Business Days within which the
Controlling Class Representative must object to any such action shall not exceed by more than five Business Days the ten Business Day period the Special Servicer has to object to the Master Servicer taking such action as set forth in Sections
3.02, 3.08 and 3.20.

          In addition, subject to Section 6.11(b), the Controlling Class
Representative may direct the Special Servicer to take, or to refrain from taking, any such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.

          The Class DA Representative shall have all the rights to consult with the Controlling Class Representative with respect to any exercise by the
Controlling Class Representative of its rights and powers set forth above in this Section 6.11(a), to the extent that such exercise relates to the Deerbrook
Apartments Mortgage Loan.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection given or made, or consent withheld, by the Controlling
Class Representative, contemplated by Section 6.11(a) or any other section of this Agreement, may (i) require or cause the Special Servicer to violate any applicable law, the terms of any Trust Mortgage Loan, any provision of this
Agreement, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standard or the Mortgage Loan documents for any
Trust Mortgage Loan, (ii) result in an Adverse REMIC Event with respect to the
Loan REMIC, REMIC I or REMIC II or otherwise violate the REMIC Provisions or have adverse tax consequences for the Trust Fund, (iii) expose the Depositor, the Master Servicer, the Special Servicer, the Trust Fund, the Trustee, the
Fiscal Agent or any of their respective Affiliates, directors, officers, employees or agents, to any material claim, suit or liability, (iv) materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or (v) cause the

                                     -225-

Master Servicer or the Special Servicer to act, or fail to act, in a manner which violates the Servicing Standard. The Special Servicer shall disregard any action, direction or objection on the part of the Controlling Class
Representative that would have any of the effects described in clauses (i)
through (v) of the prior sentence.

          The Special Servicer shall not be obligated to seek approval from the
Controlling Class Representative under Section 6.11(a) for any actions to be taken by the Special Servicer with respect to any particular Trust Specially
Serviced Mortgage Loan if (i) the Special Servicer has, as set forth in the first paragraph of Section 6.11(a), notified the Controlling Class
Representative in writing of various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of that Trust Mortgage Loan and (ii) for 60 days following the first such notice, the Controlling Class
Representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

          (c) The Controlling Class Representative will have no duty or liability to the Certificateholders (other than the Controlling Class) for any action taken, or for refraining from the taking of any action pursuant to this
Agreement, or for errors in judgment. By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Controlling Class
Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the
Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the
Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the
Controlling Class, that the Controlling Class Representative shall have no liability by reason of its having acted solely in the interests of the Holders of the Controlling Class and no Certificateholder may take any action whatsoever against the Controlling Class Representative, or any director, officer, employee, agent or principal thereof for having so acted.

                                     -226-

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into the
     Collection Account or the A/B Loan Custodial Accounts any amount required to be so deposited by it under this Agreement, which failure continues unremedied for two Business Days following the date on which the deposit was required to be made; or

               (ii) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account or any other account maintained by the Trustee hereunder, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. New York City time on the Business
     Day following the date on which the remittance was required to be made, provided further, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee
     (for the account of the Trustee) interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

               (iii) any failure by the Special Servicer to deposit into the applicable REO Account or to deposit into, or to remit to the Master
     Servicer for deposit into, the Collection Account, any amount required to be so deposited or remitted by it under this Agreement; provided that the failure to deposit or remit such amount shall not be an Event of Default if such failure is remedied within one Business Day and in any event on or prior to the related Distribution Date; or

               (iv) any failure by the Master Servicer to timely make any
     Servicing Advance required to be made by it hereunder, which Servicing
     Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer by the
     Trustee as provided in Section 3.03(c); or

               (v) any failure on the part of the Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the
     Special Servicer, as the case may be, contained in this Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the
     Voting Rights, provided that with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special
     Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial
     30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

                                     -227-

               (vi) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
     Certificateholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the
     Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided that with respect to any such breach which is not curable within such 30-day period, the Master
     Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee with an
     Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

               (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (x) Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates (in which event no grace or cure period shall apply) or (2) placed one or more Classes of the
     Certificates on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 30 days thereof) and, in the case of either clauses (1) or (2), cited servicing concerns with the Master
     Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action; or

               (xi) the Master Servicer ceases to be rated at least CMS3 by
     Fitch or the Special Servicer ceases to be rated at least CSS3 by Fitch, and such rating is not restored within 30 days after the subject downgrade or withdrawal; or

               (xii) the Master Servicer is removed from Standard & Poor's approved master servicer list or the Special Servicer is removed from
     Standard & Poor's approved special servicer list, and the Master Servicer or Special Servicer, as the case may be, is not reinstated to that list within 30 days after its removal therefrom.

                                     -228-

          (b) If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Controlling Class
Representative or the Holders of Certificates entitled to at least 25% of the
Voting Rights (and in the event of disagreement among such parties, the Holders of the Certificates entitled to at least 25% of the Voting Rights shall control), the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this
Agreement and in and to the Trust Fund and the B-Note Loans, other than its rights, if any, as a Certificateholder hereunder or as holder of a B-Note Loan;
provided that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it (and each of its Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents) shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by the Master Servicer to primary service any of the
Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement Master
Servicer; provided, further, that the Master Servicer may not be terminated solely for an Event of Default that affects only a B-Noteholder; and provided, further, that, the Special Servicer may not be terminated solely for an Event of
Default that affects only a B-Noteholder. From and after the receipt by the
Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the
Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the
Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the
Trustee or a successor Master Servicer or Special Servicer to assume the Master
Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master
Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the transfer within 5
Business Days to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Collection Account, any A/B Loan Custodial
Account, the Distribution Account, a Servicing Account or a Reserve Account (if
the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, the Collection
Account, any A/B Loan Custodial Account, a Servicing Account or a Reserve
Account or delivered to the Master Servicer (if the Special Servicer is the
Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. Any costs or expenses in connection with any actions to be taken by the Master Servicer, the Special
Servicer or the Trustee pursuant to this paragraph

                                     -229-

shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such costs and expenses shall be reimbursed by the Trust Fund;
provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such costs and expenses. If and to the extent that the
Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this
Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses
(i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the
Certificates, the Trust Fund or this Agreement.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04 or 6.09, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this
Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special
Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master
Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section
7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder
(subject to Section 3.11(a) with respect to the Excess Servicing Strip).
Notwithstanding the above and subject to its obligations under Section 3.22(d)
and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating
Agencies, or if either the Controlling Class Representative or the Holders of
Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating
Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02
(including, without limitation, rating agency confirmation), which institution shall, in the case of an appointment by the Trustee, be reasonably acceptable to the Controlling Class Representative; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders or Certificate

                                     -230-

Owners of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the
Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency
(as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder
(including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may (subject to Section
3.11(a) with respect to the Excess Servicing Strip) make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and REO
Properties as it and such successor shall agree, subject to the terms of this
Agreement and/or the A/B Intercreditor Agreements limiting the use of funds received in respect of the A/B Loan Pairs to matters related to the A/B Loan
Pairs; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and the
B-Noteholders.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall notify the Depositor, all Certificateholders , the B-Noteholders (if affected thereby) and the Rating Agencies of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default.

          The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of
Default under clauses (i), (ii), (iii), (x), (xi) or (xii) of Section 7.01(a)
may be waived only by all of the Certificateholders of the affected Classes.
Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.
No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.
Notwithstanding any

                                     -231-

other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the
Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders
(including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                     -232-

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

          SECTION 8.01. Duties of Trustee

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.
The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special
Servicer, and accepted by the Trustee, in good faith, pursuant to this
Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method

                                     -233-

     and place of conducting any proceeding for any remedy available to the
     Trustee or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) The protections, immunities and indemnities afforded to the
     Trustee hereunder shall also be available to it in its capacity as
     Authenticating Agent, Certificate Registrar, REMIC Administrator and
     Custodian.

          SECTION 8.02. Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's
     Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01(i) or 10.02(f), to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the
     Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in
     Section 10.01 or 10.02, the Trustee, shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to

                                     -234-

     do so by Holders of Certificates entitled to at least 25% of the Voting
     Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
     hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

               (vii) the Trustee shall not be responsible for any act or
     omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

               (viii) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any
     Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of
     Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this
     Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

          Whenever in the administration of the provisions of this Agreement the
Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the
Trustee, be deemed to be conclusively proved and established by an Officer's
Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the
Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

          SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                        Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.15, the
statements attributed to the Fiscal Agent in Section 8.19 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and neither the
Trustee nor the Fiscal Agent assumes any responsibility for their correctness.
Except as set forth in Section 8.15, the Trustee makes no representations as to the

                                     -235-

validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage
Loans to the Trust Fund, or any funds deposited in or withdrawn from the
Collection Account or any other account by or on behalf of the Depositor, the
Master Servicer or the Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, the Master Servicer or the Special Servicer, and accepted by the
Trustee in good faith, pursuant to this Agreement.

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          The Trustee, the Fiscal Agent or any agent of the Trustee or the
Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

          SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                        Trustee.

          (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section
3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. Except as contemplated by Section 3.06, the
Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

          (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Collection Account (and, to the extent that any A/B Loan Pair and/or any related REO Property is affected, by the Trust
Fund and/or the related B-Noteholders out of the related A/B Loan Custodial
Account) against any loss, liability or reasonable "out-of-pocket" expense
(including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement)
arising out of, or incurred in connection with this Agreement, the Mortgage
Loans or the Certificates or any act of the Master Servicer or the Special
Servicer taken on behalf of the Trustee as provided for herein, provided that such expense constitutes an "unanticipated expense" within the meaning of
Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes an Advance (the reimbursement of which is separately

                                     -236-

addressed herein) or allocable overhead. The provisions of this Section 8.05(b)
shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a long term unsecured debt rating of (a) at least "AA" by Fitch (determined without regard to pluses or minuses) and "Aa3" by Moody's or (b) in the case of either Rating
Agency, (i) "A-" (or the equivalent), if a Fiscal Agent meeting the requirements of Section 8.18(a) is then currently acting in such capacity or (ii) such other rating that shall not result in an Adverse Rating Event as confirmed in writing.
In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the
Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) result in an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as no Adverse
Rating Event occurs as a result of the Trustee's continuing in such capacity.
The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special
Servicer, any sub-servicer, the Depositor, or any obligor with respect to Trust
Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Trust Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of
PTE 2000-58) of any such person.

          SECTION 8.07. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer, to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the
Certificateholders. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after

                                     -237-

the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any
time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to
Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse
Rating Event) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such
Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the
Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special
Servicer and the remaining Certificateholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal
(including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee, as provided in Section 8.08.

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

                                     -238-

The predecessor trustee shall deliver to the successor trustee all Mortgage
Files and related documents and statements held by it hereunder (other than any
Mortgage Files at the time held on its behalf by a third-party Custodian, which
Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Certificateholders and the
B-Noteholders.

          SECTION 8.09. Merger or Consolidation of Trustee.

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the
Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master
Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the

                                     -239-

Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as
Custodian,

                                     -240-

the Trustee agrees to act in such capacity in accordance herewith. The initial
Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the
Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

          SECTION 8.12. Appointment of Authenticating Agents.

          (a) The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If LaSalle Bank National
Association is removed as Trustee, then it shall be terminated as Authenticating
Agent. If the Authenticating Agent (other than LaSalle Bank National
Association) resigns or is terminated, the Trustee shall appoint a successor
Authenticating Agent which may be the Trustee or an Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as
Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master
Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of

                                     -241-

Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.13. Access to Certain Information.

          The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, to any Certificateholder or Certificate
Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.
Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the
Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any
Certificateholder.

          SECTION 8.14. Appointment of REMIC Administrators.

          (a) The Trustee may appoint at the Trustee's expense, one or more
REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein.
The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator
must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Trustee, then LaSalle
Bank National Association shall be terminated as REMIC Administrator.

          (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC
Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

          (c) Any REMIC Administrator may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master
Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon

                                     -242-

such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the
Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC
Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.15. Representations, Warranties and Covenants of Trustee.

          The Trustee hereby represents and warrants to the Master Servicer, the
Special Servicer and the Depositor and for the benefit of the
Certificateholders, as of the Closing Date, that:

          (a) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

          (b) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default
(or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (e) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this
Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

                                     -243-

          (f) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the
Trustee, would prohibit the Trustee from entering into this Agreement or, in the
Trustee's good faith reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this
Agreement.

          (g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

          SECTION 8.16. Reports to the Securities and Exchange Commission.

          (a) With respect to the Trust's fiscal year 2004 (and any other subsequent fiscal year for the Trust, if as of the beginning of such other subsequent fiscal year for the Trust, the Registered Certificates are held
(directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such reporting), the Trustee shall:

               (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the
     Securities and Exchange Commission, prepare for filing, execute on behalf of the Trust and properly and timely file with the Securities and Exchange
     Commission (A) monthly, with respect to the Trust, a Form 8-K Current
     Report, which shall include as an exhibit a copy of the Trustee Report disseminated by the Trustee on such Distribution Date and such other items as the Depositor may reasonably request and (B) upon direction of the
     Depositor, a Form 8-K Current Report regarding and disclosing (I) those events specified under Section 8.16(c) (to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event) and (II) any other events occurring with respect to the Trust that are required to be reported pursuant to Form 8-K (to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event), in the case of (A) and
     (B), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters"; provided that, the Depositor shall cooperate with the Trustee to determine the applicable required time period;

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor in writing of the occurrence or existence of any of the matters identified in Section 11.11(a), Section 8.16(c) and/or Section
     8.16(a)(i)(B)(II) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), and (B) promptly notify the
     Depositor in writing that the filing of a Form 8-K Current Report may be required with respect to any of the matters under clause (ii)(A) above, and consult with the Depositor regarding whether to prepare and file a Form 8-K
     Current Report under Section 8.16(a)(i)(B) above with respect to such matters (and the Trustee shall be entitled to rely on a written direction of the Depositor with regard to whether to make such filing); provided that, if the Depositor directs the Trustee to file a Form 8-K Current
     Report with respect to such matters, the Depositor shall cooperate with the
     Trustee in obtaining all necessary information in order to enable the
     Depositor to prepare such

                                     -244-

     Form 8-K Current Report and the Trustee shall report any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Securities and Exchange Commission;

               (iii) at the reasonable request of, and in accordance with the reasonable directions of, any other party hereto, prepare for filing and promptly file with the Securities and Exchange Commission an amendment to any Form 8-K Current Report previously filed with the Securities and
     Exchange Commission with respect to the Trust; and

               (iv) within 90 days following the end of such fiscal year, prepare and properly file with the Securities and Exchange Commission, with respect to the Trust, a Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters"
     issued by the Securities and Exchange Commission, which shall include as exhibits the Officer's Certificates and Accountant's Statements delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include a certification in the form attached hereto as
     Exhibit O (a "Sarbanes-Oxley Certification") (or in such other form as required by the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (including any interpretations thereof by the Securities and Exchange Commission's staff)), which Sarbanes-Oxley Certification shall be signed by an officer of the Depositor as contemplated by this Section 8.16;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII", "Microsoft Excel"
(solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Form 8-K Current Report reporting the establishment of the
Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the
EDGAR system (such suitable formats including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Securities and
Exchange Commission pursuant to this Section 8.16(a).

          The Trustee shall have no liability to Certificateholders or the Trust with respect to any failure to properly prepare or file with the Securities and
Exchange Commission any of the reports under the Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee.

          (b) All Form 10-K Annual Reports with respect to the Trust shall include a Sarbanes-Oxley Certification, in so far as it is required to be part of any particular Form 10-K Annual Report. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the

                                     -245-

Trustee a limited power of attorney to execute and file such Form 10-K Annual
Report on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The
Master Servicer, the Special Servicer (who shall also certify to the Master
Servicer) and the Trustee (each, a "Performing Party") shall provide a certification (each, a "Performance Certification") to the Person who signs the
Sarbanes-Oxley Certification or, in the case of the Master Servicer, who relies on the Special Servicer's Performance Certification (in each case, the
"Certifying Person") in the form set forth on Exhibit P-1 hereto (with respect to the Master Servicer) (in the form set forth on Exhibit A to Exhibit P-1 hereto with respect to the Special Servicer's certification to the Master
Servicer), Exhibit P-2 hereto (with respect to the Trustee), or Exhibit P-3 hereto (with respect to the Special Servicer's certification to the Certifying
Person of the Depositor), as applicable, on which the Certifying Person, the
Depositor (if the Certifying Person is an individual), and each partner, representative, Affiliate, member, manager, shareholder, director, officer, employee and agent of the Depositor or the Master Servicer (collectively with the Certifying Person, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i)
certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing
Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, with respect to any report regarding one or more Specially Serviced Mortgage Loans, the Special Servicer shall not be required to include in any such report prepared by it specific detailed information related to the status or nature of any workout negotiations with the related Mortgagor with respect to such Mortgage Loan or any facts material to the Trust's (or, in the case of an A/B Loan Pair, the Trust's and the related B-Noteholder's) position in any such negotiations if (A) the Special
Servicer determines, in its reasonable judgment in accordance with the Servicing
Standard, that stating such information in such report would materially impair the Trust's (or, in the case of an A/B Loan Pair, the Trust's and the related
B-Noteholder's) interests in such negotiations, and (B) the Special Servicer included in such report a general description regarding the status of the subject Mortgage Loan and an indication that workout negotiations were ongoing.
In addition, if directed by the Depositor, such Performing Party (other than the
Trustee) shall provide to Depositor's certified public accountants a certification identical to the certification that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any
Performing Party is terminated or resigns pursuant to the terms of this
Agreement, such Performing Party shall provide a Performance Certification to the Master Servicer (if the terminated or resigning Performing Party is the
Special Servicer) or the Depositor pursuant to this Section 8.16 with respect to the period of time such Performing Party was subject to this Agreement.

          (c) At all times during the Trust's fiscal year 2004 (and, if as of the beginning of any other fiscal year for the Trust, the Registered
Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or
Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, any other fiscal year because the Trustee failed to make the requisite filing suspending such reporting, at all times during such other fiscal year), the Trustee shall monitor for and

                                     -246-

promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Securities and
     Exchange Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Trust
     Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the
     Securities and Exchange Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust
     Mortgage Loans and REO Properties), other than in the normal course of business;

               (iv) any change in the fiscal year of the Trust;

               (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations;

               (vii) any adverse change in the rating or ratings assigned to any
     Class of Certificates not otherwise reflected in the Certificateholder
     Reports filed with the Securities and Exchange Commission;

               (viii) any modifications to the rights of Certificateholders;

               (ix) the entry into, modification of, and/or termination of, a material definitive agreement with respect to the Trust; and

               (x) any amendment to this Agreement pursuant to Section 11.01;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the
Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no
Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi), (vii) or (ix) of this Section 8.16(b)
unless, solely with respect to clause (vi), any such matter occurred or related specifically to the Trust or,

                                     -247-

with respect to clauses (vi), (vii), (ix) and (x), a Responsible Officer was notified in writing or otherwise has actual knowledge of such event.

          (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2004), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange
Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Securities and Exchange Commission of the suspension of the reporting requirements under the Exchange Act and shall notify all parties to this Agreement in writing that a Form 15 has been filed.

          (e) Nothing contained in this Section 8.16 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K Annual Report or any Sarbanes-Oxley
Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K Annual Report or any Sarbanes-Oxley
Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the
Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Securities and Exchange Commission or its staff relating to the execution of any Form 10-K Annual Report and any Sarbanes-Oxley
Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01.

          (f) Each Performing Party shall indemnify and hold harmless each
Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.16 or (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise hereunder. A Performing Party shall have no obligation to indemnify any
Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section 8.16 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such
Certification Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this Section 8.16(f) to contribute are several in the proportions described in the preceding sentence and not joint.

          (g) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such
Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley
Certification or portion thereof with respect to the Trust.

          (h) Unless the other parties hereto receive written notice from the
Trustee to the contrary, the Trustee hereby certifies that it intends to file any Form 10-K Annual Report with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this
Agreement, the respective parties hereto shall deliver to the Trustee, at least
10 Business Days prior to the date on which

                                     -248-

the Trustee intends to file any Form 10-K Annual Report as contemplated by
Section 8.16(a), any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual Report. The Trustee hereby notifies the
Master Servicer and the Special Servicer that a Form 10-K Annual Report shall be required to be filed with respect to the Trust for 2004.

          SECTION 8.17. Maintenance of Mortgage File.

          Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Trust Mortgage Loan, the
Trustee covenants and agrees that it shall maintain each Mortgage File in the
State of Illinois, and that it shall not move any Mortgage File outside the
State of Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an
Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

          SECTION 8.18. The Fiscal Agent.

          (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse
Rating Event with respect to any Class of Regular Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)).

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf of the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.18 or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including, without limitation, pursuant to Section 8.05(b)) as if it were the Trustee, except that all fees of the Fiscal Agent shall be borne by the
Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

          (d) The obligations of the Fiscal Agent set forth in this Section 8.18 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it shall act as Trustee hereunder and the Fiscal Agent shall automatically be removed in the event of the resignation or removal of the
Trustee. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of the Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the
Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this
Section 8.18(d) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

                                     -249-

          (e) The Trustee shall promptly notify the other parties hereto and the
Certificateholders in writing of the resignation or removal of the Fiscal Agent.

          (f) The parties hereto hereby agree that ABN AMRO Bank N.V. shall be the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent in this Agreement. The
Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

          SECTION 8.19. Representations and Warranties of Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the
Closing Date, that:

               (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

               (ii) The execution and delivery of this Agreement by the Fiscal
     Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

               (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal
     Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal
     Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

               (vi) No litigation is pending or, to the best of the Fiscal
     Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the

                                     -250-

     Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

          (b) The representations and warranties of the Fiscal Agent set forth in Section 8.19(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.19(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.19(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                     -251-

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All Trust
                        Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make distributions to
Certificateholders as hereafter set forth) shall terminate upon distribution (or provision for distribution) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the
Distribution Date following the earlier to occur of (A) the purchase by the
Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or the Controlling Class Representative) of all Trust
Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged
Property if it has become an REO Property, the Trust's interest therein)
remaining in the Trust Fund at a price equal to (1) the aggregate Purchase Price of all the Trust Mortgage Loans then included in the Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of an A/B Mortgaged
Property if it has become an REO Property, the Trust's interest therein), if any, then included in the Trust Fund, such appraisal to be conducted by an
Independent Appraiser mutually agreed upon by the Master Servicer, the Special
Servicer and the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), (B) the exchange by the Sole Certificate Owner of all the
Certificates for all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property (in the case of an A/B Mortgaged
Property if it has become an REO Property, the Trust's interest therein)
remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the
Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

          Each of the Majority Subordinate Certificateholder (or, as
contemplated in the following paragraph, the Controlling Class Representative if one is then so acting), the Master Servicer and the Special Servicer may at its
option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) (A) of the immediately preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.00% of the aggregate Cut-off Date Balances of the Trust Mortgage Loans, (ii) the Special Servicer shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Master Servicer or the Majority Subordinate Certificateholder shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property (or, in the case of an A/B

                                     -252-

Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master
Servicer's delivery of a notice of election pursuant to this paragraph, the
Majority Subordinate Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in the Trust
Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Majority
Subordinate Certificateholder's, the Master Servicer's or the Special Servicer's
purchase of all of the Trust Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, the Majority Subordinate
Certificateholder, the Master Servicer or the Special Servicer, as applicable, shall deliver to the Trustee for deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master
Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Majority Subordinate
Certificateholder, the Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Majority
Subordinate Certificateholder, the Master Servicer or the Special Servicer, as
applicable, as shall be necessary to effectuate transfer of the Trust Mortgage
Loans and REO Properties (or, in the case of an A/B Mortgaged Property if it has become an REO Property, the Trust's interest therein) to the Majority
Subordinate Certificateholder, the Master Servicer or the Special Servicer (or
their respective designees), as applicable.

          The foregoing notwithstanding, if a Controlling Class Representative has been appointed and is acting in that capacity, the Controlling Class
Representative shall have the option, in lieu of the Majority Subordinate
Certifcateholder, to purchase all the Trust Mortgage Loans and REO Properties remaining in the Trust as described in the preceding paragraph.

          Following the date on which the aggregate Certificate Principal
Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B,
Class C, Class D and Class E Certificates is reduced to zero, if one Person is the owner of a 100% Ownership Interest of each of the other outstanding Classes of Regular Certificates and the Class Z Certificates (any such Person, the "Sole
Certificate Owner"), then the Sole Certificate Owner shall have the right, with the consent of the holders of the Residual Certificates, to exchange all of the outstanding Certificates owned by the Sole Certificate Owner for all of the
Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and the B-Noteholders no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties relates to an A/B Loan
Pair. In the event that the Sole Certificate Owner elects to exchange all of the
Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage
Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the Sole Certificate Owner, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection
Account an amount in immediately available

                                     -253-

funds equal to all amounts then due and owing to the Depositor, the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent pursuant to
Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, on the P&I Advance Date immediately preceding the final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution.
Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall release or cause to be released to a designee of the Sole Certificate
Owner, the Mortgage Files for the remaining Trust Mortgage Loans and REO
Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificate Owner as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund; provided that, if any Trust Mortgage Loan exchanged pursuant to this Section 9.01 is an A-Note Trust Mortgage Loan, then the release, endorsement or assignment of the documents constituting the related Mortgage
File and Servicing File shall be in the manner contemplated by Section 3.10. Any transfer of Trust Mortgage Loans pursuant to this paragraph shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Majority Subordinate Certificateholder's (or the Controlling Class
Representative's), the Master Servicer's or the Special Servicer's purchase of the Trust Mortgage Loans and each REO Property (or, in the case of an A/B
Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such
Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders. Upon presentation and surrender of the
Certificates (exclusive of the Class Z Certificates) by the Certificateholders
on the final Distribution Date, the Trustee shall distribute to each such
Certificateholder so presenting and surrendering its Certificates such
Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the
Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii)
through (vii) of Section 3.05(b), but including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be (i)
deemed distributed in respect of the REMIC I Regular Interests in accordance with Section 4.01(i), and, to the extent related to the Deerbrook Apartments
Mortgage Loan or any related REO Property, deemed distributed in respect of the
Loan REMIC Regular Interests pursuant to Section 4.01(j) and (ii) actually distributed with respect to the REMIC II Certificates, the Class R-LR
Certificates and/or the Class R-I Certificates, as applicable, in the order of priority set forth in Section 4.01(a), Section 4.01(b) and Section 4.01(c), in
each case, to the extent of remaining available funds.

                                     -254-

          On or after the final Distribution Date, upon presentation and surrender of the Class Z Certificates, the Trustee shall distribute to the Class
Z Certificateholders any amount then on deposit in the Additional Interest
Account.

          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law.
The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

          SECTION 9.02. Additional Termination Requirements.

          (a) If the Majority Subordinate Certificateholder (or the Controlling
Class Representative), the Master Servicer or the Special Servicer purchases all of the Trust Mortgage Loans and each REO Property (or, in the case of an A/B
Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund as provided in Section 9.01, the Trust Fund
(and, accordingly, the Loan REMIC, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee, an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of the Loan
REMIC, REMIC I or REMIC II as defined in Section 860F of the Code or cause any of the Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) the Trustee shall specify the first day in the 90-day
     liquidation period in a statement attached to the final Tax Return for each of the Loan REMIC, REMIC I and REMIC II pursuant to Treasury Regulations
     Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and
     REO Property remaining in the Trust Fund;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Loan REMIC and REMIC I to the Master
     Servicer, the Special Servicer or the Majority Subordinate
     Certificateholder (or the Controlling Class Representative), as applicable, for cash; and

               (iii) at the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders

                                     -255-

     in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each of the Loan REMIC, REMIC I and REMIC II shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of the Loan REMIC, REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

                                     -256-

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01. REMIC Administration.

          (a) The REMIC Administrator shall elect to treat each of the Loan
REMIC, REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The Loan REMIC Regular Interests, the REMIC I Regular Interests
and the Regular Certificates are hereby designated as "regular interests"
(within the meaning of Section 860G(a)(1) of the Code) in the Loan REMIC, REMIC
I and REMIC II, respectively. The Class R-LR Certificates, Class R-I
Certificates and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the
Code) in the Loan REMIC, REMIC I and REMIC II, respectively. None of the Master
Servicer, the Special Servicer, the Trustee shall (to the extent within its control) permit the creation of any other "interests" in the Loan REMIC, REMIC I and REMIC II (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of the
Loan REMIC, REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the
Code. The "latest possible maturity date" of (i) the Loan REMIC Regular
Interests, the REMIC I Regular Interests and the Regular Certificates (other than the Class XP Certificates) shall be the Distribution Date in August 2039, the Distribution Date following the latest maturity of any Trust Mortgage Loan and (ii) the Class XP Certificates is the Distribution Date in September 2011.

          (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of the Loan REMIC, REMIC I and REMIC II, and shall act on behalf of the related
REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the
REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of the Loan
REMIC, REMIC I and REMIC II in the performance of its duties as such.

          (e) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of the Loan REMIC, REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal
Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(h) or 10.01(i)).

          (f) Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for each of the Loan REMIC, REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information
Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of
Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC
Administrator shall

                                     -257-

prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of the Loan REMIC, REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of the Loan REMIC, REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the
REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

          (g) The REMIC Administrator shall perform on behalf of each of the
Loan REMIC, REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC
Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority.
Included among such duties, the REMIC Administrator shall provide to: (i) any
Transferor of a Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted
Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the
Internal Revenue Service, the name, title, address and telephone number of the
Person who will serve as the representative of each of the Loan REMIC, REMIC I and REMIC II.

          (h) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of the Loan REMIC, REMIC I and REMIC II and as a
REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the
Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the
Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special
Servicer, or the Trustee shall knowingly take (or cause the Loan REMIC, REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken)
any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could reasonably be expected to (i) endanger the status of the Loan
REMIC, REMIC I or REMIC II as a REMIC, or (ii) except as provided in Section
3.17(a), result in the imposition of a tax upon any of the Loan REMIC, REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a
REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an
"Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC
Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or

                                     -258-

obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Loan REMIC, REMIC I or REMIC II, or causing any of the Loan
REMIC, REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur.
Neither the Master Servicer nor the Special Servicer shall take any such action or cause any of the Loan REMIC, REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC
Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may
consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this
Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator. At all times as may be required by the Code, the
REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of the Loan REMIC, REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and
"permitted investments" as defined in Section 860G(a)(5) of the Code.

          (i) If any tax is imposed on any of the Loan REMIC, REMIC I or REMIC
II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any of the Loan REMIC, REMIC I or REMIC II after the Startup Day pursuant to
Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i)
the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this
Clause if another party has responsibility for payment of such tax under clauses
(iii) or (v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its respective obligations under Article IV, Article VIII or this Article X; or (v) the Trust
Fund, excluding the portion thereof constituting Grantor Trust Z, Grantor Trust
E and Grantor Trust B in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available
Distribution Amount pursuant to Section 3.05(b).

          (j) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of the Loan REMIC, REMIC I and
REMIC II on a calendar year and on an accrual basis.

          (k) Following the Startup Day, none of the Trustee, the Master
Servicer, or the Special Servicer shall accept any contributions of assets to any of the Loan REMIC, REMIC I or REMIC II unless it shall have received an
Opinion of Counsel (at the expense of the party seeking to

                                     -259-

cause such contribution and in no event at the expense of the Trust Fund, the
Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any
Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (l) None of the Trustee, the Master Servicer, the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or foreclosure of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged
Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of any of the Loan REMIC, REMIC I or REMIC II, (C) the termination of the Loan REMIC,
REMIC I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the
Collection Account, the Distribution Account or an REO Account for gain; or
(iii) the acquisition of any assets on behalf of any of the Loan REMIC, REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Trust Defaulted
Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Collection Account, any A/B Loan Custodial Account, the
Distribution Account or an REO Account); in any event unless it has received an
Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x)any of the Loan REMIC, REMIC I or REMIC II to fail to qualify as a
REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any of the Loan REMIC, REMIC I or REMIC II under the REMIC
Provisions or other applicable provisions of federal, state and local law or ordinances.

          (m) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which the Loan REMIC, REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the
Code.

          SECTION 10.02. Grantor Trust Administration.

          (a) The REMIC Administrator shall treat each of Grantor Trust Z,
Grantor Trust E and Grantor Trust B for tax return preparation purposes, as a
"grantor trust" under the Code and shall treat (i) the Additional Interest, the
Additional Interest Account and amounts held from time to time in the Additional
Interest Account that represent Additional Interest as separate assets of
Grantor Trust Z, (ii) the Excess Servicing Strip and amounts held from time to time in the Collection Account that represent the Excess Servicing Strip as separate assets of Grantor Trust E, and (iii) the Broker Strip and amounts held from time to time in the Collection Account that represent the Broker Strip as separate assets of Grantor Trust B, and in each case not of the Loan REMIC,
REMIC I or REMIC II, as permitted by Treasury Regulations Section
1.860G-2(i)(1). The Class Z Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on the Trust
Mortgage Loans and proceeds thereof. The holder of the Excess Servicing Strip is hereby designated as owning an undivided beneficial interest in the Excess
Servicing Strip payable on the Mortgage Loans and the REO

                                     -260-

Loans and proceeds thereof. The Broker Strip Payees to whom the Broker Strip is payable are hereby designated as owning undivided beneficial interests in the
Broker Strip payable on the Mortgage Loans and the REO Loans and proceeds thereof.

          (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to
Grantor Trust Z, Grantor Trust E and Grantor Trust B (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal
Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

          (c) The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of Grantor Trust Z, Grantor
Trust E and Grantor Trust B. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC
Administrator or its designee such information with respect to Grantor Trust Z,
Grantor Trust E and Grantor Trust B as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the
Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC
Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

          (d) The REMIC Administrator shall furnish or cause to be furnished to
(i) the Class Z Certificateholders, (ii) the holder of the Excess Servicing
Strip and (iii) the Broker Strip Payees to whom the Broker Strip is payable, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of Grantor Trust Z, Grantor
Trust E or Grantor Trust B, as the case may be, as may be required under the
Code, and shall perform on behalf of Grantor Trust Z, Grantor Trust E and
Grantor Trust B all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

          (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of Grantor Trust Z, Grantor Trust E and Grantor
Trust B as a "grantor trust" under the Grantor Trust Provisions (and the
Trustee, the Master Servicer and the Special Servicer shall assist the REMIC
Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the
Special Servicer's possession or control). None of the REMIC Administrator,
Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause any of Grantor Trust Z, Grantor Trust E or Grantor Trust B to take) any action or fail to take (or fail to cause to be taken) any action that, under the
Grantor Trust Provisions, if taken or not taken, as the case may be, could reasonably be expected to endanger the status of any of Grantor Trust Z, Grantor
Trust E or Grantor Trust B as a grantor trust under the Grantor Trust Provisions
(any such endangerment of grantor trust status, an "Adverse Grantor Trust
Event"), unless the REMIC Administrator has obtained or received an Opinion of
Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or

                                     -261-

to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor
Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC
Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor
Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to any of Grantor Trust Z, Grantor Trust E or
Grantor Trust B or causing the Trust Fund to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor
Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may
consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this
Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC
Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of any of Grantor Trust Z, Grantor Trust E or Grantor Trust B so
as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Z Certificates, the holder of the Excess
Servicing Strip or the Broker Strip Payees to whom the Broker Strip is payable, as the case may be.

          (f) If any tax is imposed on any of Grantor Trust Z, Grantor Trust and
Grantor Trust B, such tax, together with all incidental costs and expenses
(including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under
Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust
Fund constituting Grantor Trust Z, Grantor Trust E or Grantor Trust B, as the
case may be, in all other instances.

                                     -262-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the agreement of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent,
without the consent of any of the Certificateholders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description of this
Agreement set forth in the Prospectus or the Prospectus Supplement, (iii) to add
any other provisions with respect to matters or questions arising hereunder which shall not be materially inconsistent with the existing provisions hereof,
(iv) to relax or eliminate any requirement hereunder imposed by the REMIC
Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a
REMIC provided that such change shall not, as evidenced by an Opinion of
Counsel, cause the Trust Fund or any of the Certificateholders (other than the
Transferor) to be subject to a federal tax caused by a Transfer to a Person that is not a Permitted Transferee, (vi) to relax or eliminate any requirement hereunder imposed by the Securities Act or the rules thereunder if the
Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement, (vii) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the
Master Servicer, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to the Loan REMIC, REMIC I,
REMIC II or any grantor trust created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or grantor trust, or (viii) to otherwise modify or delete existing provisions of this Agreement;
provided that no such amendment hereof that is covered solely by clauses (iii)
or (viii) above may, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or
Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any
Certificateholder or B-Noteholder; and provided, further, that no such amendment may adversely affect the rights and/or interests of the Depositor without its consent; and provided, further, that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in an Adverse Rating Event; and
provided, further, that no such amendment hereof that is covered by any of clauses (i) through (viii) above may significantly change the activities of the
Trust.

          (b) This Agreement may also be amended from time to time by the agreement of the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent with the consent of the Holders

                                     -263-

of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i)
reduce in any manner the amount of, or delay the timing of, payments received or advanced on Trust Mortgage Loans that are required to be distributed on any
Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master
Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all
Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv)
modify the provisions of Section 3.20 without the consent of the Holders of
Certificates entitled to all of the Voting Rights, (v) modify the definition of
Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, (vi) significantly change the activities of the Trust without the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights, without regard to any Certificates held by the Depositor or any of its Affiliates or agents, (vii)
amend defined terms contained in this Agreement as they relate to Section
2.01(d) or the repurchase and/or substitution obligations of any Mortgage Loan
Seller unless such Mortgage Loan Seller shall have agreed to such amendment in writing, (viii) adversely affect in any material respect the rights and/or interests of a B-Noteholder without its consent or (ix) adversely affect the rights and/or interests of the Depositor without its consent. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same
Voting Rights with respect to matters described above as they would if any other
Person held such Certificates, so long as neither the Depositor nor any of its
Affiliates is performing servicing duties with respect to any of the Trust
Mortgage Loans.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in
accordance with such amendment will not result in the imposition of a tax on the
Loan REMIC, REMIC I or REMIC II pursuant to the REMIC Provisions or on Grantor
Trust Z, Grantor Trust E or Grantor Trust B or cause any of the Loan REMIC,
REMIC I or REMIC II to fail to qualify as a REMIC or any of Grantor Trust Z,
Grantor Trust E or Grantor Trust B to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and each B-Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing

                                     -264-

the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Each of the Master Servicer, the Special Servicer, the Trustee and
the Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the
Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any
Opinion of Counsel required in connection therewith pursuant to Section
11.01(a), (b) or (c) shall be payable out of the Collection Account or the
Distribution Account pursuant to Section 3.05.

          (h) The Trustee shall give the Depositor reasonable prior written notice of any amendment sought to be entered into pursuant to subsection (a) or
(b) above.

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits one or more B-Noteholders, such B-Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account pursuant to Section 3.05(a) or, to the extent that it benefits such B-Noteholder, out of the related A/B Loan Custodial
Account pursuant to Section 3.05(e)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the B-Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this
Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or

                                     -265-

members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust
Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:

               (i) in the case of the Depositor, Merrill Lynch Mortgage
     Investors, Inc., 4 World Financial Center, 10th Floor, 250 Vesey Street,
     New York, New York 10080, Attention: Michael M. McGovern, Director,
     facsimile number: (212) 449-0265;

               (ii) in the case of the Master Servicer and the Special Servicer,
     KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500,
     Kansas City, Missouri, 64105, Attention: Senior Vice President of Loan
     Servicing, Re: Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
     Pass-Through Certificates, Series 2004-KEY2, facsimile number: (816)
     221-8051, with a copy to Robert C. Bowes, KeyBank National Association, 127
     Public Square, Cleveland, OH 44114, facsimile number (216) 869-5681, and with a copy to Polsinelli Shalton Welte Suelthaus, P.C., 700 West 47th
     Street, Suite 1000, Kansas City, MO 64112, Attention: Kraig Kohring,
     facsimile number: (816) 753-1536;

                                     -266-

               (iii) in the case of the Trustee, LaSalle Bank National
     Association, 135 LaSalle Street, Suite 1625, Chicago, Illinois 60603,
     Attention: Global Securitization Trust Services Group, Merrill Lynch
     Mortgage Trust 2004-KEY2, facsimile number: (312) 904-2084;

               (iv) in the case of the Fiscal Agent, ABN AMRO Bank N.V. c/o
     LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625,
     Chicago, Illinois 60603, Attention: Global Securitization Trust Services
     Group, Re: Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
     Pass-Through Certificates, Series 2004-KEY2, facsimile number: (312)
     904-2084;

               (v) in the case of the Underwriters,

                    (A) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4
               World Financial Center, 250 Vesey Street, 16th Floor, New York,
               New York 10080, Attention: David Rodgers, Re: Merrill Lynch
               Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through
               Certificates, Series 2004-KEY2, facsimile number: (212) 449-3658,

                    (B) J.P. Morgan Securities Inc., 270 Park Avenue, 6th Floor,
               New York, New York 10017, Attention: RESF Trading Desk, Re:
               Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
               Pass-Through Certificates, Series 2004-KEY2, facsimile number:
               (212) 834-6598,

                    (C) McDonald Investments Inc., 800 Superior Avenue,
               Cleveland, Ohio 44114, Attention: Joe Chinnici, Re: Merrill Lynch
               Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through
               Certificates, Series 2004-KEY2, facsimile number: (216) 443-3801;

               (v) in the case of the Rating Agencies,

                    (A) Fitch, Inc., Commercial Mortgage Backed Securities, One
               State Street Plaza, New York, New York 10004, Attention:
               Surveillance, facsimile number: (212) 635-0294, and

                    (B) Moody's Investors Service, Inc., 99 Church Street, New
               York, New York 10007, Attention: Commercial Mortgage
               Surveillance, facsimile number: (212) 553-4392;

               (vi) in the case of the initial Controlling Class Representative,
     First Chicago Capital Corporation, at One Bank One Plaza, IL1-0616, 14th
     Floor, Chicago, Illinois 60670-0616, Attention Kathleen M. Laird, facsimile number: (312) 732-1751;

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such
Holder as shown in the Certificate Register.

                                     -267-

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

          SECTION 11.08. Streit Act.

          Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. Each B-Noteholder and any designee thereof acting on behalf of or exercising the rights of such B-Noteholder shall be a third party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related A/B Intercreditor Agreement. This
Agreement

                                     -268-

may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.10. Article and Section Headings. -

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11. Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any
B-Noteholder or the Class DA Representative, as the case may be) with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation or termination of the Trustee, the Master
     Servicer or the Special Servicer;

               (iv) the repurchase of Trust Mortgage Loans by any of the
     Mortgage Loan Sellers pursuant to the Merrill Mortgage Loan Purchase
     Agreement, KeyBank Mortgage Loan Purchase Agreement or the JPMorgan
     Mortgage Loan Purchase Agreement;

               (v) any change in the location of the Distribution Account;

               (vi) the final payment to any Class of Certificateholders;

               (vii) any sale or disposition of any Trust Mortgage Loan or REO
     Property.

          (b) The Master Servicer shall promptly provide notice to each Rating
Agency (and, if affected thereby, any B-Noteholder or the Class DA
Representative, as the case may be) with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee; and

               (ii) any change in the location of the Collection Account.

          (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative (and, with respect to the Deerbrook Apartments
Mortgage Loan or the A/B Loan Pairs, the Class DA Representative or the related
B-Noteholder, as applicable) with respect to a Trust Specially Serviced Mortgage
Loan such information as the Rating Agency or Controlling Class Representative
(and, with respect to the Deerbrook Apartments Mortgage Loan or the A/B Loan
Pairs, the Class DA Representative or the related B-Noteholder, as applicable)
shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

                                     -269-

          (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

               (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 4.03(c) or 3.08.

          (e) The Trustee shall (i) make available to each Rating Agency and the
Controlling Class Representative, upon reasonable notice, the items described in
Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the
Controlling Class Representative, a copy of any notices given pursuant to
Section 7.03(a) or Section 7.03(b).

          (f) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Trust Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          (g) The Master Servicer shall give each Rating Agency at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Trust Mortgage
Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the
Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Trust Mortgage
Loans as soon as reasonably practicable in such circumstances. The Master
Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to any Rating Agency contemplated by the immediately preceding sentence.

          (h) Notwithstanding any provision herein to the contrary, each of the
Master Servicer, the Special Servicer or the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

          SECTION 11.12. Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                     -270-

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                       Depositor

                                       By: /s/ George H. Kok
                                           -------------------------------------
                                       Name:  George H. Kok
                                       Title: Senior Vice President

                                       KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                       Master Servicer and Special Servicer

                                       By: /s/ Clay M. Sublett
                                           -------------------------------------
                                       Name:  Clay M. Sublett
                                       Title: Senior Vice President

                                       LASALLE BANK NATIONAL ASSOCIATION
                                       Trustee

                                       By: /s/ Susan L. Abbott
                                           -------------------------------------
                                       Name:  Susan L. Abbott
                                       Title: Assistant Vice President

                                       ABN AMRO BANK N.V.
                                       Fiscal Agent

                                       By: /s/ Brian D. Ames
                                           -------------------------------------
                                       Name:  Brian D. Ames
                                       Title: First Vice President

                                       By: /s/ Cynthia Reis
                                           -------------------------------------
                                       Name:  Cynthia Reis
                                       Title: Senior Vice President

                                   EXHIBIT A-1

                FORM OF CLASS A-1, A-2, A-3 AND A-4 CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2
         CLASS [A-1] [A-2] [A-3] [A-4] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2004-KEY2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum] [Variable]                  Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                                $____________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [A-1] [A-2] [A-3]
September 1, 2004                                               [A-4] Certificates as of the Closing Date:
                                                                $____________

Closing Date:  September 29, 2004                               Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due
First Distribution Date: October 12, 2004                       on or before such date (the "Initial Pool Balance"):
                                                                $1,115,140,373

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.     Trustee:  LaSalle Bank National Association

Special Servicer:  KeyCorp Real Estate Capital                  Fiscal Agent:  ABN AMRO Bank N.V.
Markets, Inc.

Certificate No.  [A-1] [A-2] [A-3] [A-4]-___                    CUSIP No.:  59022H ___

                                     A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK, N.V. OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

           This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch

                                     A-1-2

Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets,
Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement) and as special servicer (the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the
Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

           Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

           Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As

                                     A-1-3

provided in the Agreement, withdrawals from the Collection Account, the
Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

           The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

           No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

           [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

           The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

           Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as of the Record Date as the owner hereof for purposes of distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the

                                     A-1-4

Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder (or, if one is appointed and acting, the
Controlling Class Representative) at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder (or, if one is appointed and acting, the
Controlling Class Representative) to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B,
Class C, Class D and Class E Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-LR, Class R-I and Class R-II Certificates) may, with the consent of the owner(s) of the Class
R-LR, Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all
Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust Fund at the time of the exchange.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of the Loan REMIC, REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-5

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Trustee

                              By:
                                  ----------------------------------------------
                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class [A-1] [A-2] [A-3] [A-4] Certificates
referred to in the within-mentioned Agreement.

Dated:  September 29, 2004

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Certificate Registrar

                               By:
                                   ---------------------------------------------
                                   Authorized Officer

                                     A-1-6

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                               -------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------
            (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage
               Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial
               Mortgage Pass-Through Certificate to the following address:
                                                                          ------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

Dated:

                              --------------------------------------------------
                              Signature by or on behalf of Assignor

                              --------------------------------------------------
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
               distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ___________________
               for the account of______________________________________________.

               Distributions made by check (such check to be made payable to____
               ______________________) and all applicable statements and notices should be mailed to______________________________________________
               ________________________________________________________________.

               This information is provided by ______________________________, the assignee named above, or__________________________________, as its agent.

                                     A-1-7

                                   EXHIBIT A-2

                       FORM OF CLASS XC AND XP CERTIFICATE

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2
          CLASS [XC] [XP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2004-KEY2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                                     Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                 $______________

Date of Pooling and Servicing Agreement:                         Class Notional Amount of all the Class [XC] [XP]
September 1, 2004                                                Certificates as of the Closing Date:
                                                                 $______________

Closing Date:  September 29, 2004                                Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date: October 12, 2004                        due on or before such date (the "Initial Pool Balance"):
                                                                 $1,115,140,373

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.      Trustee:  LaSalle Bank National Association

Special Servicer:  KeyCorp Real Estate Capital Markets, Inc.     Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [XC] [XP]                                       CUSIP No.:  59022H ___

                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER

                                     A-2-2

HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO
DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS
CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

           This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement) and as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

           Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                                     A-2-3

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

           No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

           If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have

                                     A-2-4

represented and warranted that all the certifications set forth in either
Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

           If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a
Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

           Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate with respect to any Class of Book-Entry Non-Registered
Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional
Buyer) that takes delivery in the form of a Definitive Certificate of the same
Class as such Rule 144A Global Certificate upon delivery to the Certificate
Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such
Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the
Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule
144A Global Certificate by the denomination of the transferred interests in such
Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

           None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
J.P. Morgan Securities Inc., the Trustee, the Fiscal Agent, the Master Servicer,
the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                                     A-2-5

           No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate or any interest herein by the
Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement, the
Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective
Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code, by reason of Sections I and III of Prohibited
Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this
Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2002-19, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any
Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any
Affiliate of such Person, and (Z) agrees that it will obtain from each of its
Transferees that are Plans a written representation that such Transferee, if a
Plan, satisfies the requirements of the immediately preceding clauses (X) and
(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this
Certificate constitutes a Definitive Certificate) or the Transferor (if this
Certificate constitutes a Global Certificate) a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

                                     A-2-6

           No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

           [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

           The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

           Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as of the Record Date as the owner hereof for purposes of distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the
Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or, if one is appointed and acting, the Controlling Class
Representative) at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or, if one is appointed and acting, the Controlling Class
Representative) to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B,
Class C, Class D and Class E Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-LR, Class R-I and Class R-II Certificates) may, with the consent of the owner(s) of the Class
R-LR, Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all
Mortgage Loans and REO Properties (or, if specified in the

                                     A-2-7

Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of the Loan REMIC, REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-8

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Trustee

                              By:
                                 -----------------------------------------------
                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class [XC] [XP] Certificates referred to in the within-mentioned Agreement.

Dated:  September 29, 2004

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Certificate Registrar

                              By:
                                 -----------------------------------------------
                                 Authorized Officer

                                     A-2-9

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
               and transfer(s) unto_____________________________________________

               _________________________________________________________________

               _________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage
               Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial
               Mortgage Pass-Through Certificate to the following address:______

               _________________________________________________________________

               _________________________________________________________________

Dated:

                              __________________________________________________
                              Signature by or on behalf of Assignor

                              __________________________________________________
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
               distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to____________________
               for the account of_______________________________________________
               .

               Distributions made by check (such check to be made payable to____
               ______________________) and all applicable statements and notices should be mailed to______________________________________________
               ________________________________________________________________.

               This information is provided by ______________________________, the assignee named above, or__________________________________, as its agent.

                                     A-2-10

                                   EXHIBIT A-3

                    FORM OF CLASS B, C, D AND E CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2
       CLASS [B] [C] [D] [E] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2004-KEY2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                                     Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                                 $______________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [B] [C] [D] [E]
September 1, 2004                                                Certificates as of the Closing Date:
                                                                 $______________

Closing Date:  September 29, 2004                                Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date:  October 12, 2004                       due on or before such date (the "Initial Pool Balance"):
                                                                 $1,115,140,373

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.      Trustee:  LaSalle Bank National Association

Special Servicer:  KeyCorp Real Estate Capital Markets, Inc.     Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [B] [C] [D] [E]-___                              CUSIP No.:  59022H ___

                                     A-3-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

           This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the

                                     A-3-2

Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real
Estate Capital Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement) and as special servicer
(the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

           Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

           Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate

                                     A-3-3

issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

           No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

           [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

           The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that hold s or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

           Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as of the Record Date as the owner hereof for purposes of distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-3-4

           Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the
Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or, if one is appointed and acting, the Controlling Class
Representative) at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or, if one is appointed and acting, the Controlling Class
Representative) to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B,
Class C, Class D and Class E Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-LR, Class R-I and Class R-II Certificates) may, with the consent of the owner(s) of the Class
R-LR, Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all
Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust Fund at the time of the exchange.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of the Loan REMIC, REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any

                                     A-3-5

conflicts of law principles of such state (other than the provisions of Section
5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-6

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Trustee

                              By:
                                 -----------------------------------------------
                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class [B] [C] [D] [E] Certificates referred to in the within-mentioned Agreement.

Dated:  September 29, 2004

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Certificate Registrar

                              By:
                                 -----------------------------------------------
                                 Authorized Officer

                                     A-3-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_________________________________________________
               _________________________________________________________________
               _________________________________________________________________
           (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage
               Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial
               Mortgage Pass-Through Certificate to the following address:______
               _________________________________________________________________
               _________________________________________________________________

Dated:

                              __________________________________________________
                              Signature by or on behalf of Assignor

                              __________________________________________________
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
               distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to____________________
               for the account of______________________________________________.

               Distributions made by check (such check to be made payable to____
               ______________________) and all applicable statements and notices should be mailed to______________________________________________
               ________________________________________________________________.

               This information is provided by ______________________________, the assignee named above, or__________________________________, as its agent.

                                     A-3-8

                                   EXHIBIT A-4

                   FORM OF CLASS A-1A, F, G AND H CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2
     CLASS [A-1A] [F] [G] [H] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2004-KEY2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                      MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable                                     Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $_______________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [A-1A] [F] [G]
September 1, 2004                                               [H] Certificates as of the Closing Date:
                                                                $_______________

Closing Date:  September 29, 2004                               Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date: October 12, 2004                       due on or before such date (the "Initial Pool Balance"):
                                                                $1,115,140,373

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.     Trustee:  LaSalle Bank National Association

Special Servicer:  KeyCorp Real Estate Capital Markets, Inc.    Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [A-1A] [F] [G] [H]-___                          CUSIP No.:  59022H ___

                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                     A-4-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

           This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real
Estate Capital Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement) and as special servicer
(the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

           Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with

                                     A-4-3

respect to this Certificate in reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

           Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

           No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

           If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified

                                     A-4-4

Institutional Buyer and such Transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee
or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

           If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a
Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

           Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate with respect to any Class of Book-Entry Non-Registered
Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional
Buyer) that takes delivery in the form of a Definitive Certificate of the same
Class as such Rule 144A Global Certificate upon delivery to the Certificate
Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such
Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the
Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule
144A Global Certificate by the denomination of the transferred interests in such
Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

           None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other

                                     A-4-5

securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner
& Smith Incorporated, J.P. Morgan Securities Inc., the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer, the Certificate Registrar and
their respective Affiliates against any liability that may result if such
Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

           No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate or any interest herein by the
Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement, the
Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective
Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code, by reason of Sections I and III of Prohibited
Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this
Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2002-19, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any
Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any
Affiliate of such Person, and (Z) agrees that it will obtain from each of its
Transferees that are Plans a written representation that such Transferee, if a
Plan, satisfies the requirements of the immediately preceding clauses (X) and
(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any
Transferee of this Certificate or any interest herein

                                     A-4-6

does not, in connection with the subject Transfer, deliver to the Certificate
Registrar (if this Certificate constitutes a Definitive Certificate) or the
Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

           No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

           [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

           The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

           Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as of the Record Date as the owner hereof for purposes of distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the
Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or, if one is appointed and acting, the Controlling Class
Representative) at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or, if one is appointed and acting, the Controlling Class
Representative) to purchase from the Trust all

                                     A-4-7

Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein.
The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is
reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class R-LR, Class R-I and Class R-II Certificates) may, with the consent of the owner(s) of the Class R-LR, Class R-I and Class R-II Certificates
and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if
specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of the Loan REMIC, REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-8

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Trustee

                              By:
                                  ----------------------------------------------
                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class [A-1A] [F] [G] [H] Certificates referred to in the within-mentioned Agreement.

Dated:  September 29, 2004

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Certificate Registrar

                              By:
                                  ----------------------------------------------
                                  Authorized Officer

                                     A-4-9

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_________________________________________________
               _________________________________________________________________
               _________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage
               Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial
               Mortgage Pass-Through Certificate to the following address:______
               _________________________________________________________________
               _________________________________________________________________

Dated:

                              __________________________________________________
                              Signature by or on behalf of Assignor

                              __________________________________________________
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
               distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to____________________
               for the account of______________________________________________.

               Distributions made by check (such check to be made payable to____
               ______________________) and all applicable statements and notices should be mailed to______________________________________________
               ________________________________________________________________.

               This information is provided by ______________________________, the assignee named above, or__________________________________, as its agent.

                                     A-4-10

                                   EXHIBIT A-5

             FORM OF CLASS J, K, L, M, N, P , Q AND DA CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2
     CLASS [J] [K] [L] [M] [N] [P] [Q] [DA] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2004-KEY2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                          MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                                    Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $_______________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [J] [K] [L] [M]
September 1, 2004                                               [N] [P] [Q] [DA] Certificates as of the Closing Date:
                                                                $_______________

Closing Date:  September 29, 2004                               Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date: October 12, 2004                       due on or before such date (the "Initial Pool Balance"):
                                                                $1,115,140,373

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.     Trustee:  LaSalle Bank National Association

Special Servicer:  KeyCorp Real Estate Capital Markets, Inc.    Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [J] [K] [L] [M] [N] [P] [Q] [DA]-___            CUSIP No.:  59022H ___

                                     A-5-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

[FOR CLASS DA: THE CLASS DA CERTIFICATES, TO WHICH THIS CERTIFICATE BELONGS,
RELATE SOLELY TO A SINGLE MORTGAGE LOAN, THE DEERBROOK APARTMENTS MORTGAGE LOAN,
AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.]

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME

                                     A-5-2

SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

           This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real
Estate Capital Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement) and as special servicer
(the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

           Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate

                                     A-5-3

(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to this Certificate)
will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

           Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

           No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

           If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer

                                     A-5-4

unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

           If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a
Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

           Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate with respect to any Class of Book-Entry Non-Registered
Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional
Buyer) that takes delivery in the form of a Definitive Certificate of the same
Class as such Rule 144A Global Certificate upon delivery to the Certificate
Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such
Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the
Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule
144A Global Certificate by the denomination of the transferred interests in such
Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class

                                     A-5-5

as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

           None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
J.P. Morgan Securities Inc., the Trustee, the Fiscal Agent, the Master Servicer,
the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

           No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate or any interest herein by the
Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement, the
Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective
Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code, by reason of Sections I and III of Prohibited
Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this
Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2002-19, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any
Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any
Affiliate of such Person, and (Z) agrees that it will obtain from each of its
Transferees that are Plans a written representation that such Transferee, if a
Plan, satisfies the requirements of the immediately preceding clauses (X) and
(Y), together with a written agreement that

                                     A-5-6

such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

           No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

           [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

           The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

           Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as of the Record Date as the owner hereof for purposes of distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the
Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or, if one is appointed and acting, the Controlling Class
Representative) at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or, if one is appointed and acting, the Controlling Class
Representative) to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if

                                     A-5-7

specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and
Class E Certificates is reduced to zero, any single Holder of each outstanding
Class of Certificates (other than the Class R-LR, Class R-I and Class R-II
Certificates) may, with the consent of the owner(s) of the Class R-LR, Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and
REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of the Loan REMIC, REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-8

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Trustee

                              By:
                                  ----------------------------------------------
                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class [J] [K] [L] [M] [N] [P] [Q] [DA]
Certificates referred to in the within-mentioned Agreement.

Dated:  September 29, 2004

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Certificate Registrar

                              By:
                                  ----------------------------------------------
                                  Authorized Officer

                                     A-5-9

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_________________________________________________
               _________________________________________________________________
               _________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage
               Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial
               Mortgage Pass-Through Certificate to the following address:______
               _________________________________________________________________
               _________________________________________________________________

Dated:

                              __________________________________________________
                              Signature by or on behalf of Assignor

                              __________________________________________________
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
               distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to____________________
               for the account of______________________________________________.

               Distributions made by check (such check to be made payable to____
               ______________________) and all applicable statements and notices should be mailed to______________________________________________
               ________________________________________________________________.

               This information is provided by ______________________________, the assignee named above, or__________________________________, as its agent.

                                     A-5-10

                                   EXHIBIT A-6

                  FORM OF CLASS R-LR, R-I AND R-II CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2
           CLASS [R-LR] [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2004-KEY2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                          MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
September 1, 2004                                                related Class:  _____%

Closing Date:  September 29, 2004                                Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date: October 12, 2004                        due on or before such date (the "Initial Pool Balance"):
                                                                 $1,115,140,373

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.      Trustee:  LaSalle Bank National Association

Special Servicer:  KeyCorp Real Estate Capital Markets, Inc.     Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [R-LR] [R-I] [R-II]-___                         CUSIP No.:  59022H ___

                                     A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

           This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership

                                     A-6-2

interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement) and as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

           Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in

                                     A-6-3

authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

           No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

           If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

           None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan
Securities Inc., the Trustee, the Fiscal Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

           No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities,

                                     A-6-4

Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B)
any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. If any Transferee of this
Certificate or any interest herein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar a certification as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

           Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a
Permitted Transferee. In connection with any proposed Transfer of any Ownership
Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, representing and warranting, among other things, that such
Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate
Registrar shall not register the transfer of an Ownership Interest in this
Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax
Persons.

           Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC
Administrator

                                     A-6-5

written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership
Interest on behalf of, a "pass-through interest holder".

           The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either the Loan REMIC, REMIC I or REMIC II to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the
Transfer of a Residual Certificate to a Person that is not a Permitted
Transferee.

           A "Permitted Transferee" is any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of this
Certificate may cause either the Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a
Disqualified Partnership or (v) a foreign permanent establishment or fixed base
(within the meaning of any applicable income tax treaty between the United
States and any foreign jurisdiction) of a United States Tax Person.

           A "Disqualified Organization" is (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person. The terms "United
States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

           A "Disqualified Non-United States Tax Person" is, with respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United
States Tax Person that has delivered to the Transferor, the Trustee and the
Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual

                                     A-6-6

Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual
Certificate will not be disregarded for United States federal income tax purposes.

           A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

           A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

           No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

           The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

           Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as of the Record Date as the owner hereof for purposes of distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the
Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or, if one is appointed and acting, the Controlling Class
Representative) at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but

                                     A-6-7

does not require, the Master Servicer, the Special Servicer or the Majority
Subordinate Certificateholder (or, if one is appointed and acting, the
Controlling Class Representative) to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B,
Class C, Class D and Class E Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-LR, Class R-I and Class R-II Certificates) may, with the consent of the owner(s) of the Class
R-LR, Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all
Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust Fund at the time of the exchange.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of the Loan REMIC, REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-8

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Trustee

                              By:
                                  ----------------------------------------------
                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class [R-LR] [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated:  September 29, 2004

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Certificate Registrar

                              By:
                                  ----------------------------------------------
                                  Authorized Officer

                                     A-6-9

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_________________________________________________
               _________________________________________________________________
               _________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage
               Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial
               Mortgage Pass-Through Certificate to the following
               address:_________________________________________________________
               _________________________________________________________________
               _________________________________________________________________

Dated:

                              __________________________________________________
                              Signature by or on behalf of Assignor

                              __________________________________________________
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
               distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to____________________
               for the account of______________________________________________.

               Distributions made by check (such check to be made payable to____
               ______________________) and all applicable statements and notices should be mailed to______________________________________________
               _________________________________________________________________
               ________________________________________________________________.

               This information is provided by ______________________________, the assignee named above, or__________________________________, as its agent.

                                     A-6-10

                                   EXHIBIT A-7

                          FORM OF CLASS Z CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2
                    CLASS Z COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2004-KEY2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                          MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement:                       Percentage Interest evidenced by this Certificate in
September 1, 2004                                              Class Z: ___%

Closing Date:  September 29, 2004                              Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on
First Distribution Date: October 12, 2004                      or before such date (the "Initial Pool Balance"):
                                                               $1,115,140,373

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.    Trustee:  LaSalle Bank National Association

Special Servicer:  KeyCorp Real Estate Capital Markets, Inc.   Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  Z-___

                                     A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER SECURITIES
ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION
AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE TRUST ARD LOANS SUBJECT TO THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

           This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Z Certificates. The Trust was created and the
Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors,
Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement) and as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal
Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued

                                     A-7-2

under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

           Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and

                                     A-7-3

thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

           If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

           None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan
Securities Inc., the Trustee, the Fiscal Agent, the Master Servicer, the Special
Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

           No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts,

                                     A-7-4

that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.
Except in connection with the initial issuance of the Certificates or any
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates, the Certificate
Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar a certification as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

           No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

           The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

           Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as of the Record Date as the owner hereof for purposes of distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the
Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder (or, if one is appointed and acting, the Controlling Class
Representative) at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO

                                     A-7-5

Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Subordinate Certificateholder (or, if one is appointed and acting, the
Controlling Class Representative) to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B,
Class C, Class D and Class E Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-LR, Class R-I and Class R-II Certificates) may, with the consent of the owner(s) of the Class
R-LR, Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all
Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust Fund at the time of the exchange.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of the Loan REMIC, REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-7-6

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Trustee

                              By:
                                  ----------------------------------------------
                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class Z Certificates referred to in the within-mentioned Agreement.

Dated:  September 29, 2004

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Certificate Registrar

                              By:
                                  ----------------------------------------------
                                  Authorized Officer

                                     A-7-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_________________________________________________
               _________________________________________________________________
               _________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage
               Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial
               Mortgage Pass-Through Certificate to the following address:______
               _________________________________________________________________
               _________________________________________________________________

Dated:

                              __________________________________________________
                              Signature by or on behalf of Assignor

                              __________________________________________________
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
               distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to____________________
               for the account of______________________________________________.

               Distributions made by check (such check to be made payable to____
               ______________________) and all applicable statements and notices should be mailed to______________________________________________
               ________________________________________________________________.

               This information is provided by ______________________________, the assignee named above, or__________________________________, as its agent.

                                     A-7-8

                                                         EXHIBIT B

                                                  MORTGAGE LOAN SCHEDULE

                                                                                                                     ZIP
LOAN #     PROPERTY NAME      ORIGINATOR PROPERTY TYPE           ADDRESS           CITY        COUNTY      STATE     CODE

  1    Crossroads Center        MLML   Retail           4101 West Division      St. Cloud      Stearns       MN      56301
                                                        Street
  2    Lodgian Portfolio        MLML   Hospitality      Various                 Various        Various      Various Various
 2.01  Marriott - Aurora        MLML   Hospitality      16455 East 40th Circle  Aurora         Adams         CO      80011
 2.02  Courtyard by Marriott    MLML   Hospitality      3332 Peachtree Road     Atlanta        Fulton        GA      30326
       - Atlanta                                        Northeast
 2.03  Doubletree Club -        MLML   Hospitality      9461 Roosevelt          Philadelphia   Philadelphia  PA      19114
       Philadelphia                                     Boulevard
 2.04  Crowne Plaza - Macon     MLML   Hospitality      108 First Street        Macon          Bibb          GA      31201
 2.05  Holiday Inn Select -     MLML   Hospitality      15471 Royalton Road     Strongsville   Cuyahoga      OH      44136
       Strongsville
 2.06  Holiday Inn - Marietta   MLML   Hospitality      2265 Kingston Court     Marietta       Cobb          GA      30067
 2.07  Holiday Inn -            MLML   Hospitality      521 Greenfield Road     Lancaster      Lancaster     PA      17601
       Lancaster
 2.08  Clarion - North          MLML   Hospitality      7401 Northwoods         North          Charleston    SC      29406
       Charleston                                       Boulevard               Charleston

  3    1900 Ocean Apartments    MLML   Multifamily      1900 East Ocean         Long Beach     Los Angeles   CA      90802
       (13)                                             Boulevard
  4    ARC MHC 10 Year Loan     MLML   Manufactured     Various                 Various        Various      Various  Various
                                       Housing
 4.01  Western Hills            MLML   Manufactured     13000 Southwest 5th     Davie          Broward       FL      33325
                                       Housing          Court
 4.02  Villa West (UT)          MLML   Manufactured     8400 South 4000 West    West Jordan    Salt Lake     UT      84088
                                       Housing          Street
 4.03  Riverdale                MLML   Manufactured     5100 South 1050 West    Riverdale      Weber         UT      84405
                                       Housing
 4.04  Cottonwood Grove         MLML   Manufactured     4500 14th Street        Plano          Collin        TX      75074
                                       Housing
 4.05  Lakewood Estates         MLML   Manufactured     7171 West 60th Street   Davenport      Scott         IA      52804
                                       Housing
 4.06  Trailmont                MLML   Manufactured     1341 Dickerson Pike     Goodlettsvil   Davidson      TN      37072
                                       Housing
 4.07  Chateau Jonesboro        MLML   Manufactured     275 Upper Riverdale     Jonesboro      Clayton       GA      30236
                                       Housing          Road
 4.08  Terrace II               MLML   Manufactured     350 North Forest Drive  Casper         Natrona       WY      82609
                                       Housing
  5    1500 Eckington Place     MLML   Office           1500 Eckington Place NE Washington     District of   DC      20002
                                                                                               Columbia

  6    Beach Club and           Key    Multifamily      3621 and 3701 Winkler   Fort Myers     Lee           FL      33916
       Viridian Lake                                    Avenue
       Apartments
  7    U-Haul Portfolio 3       MLML   Self Storage     Various                 Various        Various      Various  Various
       Loan
 7.01  U-Haul Storage           MLML   Self Storage     979 Route 33 East       Monroe         Middlesex     NJ      08831
       Hightstown
 7.02  U-Haul Storage Spring    MLML   Self Storage     8847 Jamacha Road       Spring         San Diego     CA      91977
       Valley                                                                   Valley
 7.03  U-Haul Storage           MLML   Self Storage     1650 Mayport Road       Atlantic       Duval         FL      32233
       Mayport Road                                                             Beach
 7.04  U-Haul Storage Saint     MLML   Self Storage     3524 US Highway 1 South Saint          Saint Johns   FL      32086
       Augustine                                                                Augustine
 7.05  U-Haul Storage El        MLML   Self Storage     1850 Glenrose Avenue    Sacramento     Sacramento    CA      95815
       Camino Ave
 7.06  U-Haul Storage South     MLML   Self Storage     3826 West Marcum Street Tampa          Hillsborough  FL      33616
       Tampa
 7.07  U-Haul Storage Byrne     MLML   Self Storage     2366 Byrne Road         Toledo         Lucas         OH      43614
       Road
 7.08  U-Haul Center Malden     MLML   Self Storage     124-126 Eastern Avenue  Malden         Middlesex     MA      02148
 7.09  U-Haul Storage New       MLML   Self Storage     500 Turnbull Bay Road   New Smyrna     Volusia       FL      32168
       Smyrna                                                                   Beach

 7.10  U-Haul Storage Bethany   MLML   Self Storage     2425 North MacArthur    Oklahoma       Oklahoma      OK      73127
                                                        Boulevard               City
 7.11  U-Haul Storage           MLML   Self Storage     91 Gurnet Road          Brunswick      Cumberland    ME      04011
       Brunswick
 7.12  U-Haul Storage Grant     MLML   Self Storage     2423 North Palo Verde   Tucson         Pima          AZ      85716
       Road Blvd                                        Boulevard
 7.13  U-Haul Storage           MLML   Self Storage     565 Ludwig Avenue       Cheektowaga    Erie          NY      14227
       Cheektowaga
 7.14  U-Haul Storage Nafb      MLML   Self Storage     2525 North Lamont       Las Vegas      Clark         NV      89115
                                                        Street
 7.15  U-Haul Storage           MLML   Self Storage     100 Dodd Street         Marietta       Cobb          GA      30060
       Marietta                                         Southeast
 7.16  U-Haul Storage           MLML   Self Storage     885 Northern Avenue     Clarkston      Dekalb        GA      30021
       Clarkston, Ga
 7.17  U-Haul Storage Tx        MLML   Self Storage     200 Texas Central       Waco           McLennan      TX      76712
       Central Pkwy                                     Parkway
 7.18  U-Haul Storage           MLML   Self Storage     1414 Gibraltar Drive    Jackson        Hinds         MS      39204
       Gibraltar
  8    ARC MHC 5 Year Loan      MLML   Manufactured     Various                 Various        Various      Various  Various
                                       Housing
 8.01  Green Park               MLML   Manufactured      301 Greenpark South    Pelham         Shelby        AL      35124
       South/Southgate                 Housing
 8.02  Misty Winds              MLML   Manufactured     5902 Ayers Street       Corpus         Nueces        TX      78415
                                       Housing                                  Christi
 8.03  Sunset Vista             MLML   Manufactured     3615 South 8400 West    Magna          Salt Lake     UT      84044
                                       Housing          Street
 8.04  Southridge Estates       MLML   Manufactured     802 Southeast 80th      Des Moines     Polk          IA      50320
                                       Housing          Avenue

                                                              PRIMARY   MASTER
                                                   ORIGINAL  SERVICING SERVICING
                                         MONTHLY   MORTGAGE     FEE       FEE       NET
             CUTOFF       ORIGINAL        DEBT       RATE       RATE      RATE    MORTGAGE
LOAN #      BALANCE       BALANCE        SERVICE      (%)        (%)      (%)     RATE (%)

  1       91,096,748.22  91,200,000.00  474,478.85  4.7270     0.0000   0.0200     4.6950

  2       63,655,539.30  63,801,000.00  433,863.71  6.5770     0.0100   0.0200     6.5450
 2.01     17,513,978.42  17,554,000.00
 2.02     15,938,578.40  15,975,000.00
 2.03      9,745,729.81   9,768,000.00
 2.04      6,934,154.61   6,950,000.00
 2.05      6,213,800.70   6,228,000.00
 2.06      2,743,730.24   2,750,000.00
 2.07      2,438,427.89   2,444,000.00
 2.08      2,127,139.23   2,132,000.00

  3       46,000,000.00  46,000,000.00  198,215.28  5.1000     0.0100   0.0200     5.0680
  4       34,671,176.28  34,880,000.00  198,701.83  5.5300     0.0100   0.0200     5.4980
 4.01     11,848,635.93  11,920,000.00
 4.02      5,645,994.30   5,680,000.00
 4.03      5,558,521.15   5,592,000.00
 4.04      3,777,249.71   3,800,000.00
 4.05      3,021,799.77   3,040,000.00
 4.06      2,306,110.35   2,320,000.00
 4.07      1,558,612.51   1,568,000.00
 4.08        954,252.56     960,000.00
  5       33,300,000.00  33,300,000.00  199,971.58  6.0150     0.0100   0.0200     5.9830

  6       32,150,000.00  32,150,000.00  127,669.73  4.7000     0.0300   0.0200     4.5980
  7       26,090,967.07  26,150,000.00  178,614.63  6.6250     0.0100   0.0200     6.5930
 7.01      5,547,448.45   5,560,000.00
 7.02      4,639,502.75   4,650,000.00
 7.03      2,175,078.71   2,180,000.00
 7.04      1,416,794.39   1,420,000.00
 7.05      1,307,042.71   1,310,000.00
 7.06      1,297,065.28   1,300,000.00
 7.07      1,227,223.31   1,230,000.00
 7.08      1,207,268.46   1,210,000.00
 7.09      1,187,313.61   1,190,000.00

 7.10      1,087,539.35   1,090,000.00
 7.11      1,067,584.50   1,070,000.00
 7.12        848,081.15     850,000.00

 7.13        648,532.64     650,000.00
 7.14        608,622.94     610,000.00
 7.15        598,645.52     600,000.00
 7.16        468,938.99     470,000.00
 7.17        448,984.14     450,000.00
 7.18        309,300.18     310,000.00
  8       25,661,113.80  25,833,000.00  139,467.60  5.0500     0.0100   0.0200     5.0180
 8.01      6,436,883.73   6,480,000.00
 8.02      5,188,247.49   5,223,000.00
 8.03      4,648,860.47   4,680,000.00
 8.04      4,241,588.51   4,270,000.00

                                      B-1

                                                                                                                              ZIP
LOAN #     PROPERTY NAME      ORIGINATOR   PROPERTY TYPE           ADDRESS              CITY          COUNTY       STATE      CODE

 8.05  Riverside (UT)           MLML       Manufactured     3595 South Street &         West           Salt Lake     UT      84119
                                           Housing          1300 West Street            Valley City
 8.06  Hampton Acres            MLML       Manufactured     1511 South Hampton Road     DeSoto         Dallas        TX      75115
                                           Housing
  9    520 Broadway (14)        MLML       Office           520 Broadway                Santa          Los Angeles   CA      90401
                                                                                        Monica
  10   U-Haul Portfolio 2       MLML       Self Storage     Various                     Various        Various    Various    Various
       Loan
10.01  U-Haul Storage Hanover   MLML       Self Storage     49 Franks Lane              Hanover        Plymouth      MA      02339
10.02  U-Haul Storage Of        MLML       Self Storage     5200 Park Street            Saint          Pinellas      FL      33709
       Park Street                                                                      Petersburg
10.03  U-Haul Storage           MLML       Self Storage     270 White Horse Pike        Clementon      Camden        NJ      08021
       Clementon
10.04  U-Haul Storage Orange    MLML       Self Storage     2861 Enterprise Road        De Bary        Volusia       FL      32713
       City
10.05  U-Haul Storage Salem     MLML       Self Storage     3434 Salem Turnpike         Roanoke        Roanoke City  VA      24017
       Turnpike
10.06  U-Haul Storage Apple     MLML       Self Storage     800 High Street             Clinton        Worcester     MA      01510
       Valley
10.07  U-Haul Hoffman Estates   MLML       Self Storage     2475 Pembroke Avenue        Hoffman        Cook          IL      60195
                                                                                        Estates
10.08  U-Haul Storage           MLML       Self Storage     1168 Old Mill Lane          Beavercreek    Greene        OH      45432
       Beavercreek
10.09  U-Haul Storage 103rd     MLML       Self Storage     6805 103rd Street           Jacksonville   Duval         FL      32210
       Street
10.10  U-Haul Stg Wilma         MLML       Self Storage     2830 Wilma Rudolph          Clarksville    Montgomery    TN      37040
       Rudolph Blvd                                         Boulevard
10.11  U-Haul Storage Lincoln   MLML       Self Storage     2500 Northeast 36th         Oklahoma       Oklahoma      OK      73111
                                                            Street                      City
10.12  U-Haul Storage New       MLML       Self Storage     6209 US Highway 19          New Port       Pasco         FL      34652
       Port Richey                                                                      Richey
10.13  U-Haul Storage           MLML       Self Storage     1903 Sparkman Drive         Huntsville     Madison       AL      35816
       Sparkman Drive
10.14  U-Haul Storage           MLML       Self Storage     3605 Sams Road              Clarkston      DeKalb        GA      30021
       Clarkston
10.15  U-Haul Storage           MLML       Self Storage     1617 Three Points Road      Pflugerville   Travis        TX      78660
       Pflugerville
10.16  U-Haul Storage           MLML       Self Storage     7831 Beechcraft Avenue      Gaithersburg   Montgomery    MD      20879
       Gaithersburg
  11   150 & 200 Meadowlands   JPMCB       Office           150 and 200                 Secaucus       Hudson        NJ      07094
       Parkway                                              Meadowlands Parkway
  12   Jefferson Commons       JPMCB       Multifamily      3424 Jefferson Commons      Tampa          Hillsborough  FL      33613
                                                            Drive
  13   Northsight Village       MLML       Retail           15020, 15040, 15050,        Scottsdale     Maricopa      AZ      85260
       Shopping Center                                      15060, 15090 North
                                                            Northsight Boulevard
                                                            and 15509 North Hayden
                                                            Road
  14   West Chester Commons     MLML       Multifamily      230 East Rosedale Road      West           Chester       PA      19382
                                                                                        Chester
  15   Castaic Village          Key        Retail           31810 to 31970 North        Castaic        Los Angeles   CA      91384
       Shopping Center                                      Castaic Road
  16   Kendall Value Center    JPMCB       Retail           6801 Southwest 117th        Miami          Miami-Dade    FL      33183
                                                            Avenue
  17   West River Shopping      MLML       Retail           30000 - 30180 Grand         Farmington     Oakland       MI      48336
       Centre                                               River Avenue                Hills
  18   1100 Wall St.            MLML       Retail           1100 Wall Street            Los Angeles    Los Angeles   CA      90015
  19   First & Main South       Key        Retail           2995-3036 New Center        Colorado       El Paso       CO      80922
                                                            Point                       Springs
  20   Hampton Inn Long         MLML       Hospitality      2000 North Ocean Avenue     Farmingville   Suffolk       NY      11738
       Island
  21   855 Franklin Avenue     JPMCB       Mixed Use        855 Franklin Avenue         Garden         Nassau        NY      11530
                                                                                        City
  22   1200 Ashwood            JPMCB       Office           1200 Ashwood Parkway        Atlanta        Dekalb        GA      30338
  23   The Grove Shopping      JPMCB       Retail           1206 West 75th Street       Downers        Du Page       IL      60516
       Center                                                                           Grove
  24   Staybridge Suites        MLML       Hospitality      6845 Old Dominion Drive     McLean         Fairfax       VA      22101
  25   One New Hampshire        MLML       Office           1 New Hampshire Avenue      Portsmouth     Rockingham    NH      03801
  26   Sky Harbor MHP          JPMCB       Manufactured     4825 Genessee Street        Cheektowaga    Erie          NY      14225
                                           Housing
  27   Radisson Providence      MLML       Hospitality      220 India Street            Providence     Providence    RI      02903
       Harbor
  28   Hidden Hills             Key        Multifamily      4346 Hidden Hills Drive     Kalamazoo      Kalamazoo     MI      49006
       Apartments
  29   Brookside Apartments     Key        Multifamily      5008 Sierra Place           Tampa          Hillsborough  FL      33617
  30   Darakjian Portfolio      MLML       Manufactured     Various                     Various        Various       MI      Various
                                           Housing
30.01  Kingsbrook Mobile        MLML       Manufactured     4600 North Van Dyke         Almont         Lapeer        MI      48003
       Home Estates                        Housing          Road
30.02  Keego Harbor Mobile      MLML       Manufactured     3170 Orchard Lake Road      Keego          Oakland       MI      48320
       Home Park                           Housing                                      Harbor
30.03  Crystal Downs Mobile     MLML       Manufactured     2701 Crystal Lake Road      Whitehall      Muskegon      MI      49461
       Village                             Housing
30.04  Twin Pines Mobile        MLML       Manufactured     2701 Calhoun Road           Albion         Calhoun       MI      49224
       Home Park                           Housing

                                                                        PRIMARY      MASTER
                                                            ORIGINAL   SERVICING   SERVICING
                                               MONTHLY       MORTGAGE     FEE         FEE         NET
 LOAN            CUTOFF        ORIGINAL         DEBT          RATE       RATE        RATE      MORTGAGE
  #              BALANCE       BALANCE         SERVICE         (%)        (%)         (%)        RATE (%)

 8.05         4,052,852.72    4,080,000.00

 8.06         1,092,680.88    1,100,000.00

  9          24,600,000.00   24,600,000.00    127,909.18       6.1540      0.0100     0.0200    6.1220

  10         24,185,278.84   24,240,000.00    165,568.59       6.6250      0.0100     0.0200    6.5930

10.01         3,402,302.02    3,410,000.00
10.02         3,093,001.83    3,100,000.00

10.03         2,723,837.10    2,730,000.00

10.04         1,895,710.80    1,900,000.00

10.05         1,885,733.37    1,890,000.00

10.06         1,536,523.49    1,540,000.00

10.07         1,506,591.21    1,510,000.00

10.08         1,496,613.79    1,500,000.00

10.09         1,366,907.26    1,370,000.00

10.10         1,037,652.23    1,040,000.00

10.11         1,027,674.80    1,030,000.00

10.12           957,832.83      960,000.00

10.13           848,081.15      850,000.00

10.14           548,758.39      550,000.00

10.15           528,803.54      530,000.00

10.16           329,255.03      330,000.00

  11         24,139,176.27   24,160,000.00    142,529.73       5.8500      0.0100     0.0200    5.8180

  12         23,900,000.00   23,900,000.00    110,659.21       5.4800      0.0100     0.0200    5.4480

  13         22,500,000.00   22,500,000.00    109,880.21       5.7800      0.0100     0.0200    5.7480

  14         21,700,000.00   21,700,000.00    126,043.17       5.7070      0.0100     0.0200    5.6750

  15         20,588,673.50   20,648,000.00    119,579.51       5.6800      0.0300     0.0200    5.6280

  16         19,700,000.00   19,700,000.00     89,307.38       5.3700      0.0000     0.0200    5.3074

  17         18,900,000.00   18,900,000.00     88,418.97       5.5370      0.0100     0.0200    5.5050

  18         16,386,535.54   16,400,000.00     98,706.19       6.0360      0.0100     0.0200    6.0040
  19         16,382,161.58   16,500,000.00    107,983.27       4.9000      0.0300     0.0200    4.8480

  20         15,981,180.49   16,000,000.00    107,135.07       6.4100      0.0100     0.0200    6.3780

  21         15,750,000.00   15,750,000.00     93,519.80       5.9100      0.0100     0.0200    5.8780

  22         15,500,000.00   15,500,000.00     72,421.24       5.5300      0.0100     0.0200    5.4980
  23         14,000,000.00   14,000,000.00     78,789.18       5.4200      0.0100     0.0200    5.3880

  24         13,500,000.00   13,500,000.00     90,311.20       6.4000      0.0100     0.0200    6.3680
  25         13,308,034.54   13,350,000.00     73,967.45       5.2800      0.0100     0.0200    5.2480
  26         12,960,000.00   12,960,000.00     62,086.50       5.6700      0.0100     0.0200    5.6380

  27         11,985,626.31   12,000,000.00     79,680.36       6.3200      0.0100     0.0200    6.2880

  28         11,040,000.00   11,040,000.00     54,847.33       5.8800      0.0300     0.0200    5.7780

  29         10,579,937.39   10,600,000.00     60,119.15       5.4900      0.0300     0.0200    5.4380
  30         10,335,000.00   10,335,000.00     60,312.25       5.7500      0.0100     0.0200    5.7180

30.01         5,514,723.32    5,514,723.32

30.02         1,919,940.71    1,919,940.71

30.03         1,715,691.70    1,715,691.70

30.04         1,184,644.27    1,184,644.27

                                       B-2

                                                                                                                               ZIP
LOAN #     PROPERTY NAME      ORIGINATOR   PROPERTY TYPE           ADDRESS              CITY          COUNTY       STATE      CODE

  31   Sunset Strip Shopping   JPMCB      Retail           10855 Southwest 72nd       Miami          Miami-Dade       FL      33183
       Center                                              Street
  32   Oaktree Village         JPMCB      Retail           23162 & 23166 Los          Mission        Orange           CA      92691
       Shopping Center                                     Alisos Boulevard           Viejo
  33   H-K Valley Shopping      Key       Retail           17607-17643 Sherman Way    Van Nuys       Los Angeles      CA      91406
       Center
  34   Sabal Key Apartments     MLML      Multifamily      1600 Wellesley Circle      Naples         Collier          FL      34116
  35   975 Trust Industrial     MLML      Industrial       975 Corporate Center       Santa Rosa     Sonoma           CA      95407
                                                           Parkway
  36   Widewater Commons        Key       Retail           4001 Widewaters Parkway    Knightdale     Wake             NC      27545
       Shopping Center
  37   Stanford Ranch Plaza     MLML      Retail           3001-3071 Stanford         Rocklin        Placer           CA      95765
                                                           Ranch Road
  38   Reflections by the      JPMCB      Multifamily      11225 19th Avenue          Everett        Snohomish        WA      98208
       Lake Apartments                                     Southeast
  39   Almond Plaza             MLML      Retail           7154-7222 Regional         Dublin         Alameda          CA      94568
                                                           Street
  40   Los Angeles Self         Key       Self Storage     1000 West Sixth Street     Los Angeles    Los Angeles      CA      90017
       Storage
  41   Park Plaza Apartments   JPMCB      Multifamily      120 East Main Street       Lexington      Fayette          KY      40507
  42   Chino Hills              MLML      Office           2140 Grand Avenue          Chino Hills    San              CA      91709
       Professional Plaza                                                                            Bernardino
  43   1122 Franklin Avenue    JPMCB      Office           1122 Franklin Avenue       Garden City    Nassau           NY      11530
  44   Timber Ridge            JPMCB      Multifamily      4345 Timber Ridge Trail    Grand          Kent             MI      49519
       Apartments                                                                     Rapids
  45   Windhaven SC            JPMCB      Retail           3601-3701 North Dallas     Plano          Collin           TX      75093
                                                           Parkway
  46   Oberlin Science Center   Key       Industrial       5871 Oberlin Drive         San Diego      San Diego        CA      92121
  47   Walnut Apartments        MLML      Multifamily      15400 Francisquito         La Puente      Los Angeles      CA      91744
                                                           Avenue
  48   Buckner Commons          Key       Retail           9208 E.R.L. Thornton       Dallas         Dallas           TX      75228
       Shopping Center                                     Freeway
  49   The Bluffs of            MLML      Multifamily      7510 East Grand Avenue     Dallas         Dallas           TX      75214
       Lakewood (15)
  50   Skyview Plaza            Key       Retail           15937 State Route 170      East           Columbiana       OH      43920
       Shopping Center                                                                Liverpool
  51   Wiggins Pass Crossing    MLML      Retail           13500 & 13510 North        Naples         Collier          FL      34110
                                                           Tamiami Trail
  52   CVS/Coit Medical         Key       Mixed Use        7995 LBJ Freeway           Dallas         Dallas           TX      75240
       Office Building
  53   Walgreens Vista          Key       Retail           802 South Santa Fe         Vista          San Diego        CA      92084
                                                           Avenue
  54   One Corporate Plaza      MLML      Office           3500 Porsche Way           Ontario        San              CA      91764
                                                                                                     Bernardino
  55   Founder's Square         MLML      Retail           1901 Long Prairie Road     Flower         Denton           TX      75022
                                                                                      Mound
  56   Elm & Reeves Plaza      JPMCB      Multifamily      Various                    Beverly        Los Angeles      CA      90212
                                                                                      Hills
56.01  Reeves Plaza            JPMCB      Multifamily      345 South Reeves Drive     Beverly        Los Angeles      CA      90212
                                                                                      Hills
56.02  Elm Plaza               JPMCB      Multifamily      129 South Elm Drive        Beverly        Los Angeles      CA      90212
                                                                                      Hills
  57   Alcott Plaza            JPMCB      Multifamily      9401 Alcott Street         Los Angeles    Los Angeles      CA      90035
       Apartments
  58   Holiday Inn South        MLML      Hospitality      3009 Tower Hill Road       South          Washington       RI      02879
       Kingstown                                                                      Kingstown
  59   Powell Crossing         JPMCB      Retail           4131 State Route 750       Powell         Delaware         OH      43065
       Shopping Center
  60   Pomona Business Center  JPMCB      Office           302 Pomona Drive           Greensboro     Guilford         NC      27407
  61   Quarry Creek            JPMCB      Retail           3420 and 3430 Marron       Oceanside      San Diego        CA      92056
                                                           Road
  62   Tuscan Retail Center    JPMCB      Retail           6500-6550 MacArthur        Irving         Dallas           TX      75039
                                                           Boulevard
  63   1801 Pittsburgh Avenue  JPMCB      Industrial       1801 Pittsburgh Avenue     Erie           Erie             PA      16502
  64   Albertson's Center       Key       Retail           6945-7095 Austin           Colorado       El Paso          CO      80918
                                                           Bluffs Parkway             Springs
  65   Babies R Us Plaza        Key       Retail           26520 Lorain Road          North          Cuyahoga         OH      44070
                                                                                      Olmsted
  66   Abbott Self Storage I    Key       Self Storage     3020 Charlotte Avenue      Nashville      Davidson         TN      37209
  67   Troy Hill Corporate     JPMCB      Industrial       7125 Troy Hill Drive       Elkridge       Howard           MD      21075
       Center
  68   Union Bay Apartments     Key       Multifamily      526 Yale Avenue North      Seattle        King             WA      98109
  69   Circuit City             Key       Retail           8099 Moores Lane           Franklin       Williamson       TN      37027
  70   Westeinde Industrial     MLML      Industrial       Various                    Various        Various       Various   Various
       Portfolio
70.01  Tulsa                    MLML      Industrial       5304 South 125th East      Tulsa          Tulsa            OK      74146
                                                           Avenue
70.02  Farmers Branch           MLML      Industrial       13703-13707 Gamma Road     Farmers        Dallas           TX      75244
                                                                                      Branch
70.03  Plano                    MLML      Industrial       1212 10th Street           Plano          Collin           TX      75074
  71   Roseville               JPMCB      Office           2233 North Hamline         Roseville      Ramsey           MN      55113
       Professional Center                                 Avenue
  72   Laurel Pointe           JPMCB      Mixed Use        37655-37699 Six Mile       Livonia        Wayne            MI      48152
                                                           Road
  73   Bradley Dana Warehouse   Key       Industrial       1141 & 1241 East 12th      Mishawaka      St. Joseph       IN      46544
                                                           Street
  74   Deerbrook Apartments     Key       Multifamily      701-803 Deerbrook          Knob Noster    Johnson          MO      65336
       (16)                                                Circle

                                                                             PRIMARY      MASTER
                                                                ORIGINAL    SERVICING    SERVICING
                                                  MONTHLY       MORTGAGE      FEE          FEE          NET
 LOAN            CUTOFF          ORIGINAL           DEBT          RATE        RATE         RATE       MORTGAGE
  #              BALANCE         BALANCE           SERVICE         (%)         (%)          (%)        RATE (%)

  31         10,300,000.00     10,300,000.00      46,693.71      5.3700       0.0000       0.0200       5.2780

  32         10,000,000.00     10,000,000.00      48,159.72      5.7000       0.0100       0.0200       5.6680

  33          9,987,659.05     10,012,000.00      66,108.00      6.2600       0.0300       0.0200       6.2080

  34          9,969,473.82     10,000,000.00      56,228.01      5.4120       0.0100       0.0200       5.3800
  35          9,783,390.09      9,800,000.00      58,284.24      5.9250       0.0100       0.0200       5.8930

  36          9,690,667.44      9,715,000.00      63,248.75      6.1100       0.0300       0.0200       6.0580

  37          9,065,067.63      9,080,000.00      54,672.91      6.0400       0.0100       0.0200       6.0080

  38          8,750,000.00      8,750,000.00      40,250.00      5.5200       0.0100       0.0200       5.4880

  39          8,742,623.01      8,750,000.00      52,095.57      5.9350       0.0100       0.0200       5.9030

  40          8,698,945.08      8,725,000.00      49,594.35      5.5100       0.0300       0.0200       5.4080

  41          8,400,000.00      8,400,000.00      46,437.15      5.2600       0.0100       0.0200       5.2280
  42          8,250,000.00      8,250,000.00      38,775.00      5.6400       0.0100       0.0200       5.6080

  43          8,250,000.00      8,250,000.00      48,986.56      5.9100       0.0100       0.0200       5.8780
  44          7,850,000.00      7,850,000.00      45,561.43      5.7000       0.0100       0.0200       5.6680

  45          7,832,848.53      7,850,000.00      55,878.14      5.9200       0.0100       0.0200       5.8880

  46          7,487,698.53      7,500,000.00      45,207.67      6.0500       0.0300       0.0200       5.9480
  47          6,688,495.89      6,700,000.00      39,633.03      5.8750       0.0100       0.0200       5.8430

  48          6,344,583.30      6,350,000.00      37,623.55      5.8900       0.0300       0.0200       5.8380

  49          6,308,708.52      6,360,000.00      36,611.75      5.6250       0.0100       0.0200       5.5930

  50          6,240,000.00      6,240,000.00      29,946.22      5.6800       0.0300       0.0200       5.6280

  51          6,225,000.00      6,225,000.00      36,823.23      5.8750       0.0100       0.0200       5.8430

  52          5,600,000.00      5,600,000.00      33,466.90      5.9700       0.0300       0.0200       5.9180

  53          5,532,437.76      5,550,000.00      30,647.31      5.2500       0.0300       0.0200       5.1980

  54          5,424,172.34      5,440,000.00      31,315.71      5.6250       0.0100       0.0200       5.5930

  55          5,380,736.81      5,400,000.00      32,140.03      5.9320       0.0100       0.0200       5.9000

  56          5,000,000.00      5,000,000.00      28,232.80      5.4500       0.0100       0.0200       5.4180

56.01         4,000,000.00      4,000,000.00

56.02         1,000,000.00      1,000,000.00

  57          4,995,578.30      5,000,000.00      29,178.64      5.7500       0.0100       0.0200       5.7180

  58          4,994,095.01      5,000,000.00      33,417.49      6.3900       0.0100       0.0200       6.3580

  59          4,900,000.00      4,900,000.00      29,788.76      6.1300       0.0100       0.0200       6.0480

  60          4,880,000.00      4,880,000.00      22,801.01      5.5300       0.0100       0.0200       5.4980
  61          4,800,000.00      4,800,000.00      29,961.45      6.3800       0.0000       0.0200       6.2580

  62          4,700,000.00      4,700,000.00      27,278.82      5.7000       0.0000       0.0200       5.6080

  63          4,609,673.80      4,625,000.00      38,704.29      5.8700       0.0100       0.0200       5.8380
  64          4,437,724.86      4,450,000.00      27,619.99      5.6100       0.0300       0.0200       5.5580

  65          4,300,000.00      4,300,000.00      19,945.73      5.4900       0.0300       0.0200       5.4380

  66          4,186,317.02      4,191,000.00      28,718.37      6.6600       0.0300       0.0200       6.6080
  67          4,100,000.00      4,100,000.00      24,239.95      5.8700       0.0000       0.0200       5.7780

  68          4,092,785.95      4,100,000.00      24,004.68      5.7800       0.0300       0.0200       5.7280
  69          4,081,887.31      4,100,000.00      26,166.31      5.9000       0.0300       0.0200       5.8480
  70          4,055,235.98      4,080,000.00      29,584.55      6.1500       0.0100       0.0200       6.1180

70.01         1,396,472.19      1,405,000.00

70.02         1,350,751.40      1,359,000.00

70.03         1,308,012.39      1,316,000.00
  71          3,996,924.32      4,000,000.00      24,706.79      6.2800       0.0100       0.0200       6.2480

  72          3,850,000.00      3,850,000.00      20,135.41      6.1900       0.0100       0.0200       6.1580

  73          3,809,634.00      3,825,000.00      24,644.53      6.0000       0.0300       0.0200       5.9480

  74          3,661,821.71      4,100,000.00      23,311.94      6.3500       0.0300       0.0200       6.2980

                                      B-3

                                                                                                                              ZIP
LOAN #     PROPERTY NAME      ORIGINATOR   PROPERTY TYPE           ADDRESS              CITY          COUNTY       STATE      CODE

  75   London Village           Key       Multifamily     332 Muirwood Drive         London         Madison          OH      43140
       Apartments
  76   Westwood Village        JPMCB      Retail          4200 West Illinois         Midland        Midland          TX      79703
       Shopping Center                                    Avenue
  77   Porterville              Key       Retail          1277-1361 Henderson        Porterville    Tulare           CA      93257
       Marketplace                                        Avenue
  78   Shurgard Self Storage    Key       Self Storage    Various                    Various        Various        Various   Various
78.01  Shurgard of Southaven    Key       Self Storage    1002 Goodman Road          Horn Lake      De Soto          MS      38637
78.02  Shurgard of Wolfchase    Key       Self Storage    7495 Highway 64            Memphis        Shelby           TN      38133
  79   Scottsdale Wal-Mart     JPMCB      Retail          15227 North Northsight     Scottsdale     Maricopa         AZ      85260
       (Pad #5)                                           Boulevard
  80   Old Spanish Trail        MLML      Retail          9565 East 22nd Street      Tucson         Pima             AZ      85748
       Crossings II
  81   Sports Authority         Key       Retail          2720 North Mall Road       Virginia       Virginia         VA      23452
                                                                                     Beach          Beach City
  82   Northlite Commons I      MLML      Retail          2235 Spider Drive          Concord        Cabarrus         NC      28083
  83   Michael's Bellingham     MLML      Retail          4383 Meridian Street       Bellingham     Whatcom          WA      98226
  84   TDK Building             Key       Office          1221 Business Center       Mount          Cook             IL      60056
                                                          Drive                      Prospect
  85   Westfield Shopping      JPMCB      Retail          803 North Houk Road        Delaware       Delaware         OH      43015
       Center
  86   Walgreens - Las Vegas    MLML      Retail          7845 West Flamingo Road    Las Vegas      Clark            NV      89147
  87   Park at Fife             Key       Multifamily     2126 62nd Avenue East      Fife           Pierce           WA      98424
       Apartments
  88   Walgreens Lisle          Key       Retail          1010 Maple Avenue          Lisle          DuPage           IL      60532
  89   Petal Shopping Center    Key       Retail          793 U.S. Highway 42        Petal          Forrest          MS      39465
  90   Spring Garden Plaza     JPMCB      Office          4000 Spring Garden         Greensboro     Guilford         NC      27407
                                                          Street
  91   1263 Westwood Blvd.      MLML      Office          1263 Westwood Boulevard    Los Angeles    Los Angeles      CA      90024
  92   6500 North Lincoln      JPMCB      Industrial      6500 North Lincoln         Lincolnwood    Cook             IL      60712
       Avenue                                             Avenue
  93   Spring Cypress Ground    Key       Retail          22601-22609 Tomball        Houston        Harris           TX      77070
       Leases                                             Parkway
  94   Southside Plaza         JPMCB      Retail          4061 Bellaire Boulevard    Houston        Harris           TX      77025
  95   Walgreens - Memphis      MLML      Retail          1201 Getwell Road          Memphis        Shelby           TN      38111
  96   Bethany Plaza            Key       Retail          2640 West Bethany Home     Phoenix        Maricopa         AZ      85017
       Shopping Center                                    Road
  97   Swanson Office          JPMCB      Office          74 West Long Lake Road     Bloomfield     Oakland          MI      48304
       Building                                                                      Hills
  98   870 Franklin Avenue     JPMCB      Retail          870 Franklin Avenue        Garden City    Nassau           NY      11530
  99   Tanasbourne Center      JPMCB      Retail          2785 Northwest Town        Hillsboro      Washington       OR      97006
                                                          Center Drive
 100   Rubicon in Windward      Key       Industrial      1005 Alderman Drive        Alpharetta     Fulton           GA      30005
       Phase I
 101   Rubicon in Windward      Key       Industrial      1005 Alderman Drive        Alpharetta     Fulton           GA      30005
       Phase II
 102   Largo Landing           JPMCB      Retail          10289 Ulmerton Road        Largo          Pinellas         FL      33771
 103   Walgreens Drug Store    JPMCB      Retail          12606 Westpark Drive       Houston        Harris           TX      77082
 104   YBI Building            JPMCB      Office          7505 Greenway Center       Greenbelt      Prince           MD      20770
                                                          Drive                                     Georges
 105   Shurgard of Stones       Key       Self Storage    310 North Thompson Lane    Murfreesboro   Rutherford       TN      37129
       River
 106   20-150 Pratt Oval       JPMCB      Industrial      20-150 Pratt Oval          Glen Cove      Nassau           NY      11542
 107   Pahrump Retail Shops    JPMCB      Retail          250 South Highway 160      Pahrump        Nye              NV      89048
 108   6733 Curran Street      JPMCB      Office          6733 Curran Street         McLean         Fairfax          VA      22101
 109   Abbott Self Storage 2    Key       Self Storage    2021 Pittway Drive         Nashville      Davidson         TN      37207
 110   Magnolia Crossing       JPMCB      Manufactured    79 McKinley Circle         Magnolia       Kent             DE      19962
       Mobile Home Park                   Housing
 111   251 East Avenue         JPMCB      Office          251 East Avenue K6         Lancaster      Kern             CA      93535
 112   77 West Street          JPMCB      Office          77 West Street             Annapolis      Anne Arundel     MD      21401
 113   McDowell Mountain        Key       Office          16445 North 91st Street    Scottsdale     Maricopa         AZ      85260
       Business Center
 114   244 East Avenue         JPMCB      Office          244-254 East Avenue K4     Lancaster      Los Angeles      CA      93535
 115   Bailey Road Storage     JPMCB      Self Storage    10921 Bailey Road          Cornelius      Mecklenburg      NC      28031

                                                                            PRIMARY      MASTER
                                                                ORIGINAL    SERVICING    SERVICING
                                                  MONTHLY       MORTGAGE      FEE          FEE          NET
 LOAN            CUTOFF          ORIGINAL           DEBT          RATE        RATE         RATE       MORTGAGE
  #              BALANCE         BALANCE           SERVICE         (%)         (%)          (%)        RATE (%)

  75           3,643,724.72    3,650,000.00     21,579.47         5.8700      0.0300      0.0200      5.7680

  76           3,600,000.00    3,600,000.00     22,844.03         5.8400      0.0100      0.0200      5.8080

  77           3,594,048.35    3,600,000.00     21,630.13         6.0200      0.0300      0.0200      5.9180

  78           3,400,000.00    3,400,000.00     21,389.62         5.7500      0.0300      0.0200      5.6980
78.01          1,960,109.29    1,960,109.29
78.02          1,439,890.71    1,439,890.71
  79           3,376,000.00    3,376,000.00     20,219.13         5.9900      0.0100      0.0200      5.9580

  80           3,360,000.00    3,360,000.00     19,056.00         5.4900      0.0000      0.0200      5.3980

  81           3,295,446.74    3,300,000.00     21,850.76         6.2900      0.0300      0.0200      6.2380

  82           3,240,229.01    3,250,000.00     18,412.38         5.4800      0.0100      0.0200      5.4480
  83           3,115,000.00    3,115,000.00     19,688.92         6.5000      0.0100      0.0200      6.4680
  84           3,100,000.00    3,100,000.00     16,585.00         6.4200      0.0300      0.0200      6.3680

  85           3,050,000.00    3,050,000.00     18,443.46         6.0800      0.0100      0.0200      5.9980

  86           2,997,752.65    3,000,000.00     18,716.10         6.3750      0.0100      0.0200      6.3430
  87           2,992,231.86    3,000,000.00     19,219.16         5.9400      0.0300      0.0200      5.8880

  88           2,986,746.85    3,000,000.00     19,146.08         5.9000      0.0300      0.0200      5.8480
  89           2,843,226.08    2,850,000.00     17,976.47         6.4800      0.0300      0.0200      6.4280
  90           2,840,000.00    2,840,000.00     13,149.46         5.4800      0.0100      0.0200      5.4480

  91           2,788,920.02    2,800,000.00     15,880.53         5.4900      0.0100      0.0200      5.4580
  92           2,725,000.00    2,725,000.00     15,902.36         5.7500      0.0100      0.0200      5.7180

  93           2,720,565.86    2,725,000.00     16,478.17         6.0800      0.0300      0.0200      5.9780

  94           2,693,720.79    2,700,000.00     18,196.87         6.4800      0.0100      0.0200      6.4480
  95           2,597,171.67    2,600,000.00     13,798.89         4.9000      0.0100      0.0200      4.8680
  96           2,596,248.16    2,600,000.00     16,751.84         6.0000      0.0300      0.0200      5.9480

  97           2,500,001.00    2,500,001.00     13,011.58         6.1600      0.0100      0.0200      6.1280

  98           2,500,000.00    2,500,000.00     14,764.49         5.8600      0.0100      0.0200      5.8280
  99           2,497,987.45    2,500,000.00     15,166.02         6.1100      0.0100      0.0200      6.0780

 100           2,409,995.90    2,412,500.00     15,280.34         6.1500      0.0300      0.0200      6.0980

 101           2,409,995.86    2,412,500.00     15,280.34         6.1500      0.0300      0.0200      6.0980

 102           2,397,989.78    2,400,000.00     14,327.55         5.9600      0.0100      0.0200      5.9280
 103           2,350,000.00    2,350,000.00     19,577.61         5.8000      0.0000      0.0200      5.7080
 104           2,246,299.80    2,250,000.00     13,547.80         6.0400      0.0100      0.0200      6.0080

 105           2,225,000.00    2,225,000.00     13,997.62         5.7500      0.0300      0.0200      5.6980

 106           2,100,000.00    2,100,000.00     15,288.35         6.2000      0.0100      0.0200      6.1680
 107           1,648,799.57    1,650,000.00     10,407.43         6.4800      0.0100      0.0200      6.4480
 108           1,613,629.51    1,615,000.00      9,589.49         5.9100      0.0100      0.0200      5.8780
 109           1,498,334.34    1,500,000.00     10,306.91         6.6900      0.0300      0.0200      6.6380
 110           1,456,000.00    1,456,000.00      6,778.32         5.5100      0.0100      0.0200      5.4780

 111           1,374,089.09    1,380,000.00     13,040.91         6.0000      0.0100      0.0200      5.9680
 112           1,357,763.44    1,360,000.00      8,188.89         6.0400      0.0100      0.0200      6.0080
 113           1,300,000.00    1,300,000.00      8,440.42         6.7600      0.0300      0.0200      6.7080

 114           1,292,119.62    1,300,000.00     14,205.24         5.6500      0.0100      0.0200      5.6180
 115           1,195,000.00    1,195,000.00      9,947.14         6.3800      0.0100      0.0200      6.3480

                                      B-4

                                 ACCRUAL         REM.  MATURITY    ARD     AMORT      REM.      GROUND
LOAN #     PROPERTY NAME          TYPE     TERM  TERM    DATE     DATE      TERM     AMORT      LEASE       ARD    ARD STEP UP (%)

  1    Crossroads Center      Actual/360    72    71   8/1/10    8/1/10      360      359       No           No
  2    Lodgian Portfolio      Actual/360    60    58   7/1/09    7/1/09      300      298   Fee/Leasehold    No
 2.01  Marriott - Aurora                                                                        No
 2.02  Courtyard by Marriott                                                                    No
       - Atlanta
 2.03  Doubletree Club -                                                                        No
       Philadelphia
 2.04  Crowne Plaza - Macon                                                                     No
 2.05  Holiday Inn Select -                                                                     No
       Strongsville
 2.06  Holiday Inn - Marietta                                                                   No
 2.07  Holiday Inn -                                                                        Fee/Leasehold
       Lancaster
 2.08  Clarion - North                                                                          No
       Charleston
  3    1900 Ocean Apartments  Actual/360   120   117   6/1/14    6/1/14      360      360       No           No
       (13)
  4    ARC MHC 10 Year Loan   Actual/360   120   114   3/1/14    3/1/14      360      354       No           No
 4.01  Western Hills                                                                            No
 4.02  Villa West (UT)                                                                          No
 4.03  Riverdale                                                                                No
 4.04  Cottonwood Grove                                                                         No
 4.05  Lakewood Estates                                                                         No
 4.06  Trailmont                                                                                No
 4.07  Chateau Jonesboro                                                                        No
 4.08  Terrace II                                                                               No
  5    1500 Eckington Place   Actual/360   120   120   9/1/14    9/1/14      360      360       No           No
  6    Beach Club and         Actual/360    84    79   4/1/11    4/1/11      360      360       No           No
       Viridian Lake
       Apartments
  7    U-Haul Portfolio 3     Actual/360   120   118   7/1/14    7/1/14      300      298       No           No
       Loan
 7.01  U-Haul Storage                                                                           No
       Hightstown
 7.02  U-Haul Storage Spring                                                                    No
       Valley
 7.03  U-Haul Storage                                                                           No
       Mayport Road
 7.04  U-Haul Storage Saint                                                                     No
       Augustine
 7.05  U-Haul Storage El                                                                        No
       Camino Ave
 7.06  U-Haul Storage South                                                                     No
       Tampa
 7.07  U-Haul Storage Byrne                                                                     No
       Road
 7.08  U-Haul Center Malden                                                                     No
 7.09  U-Haul Storage New                                                                       No
       Smyrna
 7.10  U-Haul Storage Bethany                                                                   No
 7.11  U-Haul Storage                                                                           No
       Brunswick
 7.12  U-Haul Storage Grant                                                                     No
       Road Blvd
 7.13  U-Haul Storage                                                                           No
       Cheektowaga
 7.14  U-Haul Storage Nafb                                                                      No
 7.15  U-Haul Storage                                                                           No
       Marietta
 7.16  U-Haul Storage                                                                           No
       Clarkston, Ga
 7.17  U-Haul Storage Tx                                                                        No
       Central Pkwy
 7.18  U-Haul Storage                                                                           No
       Gibraltar
  8    ARC MHC 5 Year Loan    Actual/360    60    54   3/1/09    3/1/09      360      354       No           No
 8.01  Green Park                                                                               No
       South/Southgate
 8.02  Misty Winds                                                                              No
 8.03  Sunset Vista                                                                             No
 8.04  Southridge Estates                                                                       No
 8.05  Riverside (UT)                                                                           No
 8.06  Hampton Acres                                                                            No
  9    520 Broadway (14)      Actual/360    60    57   6/1/09    6/1/09       0        0        No           No
  10   U-Haul Portfolio 2     Actual/360   120   118   7/1/14    7/1/14      300      298       No           No
       Loan
10.01  U-Haul Storage Hanover                                                                   No
10.02  U-Haul Storage Of                                                                        No
       Park Street
10.03  U-Haul Storage                                                                           No
       Clementon
10.04  U-Haul Storage Orange                                                                    No
       City
10.05  U-Haul Storage Salem                                                                     No
       Turnpike
10.06  U-Haul Storage Apple                                                                     No
       Valley

                                                                    LETTER    LOCKBOX
           ENVIRONMENTAL  CROSS-        CROSS-         DEFEASANCE       OF       IN
LOAN #       POLICY      DEFAULTED  COLLATERALIZED      ALLOWED     CREDIT    PLACE

  1             No            No            No           Yes          No        Yes
  2             No            No            No           Yes          No        Yes
 2.01           No            No            No
 2.02           No            No            No

 2.03           No            No            No

 2.04           No            No            No
 2.05           No            No            No

 2.06           No            No            No
 2.07           No            No            No

 2.08           No            No            No

  3             No            No            No           Yes         Yes         No

  4             No            Yes          Yes           Yes          No        Yes
 4.01           No            No            No
 4.02           No            No            No
 4.03           No            No            No
 4.04           No            No            No
 4.05           No            No            No
 4.06           No            No            No
 4.07           No            No            No
 4.08           No            No            No
  5             No            No            No           Yes          No        Yes
  6             No            No            No           Yes          No        Yes

  7             No            Yes          Yes           Yes          No        Yes

 7.01           No            No            No

 7.02           No            No            No

 7.03           No            No            No

 7.04           No            No            No

 7.05           No            No            No

 7.06           No            No            No

 7.07           No            No            No

 7.08           No            No            No
 7.09           No            No            No

 7.10           No            No            No
 7.11           No            No            No

 7.12           No            No            No

 7.13           No            No            No

 7.14           No            No            No
 7.15           No            No            No

 7.16           No            No            No

 7.17           No            No            No

 7.18           No            No            No

  8             No            Yes          Yes           Yes          No        Yes
 8.01           No            No            No

 8.02           No            No            No
 8.03           No            No            No
 8.04           No            No            No
 8.05           No            No            No
 8.06           No            No            No
  9             No            No            No           Yes          No        Yes
  10            No            Yes          Yes           Yes          No        Yes

10.01           No            No            No
10.02           No            No            No

10.03           No            No            No

10.04           No            No            No

10.05           No            No            No

10.06           No            No            No

                                      B-5

                               ACCRUAL            REM.   MATURITY   ARD  AMORT    REM.    GROUND
LOAN #     PROPERTY NAME        TYPE       TERM   TERM    DATE     DATE   TERM   AMORT    LEASE      ARD    RD STEP UP (%)

10.07  U-Haul Hoffman Estates                                                                No
10.08  U-Haul Storage                                                                        No
       Beavercreek
10.09  U-Haul Storage 103rd                                                                  No
       Street
10.10  U-Haul Stg Wilma                                                                      No
       Rudolph Blvd
10.11  U-Haul Storage Lincoln                                                                No
10.12  U-Haul Storage New                                                                    No
       Port Richey
10.13  U-Haul Storage                                                                        No
       Sparkman Drive
10.14  U-Haul Storage                                                                        No
       Clarkston
10.15  U-Haul Storage                                                                        No
       Pflugerville
10.16  U-Haul Storage                                                                        No
       Gaithersburg
  11   150 & 200 Meadowlands  Actual/360    120    119   8/1/14   8/1/14  360      359       No        No
       Parkway
  12   Jefferson Commons      Actual/360     60     58   7/7/09   7/7/09  360      360       No        No
  13   Northsight Village     Actual/360    120    119   8/1/14   8/1/14  360      360       No        No
       Shopping Center
  14   West Chester Commons   Actual/360    120    120   9/1/14   9/1/14  360      360       No        No
  15   Castaic Village        Actual/360    120    117   6/1/14   6/1/34  360      357       No       Yes   Greater of: (i) Initial
       Shopping Center                                                                                      Interest Rate plus 2% or
                                                                                                            (ii) Treasury Rate plus
                                                                                                                      2%.
  16   Kendall Value Center   Actual/360    120    120   9/1/14   9/1/14  360      360       No        No
  17   West River Shopping    Actual/360    120    118   7/1/14   7/1/14  360      360       No        No
       Centre
  18   1100 Wall St.          Actual/360    120    119   8/1/14   8/1/14  360      359       No        No
  19   First & Main South     Actual/360    120    117   6/1/14   6/1/14  240      237       No        No
  20   Hampton Inn Long       Actual/360    120    119   8/1/14   8/1/14  300      299       No        No
       Island
  21   855 Franklin Avenue    Actual/360    120    120   9/1/14   9/1/14  360      360       No        No
  22   1200 Ashwood           Actual/360     84     84   9/1/11   9/1/11  360      360       No        No
  23   The Grove Shopping     Actual/360    120    120   9/1/14   9/1/14  360      360       No        No
       Center
  24   Staybridge Suites      Actual/360    120    120   9/1/14   9/1/14  300      300       No        No
  25   One New Hampshire      Actual/360    120    117   6/1/14   6/1/14  360      357       Yes       No
  26   Sky Harbor MHP         Actual/360    120    120   9/1/14   9/1/14  360      360       No        No
  27   Radisson Providence    Actual/360    120    119   8/1/14   8/1/14  300      299  Fee/Leasehold  No
       Harbor
  28   Hidden Hills           Actual/360     84     83   8/1/11   8/1/11  360      360       No        No
       Apartments
  29   Brookside Apartments   Actual/360     84     82   7/1/11   7/1/34  360      358       No       Yes   Greater of: (i) Initial
                                                                                                            Interest Rate plus 2% or
                                                                                                            (ii) Treasury Rate plus
                                                                                                                      2%.
  30   Darakjian Portfolio    Actual/360    120    120   9/1/14   9/1/14  360      360       No        No
30.01  Kingsbrook Mobile                                                                     No
       Home Estates
30.02  Keego Harbor Mobile                                                                   No
       Home Park
30.03  Crystal Downs Mobile                                                                  No
       Village
30.04  Twin Pines Mobile                                                                     No
       Home Park
  31   Sunset Strip Shopping  Actual/360    120    120   9/1/14   9/1/14  360      360       No        No
       Center
  32   Oaktree Village        Actual/360     60     59   8/1/09   8/1/09  360      360       No        No
       Shopping Center
  33   H-K Valley Shopping    Actual/360    120    118   7/1/14   7/1/14  300      298       No        No
       Center
  34   Sabal Key Apartments   Actual/360     60     57   6/1/09   6/1/09  360      357       No        No
  35   975 Trust Industrial   Actual/360    120    118   7/1/14   7/1/14  360      358       No        No
  36   Widewater Commons      Actual/360    120    118   7/1/14   7/1/29  300      298       No       Yes   Greater of: (i) Initial
       Shopping Center                                                                                      Interest Rate plus 2% or
                                                                                                            (ii) Treasury Rate plus
                                                                                                                      2%.
  37   Stanford Ranch Plaza   Actual/360    120    118   7/1/14   7/1/14  360      358       No        No
  38   Reflections by the     Actual/360    121    121   10/1/14  10/1/14 360      360       No        No
       Lake Apartments
  39   Almond Plaza           Actual/360    120    119   8/1/14   8/1/14  360      359       No        No
  40   Los Angeles Self       Actual/360     84     81   6/1/11   6/1/11  360      357       No        No
       Storage
  41   Park Plaza Apartments  Actual/360    120    120   9/1/14   9/1/14  360      360       No        No
  42   Chino Hills            Actual/360    121    121   10/1/14  10/1/14 360      360       No        No
       Professional Plaza
  43   1122 Franklin Avenue   Actual/360    120    120   9/1/14   9/1/14  360      360       No        No
  44   Timber Ridge           Actual/360    120    120   9/1/14   9/1/14  360      360       No        No
       Apartments
  45   Windhaven SC            30/360       240    239   8/1/24   8/1/24  240      239       No        No

                                                                    LETTER      LOCKBOX
           ENVIRONMENTAL  CROSS-        CROSS-         DEFEASANCE    OF           IN
LOAN #       POLICY      DEFAULTED  COLLATERALIZED      ALLOWED     CREDIT       PLACE

10.07           No            No         No
10.08           No            No         No

10.09           No            No         No

10.10           No            No         No

10.11           No            No         No
10.12           No            No         No

10.13           No            No         No

10.14           No            No         No

10.15           No            No         No

10.16           No            No         No

  11            No            No         No               Yes          No         No

  12            No            No         No               Yes          No        Yes
  13            No            No         No               Yes          No         No

  14            No            No         No               Yes          No         No
  15            No            No         No               Yes          No         No

  16            No            No         No               Yes          No        Yes
  17            No            No         No               Yes          No        Yes

  18            No            No         No               Yes          No         No
  19            No            No         No               Yes          No         No
  20            No            No         No               Yes          No        Yes

  21            No            No         No               Yes          No         No
  22            No            No         No               Yes          No        Yes
  23            No            No         No                No          No         No

  24            No            No         No                No          No        Yes
  25            No            No         No               Yes          No         No
  26            No            No         No               Yes          No         No
  27            No            No         No               Yes          No        Yes

  28            No            No         No               Yes          No        Yes

  29            No            No         No               Yes          No         No

  30            No            No         No               Yes          No         No
30.01           No            No         No

30.02           No            No         No

30.03           No            No         No

30.04           No            No         No

  31            No            No         No               Yes          No        Yes

  32            No            No         No               Yes          No         No

  33            Yes           No         No               Yes          No         No

  34            No            No         No                No          No         No
  35            No            No         No               Yes         Yes         No
  36            No            No         No               Yes          No         No

  37            No            No         No               Yes          No         No
  38            No            No         No               Yes          No         No

  39            No            No         No               Yes          No         No
  40            No            No         No               Yes          No         No

  41            No            No         No               Yes          No         No
  42            No            No         No               Yes          No         No

  43            No            No         No               Yes          No         No
  44            No            No         No               Yes          No         No

  45            No            No         No                No          No         No

                                      B-6

                               ACCRUAL            REM.   MATURITY   ARD   AMORT   REM.   GROUND
LOAN #     PROPERTY NAME        TYPE       TERM   TERM    DATE     DATE   TERM   AMORT   LEASE      ARD    ARD STEP UP (%)

  46   Oberlin Science Center Actual/360    120    118   7/1/14     7/1/14  360    358      No        No
  47   Walnut Apartments      Actual/360    120    118   7/1/14     7/1/14  360    358      No        No
  48   Buckner Commons        Actual/360    120    119   8/1/14     8/1/14  360    359      No        No
       Shopping Center
  49   The Bluffs of          Actual/360    120    112   1/1/14     1/1/14  360    352      No        No
       Lakewood (15)
  50   Skyview Plaza          Actual/360    120    119   8/1/14     8/1/14  300    300      No        No
       Shopping Center
  51   Wiggins Pass Crossing  Actual/360    120    120   9/1/14     9/1/14  360    360      No        No
  52   CVS/Coit Medical       Actual/360    120    120   9/1/14     9/1/14  360    360      No        No
       Office Building
  53   Walgreens Vista        Actual/360    120    117   6/1/14     6/1/34  360    357      No       Yes    Greater of: (i) Initial
                                                                                                            Interest Rate plus 2% or
                                                                                                            (ii) Treasury Rate plus
                                                                                                                      2%.
  54   One Corporate Plaza    Actual/360    120    117   6/1/14     6/1/14  360    357      No        No
  55   Founder's Square       Actual/360    120    116   5/1/14     5/1/14  360    356      No        No
  56   Elm & Reeves Plaza     Actual/360    120    120   9/1/14     9/1/14  360    360      No        No
56.01  Reeves Plaza                                                                         No
56.02  Elm Plaza                                                                            No
  57   Alcott Plaza           Actual/360    120    119   8/1/14     8/1/14  360    359      No        No
       Apartments
  58   Holiday Inn South      Actual/360    120    119   8/1/14     8/1/14  300    299      No        No
       Kingstown
  59   Powell Crossing        Actual/360    120    120   9/1/14     9/1/14  360    360      No        No
       Shopping Center
  60   Pomona Business Center Actual/360     84     83   8/1/11     8/1/11  360    360      No        No
  61   Quarry Creek           Actual/360    180    180   9/1/19     9/1/19  360    360      No        No
  62   Tuscan Retail Center   Actual/360    120    120   9/1/14     9/1/14  360    360      No        No
  63   1801 Pittsburgh Avenue Actual/360    180    179   8/1/19     8/1/19  180    179      No        No
  64   Albertson's Center     Actual/360    120    118   7/1/14     7/1/14  300    298      No        No
  65   Babies R Us Plaza      Actual/360    120    115   4/1/14     4/1/34  324    324      No       Yes    Greater of: (i) Initial
                                                                                                            Interest Rate plus 2% or
                                                                                                            (ii) Treasury Rate plus
                                                                                                                      2%.
  66   Abbott Self Storage I  Actual/360    120    119   8/1/14     8/1/29  300    299      No       Yes    Greater of: (i) Initial
                                                                                                            Interest Rate plus 2% or
                                                                                                            (ii) Treasury Rate plus
                                                                                                                      2%.
  67   Troy Hill Corporate    Actual/360    120    120   9/1/14     9/1/14  360    360      No        No
       Center
  68   Union Bay Apartments   Actual/360    120    118   7/1/14     7/1/14  360    358      No        No
  69   Circuit City            30/360       120    117   6/1/14     6/1/14  300    297      No        No
  70   Westeinde Industrial   Actual/360    240    237   6/1/24     6/1/24  240    237      No        No
       Portfolio
70.01  Tulsa                                                                                No
70.02  Farmers Branch                                                                       No
70.03  Plano                                                                                No
  71   Roseville              Actual/360    120    119   8/1/14     8/1/14  360    359      No        No
       Professional Center
  72   Laurel Pointe          Actual/360    108    107   8/1/13     8/1/13  360    360      No        No
  73   Bradley Dana Warehouse Actual/360    120    117   6/1/14     6/1/14  300    297      No        No
  74   Deerbrook Apartments   Actual/360    180    172   1/1/19     1/1/19  360    352      No        No
       (16)
  75   London Village         Actual/360    120    118   7/1/14     7/1/14  360    358      No        No
       Apartments
  76   Westwood Village       Actual/360    120    120   9/1/14     9/1/14  300    300 Fee/Leasehold  No
       Shopping Center
  77   Porterville            Actual/360    120    118   7/1/14     7/1/14  360    358      No        No
       Marketplace
  78   Shurgard Self Storage  Actual/360    120    120   9/1/14     9/1/14  300    300      No        No
78.01  Shurgard of Southaven                                                                No
78.02  Shurgard of Wolfchase                                                                No
  79   Scottsdale Wal-Mart    Actual/360    120    120   9/1/14     9/1/14  360    360      No        No
       (Pad #5)
  80   Old Spanish Trail      Actual/360    120    120   9/1/14     9/1/14  360    360      No        No
       Crossings II
  81   Sports Authority        30/360       180    179   8/1/19     8/1/19  300    299      No        No
  82   Northlite Commons I    Actual/360    120    117   6/1/14     6/1/14  360    357      No        No
  83   Michael's Bellingham   Actual/360    120    120   9/1/14     9/1/34  360    360      No       Yes               2
  84   TDK Building            30/360       120    118   7/1/14     7/1/14  300    300      No        No
  85   Westfield Shopping     Actual/360    120    120   9/1/14     9/1/14  360    360      No        No
       Center
  86   Walgreens - Las Vegas  Actual/360    120    119   8/1/14     8/1/34  360    359      No       Yes               2
  87   Park at Fife           Actual/360    120    118   7/1/14     7/1/14  300    298      No        No
       Apartments
  88   Walgreens Lisle         30/360       240    237   6/1/24     6/1/24  300    297      No        No
  89   Petal Shopping Center  Actual/360    120    117   6/1/14     6/1/14  360    357      No        No
  90   Spring Garden Plaza    Actual/360     84     83   8/1/11     8/1/11  360    360      No        No
  91   1263 Westwood Blvd.    Actual/360    120    116   5/1/14     5/1/14  360    356      No        No
  92   6500 North Lincoln     Actual/360    120    120   9/1/14     9/1/14  360    360      No        No
       Avenue

                                                                     LETTER    LOCKBOX
           ENVIRONMENTAL   CROSS-        CROSS-         DEFEASANCE    OF         IN
LOAN #        POLICY      DEFAULTED  COLLATERALIZED      ALLOWED     CREDIT     PLACE

  46            No            No            No           Yes          No         No
  47            No            No            No           Yes          No         No
  48            No            No            No           Yes          No         No

  49            No            No            No           Yes          No         No

  50            No            No            No           Yes          No         No

  51            No            No            No           Yes          No         No
  52            No            No            No           Yes          No         No

  53            No            No            No           Yes          No        Yes

  54            No            No            No           Yes          No         No
  55            No            No            No           Yes          No         No
  56            No            No            No           Yes          No         No
56.01           No            No            No
56.02           No            No            No
  57            No            No            No           Yes          No         No

  58            No            No            No           Yes          No        Yes

  59            No            No            No           Yes          No         No

  60            No            No            No           Yes          No         No
  61            No            No            No            No          No         No
  62            No            No            No           Yes          No         No
  63            No            No            No           Yes          No         No
  64            No            No            No           Yes          No         No
  65            No            No            No           Yes          No         No

  66            No            No            No           Yes          No         No

  67            No            No            No           Yes         Yes         No

  68            No            No            No            No          No         No
  69            No            No            No            No          No         No
  70            No            No            No           Yes          No        Yes

70.01           No            No            No
70.02           No            No            No
70.03           No            No            No
  71            No            No            No           Yes          No         No

  72            No            No            No           Yes          No         No
  73            No            No            No            No          No         No
  74            No            No            No           Yes          No         No

  75            No            No            No           Yes          No         No

  76            No            No            No           Yes          No         No

  77            No            No            No           Yes          No         No

  78            No            No            No           Yes          No         No
78.01           No            No            No
78.02           No            No            No
  79            No            No            No           Yes          No         No

  80            No            No            No            No          No         No

  81            No            No            No            No          No         No
  82            No            No            No           Yes          No         No
  83            No            No            No           Yes          No        Yes
  84            No            No            No            No         Yes         No
  85            No            No            No           Yes          No         No

  86            No            No            No           Yes          No        Yes
  87            No            No            No           Yes          No         No

  88            No            No            No            No          No         No
  89            No            No            No            No          No         No
  90            No            No            No           Yes          No         No
  91            No            No            No           Yes         Yes         No
  92            No            No            No           Yes          No        Yes

                                       B-7

                               ACCRUAL            REM.   MATURITY   ARD   AMORT   REM.   GROUND
LOAN #     PROPERTY NAME        TYPE       TERM   TERM    DATE     DATE   TERM   AMORT   LEASE     ARD        ARD STEP UP (%)

  93   Spring Cypress Ground  Actual/360   120    118   7/1/14    7/1/34   360    358     No       Yes    Greater of: (i) Initial
       Leases                                                                                             Interest Rate plus 2% or
                                                                                                          (ii) Treasury Rate plus
                                                                                                                    2%.
  94   Southside Plaza        Actual/360   120    118   7/1/14    7/1/14   300    298     Yes       No
  95   Walgreens - Memphis    Actual/360    84     83   8/1/11    8/1/11   360    359     No        No
  96   Bethany Plaza           30/360      120    119   8/1/14    8/1/14   300    299     No        No
       Shopping Center
  97   Swanson Office         Actual/360   108    107   8/1/13    8/1/13   360    360     No        No
       Building
  98   870 Franklin Avenue    Actual/360   120    120   9/1/14    9/1/14   360    360     No        No
  99   Tanasbourne Center     Actual/360   120    119   8/1/14    8/1/14   360    359     No        No
 100   Rubicon in Windward    Actual/360   120    119   8/1/14    8/1/14   324    323     No        No
       Phase I
 101   Rubicon in Windward    Actual/360   120    119   8/1/14    8/1/14   324    323     No        No
       Phase II
 102   Largo Landing          Actual/360   120    119   8/1/14    8/1/14   360    359     No        No
 103   Walgreens Drug Store   Actual/360   180    180   9/1/19    9/1/19   180    180     No        No
 104   YBI Building           Actual/360   120    118   7/1/14    7/1/14   360    358     No        No
 105   Shurgard of Stones     Actual/360   120    120   9/1/14    9/1/14   300    300     No        No
       River
 106   20-150 Pratt Oval      Actual/360   240    240   9/1/24    9/1/24   240    240     No        No
 107   Pahrump Retail Shops   Actual/360   120    119   8/1/14    8/1/14   360    359     No        No
 108   6733 Curran Street     Actual/360   120    119   8/1/14    8/1/14   360    359     No        No
 109   Abbott Self Storage 2  Actual/360   120    119   8/1/14    8/1/29   300    299     No       Yes    Greater of: (i) Initial
                                                                                                          Interest Rate plus 2% or
                                                                                                          (ii) Treasury Rate plus
                                                                                                                    2%.
 110   Magnolia Crossing      Actual/360   120    119   8/1/14    8/1/14   300    300     No        No
       Mobile Home Park
 111   251 East Avenue        Actual/360   151    150   3/1/17    3/1/17   151    150     No        No
 112   77 West Street         Actual/360   120    118   7/1/14    7/1/14   360    358     No        No
 113   McDowell Mountain       30/360      120    120   9/1/14    9/1/14   360    360     No        No
       Business Center
 114   244 East Avenue        Actual/360   120    119   8/1/14    8/1/14   120    119     No        No
 115   Bailey Road Storage    Actual/360   192    192   9/1/20    9/1/20   192    192     No        No

                                                                      LETTER     LOCKBOX
           ENVIRONMENTAL   CROSS-        CROSS-         DEFEASANC       OF         IN
LOAN #        POLICY      DEFAULTED  COLLATERALIZED      ALLOWED       CREDIT     PLACE

 93              No           No           No             No           No          No

 94              No           No           No            Yes          Yes          No
 95              No           No           No            Yes           No         Yes
 96              No           No           No             No           No          No

 97              No           No           No            Yes           No          No

 98              No           No           No            Yes           No          No
 99              No           No           No            Yes           No          No
100              No           Yes         Yes             No           No          No

101              No           Yes         Yes             No           No          No

102              No           No           No            Yes           No         Yes
103              No           No           No            Yes           No          No
104              No           No           No             No           No          No
105              No           No           No            Yes           No          No

106              No           No           No            Yes           No          No
107              No           No           No            Yes           No          No
108              No           No           No            Yes           No          No
109              No           No           No            Yes           No          No

110              No           No           No            Yes           No          No

111              No           Yes         Yes            Yes           No         Yes
112              No           No           No             No           No          No
113              No           No           No             No           No          No

114              No           Yes         Yes            Yes           No          No
115              No           No           No            Yes           No          No

                                      B-8

LOAN #     PROPERTY NAME      UPFRONT    UPFRONT    UPFRONT   UPFRONT   UPFRONT   UPFRONT
                              HOLDBACK    ENG.       ENV.      TI/LC     RE TAX     INS.     OTHER        UPFRONT OTHER RESERVE
                                 AMT    RESERVE    RESERVE    RESERVE   RESERVE   RESERVE   RESERVE           DESCRIPTION

  1    Crossroads Center
  2    Lodgian Portfolio                2,985,668   1,613               600,000   623,900    11,805     Ground Rent Escrow; FF&E
                                                                                                             Reserve

 2.01  Marriott - Aurora
 2.02  Courtyard by Marriott
       - Atlanta
 2.03  Doubletree Club -
       Philadelphia
 2.04  Crowne Plaza - Macon
 2.05  Holiday Inn Select -
       Strongsville
 2.06  Holiday Inn - Marietta
 2.07  Holiday Inn -
       Lancaster
 2.08  Clarion - North
       Charleston
  3    1900 Ocean Apartments              300,625                        18,776     9,297
       (13)
  4    ARC MHC 10 Year Loan               103,625                       145,195    21,144   425,991     Security Deposit Reserve
                                                                                                             (326,732.58),
                                                                                                        Master Lease Reserve
                                                                                                                (73,892),
                                                                                                      Prepaid Rent Reserve (25,366)
 4.01  Western Hills
 4.02  Villa West (UT)
 4.03  Riverdale
 4.04  Cottonwood Grove
 4.05  Lakewood Estates
 4.06  Trailmont
 4.07  Chateau Jonesboro
 4.08  Terrace II
  5    1500 Eckington Place                                  4,000,00    60,892    59,000
  6    Beach Club and
       Viridian Lake
       Apartments
  7    U-Haul Portfolio 3                 444,481                       122,332
       Loan
 7.01  U-Haul Storage
       Hightstown
 7.02  U-Haul Storage Spring
       Valley
 7.03  U-Haul Storage
       Mayport Road
 7.04  U-Haul Storage Saint
       Augustine
 7.05  U-Haul Storage El
       Camino Ave
 7.06  U-Haul Storage South
       Tampa
 7.07  U-Haul Storage Byrne
       Road
 7.08  U-Haul Center Malden
 7.09  U-Haul Storage New
       Smyrna
 7.10  U-Haul Storage Bethany
 7.11  U-Haul Storage
       Brunswick
 7.12  U-Haul Storage Grant
       Road Blvd
 7.13  U-Haul Storage
       Cheektowaga
 7.14  U-Haul Storage Nafb
 7.15  U-Haul Storage
       Marietta
 7.16  U-Haul Storage
       Clarkston, Ga
 7.17  U-Haul Storage Tx
       Central Pkwy
 7.18  U-Haul Storage
       Gibraltar
  8    ARC MHC 5 Year Loan              1,045,844                       101,407    20,727   282,159     Security Deposit Reserve
                                                                                                      (248,056.39), Master Lease
                                                                                                            Reserve (34,103)
 8.01  Green Park
       South/Southgate
 8.02  Misty Winds
 8.03  Sunset Vista
 8.04  Southridge Estates
 8.05  Riverside (UT)
 8.06  Hampton Acres
  9    520 Broadway (14)                                    1,100,000    29,417    28,004
  10   U-Haul Portfolio 2                 140,025                       191,083
       Loan

LOAN #       MONTHLY   MONTHLY   MONTHLY     MONTHLY       MONTHLY     OTHER
             CAPEX      TI/LC    RE TAX        INS.         OTHER      MONTH        GRACE      LOAN
             RESERVE    RESERVE  RESERVE     RESERVE      RESERVE   DESCRIPTION    PERIOD      GROUP

  1                                                                                   5          1
  2            4.0%               127,200    70,100         5,902      Ground         0          1
                                                                        Rent
                                                                       Escrow
 2.01                                                                                            1
 2.02                                                                                            1
 2.03                                                                                            1
 2.04                                                                                            1
 2.05                                                                                            1
 2.06                                                                                            1
 2.07                                                                                            1
 2.08                                                                                            1
  3           4,988                 9,388     9,297                                   5          2
  4           6,021                 45,494    6,524                                   0          2

 4.01                                                                                            2
 4.02                                                                                            2
 4.03                                                                                            2
 4.04                                                                                            2
 4.05                                                                                            2
 4.06                                                                                            2
 4.07                                                                                            2
 4.08                                                                                            2
  5           5,166                60,892     5,900                                   5          1
  6           15,040               49,321    19,823                                   5          2

  7           9,462                36,209    11,697                                   5          1
 7.01                                                                                            1
 7.02                                                                                            1
 7.03                                                                                            1
 7.04                                                                                            1
 7.05                                                                                            1
 7.06                                                                                            1
 7.07                                                                                            1
 7.08                                                                                            1
 7.09                                                                                            1
 7.10                                                                                            1
 7.11                                                                                            1
 7.12                                                                                            1
 7.13                                                                                            1
 7.14                                                                                            1
 7.15                                                                                            1
 7.16                                                                                            1
 7.17                                                                                            1

 7.18                                                                                            1
  8           6,504                56,743     5,004                                   0          2

 8.01                                                                                            2
 8.02                                                                                            2
 8.03                                                                                            2
 8.04                                                                                            2
 8.05                                                                                            2
 8.06                                                                                            2
  9           1,840     30,000      29,417    2,800                                   5          1
  10          9,611                 51,487   14,773                                   5          1

                                      B-9

LOAN #     PROPERTY NAME                   UPFRONT  UPFRONT   UPFRONT   UPFRONT   UPFRONT      UPFRONT
                              HOLDBACK       ENG.     ENV.     TI/LC     RE TAX     INS.        OTHER        UPFRONT OTHER RESERVE
                                 AMT       RESERVE  RESERVE   RESERVE   RESERVE   RESERVE      RESERVE           DESCRIPTION

10.01  U-Haul Storage Hanover
10.02  U-Haul Storage Of
       Park Street
10.03  U-Haul Storage
       Clementon
10.04  U-Haul Storage Orange
       City
10.05  U-Haul Storage Salem
       Turnpike
10.06  U-Haul Storage Apple
       Valley
10.07  U-Haul Hoffman Estates
10.08  U-Haul Storage
       Beavercreek
10.09  U-Haul Storage 103rd
       Street
10.10  U-Haul Stg Wilma
       Rudolph Blvd
10.11  U-Haul Storage Lincoln
10.12  U-Haul Storage New
       Port Richey
10.13  U-Haul Storage
       Sparkman Drive
10.14  U-Haul Storage
       Clarkston
10.15  U-Haul Storage
       Pflugerville
10.16  U-Haul Storage
       Gaithersburg
  11   150 & 200 Meadowlands
       Parkway
  12   Jefferson Commons                    22,500                        425,387
  13   Northsight Village                                                 115,000      9,099
       Shopping Center
  14   West Chester Commons                                               143,701      9,363
  15   Castaic Village                                        100,000      37,992     11,393
       Shopping Center
  16   Kendall Value Center                                               257,875     80,376      185,400   One year rent for Ramco
                                                                                                                 Trading Corp.
  17   West River Shopping                 259,588                         47,864
       Centre
  18   1100 Wall St.                                                      117,321
  19   First & Main South                                      47,250      12,230      5,968
  20   Hampton Inn Long                                                    64,446     59,464      311,834     Seasonality Reserve
       Island
  21   855 Franklin Avenue                                                194,743
  22   1200 Ashwood           1,000,000.00                   1,300,00     130,850      8,811
  23   The Grove Shopping       300,000.00
       Center
  24   Staybridge Suites                                                   57,416     44,241
  25   One New Hampshire                                      275,000      10,938      4,299      475,000      Occupancy Reserve
  26   Sky Harbor MHP                       75,000                         506,076     7,974
  27   Radisson Providence                                                 35,234     47,134      296,601     Seasonality Reserve
       Harbor
  28   Hidden Hills                                                        34,400     10,236
       Apartments
  29   Brookside Apartments                  7,552                        159,307     10,481
  30   Darakjian Portfolio                  41,250                         28,388     14,073
30.01  Kingsbrook Mobile
       Home Estates
30.02  Keego Harbor Mobile
       Home Park
30.03  Crystal Downs Mobile
       Village
30.04  Twin Pines Mobile
       Home Park
  31   Sunset Strip Shopping                                               94,439     56,402
       Center
  32   Oaktree Village                             37,500                  47,224      4,151
       Shopping Center
  33   H-K Valley Shopping                   2,112              6,250      25,600     17,821
       Center
  34   Sabal Key Apartments                201,795                         95,743     19,386
  35   975 Trust Industrial                                                33,142      5,562      280,000    Amy's Kitchen Reserve
                                                                                                          (240,000), Scheduling.com
                                                                                                                Reserve (40,000)
  36   Widewater Commons                                          703      32,585      5,631
       Shopping Center
  37   Stanford Ranch Plaza                                                17,500      1,665       95,000        Downey Reserve
  38   Reflections by the                                                  28,372     21,167
       Lake Apartments
  39   Almond Plaza                                                        94,500      2,053

LOAN #       MONTHLY   MONTHLY   MONTHLY     MONTHLY       MONTHLY      OTHER
             CAPEX      TI/LC    RE TAX        INS.         OTHER       MONTH         GRACE       LOAN
             RESERVE    RESERVE  RESERVE     RESERVE      RESERVE    DESCRIPTION      PERIOD      GROUP

10.01                                                                                               1
10.02                                                                                               1
10.03                                                                                               1
10.04                                                                                               1
10.05                                                                                               1
10.06                                                                                               1
10.07                                                                                               1
10.08                                                                                               1
10.09                                                                                               1
10.10                                                                                               1

10.11                                                                                               1
10.12                                                                                               1

10.13                                                                                               1

10.14                                                                                               1
10.15                                                                                               1
10.16                                                                                               1
  11            1,766     8,333                                                          7          1

  12           10,438                44,778                                              0          2
  13            1,576                19,167     1,137                                    5          1

  14            2,667                20,529     4,682                                    5          2
  15            1,058                12,664     2,848                                    5          1
  16            2,285     7,639      23,443     7,307                                    7          1
  17            3,010                 7,977                                              5          1
  18              743     8,333      13,915                                              5          1
  19                                  6,115     1,194                                    5          1
  20             4.0%                21,482     8,495                                    5          1
  21                                 36,490                                              8          1
  22            2,670                26,170     2,937                                   10          1
  23                                                                                     7          1
  24             4.0%                14,354     4,022                                    5          1
  25            1,796    12,500      10,938     1,433                                    5          1
  26            2,259                51,715     2,658                                    7          1
  27             4.0%                19,187     5,238                                    5          1
  28            2,750                24,262     5,118                                    5          2
  29            7,552                19,913    10,481                                    5          2
  30            2,096                 9,463     1,564                                    5          1
30.01                                                                                               1

30.02                                                                                               1

30.03                                                                                               1
30.04                                                                                               1
  31             708      3,417       8,585     5,640                                    7          1
  32            1,369     6,685      11,806     2,075                                    7          1

  33            2,112     6,250      8,533      3,564                                    5          1
  34            4,786                13,678     6,287                                    5          2
  35            1,553     6,200      11,047     1,376                                    5          1

  36                        703       4,655     1,877                                    5          1

  37            1,158                17,500     1,665                                    5          1
  38            4,030                14,186     5,292                                   10          2

  39            1,151                13,500     2,053                                    5          1

                                      B-10

LOAN #     PROPERTY NAME                   UPFRONT  UPFRONT   UPFRONT   UPFRONT   UPFRONT    UPFRONT
                              HOLDBACK       ENG.     ENV.     TI/LC     RE TAX     INS.      OTHER        UPFRONT OTHER RESERVE
                                 AMT       RESERVE  RESERVE   RESERVE   RESERVE   RESERVE    RESERVE           DESCRIPTION

  40   Los Angeles Self                              625                20,821     6,270
       Storage
  41   Park Plaza Apartments                 89,747                     66,352    28,930
  42   Chino Hills                                                      10,631             2,092,000   (a) $1,772,00 holdback for
       Professional Plaza                                                                              debt service (capitalizing
                                                                                                     tenant rent and CAM for three
                                                                                                       tenants under lease but not
                                                                                                     yet in occupancy at projected
                                                                                                        closing). (b) $320,000
                                                                                                        holdback representing TI
                                                                                                      obligations where Landlord
                                                                                                      gives tenant a TI allowance
                                                                                                      that is reimbursed when the
                                                                                                       work is complete. Total
                                                                                                      holdback of $2,092,000. The
                                                                                                        loan will be re-sized no
                                                                                                       later than 12/1/2004, at
                                                                                                      which time the property is
                                                                                                      required to support a 1.25x
                                                                                                       actual DSCR. If necessary,
                                                                                                       Lender may apply the the
                                                                                                      amount of holdback necessary
                                                                                                      to pay down the loan such
                                                                                                     that a 1.25x DSCR is achieved.
  43   1122 Franklin Avenue                                            175,243
  44   Timber Ridge                                                     45,869     8,200
       Apartments
  45   Windhaven SC            50,000.00      1,000
  46   Oberlin Science Center                                 300,000   13,938    17,351      15,000    Escrow released once clean
                                                                                                        estoppels obtained on or
                                                                                                         before August 16, 2004.
  47   Walnut Apartments                                                49,119
  48   Buckner Commons                                          3,208   85,134    24,566      48,000   Holdback for unfinished space
       Shopping Center
  49   The Bluffs of          140,000.00     94,600                     14,757    27,070      56,400    Additional Repairs Reserve
       Lakewood (15)
  50   Skyview Plaza                                            1,775   6,008      2,987       7,500     For legal fees associated
       Shopping Center                                                                                    with TIC roll-up.
  51   Wiggins Pass Crossing                                            42,461    15,812
  52   CVS/Coit Medical                     42,275              4,583   64,457     4,799     170,954      Pain Net Finish Escrow
       Office Building                                                                                 (95,000); Build Out Lease Up
                                                                                                        Escrow (50,000), Pain Net
                                                                                                        Free Rent Escrow (25,954)
  53   Walgreens Vista         21,965.00
  54   One Corporate Plaza                                    654,750    9,662     2,955
  55   Founder's Square                                        78,211   46,647
  56   Elm & Reeves Plaza                                                                      5,038     Termite Inspection Reserve
56.01  Reeves Plaza
56.02  Elm Plaza
  57   Alcott Plaza                                                     25,533    10,609
       Apartments
  58   Holiday Inn South                                                 9,779    31,958     232,456        Seasonality Reserve
       Kingstown
  59   Powell Crossing                                                  20,052     3,668
       Shopping Center
  60   Pomona Business Center
  61   Quarry Creek                                                     31,422               109,912    Pacific Dental Improvement
                                                                                                        Reserve (80,945.10), Wells
                                                                                                       Fargo TI Reserve (28,967.10)
  62   Tuscan Retail Center    79,424.00                                 80,029     3,983
  63   1801 Pittsburgh Avenue                                           61,681    22,010
  64   Albertson's Center                                      23,426    2,389     1,854     206,540      The Copestone Company &
                                                                                                          Central States Roofing
                                                                                                             Estoppel Escrow
  65   Babies R Us Plaza                                      100,000   29,581     1,340       1,500      Escrow for clean estoppel
                                                                                                            from Babies R Us
  66   Abbott Self Storage I                110,000  625                51,032     1,441       7,500        TIC Roll-up funds.
  67   Troy Hill Corporate                                              18,062     2,757
       Center
  68   Union Bay Apartments
  69   Circuit City            50,000.00
  70   Westeinde Industrial                                   100,000   37,204     3,966
       Portfolio
70.01  Tulsa
70.02  Farmers Branch
70.03  Plano
  71   Roseville                                               75,000   78,601     4,362
       Professional Center

LOAN #        MONTHLY    MONTHLY    MONTHLY     MONTHLY       MONTHLY      OTHER
              CAPEX       TI/LC     RE TAX        INS.        OTHER       MONTH          GRACE       LOAN
              RESERVE    RESERVE    RESERVE     RESERVE      RESERVE    DESCRIPTION      PERIOD      GROUP

  40                                  6,940      1,045                                      5          1
  41            4,157                 6,032      7,233                                      7          2
  42             298       2,377      2,255      1,633                                      5          1

  43                                  29,323                                                8          1
  44            3,000                 17,071                                               10          2
  45                                                                                        7          1
  46             562       2,917      3,484      1,798                                      5          1

  47                                  9,824                                                 5          2
  48             698       3,208                                                            7          1

  49            4,854                 14,757     6,768                                      5          2
  50            1,340      1,775                                                            5          1
  51             610       3,182      6,066      1,318                                      5          1
  52             571       4,583                                                            5          1

  53                                                                                        5          1
  54             732                  4,831       591                                       5          1
  55             510       2,551      9,329      1,162                                      5          1
  56                                                                                        7          1
56.01                                                                                                  1
56.02                                                                                                  1
  57             333                  5,107       816                                       7          1
  58             4.0%                 5,325      3,551                                      5          1
  59                       3,300      5,013                                                 7          1

  60            2,947      4,181                                                            7          1
  61                                  6,284                                                 7          1

  62                                                                                        7          1
  63             813       8,333      8,291      2,446                                      7          1
  64                                   796        309                                       5          1

  65             961        700       7,395       670                                       5          1

  66            1,349                                                                       5          1
  67                       1,667      4,516       306                                       7          1
  68                                                                                        5          2
  69                                                                                        5          1
  70             925       2,775      7,917      1,322                                      5          1
70.01                                                                                                  1
70.02                                                                                                  1
70.03                                                                                                  1
  71             900                 13,100                                                10          1

                                      B-11

LOAN #     PROPERTY NAME                   UPFRONT  UPFRONT   UPFRONT   UPFRONT   UPFRONT    UPFRONT
                              HOLDBACK       ENG.     ENV.     TI/LC     RE TAX     INS.      OTHER        UPFRONT OTHER RESERVE
                                 AMT       RESERVE  RESERVE   RESERVE   RESERVE   RESERVE    RESERVE           DESCRIPTION

  72   Laurel Pointe                         9,875                         9,701     9,643
  73   Bradley Dana Warehouse
  74   Deerbrook Apartments                  4,879                         8,216     2,237
       (16)
  75   London Village         162,106.00                                  10,441    17,696
       Apartments
  76   Westwood Village                                                   39,534     2,000   80,000   Tenant Lease Holdback Funds
       Shopping Center
  77   Porterville                                              1,000      9,030     2,994
       Marketplace
  78   Shurgard Self Storage
78.01  Shurgard of Southaven
78.02  Shurgard of Wolfchase
  79   Scottsdale Wal-Mart                                                25,277       811  176,350        Occupancy Reserve
       (Pad #5)
  80   Old Spanish Trail                                                  22,750
       Crossings II
  81   Sports Authority
  82   Northlite Commons I                                                12,575       634
  83   Michael's Bellingham                 10,659            240,000      9,320     1,546   27,318        Michael's Reserve
  84   TDK Building
  85   Westfield Shopping                                                 14,775     2,246
       Center
  86   Walgreens - Las Vegas                25,000                                           18,716       Debt Service Reserve
  87   Park at Fife                         31,250                        26,683     9,311
       Apartments
  88   Walgreens Lisle                      50,000
  89   Petal Shopping Center                                    1,761     14,806       590
  90   Spring Garden Plaza
  91   1263 Westwood Blvd.                  18,562                         1,936       758
  92   6500 North Lincoln                                                 76,211     9,433
       Avenue
  93   Spring Cypress Ground  $427,000
       Leases                 ($382,000
                              B of A
                              Permit
                              Deposit)
                              &
                              $45,000
                              (B of A
                              Estoppel
                              Deposit)
  94   Southside Plaza                                                    37,700     2,911
  95   Walgreens - Memphis                  13,625
  96   Bethany Plaza
       Shopping Center
  97   Swanson Office                                         100,000      8,554     2,031
       Building
  98   870 Franklin Avenue                                                50,700
  99   Tanasbourne Center     500,000.00                                   4,892     1,700
 100   Rubicon in Windward                                                38,489            150,000         Lease-up Escrow
       Phase I
 101   Rubicon in Windward                                                38,489
       Phase II
 102   Largo Landing           25,000.00     6,250                        30,211     1,358
 103   Walgreens Drug Store
 104   YBI Building                                           100,000     43,493     2,281
 105   Shurgard of Stones
       River
 106   20-150 Pratt Oval                                                  13,889
 107   Pahrump Retail Shops   250,000.00                                   2,029       354
 108   6733 Curran Street                    7,500                         6,487       794
 109   Abbott Self Storage 2                          3,625               22,128     1,062    5,000         TIC roll up funds.
 110   Magnolia Crossing                    14,058                         2,010     2,103
       Mobile Home Park
 111   251 East Avenue
 112   77 West Street                                          60,000     17,711     1,895
 113   McDowell Mountain                                                  10,025
       Business Center
 114   244 East Avenue
 115   Bailey Road Storage                                                10,742     2,282

LOAN #        MONTHLY    MONTHLY    MONTHLY     MONTHLY       MONTHLY      OTHER
              CAPEX       TI/LC     RE TAX        INS.        OTHER       MONTH          GRACE     LOAN
              RESERVE    RESERVE    RESERVE     RESERVE      RESERVE    DESCRIPTION      PERIOD    GROUP

  72              321      1,111      3,234      1,071                                    7          1
  73                                                                                      5          1
  74            4,879                 3,100      2,982                                    5          2

  75            2,333                 5,221      1,966                                    5          2
  76            1,389      6,019      4,568      2,000                                    7          1
  77              888      1,000      2,474        748                                    5          1
  78                                                                                      5          1
78.01                                                                                                1
78.02                                                                                                1
  79               92      1,609      2,298        270                                    7          1
  80              219      1,625      3,250                                               5          1
  81                                                                                      5          1
  82              271        833      1,796        317                                    5          1
  83                                  3,107        515                                    5          1
  84                                                                                      5          1
  85                       2,775      3,694                                               7          1
  86              290                              587                                    5          1
  87            2,600                 3,812      1,552                                    5          2
  88                                                                                      5          1
  89              377      1,761      2,961                                               10         1
  90              750      2,172                                                          7          1
  91              352                 1,936        758                                    5          1
  92              718      2,248      10,684       858                                    7          1
  93                                                                                      5          1

  94              177      1,960      4,712        970                                    7          1
  95                                               161                                    5          1
  96                                                                                      5          1
  97              344      1,666      4,277        508                                    7          1
  98                                  8,470                                               8          1
  99              144      1,000      1,223        425                                    7          1
 100                                  4,277                                               5          1
 101                                  4,277                                               5          1
 102              352      1,258      2,746        679                                    7          1
 103                                                                                      7          1
 104              275      2,083      3,954        326                                    7          1
 105                                                                                      5          1
 106                                  5,353                                               7          1
 107              150      1,000        676        177                                    7          1
 108              115      1,250      1,622        199                                    7          1
 109              758                                                                     5          1
 110              203                  155         526                                    7          1

 111                                                                                      7          1
 112              160      1,667      1,610        271                                    7          1
 113                                                                                      5          1

 114                                                                                      7          1
 115              276                   977        254                                    7          1

                                      B-12

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

KeyBank National Association
c/o KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention:  Senior Vice President of Loan Servicing

JPMorgan Chase Bank
270 Park Avenue
New York, New York 10017
Attention: CMBS

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention: Senior Vice President of Loan Servicing

Re:      Merrill Lynch Mortgage Trust 2004-KEY2,
         Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2
         ---------------------------------------------------------------

Ladies and Gentlemen:

           LaSalle Bank National Association, as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v)
and (vii) and, to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee or the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase
Agreement, clauses (iii), (iv)(b), (iv)(c), (vi), (viii), (ix), (x), (xi) and
(xii) of the definition of "Mortgage File" are in its possession, (ii) all documents

                                      C-1

delivered or caused to be delivered with respect to a Trust Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Trust Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Trust Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan
Schedule" is correct.

           None of the Trustee, the Fiscal Agent, the Master Servicer, the
Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

                                    Respectfully,

                                    LASALLE BANK NATIONAL ASSOCIATION

                                    ______________________________________

                                    Name:_________________________________

                                    Title:________________________________

                                      C-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:    Global Securitization Trust Services Group, Merrill Lynch
              Mortgage Trust 2004-KEY2

Re:      Merrill Lynch Mortgage Trust 2004-KEY2,
         Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2
         ----------------------------------------------------------------

Ladies and Gentlemen:

           In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of
September 1, 2004 (the "Pooling and Servicing Agreement"), by and among Merrill
Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital
Markets, Inc., as Master Servicer and as Special Servicer, ABN AMRO Bank N.V.,
as Fiscal Agent and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

           The Mortgage File should be delivered to the following:

                           _____________________________________________________

                           _____________________________________________________

                           _____________________________________________________

                           Attn:________________________________________________

                           Phone:_______________________________________________

                                     D-1-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1. Mortgage Loan paid in full.

         The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____ 2. Other.  (Describe)

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

           The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

           Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                        KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                        as Master Servicer

                        By:_____________________________________________________

                                   Name_________________________________________

                                   Title:_______________________________________

                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:    Global Securitization Trust Services Group, Merrill Lynch
              Mortgage Trust 2004-KEY2

Re:      Merrill Lynch Mortgage Trust 2004-KEY2,
         Commercial Mortgage Pass-Through Certificates, Series 2004-MKB1
         ---------------------------------------------------------------

Ladies and Gentlemen:

           In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of May
1, 2004 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets,
Inc., as Master Servicer and as Special Servicer, ABN AMRO Bank N.V., as Fiscal
Agent and you, as Trustee, the undersigned hereby requests a release of the
Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

                  The Mortgage File should be delivered to the following:

                            ____________________________________________________

                            ____________________________________________________

                            ____________________________________________________

                                 Attn: _________________________________________

                                 Phone:_________________________________________

                                     D-2-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1. Mortgage Loan is being foreclosed.

_____ 2. Other.  (Describe)

           _____________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________

           The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

           Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                     KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                     as Special Servicer

                     By:________________________________________________________

                                Name____________________________________________

                                Title:__________________________________________

                                     D-2-2

                                   EXHIBIT E-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:    Global Securitization Trust Services Group, Merrill Lynch Mortgage
              Trust 2004-KEY2

Re:       Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
          Pass-Through Certificates, Series 2004-KEY2, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of September 29, 2004 (the "Closing Date") of
          $____________________ ] [representing a _________% Percentage Interest in the ------------ subject Class]

          ----------------------------------------------------------------------

Ladies and Gentlemen:

           This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates
(the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
September 1, 2004, between Merrill Lynch Mortgage Investors, Inc., as Depositor,
KeyCorp Real Estate Capital Markets, Inc., as Master Servicer and as Special
Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

           1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

           2. Neither the Transferor nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in a

                                     E-1-1

Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the
Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the
Transferred Certificates pursuant to the Securities Act or any state securities laws.

                              Very truly yours,

                              __________________________________________________
                              (Transferor)

                              By:  _____________________________________________

                                         Name:  ________________________________

                                         Title:  _______________________________

                                     E-1-2

                                  EXHIBIT E-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:    Global Securitization Trust Services Group, Merrill Lynch Mortgage
              Trust 2004-KEY2

Re:   Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
      Pass-Through Certificates, Series 2004-KEY2, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate
      Notional Amount] as of September 29, 2004 (the "Closing Date") of
      $___________________________ ] [representing a _______% Percentage
      Interest in the subject Class]
      --------------------------------------------------------------------------

Ladies and Gentlemen:

           This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates
(the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
September 1, 2004, between Merrill Lynch Mortgage Investors, Inc., as Depositor,
KeyCorp Real Estate Capital Markets, Inc., as Master Servicer and as Special
Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, as
Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

                  1. The Transferee is a "qualified institutional buyer" (a
         "Qualified Institutional Buyer") as that term is defined in Rule 144A
         ("Rule 144A") under the Securities Act of 1933, as amended (the
         "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A.
         The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a
         Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

                                     E-2A-1

                  2. The Transferee has been furnished with all information
         regarding (a) the Depositor, (b) the Transferred Certificates and
         distributions thereon, (c) the nature, performance and servicing of the
         Trust Mortgage Loans, (d) the Pooling and Servicing Agreement and the
         Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

                  3. If the Transferee proposes that the Transferred
         Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                  Very truly yours,

                                  ______________________________________________
                                  (Transferee)

                                  By:  _________________________________________

                                             Name:  ____________________________

                                             Title:  ___________________________

                             Nominee Acknowledgment

           The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                  ______________________________________________
                                  (Nominee)

                                  By:  _________________________________________

                                             Name:  ____________________________

                                             Title:  ___________________________

                                     E-2A-2

                             ANNEX 1 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

           The undersigned hereby certifies as follows to
____________________________ (the "Transferor") and
______________________________, as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

           1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

           2.    The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners]
owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

           _______     Corporation, etc. The Transferee is a corporation (other
                       than a bank, savings and loan association or similar
                       institution), Massachusetts or similar business trust,
                       partnership, or any organization described in Section
                       501(c)(3) of the Internal Revenue Code of 1986, as
                       amended.

           _______     Bank. The Transferee (a) is a national bank or a banking
                       institution organized under the laws of any state, U.S.
                       territory or the District of Columbia, the business of
                       which is substantially confined to banking and is
                       supervised by the state or territorial banking commission
                       or similar official or is a foreign bank or equivalent
                       institution, and (b) has an audited net worth of at least
                       $25,000,000 as demonstrated in its latest annual
                       financial statements, a copy of which is attached hereto,
                       as of a date not more than 16 months preceding the date
                       of sale of the Transferred Certificates in the case of a
                       U.S. bank, and not more than 18 months preceding such
                       date of sale in the case of a foreign bank or equivalent
                       institution.

           _______     Savings and Loan. The Transferee (a) is a savings and
                       loan association, building and loan association,
                       cooperative bank, homestead association or

--------
1     Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2A-3

                       similar institution, which is supervised and examined by
                       a state or federal authority having supervision over any
                       such institutions, or is a foreign savings and loan
                       association or equivalent institution and (b) has an
                       audited net worth of at least $25,000,000 as demonstrated
                       in its latest annual financial statements, a copy of
                       which is attached hereto, as of a date not more than 16
                       months preceding the date of sale of the Transferred
                       Certificates in the case of a U.S. savings and loan
                       association, and not more than 18 months preceding such
                       date of sale in the case of a foreign savings and loan
                       association or equivalent institution.

           _______     Broker-dealer. The Transferee is a dealer registered
                       pursuant to Section 15 of the Securities Exchange Act of
                       1934, as amended.

           _______     Insurance Company. The Transferee is an insurance company
                       whose primary and predominant business activity is the
                       writing of insurance or the reinsuring of risks
                       underwritten by insurance companies and which is subject
                       to supervision by the insurance commissioner or a similar
                       official or agency of a state, U.S. territory or the
                       District of Columbia.

           _______     State or Local Plan. The Transferee is a plan established
                       and maintained by a state, its political subdivisions, or
                       any agency or instrumentality of the state or its
                       political subdivisions, for the benefit of its employees.

           ________    ERISA Plan. The Transferee is an employee benefit plan
                       within the meaning of Title I of the Employee Retirement
                       Income Security Act of 1974.

           ________    Investment Advisor. The Transferee is an investment
                       advisor registered under the Investment Advisers Act of
                       1940.

           ________    QIB Subsidiary. All of the Transferee's equity owners are
                       "qualified institutional buyers" within the meaning of
                       Rule 144A.

           ________    Other. (Please supply a brief description of the entity
                       and a cross-reference to the paragraph and subparagraph
                       under subsection (a)(1) of Rule 144A pursuant to which it
                       qualifies. Note that registered investment companies
                       should complete Annex 2 rather than this Annex 1)________

                       _________________________________________________________

                       _________________________________________________________

                       _________________________________________________________

           _________________________________________________________ .

           3.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                     E-2A-4

           4.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

           5.    The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                              Will the Transferee be purchasing the Transferred
           ______   ______    Certificates only for the Transferee's
            Yes       No      own account?

           6.    If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7.    The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

           8.    Capitalized terms used but not defined herein have the
respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                     E-2A-5

                                  ______________________________________________
                                  (Transferee)

                                  By:___________________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                             Date:______________________________

                                     E-2A-6

                             ANNEX 2 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

           The undersigned hereby certifies as follows to
____________________________ (the "Transferor") and __________________________,
as Certificate Registrar, with respect to the mortgage pass-through certificates
(the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

           1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if
the Transferee is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

           2.    The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

           _______     The Transferee owned and/or invested on a discretionary
                       basis $___________________________ in securities (other
                       than the excluded securities referred to below) as of the
                       end of the Transferee's most recent fiscal year (such
                       amount being calculated in accordance with Rule 144A).

           _______     The Transferee is part of a Family of Investment
                       Companies which owned in the aggregate
                       $_____________________________ in securities (other than
                       the excluded securities referred to below) as of the end
                       of the Transferee's most recent fiscal year (such amount
                       being calculated in accordance with Rule 144A).

           3.    The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2A-7

           4.    The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

           5.    The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                               Will the Transferee be purchasing the
           ________  ________  Transferred Certificates only for the
             Yes        No     Transferee's own account?

           6.    If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7.    The undersigned will notify the parties to which this
certification is made of any changes in the information and conclusions herein.
Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

           8.    Capitalized terms used but not defined herein have the
respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                  ______________________________________________
                                            [Transferee][Adviser]

                                  By:___________________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                             Date:  ____________________________

                                     E-2A-8

                                  IF AN ADVISER:

                                  ______________________________________________
                                            (Transferee)

                                                Date:  _________________________

                                     E-2A-9

                                  EXHIBIT E-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:    Global Securitization Trust Services Group, Merrill Lynch
              Mortgage Trust 2004-KEY2

          Re: Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
          Pass-Through Certificates, Series 2004-KEY2, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of September 29, 2004 (the "Closing Date") of
          $_______________________]
          ----------------------------------------------------------------------

Ladies and Gentlemen:

           This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates
(the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
September 1, 2004, between Merrill Lynch Mortgage Investors, Inc., as Depositor,
KeyCorp Real Estate Capital Markets, Inc., as Master Servicer and as Special
Servicer, LaSalle Bank National Association, as Trustee ABN AMRO Bank N.V., as
Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.
The Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

           1.   The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

           2.   The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the
Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is
(i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the
Certificate Registrar has received: (A) a certification from the
Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Pooling and Servicing

                                     E-2B-1

Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit E-2A to the
Pooling and Servicing Agreement or as Exhibit E-2B to the Pooling and Servicing
Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s)
from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

           3.   The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement,
which provisions it has carefully reviewed, and that each Transferred
Certificate will bear the following legends:

                THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS
OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS
AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING
THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

           4.   Neither the Transferee nor anyone acting on its behalf has (a)
offered, pledged, sold, disposed of or otherwise transferred any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any
Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution

                                     E-2B-2

of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the
Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security.

           5.   The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Trust Mortgage Loans, and (e) all related matters, that it has requested.

           6.   The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The
Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the
Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

           7.   If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgement below.

                                  Very truly yours,

                                  ______________________________________________
                                  (Transferee)

                                  By:___________________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                     E-2B-3

                             Nominee Acknowledgement
                             -----------------------

           The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                  ______________________________________________
                                  (Nominee)

                                  By:___________________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                     E-2B-4

                                  EXHIBIT E-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                                 _______________________, 200___

______________________________________

______________________________________

______________________________________

______________________________________
(Name and Address of Transferor)

Re:  Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
     Pass-Through Certificates, Series 2004-KEY2, Class _______, having an initial aggregate [Certificate Principal Balance] [Certificate Notional
     Amount] as of September 29, 2004 (the "Closing Date") of
     $_________________________
     -----------------------------------------------------------------------

Ladies and Gentlemen:

             This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of September 1, 2004, between Merrill Lynch Mortgage
Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc., as
Master Servicer and as Special Servicer, LaSalle Bank National Association, as
Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

           1.    The Transferee is a "qualified institutional buyer" (a
"Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule
144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the
Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred
Certificates for its own account or for the account of another Qualified
Institutional Buyer.

           2.    The Transferee understands that (a) the Transferred
Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the

                                     E-2C-1

Transferred Certificates may be resold or transferred unless (i) such
Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit E-2C to the Pooling and Servicing
Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

           3.    The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
Agreement, which provisions it has carefully reviewed, and that the Transferred
Certificates will bear the following legends:

                 THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                 NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS
AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING
THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

           4.    The Transferee has been furnished with all information
regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Trust Mortgage Loans,
(d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred
Certificates, and (f) all related matters, that it has requested.

                                     E-2C-2

                                  Very truly yours,

                                  ______________________________________________
                                  (Transferee)

                                  By:___________________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                     E-2C-3

                             ANNEX 1 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

               The undersigned hereby certifies as follows to__________________
____________________________ (the "Transferor") and for the benefit of Merrill
Lynch Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred
Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

           1.   As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
"Transferee").

           2.   The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
144A"), because (i) [the Transferee] [each of the Transferee's equity owners]
owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

           _______     Corporation, etc. The Transferee is a corporation (other
                       than a bank, savings and loan association or similar
                       institution), Massachusetts or similar business trust,
                       partnership, or any organization described in Section
                       501(c)(3) of the Internal Revenue Code of 1986, as
                       amended.

           _______     Bank. The Transferee (a) is a national bank or a banking
                       institution organized under the laws of any state, U.S.
                       territory or the District of Columbia, the business of
                       which is substantially confined to banking and is
                       supervised by the state or territorial banking commission
                       or similar official or is a foreign bank or equivalent
                       institution, and (b) has an audited net worth of at least
                       $25,000,000 as demonstrated in its latest annual
                       financial statements, a copy of which is attached hereto,
                       as of a date not more than 16 months preceding the date
                       of sale of the Transferred Certificates in the case of a
                       U.S. bank, and not more than 18 months preceding such
                       date of sale in the case of a foreign bank or equivalent
                       institution.

           _______     Savings and Loan. The Transferee (a) is a savings and
                       loan association, building and loan association,
                       cooperative bank, homestead association or

------------------
1     Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities. E-2C-4

                                     E-2C-4

                       similar institution, which is supervised and examined by
                       a state or federal authority having supervision over any
                       such institutions or is a foreign savings and loan
                       association or equivalent institution and (b) has an
                       audited net worth of at least $25,000,000 as demonstrated
                       in its latest annual financial statements, a copy of
                       which is attached hereto, as of a date not more than 16
                       months preceding the date of sale of the Transferred
                       Certificates in the case of a U.S. savings and loan
                       association, and not more than 18 months preceding such
                       date of sale in the case of a foreign savings and loan
                       association or equivalent institution.

           _______     Broker-dealer. The Transferee is a dealer registered
                       pursuant to Section 15 of the Securities Exchange Act of
                       1934, as amended.

           _______     Insurance Company. The Transferee is an insurance company
                       whose primary and predominant business activity is the
                       writing of insurance or the reinsuring of risks
                       underwritten by insurance companies and which is subject
                       to supervision by the insurance commissioner or a similar
                       official or agency of a state, U.S. territory or the
                       District of Columbia.

           _______     State or Local Plan. The Transferee is a plan established
                       and maintained by a state, its political subdivisions, or
                       any agency or instrumentality of the state or its
                       political subdivisions, for the benefit of its employees.

           _______     ERISA Plan. The Transferee is an employee benefit plan
                       within the meaning of Title I of the Employee Retirement
                       Income Security Act of 1974.

           _______     Investment Advisor. The Transferee is an investment
                       advisor registered under the Investment Advisers Act of
                       1940, as amended.

           _______     QIB Subsidiary. All of the Transferee's equity owners are
                       "qualified institutional buyers" within the meaning of
                       Rule 144A.

           _______     Other. (Please supply a brief description of the entity
                       and a cross-reference to the paragraph and subparagraph
                       under subsection (a)(1) of Rule 144A pursuant to which it
                       qualifies. Note that registered investment companies
                       should complete Annex 2 rather than this Annex 1.)

           3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

           4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the

                                     E-2C-5

basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction.
However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

           5.    The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

                               Will the Transferee be acquiring interests in the
                               Transferred Certificates only for the
           ________   _______  Transferee's own account?
              Yes        No

           6.    If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred
Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of
Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7.    The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

           8.    Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the
Transferred Certificates were issued.

                                     E-2C-6

                                  ______________________________________________
                                  (Transferee)

                                  By:___________________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                             Date:  ____________________________

                                     E-2C-7

                             ANNEX 2 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

                 The undersigned hereby certifies as follows to________________
____________________________ (the "Transferor") and for the benefit of Merrill
Lynch Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred
Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

           1.   As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee")
or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

           2.    The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

           _______     The Transferee owned and/or invested on a discretionary
                       basis $________________________ in securities (other than
                       the excluded securities referred to below) as of the end
                       of the Transferee's most recent fiscal year (such amount
                       being calculated in accordance with Rule 144A).

           _______     The Transferee is part of a Family of Investment
                       Companies which owned in the aggregate
                       $_________________________ in securities (other than the
                       excluded securities referred to below) as of the end of
                       the Transferee's most recent fiscal year (such amount
                       being calculated in accordance with Rule 144A).

           3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2C-8

           4.    The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

           5.    The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

                               Will the Transferee be acquiring interests in the
                               Transferred Certificates only for the
           ________  _________ Transferee's own account?
              Yes        No

           6.    If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred
Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of
Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7.    The undersigned will notify the parties to which this
certification is made of any changes in the information and conclusions herein.
Until such notice, the Transferee's acquisition of any interest in the
Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

           8.    Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the
Transferred Certificates were issued.

                                     E-2C-9

                                  ______________________________________________
                                  (Transferee or Adviser)

                                  By:___________________________________________

                                             Name_______________________________

                                             Title:_____________________________

                                             Date:  ____________________________

                                  IF AN ADVISER:

                                  Print Name of Transferee

                                  ______________________________________________

                                              Date:  ___________________________

                                    E-2C-10

                                   EXHIBIT F-1

            FORM I OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                                      ___________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:    Global Securitization Trust Services Group, Merrill Lynch
              Mortgage Trust 2004-KEY2

Re:   Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
      Pass-Through Certificates, Series 2004-KEY2 (the "Certificates")
      ----------------------------------------------------------------

Ladies and Gentlemen:

              This letter is delivered to you in connection with the transfer by
(the "Transferor") to (the "Transferee") of the Class Certificates (the
"Transferred Certificates") [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of September 29, 2004 (the "Closing
Date") of $_________ ] [evidencing a ____% interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and Servicing
Agreement, dated as of September 1, 2004 (the "Pooling and Servicing
Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp
Real Estate Capital Markets, Inc., as master servicer and as special servicer,
LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank
N.V., as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

           _____       The Transferee (A) is not an employee benefit plan or
                       other retirement arrangement, including an individual
                       retirement account or annuity, a Keogh plan or a
                       collective investment fund or separate account in which
                       such plans, accounts or arrangements are invested,
                       including, without limitation, an insurance company
                       general account, that is subject to ERISA or the Code
                       (each, a "Plan"), and (B) is not directly or indirectly
                       purchasing the Transferred Certificates on behalf of, as
                       named fiduciary of, as trustee of, or with assets of a
                       Plan; or

           _____       The Transferee is using funds from an insurance company
                       general account to acquire the Transferred Certificates,
                       however, the purchase and holding of such Certificates by
                       such Person is exempt from the prohibited

                                     F-1-1

                       transaction provisions of Sections 406 and 407 of ERISA
                       and the excise taxes imposed on such prohibited
                       transactions by Section 4975 of the Code, by reason of
                       Sections I and III of Prohibited Transaction Class
                       Exemption 95-60.

           _____       The Transferred Certificates are Investment Grade
                       Certificates and are being acquired by or on behalf of a
                       Plan in reliance on Prohibited Transaction Exemption
                       90-29 or 2002-19; and such Plan (X) is an accredited
                       investor as defined in Rule 501(a)(1) of Regulation D of
                       the Securities Act, (Y) is not sponsored (within the
                       meaning of Section 3(16)(B) of ERISA) by the Trustee, the
                       Depositor, any Mortgage Loan Seller, the Master Servicer,
                       the Special Servicer, any Sub-Servicer, any
                       Exemption-Favored Party or any Mortgagor with respect to
                       Trust Mortgage Loans constituting more than 5% of the
                       aggregate unamortized principal balance of all the Trust
                       Mortgage Loans determined on the date of the initial
                       issuance of the Certificates, or by any Affiliate of such
                       Person, and (Z) agrees that it will obtain from each of
                       its Transferees that are Plans a written representation
                       that such Transferee satisfies the requirements of the
                       immediately preceding clauses (X) and (Y), together with
                       a written agreement that such Transferee will obtain from
                       each of its Transferees that are Plans a similar written
                       representation regarding satisfaction of the requirements
                       of the immediately preceding clauses (X) and (Y).

              IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                  ______________________________________________
                                       (Transferee)

                                  By:___________________________________________

                                             Name_______________________________

                                             Title:_____________________________

                                     F-1-2

                                   EXHIBIT F-2

            FORM II OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                                      ___________________, 200__

____________________________________

____________________________________

____________________________________

____________________________________
(Name and Address of Transferor)

Re:  Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
     Pass-Through Certificates, Series 2004-KEY2 (the "Certificates")
     ----------------------------------------------------------------

Ladies and Gentlemen:

              This letter is delivered to you in connection with the transfer by
(the "Transferor") to (the "Transferee") through our respective Depository
Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC")
and the Depository Participants) in Class Certificates (the "Transferred
Certificates") [having an initial aggregate [Certificate Principal Balance]
[Certificate Notional Amount] as of September 29, 2004 (the "Closing Date") of $
_____ ]. The Certificates were issued pursuant to a Pooling and Servicing
Agreement, dated as of September 1, 2004 (the "Pooling and Servicing
Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp
Real Estate Capital Markets, Inc., as master servicer and as special servicer,
LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank
N.V., as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

           _____       The Transferee (A) is not an employee benefit plan or
                       other retirement arrangement, including an individual
                       retirement account or annuity, a Keogh plan or a
                       collective investment fund or separate account in which
                       such plans, accounts or arrangements are invested,
                       including, without limitation, an insurance company
                       general account, that is subject to ERISA or the Code
                       (each, a "Plan"), and (B) is not directly or indirectly
                       purchasing the Transferred Certificates on behalf of, as
                       named fiduciary of, as trustee of, or with assets of a
                       Plan; or

           _____       The Transferee is using funds from an insurance company
                       general account to acquire the Transferred Certificates,
                       however, the purchase and holding

                                     F-2-1

                       of such Certificates by such Person is exempt from the
                       prohibited transaction provisions of Sections 406 and 407
                       of ERISA and the excise taxes imposed on such prohibited
                       transactions by Section 4975 of the Code, by reason of
                       Sections I and III of Prohibited Transaction Class
                       Exemption 95-60.

           _____       The Transferred Certificates are Investment Grade
                       Certificates and are being acquired by or on behalf of a
                       Plan in reliance on Prohibited Transaction Exemption
                       90-29 or 2002-19; and such Plan (X) is an accredited
                       investor as defined in Rule 501(a)(1) of Regulation D of
                       the Securities Act, (Y) is not sponsored (within the
                       meaning of Section 3(16)(B) of ERISA) by the Trustee, the
                       Depositor, any Mortgage Loan Seller, the Master Servicer,
                       the Special Servicer, any Sub-Servicer, any
                       Exemption-Favored Party or any Mortgagor with respect to
                       Trust Mortgage Loans constituting more than 5% of the
                       aggregate unamortized principal balance of all the Trust
                       Mortgage Loans determined on the date of the initial
                       issuance of the Certificates, or by any Affiliate of such
                       Person, and (Z) agrees that it will obtain from each of
                       its Transferees that are Plans a written representation
                       that such Transferee satisfies the requirements of the
                       immediately preceding clauses (X) and (Y), together with
                       a written agreement that such Transferee will obtain from
                       each of its Transferees that are Plans a similar written
                       representation regarding satisfaction of the requirements
                       of the immediately preceding clauses (X) and (Y).

              IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                  ______________________________________________
                                            (Transferee)

                                  By:___________________________________________

                                             Name_______________________________

                                             Title:_____________________________

                                     F-2-2

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF  THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

Re:  Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
     Pass-Through Certificates, Series 2004-KEY2 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing
     Agreement"), dated as of September 1, 2004, between Merrill Lynch Mortgage
     Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc.,
     as Master Servicer and as Special Servicer, LaSalle Bank National
     Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent

STATE OF ______________ )
                        )                    ss.:  _____________________________
COUNTY OF _____________ )

           The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

           1.   _____________________________________ (the "Purchaser"), is
acquiring Class [R-LR] [R-I] [R-II] Certificates representing ________________%
of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["Loan REMIC"] ["REMIC I"] ["REMIC
II"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the
"Code").

           2.   _______The Purchaser is not a "Disqualified Organization" (as
defined below), and the Purchaser is not acquiring the Class [R-LR] [R-I] [R-II]
Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a
Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi)
any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the
Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or
(viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In

                                     G-1-1

addition, a corporation will not be treated as an instrumentality of the United
States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit.
The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

           3.    The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class [R-LR] [R-I] [R-II] Certificates to a Disqualified Organization.

           4.    The Purchaser will not transfer the Class [R-LR] [R-I] [R-II]
Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer)
satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

           5.    The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class [R-LR] [R-I] [R-II] Certificates to a
Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraph 7.

           6.    The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [Loan REMIC] [REMIC I] [REMIC II] pursuant to
Section 10.01(d) of the Pooling and Servicing Agreement.

           7.    No purpose of the acquisition of the Class [R-LR] [R-I] [R-II]
Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]
                    ----------------------------------------

           8.    If the Transferor requires the safe harbor under Treasury
regulations section 1.860E-1 to apply:

           i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R-LR] [R-I] [R-II] Certificates as they become due.

           ii.  The Purchaser understands that it may incur tax liabilities with respect to the Class [R-LR] [R-I] [R-II] Certificates in excess of any cash flows generated by such Certificates.

                                     G-1-2

           iii. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction)
                of a United States Tax Person.

           iv.  The Purchaser will not cause the income from the Class [R-LR]
                [R-I] [R-II] Certificates to be attributable to a foreign
                permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

           [CHECK THE STATEMENT THAT APPLIES]

[ ]        v)   In accordance with Treasury Regulations Section 1.860E-1, the
-----------     Purchaser:

                a)    is an "eligible corporation" as defined in Section
                1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a
                domestic C corporation other than a corporation which is
                exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment Company as defined in
                Section 851(a) of the Code; a Real Estate Investment Trust
                as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which
                part I of subchapter T of chapter 1 of subtitle A of the
                Code applies, as to which the income of Class [R-LR] [R-I]
                [R-II] Certificates will only be subject to taxation in the
                United States,

                b)    has, and has had in each of its two preceding fiscal
                years, gross assets for financial reporting purposes
                (excluding any obligation of a person related to the
                transferee within the meaning of Section 1.860E-1(c)(6)(ii)
                of the Treasury regulations or any other assets if a
                principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net
                assets of $10 million, and

                c)    hereby agrees only to transfer the Certificate to another
                "eligible corporation" meeting the criteria set forth in
                Treasury regulations section 1.860E-1.

           OR

[ ]        vi)  The  Purchaser is a United States Tax Person and the
----------      consideration paid to the Purchaser for accepting the Class
                [R-LR] [R-I] [R-II] Certificates is greater than the present value of the anticipated net federal income taxes and tax
                benefits ("Tax Liability Present Value") associated with
                owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate"
                prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its
                trade or business, substantial funds from unrelated third
                parties at a lower interest rate than such applicable
                federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such
                lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such

                                     G-1-3

                transactions, and the maturity dates or, in the case of
                adjustable rate debt instruments, the relevant adjustment
                dates or periods, with respect to such borrowings, are
                accurately stated in Exhibit A to this letter

[ ]        9.   If the Transferor does not require the safe harbor under
Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT
APPLIES]

[ ]        i)   The Purchaser is a "United States person" as defined in
                Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification
                number is ______________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

           OR

[ ]        ii)  The Purchaser is not a United States person.  However, the
                Purchaser:

                a)    conducts a trade or business within the United States
                and, for purposes of Treasury regulations section
                1.860G-3(a)(3), is subject to tax under Section 882 of the
                Code;

                b)    understands that, for purposes of Treasury regulations
                section 1.860E-1(c)(4)(ii), as a holder of a Class [R-LR]
                [R-I] [R-II] Certificate for United States federal income
                tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class [R-LR], [R-I] [R-II]
                Certificate;

                c)    intends to pay the taxes associated with holding a Class
                [R-LR] [R-I] [R-II] Certificate;

                d)    is not classified as a partnership under the Code (or, if
                so classified, all of its beneficial owners either satisfy clauses (a), (b) and (c) of this sentence or are United
                States persons); and

                e)    has furnished the Transferor and the Trustee with an
                effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

           Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                     G-1-4

           IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                              By: ______________________________________________

                              Name:_____________________________________________

                              Title:____________________________________________

           Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                              Subscribed and sworn before me this
                              _________ day of ______________________, 20_____.

                              __________________________________________________
                              Notary Public

                                     G-1-5

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinios 60603
Attention:   Global Securitization Trust Services Group, Merrill Lynch
             Mortgage Trust 2004-KEY2

Re:  Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage
     Pass-Through Certificates, Series 2004-KEY2 (the "Certificates"), Class
     [R-LR] [R-I] [R-II]

Ladies and Gentlemen:

              This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the above-captioned Certificates evidencing a ___% Percentage Interest in such
Class (the "Residual Certificates"). The Certificates, including the Residual
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2004 (the "Pooling and Servicing Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital
Markets, Inc., as Master Servicer and as Special Servicer, LaSalle Bank National
Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1.    No purpose of the Transferor relating to the transfer of
           the Residual Certificates by the Transferor to the Transferee is
           or will be to impede the assessment or collection of any tax.

               2.    The Transferor understands that the Transferee has
           delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1.
           The Transferor does not know or believe that any representation contained therein is false.

               3.    The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee
           (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to

                                     G-2-1

           indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an
           investigation.

                              Very truly yours,

                              __________________________________________________
                              (Transferor)

                                       Name:____________________________________

                                       Title:___________________________________

                                     G-2-2

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Fitch, Inc.
One State Street Plaza
New York, New York  10004

Ladies and Gentlemen:

           This notice is being delivered pursuant to Section 6.09 of the
Pooling and Servicing Agreement dated as of September 1, 2004 relating to
Merrill Lynch Mortgage Trust 2004-KEY2, Commercial Mortgage Pass-Through
Certificates, Series 2004-KEY2 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

           Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated
[name of proposed special servicer] to serve as the Special Servicer under the
Agreement.

           The designation of [name of proposed special servicer] as Special
Servicer will become final if certain conditions are met and on the date you will deliver to LaSalle Bank National Association, the trustee under the
Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

           Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                     H-1-1

                              Very truly yours,
                              LASALLE BANK NATIONAL ASSOCIATION

                              By:_______________________________________________
                                      Name
                                      Title:

Received and acknowledged:

Moody's Investors Service, Inc.         Fitch, Inc.

By: _________________________           By: _________________________
         Name:                                   Name:
         Title:                                  Title:

Date:________________________           Date:________________________

                                     H-1-2

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:    Global Securitization Trust Services Group, Merrill Lynch Mortgage
              Trust 2004-KEY2

Attn:   Merrill Lynch Mortgage Trust 2004-KEY2,
        Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2
        ---------------------------------------------------------------

Ladies & Gentlemen:

           Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of September 1, 2004 relating to Merrill Lynch Mortgage Trust 2004-KEY2,
Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2 (the
"Agreement"), the undersigned hereby agrees with all the other parties to the
Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the
Special Servicer hereunder.

                              [Name of Proposed Special Servicer]
                              __________________________________________________

                              By:_______________________________________________

                                         Name___________________________________

                                         Title:_________________________________

                                     H-2-1

                                   EXHIBIT I-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                                   ______________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:    Global Securitization Trust Services Group, Merrill Lynch Mortgage
              Trust 2004-KEY2

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention:  Senior Vice President of Loan Servicing

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Re:   Merrill Lynch Mortgage Trust 2004-KEY2
      Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2
      ---------------------------------------------------------------

              In accordance with the Pooling and Servicing Agreement dated as of
September 1, 2004 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate
Capital Markets, Inc., as master servicer (the "Master Servicer") and as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN
AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage
Trust 2004-KEY2, Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2
(the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

           1.   The Investor is a [holder] [beneficial owner] of [$__________
                aggregate [Certificate Principal Balance/Certificate Notional
                Amount] of] [a ___% Percentage Interest in] the Class ____
                Certificates.

           2.   The Investor is requesting access to the following information
                (the "Information") solely for use in evaluating the Investor's investment in the Certificates:

                ___      The information available on the Master Servicer's
                         internet website pursuant to Section 3.15 of the
                         Pooling and Servicing Agreement.

                                     I-1-1

                ___      The information available on the Trustee's internet
                         website pursuant to Sections 3.15 and 4.02 of the
                         Pooling and Servicing Agreement.

                ___      The information identified on Schedule I attached
                         hereto pursuant to Sections 3.15 and 4.02 of the
                         Pooling and Servicing Agreement.

           3.   In consideration of the Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside
                Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; ---------------
                provided, that the Investor may provide all or any part of the
                Information to any other Person that -------- holds or is
                contemplating the purchase of any Certificate or interest
                therein, but only if such Person confirms in writing such
                ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the Information to --------
                ------- its auditors, legal counsel and regulators; and provided further, that the Investor shall not be -------- -------
                obligated to keep confidential any Information that has
                previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

           4.   The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the
                Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

           5.   The Investor hereby acknowledges and agrees that:

                (a)      Neither the Master Servicer nor the Trustee will make
                         any representations or warranties as to the accuracy or
                         completeness of, and will assume no responsibility for,
                         any report, document or other information delivered
                         pursuant to this request or made available on its
                         internet website;

                (b)      Neither the Master Servicer nor the Trustee has
                         undertaken any obligation to verify the accuracy or
                         completeness of any information provided by a
                         Mortgagor, a third party, each other or any other
                         Person that is included in any report, document or
                         other information delivered pursuant to this request or
                         made available on its respective internet website;

                (c)      Any transmittal of any report, document or other
                         information to the Investor by the Master Servicer or
                         the Trustee is subject to, which

                                     I-1-2

                         transmittal may (but need not be) accompanied by a
                         letter containing, the following provision:

                            By receiving the information set forth herein, you
                            hereby acknowledge and agree that the United States
                            securities laws restrict any person who possesses
                            material, non-public information regarding the Trust
                            which issued Merrill Lynch Mortgage Investors, Inc.,
                            Commercial Mortgage Pass-Through Certificates,
                            Series 2004-KEY2, from purchasing or selling such
                            Certificates in circumstances where the other party
                            to the transaction is not also in possession of such
                            information. You also acknowledge and agree that
                            such information is being provided to you for the
                            purposes of, and such information may be used only
                            in connection with, evaluation by you or another
                            Certificateholder, Certificate Owner or prospective
                            purchaser of such Certificates or beneficial
                            interest therein;

                (d)      When delivering any report, document or other
                         information pursuant to this request, the Master
                         Servicer or the Trustee may (i) indicate the source
                         thereof and may affix thereto any disclaimer it deems
                         appropriate in its discretion and (ii)
                         contemporaneously provide such report, document or
                         information to the Depositor, the Trustee, any
                         Underwriter, any Rating Agency or Certificateholders or
                         Certificate Owners.

           6.   The Investor agrees to indemnify and hold harmless the Master
                Servicer, the Special Servicer, the Depositor, the Trustee and
                the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this
                indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its
                Representatives. The Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the
                Investor or any of its Representatives and that the Master
                Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

                                     I-1-3

           Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

           IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                              [CERTIFICATEHOLDER] [BENEFICIAL
                              OWNER OF A CERTIFICATE]

                              By:_______________________________________________

                              Name______________________________________________

                              Title:____________________________________________

                              Telephone No.:____________________________________

                                     I-1-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                     I-1-5

                                   EXHIBIT I-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                                   ______________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Global Securitization Trust Services Group, Merrill Lynch Mortgage
            Trust 2004-KEY2

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention:  Senior Vice President of Loan Servicing

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Re:  Merrill Lynch Mortgage Trust 2004-KEY2
     Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2 (the
     "Certificates")
     --------------------------------------------------------------------

           In accordance with the Pooling and Servicing Agreement dated as of
September 1, 2004 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate
Capital Markets, Inc., as master servicer (the "Master Servicer") and as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN
AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage
Trust 2004-KEY2, Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2
(the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

           1.   The Investor is contemplating an investment in the Class ____
                Certificates.

           2.   The Investor is requesting access to the following information
                (the "Information") solely for use in evaluating such possible investment:

                ___      The information available on the Master Servicer's
                         internet website pursuant to Section 3.15 of
                         the Pooling and Servicing Agreement.

                ___      The information available on the Trustee's internet
                         website pursuant to Sections 3.15 and 4.02 of the
                         Pooling and Servicing Agreement.

                                     I-2-1

                ___      The information identified on Schedule I attached
                         hereto pursuant to Sections 3.15 and 4.02 of the
                         Pooling and Servicing Agreement.

           3.   In consideration of the Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside
                Persons as are assisting it in making the investment decision described in paragraph 1), and such Information will not,
                without the prior written consent of the Master Servicer or the
                Trustee, as applicable, be disclosed by the Investor or by its
                Affiliates, officers, directors, partners, shareholders,
                members, managers, employees, agents or representatives
                (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such
                ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and provided further, that the
                Investor shall not be obligated to keep confidential any
                Information that has previously been made available on an
                unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange
                Commission.

           4.   The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the
                Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

           5.   The Investor hereby acknowledges and agrees that:

                (a)      Neither the Master Servicer nor the Trustee will make
                         any representations or warranties as to the accuracy or
                         completeness of, and will assume no responsibility for,
                         any report, document or other information delivered
                         pursuant to this request or made available on its
                         internet website;

                (b)      Neither the Master Servicer nor the Trustee has
                         undertaken any obligation to verify the accuracy or
                         completeness of any information provided by a
                         Mortgagor, a third party, each other or any other
                         Person that is included in any report, document or
                         other information delivered pursuant to this request or
                         made available on its respective internet website;

                (c)      Any transmittal of any report, document or other
                         information to the Investor by the Master Servicer or
                         the Trustee is subject to, which transmittal may (but
                         need not be) accompanied by a letter containing, the
                         following provision:

                                     I-2-2

                       By receiving the information set forth herein, you
                            hereby acknowledge and agree that the United States
                            securities laws restrict any person who possesses
                            material, non-public information regarding the Trust
                            which issued Merrill Lynch Mortgage Investors, Inc.,
                            Commercial Mortgage Pass-Through Certificates,
                            Series 2004-KEY2, from purchasing or selling such
                            Certificates in circumstances where the other party
                            to the transaction is not also in possession of such
                            information. You also acknowledge and agree that
                            such information is being provided to you for the
                            purposes of, and such information may be used only
                            in connection with, evaluation by you or another
                            Certificateholder, Certificate Owner or prospective
                            purchaser of such Certificates or beneficial
                            interest therein;

                (d)      When delivering any report, document or other
                         information pursuant to this request, the Master
                         Servicer or the Trustee may (i) indicate the source
                         thereof and may affix thereto any disclaimer it deems
                         appropriate in its discretion and (ii)
                         contemporaneously provide such report, document or
                         information to the Depositor, the Trustee, any
                         Underwriter, any Rating Agency or Certificateholders or
                         Certificate Owners.

           6.   The Investor agrees to indemnify and hold harmless the Master
                Servicer, the Special Servicer, the Depositor, the Trustee and
                the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this
                indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its
                Representatives. The Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the
                Investor or any of its Representatives and that the Master
                Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

           Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

           IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                     I-2-3

                              [PROSPECTIVE PURCHASER]

                              By:_______________________________________________

                                         Name___________________________________

                                         Title:_________________________________

                                        Telephone No.:__________________________

                                     I-2-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                     I-2-5

                                    EXHIBIT J

                   LIST OF LOANS WITH ENVIRONMENTAL INSURANCE

1.     Loan No. 33  H-K Valley Shopping Center

                                      J-1

                                    EXHIBIT K

         LIST OF SUB-SERVICING AGREEMENTS IN EFFECT ON THE CLOSING DATE

1.   Subservicing Agreement dated as of September 1, 2004 between KeyCorp Real
     Estate Capital Markets, Inc. and L.J. Melody & Company of Texas, LP;

2.   Subservicing Agreement dated as of September 1, 2004 between KeyCorp Real
     Estate Capital Markets, Inc. and GMAC Commercial Mortgage Corporation;

3.   Subservicing Agreement dated as of September 1, 2004 between KeyCorp Real
     Estate Capital Markets, Inc. and Northmarq Capital, Inc.;

4.   Subservicing Agreement dated as of September 1, 2004 between KeyCorp Real
     Estate Capital Markets, Inc. and Midland Loan Services, Inc.; and

5.   Subservicing Agreement dated as of September 1, 2004 between KeyCorp Real
     Estate Capital Markets, Inc. and Columbia National Real Estate Finance,
     LLC.

                                      K-1

                                                           EXHIBIT L

                                                CLASS XP REFERENCE RATE SCHEDULE

           MONTH OF                       CLASS XP                     MONTH OF                       CLASS XP
       DISTRIBUTION DATE             REFERENCE RATE (%)            DISTRIBUTION DATE             REFERENCE RATE (%)
       -----------------             ------------------            -----------------             ------------------

         October 2004                     5.64487                     April 2008                      5.80314
         November 2004                    5.82641                      May 2008                       5.61841
         December 2004                    5.64141                      June 2008                      5.80310
         January 2005                     5.64134                      July 2008                      5.61837
         February 2005                    5.64128                     August 2008                     5.80306
          March 2005                      5.64169                   September 2008                    5.80305
          April 2005                      5.82606                    October 2008                     5.61831
           May 2005                       5.64106                    November 2008                    5.80301
           June 2005                      5.82592                    December 2008                    5.61827
           July 2005                      5.64092                    January 2009                     5.61824
          August 2005                     5.82578                    February 2009                    5.63387
        September 2005                    5.82572                     March 2009                      5.63881
         October 2005                     5.64071                     April 2009                      5.81897
         November 2005                    5.82557                      May 2009                       5.63909
         December 2005                    5.64056                      June 2009                      5.76299
         January 2006                     5.64047                      July 2009                      5.57998
         February 2006                    5.64040                     August 2009                     5.76113
          March 2006                      5.64084                   September 2009                    5.75888
          April 2006                      5.82516                    October 2009                     5.57241
           May 2006                       5.64014                    November 2009                    5.75564
           June 2006                      5.82504                    December 2009                    5.57053
           July 2006                      5.64006                    January 2010                     5.57051
          August 2006                     5.82496                    February 2010                    5.57050
        September 2006                    5.82493                     March 2010                      5.60047
         October 2006                     5.63995                     April 2010                      5.78220
         November 2006                    5.81602                      May 2010                       5.59957
         December 2006                    5.63137                      June 2010                      5.78216
         January 2007                     5.63134                      July 2010                      5.59952
         February 2007                    5.63132                     August 2010                     5.78212
          March 2007                      5.63193                   September 2010                    5.86120
          April 2007                      5.81589                    October 2010                     5.67280
           May 2007                       5.63123                    November 2010                    5.86115
           June 2007                      5.81584                    December 2010                    5.67274
           July 2007                      5.63375                    January 2011                     5.67271
          August 2007                     5.81845                    February 2011                    5.67268
        September 2007                    5.81696                     March 2011                      5.69734
         October 2007                     5.62980                     April 2011                      5.88173
         November 2007                    5.81495                      May 2011                       5.72863
         December 2007                    5.62980                      June 2011                      5.91874
         January 2008                     5.81495                      July 2011                      5.73136
         February 2008                    5.61847                     August 2011                     5.93109
          March 2008                      5.61871                   September 2011                    5.93106

                                      L-1

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                           230 PARK AVENUE, 12TH FLOOR
                            NEW YORK, NEW YORK 10169

                                                                          [Date]

[Option Holder]

Re:    Merrill Lynch Mortgage Trust 2004-KEY2
       Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2
       ---------------------------------------------------------------

Ladies and Gentlemen:

           You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ___ from the Trust Fund, pursuant to Section 3.18 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement")
dated as of September 1, 2004, by and among Merrill Lynch Mortgage Investors,
Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer and as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing
Agreement.

           This notice is to inform you that the exercise of your Purchase
Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option
Notice dated , a copy of which is attached hereto, is effective. Pursuant to
Section 3.18 of the Pooling and Servicing Agreement and your Purchase Option
Notice, closing of [your] [ 's] acquisition of Mortgage Loan number shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

           [Describe closing mechanics. Describe documents or instruments required to be prepared by Option Holder in connection with assignment and release of the related Mortgage Loan.]

           Upon payment of the Option Price, Mortgage Loan number and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [ ] or at [your] [_________'s] direction.

           Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [ ] the ownership of
Mortgage Loan , together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [ ] for review as soon as is practicable.

                                     M-1-1

           [Provide Special Servicer contact information.]

           Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                              Sincerely,       _________________________________

                              By:              _________________________________

                              Name:            _________________________________

                              Title:           _________________________________

Option Holder's Acknowledgment
By:             _____________________________

Name:           _____________________________

Title:          _____________________________

Date:           _____________________________

                                     M-1-2

                                   EXHIBIT M-2

                      FORM OF PURCHASE OPTION ASSIGNMENT BY
                              THE SPECIAL SERVICER

           THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between KeyCorp Real Estate Capital Markets,
Inc. ("Assignor") and [_______________] ("Assignee") in connection with (i) the
Pooling and Servicing Agreement dated as of September 1, 2004 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real
Estate Capital Markets, Inc., as Master Servicer, Assignor as Special Servicer,
LaSalle Bank National Association, as Trustee (the "Trustee") and ABN AMRO Bank
N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust
2004-KEY2, Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2 (the
"Series 2004-KEY2 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

           Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

           1.   The Trust is the owner of a Mortgage Loan in the original
principal amount of $[_______] that is included in the Series 2004-KEY2
Securitization and is secured by the Mortgaged Property commonly known as
[___________________________] (the "Loan"). The Loan is a Defaulted Mortgage
Loan under the Agreement and is being serviced and administered by Assignor in its capacity as Special Servicer.

           2.   Assignor, (i) pursuant to Section 3.18(c) of the Agreement, is the deemed assignee of the Purchase Option with respect to such Loan [for a
15-day period], (ii) pursuant to Section 3.18(c) of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iii)
has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase
Option and purchase the Loan pursuant thereto.

           3.   Assignee intends to purchase the Loan in compliance with the
Agreement and has requested that Assignor assign the Purchase Option to
Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

           NOW THEREFORE, the parties agree as follows:

           For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

           This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in

                                     M-2-1

this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

           IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

           ASSIGNOR:          KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

           ASSIGNEE:          [ASSIGNEE]

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

ASSIGNEE CONTACT INFORMATION:

Address:_______________________________________________
_______________________________________________________
_______________________________________________________
Telephone No.:_________________________________________
Facsimile:_____________________________________________

                                     M-2-2

                                   EXHIBIT M-3

                       FORM OF PURCHASE OPTION ASSIGNMENT
                  BY MAJORITY SUBORDINATE CERTIFICATEHOLDER(S)/
                        CONTROLLING CLASS REPRESENTATIVE

           THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between [Majority Subordinate
Certificateholder(s)] [Controlling Class Representative] ("Assignor") and
[_______________] ("Assignee") in connection with (i) the Pooling and Servicing
Agreement dated as of September 1, 2004 (the "Agreement"), by and among Merrill
Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital
Markets, Inc., as Master Servicer and as Special Servicer ("KRECM"), LaSalle
Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust 2004-KEY2,
Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2 (the "Series
2004-KEY2 Securitization"), and (ii) the transfer of the Loan (defined below) to
Assignee.

           Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

           1.   The Trust is the owner of a Mortgage Loan in the original
                principal amount of $[_______] that is included in the Series
                2004-KEY2 Securitization and is secured by the Mortgaged
                Property commonly known as [___________________________] (the
                "Loan"). The Loan is a Defaulted Mortgage Loan under the
                Agreement and is being serviced and administered by KRECM in its capacity as Special Servicer.

           2.   Assignor (i) is the [Majority Subordinate Certificateholder]
                [Controlling Class Representative] under the Agreement, (ii)
                pursuant to Section 3.18(c) of the Agreement, holds a Purchase
                Option with respect to the Loan, (iii) pursuant to Section 3.18 of the Agreement, has the unconditional right to assign the
                Purchase Option to a third party, and (iv) has given all
                notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

           3.   Assignee intends to purchase the Loan in compliance with the
                Agreement and has requested that Assignor assign the Purchase
                Option to Assignee, and Assignor desires to assign the Purchase
                Option to Assignee, pursuant to the terms and conditions of this
                Assignment.

           NOW THEREFORE, the parties agree as follows:

           For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

                                     M-3-1

           This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this
Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

           IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

           ASSIGNOR:          [MAJORITY SUBORDINATE
                              CERTIFICATEHOLDER(S)]/
                              [CONTROLLING CLASS REPRESENTATIVE]

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

           ASSIGNEE:          [ASSIGNEE]

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

ASSIGNEE CONTACT INFORMATION:

Address:_______________________________________________

Telephone No.:_________________________________________
Facsimile:_____________________________________________

                                     M-3-2

                                    EXHIBIT N

                       FORM OF DISTRIBUTION DATE STATEMENT

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                        SERIES 2004-KEY2                                Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                     ABN AMRO ACCT: XXXXXX
Administrator:                                                                                          Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id:           ML04KEY2          REMIC Certificate Report                                Closing Date:               09/29/2004
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         10/12/2004
           ML04KEY2_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date: 10/12/2034
                                      Interest Adjustment Summary
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                           DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.
      UNDERWRITER: Merrill Lynch, Pierce, Fenner & Smith Incorporated/JP Morgan Securities Inc./KeyBanc Capital Markets
                                          , a Division of McDonald Investments Inc./Deutsche Bank Securities Inc.
                                        MASTER SERVICER: KeyCorp Real Estate Capital Markets, Inc.
                                       SPECIAL SERVICER: KeyCorp Real Estate Capital Markets, Inc.
                                           RATING AGENCY: Moody's Investor Service, Inc./Fitch, Inc.
               ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                      (800) 246-5761
                             ==========================================================================

====================================================================================================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                        SERIES 2004-KEY2                                Prior Payment:           N/A
WAC:                                                                                                    Next Payment:     11/12/2004
WA Life Term:                                                                                           Record Date:      09/30/2004
WA Amort Term:                                       ABN AMRO ACCT: XXXXXX
Current Index:
Next Index:                                        REMIC CERTIFICATE REPORT
====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST      INTEREST    PASS-THROUGH
 CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
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              0.00           0.00       0.00           0.00           0.00           0.00           0.00         0.00
====================================================================================================================================
                                                                                Total P&I Payment     0.00
                                                                                ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                        SERIES 2004-KEY2                                Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                     ABN AMRO ACCT: XXXXXX

                                                   BOND INTEREST RECONCILIATION
====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
          Accrual      Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
       -------------   Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================

                              ------------------------------------------------------------------------------------------------------
                                0.00          0.00        0.00         0.00         0.00                         0.00        0.00
====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================

--------------------------------------------------------
    0.00          0.00                          0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                        SERIES 2004-KEY2                                Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                     ABN AMRO ACCT: XXXXXX

                                                   CASH RECONCILIATION SUMMARY

====================================================================================================================================

-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                   INDUSTRY ADJUSTMENT SUMMARY

====================================================================================================================================

SHORTFALL ALLOCATED TO THE BONDS                                         EXCESS ALLOCATED TO THE BONDS

Net Prepayment Int. Shortfall Allocated to the Bonds        0.00         Other Interest Proceeds Due the Bonds               0.00

Special Servicing Fees                                      0.00         Prepayment Interest Excess due the Bonds            0.00

Workout Fees                                                0.00         Yield Maintenance Penalties Due the Bonds           0.00

Liquidation Fees                                            0.00         Recovered ASER Interest Due the Bonds               0.00

Legal Fees                                                  0.00         ARD Excess Interest                                 0.00

Misc. Fees & Expenses Paid by/to Servicer                   0.00         Total Excess Allocated to the Bonds                 0.00

Interest Paid to Servicer on Outstanding Advances           0.00

ASER Interest Advance Reduction                             0.00

Interest Not Advanced (Current Period)                      0.00

Recoup of Prior Advances by Servicer                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced          0.00

Misc. Fees & Expenses Paid by Trust                         0.00

Shortfall Due to Rate Modification                          0.00

Other Interest Loss                                         0.00

Total Shortfall Allocation to the Bonds                     0.00

====================================================================================================================================

                                        AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                                        ----------------------------------------------------
                    Total Excess Allocated to the Bonds                                        0.00
                    Less Total Shortfall Allocated to the Bonds                                0.00
                                                                                -------------------
                    Total Interest Adjustment to the Bonds                                     0.00
                                                                                ===================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                   ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
Distribution     1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
               ---------------------------------------------------------------------------------------------------------------------
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #   Balance    #   Balance       #   Balance      #   Balance
============   ==================================================================   ================================================

10/12/04
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                                                         Appraisal                       Realized                         Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)   Remaining Term   Weighted Avg.
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount    Life   Amort.   Coupon  Remit
====================================================================================================================================

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10/12/04
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====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

======================== ================================================== ============================= ==========================
Disclosure      Payoff      Initial                  Payoff      Penalty      Prepayment      Maturity      Property     Geographic
Control #       Period      Balance       Type       Amount      Amount          Date           Date          Type        Location
------------------------ -------------------------------------------------- ----------------------------- --------------------------

======================== ================================================== ============================= ==========================
                          CURRENT                          0          0
                         CUMULATIVE
                                                     ======================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                     DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but (less than) 1 month delinq    2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                  MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0         0        0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate             10.0000%
                                                                   Maximum Mortgage Interest Rate             10.0000%

=================================================================
                     0         0        0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                              Balloon      # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================      0 to 60
                                               Weighted Average
Fully Amortizing   # of   Scheduled   % of    ------------------      61 to 120
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR
=================================================================    121 to 180

                                                                     181 to 240

                                                                     241 to 360
=================================================================  =================================================================
                     0         0        0.00%                                        0         0        0.00%
=================================================================  =================================================================
                                   Minimum Remaining Term          Minimum Remaining Term      0
                                   Maximum Remaining Term          Maximum Remaining Term      0

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                  MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                   0       0        0.00%
 ===========================================================
 Maximum DSCR       0.000
 Minimum DSCR       0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                   0       0        0.00%                                                   0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR       0.00
 Minimum DSCR       0.00

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                  MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                       0        0       0.00%                                          0         0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                     2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0         0       0.00%
     ===========================================================    ===========================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                        LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg   0.00      0                                0                     0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                      0        0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period                 1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - (less than) one month delinq    2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                           3. P&I Adv - delinquent 3+ months     9. REO
                                                           4. Mat. Balloon/Assumed P&I           10. DPO
                                                           5. Prepaid in Full                    11. Modification
                                                           6. Specially Serviced
====================================================================================================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                             SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

======================= ============= ===================== ================================== ================= ===================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
======================= ============= ===================== ================================== ================= ===================

======================= ============= ===================== ================================== ================= ===================
(1) Legend:     A. P&I Adv - in Grace Period               1. P&I Adv - delinquent 1 month
                B. P&I Adv - (less than) 1 month delinq.   2. P&I Adv - delinquent 2 months
                                                           3. P&I Adv - delinquent 3+ months
                                                           4. Mat. Balloon/Assumed P&I
                                                           7. Foreclosure
                                                           9. REO

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                   SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                       MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                       REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
CURRENT TOTAL                                 0.00        0.00                         0.00          0.00                     0.00
CUMULATIVE                                    0.00        0.00                         0.00          0.00                     0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                    APPRAISAL REDUCTION DETAIL

====================== ================================== ================================ ================ ===== ==================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================== ================================== ================================ ================ ===== ==================

====================== ================================== ================================ ================ ===== ==================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                    EXHIBIT O

                      FORM OF SARBANES-OXLEY CERTIFICATION
                                BY THE DEPOSITOR

Re:   Merrill Lynch Mortgage Trust 2004-KEY2 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2004-KEY2

           I, [identify the certifying individual], a [title] of Merrill Lynch
Mortgage Investors, Inc., the depositor (the "Depositor") into the above-referenced Trust, certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement):

           1.   I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution or servicing reports under the pooling and servicing agreement dated as of May 1, 2004 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") filed in respect of periods included in the year covered by the Annual Report
(collectively with the Annual Report, the "Reports"), of the Trust;

           2.   Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

           3.   Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in the
Reports;

           4.   Based on my knowledge and upon the annual compliance statement included in the Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

           5.   The Reports disclose all significant deficiencies relating to the compliance of the Master Servicer with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage
Bankers or similar procedure, as set forth in the Pooling and Servicing
Agreement, that is included in the Reports.

                                      O-1

           In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties:
KeyCorp Real Estate Capital Markets, Inc., as Master Servicer and as Special
Servicer, and LaSalle Bank National Association, as Trustee.

Date: _________________________

Merrill Lynch Mortgage Investors, Inc.

___________________________________
[name of certifying individual]
[title of certifying individual]

                                      O-2

                                   EXHIBIT P-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                     BY THE MASTER SERVICER TO THE DEPOSITOR

Re:   Merrill Lynch Mortgage Trust 2004-KEY2 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2004-KEY2

      I, [identify the certifying individual], a [title] of KeyCorp Real Estate
Capital Markets, Inc. ("KRECM"), on behalf of KRECM, as Master Servicer, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of September 1, 2004 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley certification required by the Pooling and Servicing
Agreement, that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

      1.   I am responsible for reviewing the activities performed by KRECM as
Master Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement with respect to the
Master Servicer [and a certificate in the form attached as Exhibit A hereto from
KRECM as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], and except as disclosed in the annual report on Form 10-K for the fiscal year [ ] (the "Annual
Report"), or in any reports on Form 8-K containing distribution or servicing reports under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual
Report, the "Reports"), KRECM has fulfilled its obligations as Master Servicer under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of KRECM as Master Servicer, based upon the review required under the
Pooling and Servicing Agreement with respect to KRECM as Master Servicer [and a certificate in the form attached as Exhibit A hereto from KRECM as Special
Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], such reports do not contain any material misstatements or omissions.

      2.   I have disclosed to KRECM's certified public accountants all significant deficiencies relating to the compliance of KRECM as Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
similar standard as set forth in the Pooling and Servicing Agreement [and the compliance of KRECM as Special Servicer with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity].

      3.   In giving the certification above, I have reasonably relied on information provided to KRECM by the following unaffiliated parties: [names of sub-servicers].

                                     P-1-1

Date: _________________________

KeyCorp Real Estate Capital Markets, Inc.

By:______________________________________
Name:____________________________________
Title:___________________________________

                                     P-1-2

                            EXHIBIT A TO EXHIBIT P-1

           FORM OF CERTIFICATION TO BE PROVIDED TO THE MASTER SERVICER

Re:  Merrill Lynch Mortgage Trust 2004-KEY2 (the "Trust"), Commercial Mortgage
     Pass-Through Certificates, Series 2004-KEY2

      I, [identify the certifying individual], a[n] [title] of [identify name of company], on behalf of KeyCorp Real Estate Capital Markets, Inc., as Special
Servicer, certify to [identify the individual signing Exhibit P-1], KeyCorp Real
Estate Capital Markets, Inc., as Master Servicer (the "Master Servicer"),
Merrill Lynch Mortgage Investors, Inc. and their respective partners, representatives, affiliates, members, managers, directors, officers, employees and agents and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley certification required by the
Pooling and Servicing Agreement (defined below):

      1.   I am responsible for reviewing the activities performed by KeyCorp
Real Estate Capital Markets, Inc. ("KRECM") as special servicer (the "Special
Servicer") under the Pooling and Servicing Agreement dated as of September 1,
2004 and relating to the captioned commercial mortgage pass-through certificates
(the "Pooling and Servicing Agreement"), and based upon my knowledge and the annual compliance review performed as required under the Pooling and Servicing
Agreement, and except as disclosed on Schedule 1 hereto, KRECM, to my knowledge, has fulfilled its obligations as Special Servicer under the Pooling and
Servicing Agreement, including the provision of all information and/or reports required to be submitted by KRECM, as Special Servicer, to the Master Servicer
and the Trustee thereunder, and that, to the knowledge of KRECM, as Special
Servicer, such reports do not contain any material misstatements or omissions;
and

      2.   I have disclosed to KRECM's certified public accountants and the
Master Servicer's certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of KRECM as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date:    _________________________

KeyCorp Real Estate Capital Markets, Inc.

By:______________________________________
Name:____________________________________
Title:___________________________________

                                     P-1-3

                                   EXHIBIT P-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                         BY THE TRUSTEE TO THE DEPOSITOR

Re:   Merrill Lynch Mortgage Trust 2004-KEY2 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2004-KEY2

      I, [identify the certifying individual], a [title] of LaSalle Bank
National Association, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of September 1, 2004 and related to the captioned commercial mortgage pass-through certificates (the
"Pooling and Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement):

      1.   I have reviewed the annual report on Form 10-K for the fiscal year
[___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual
Report, the "Reports"), of the Trust;

      2.   Based on my knowledge, the information in these distribution reports and any other information in the Reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

      3.   Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in the Reports.

Date:    _________________________

LaSalle Bank National Association,
as trustee

By:_______________________________
Name:_____________________________
Title:____________________________

                                     P-2-1

                                   EXHIBIT P-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                    BY THE SPECIAL SERVICER TO THE DEPOSITOR

Re:   Merrill Lynch Mortgage Trust 2004-KEY2 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2004-KEY2

      I, [identify the certifying individual], a [title] of KeyCorp Real Estate
Capital Markets, Inc., certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of September 1, 2004 and related to the captioned commercial mortgage pass-through certificates (the
"Pooling and Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement):

      1.   I have reviewed the servicing reports or information relating to the
Trust delivered by the Special Servicer to the Master Servicer and the Trustee
under the Pooling and Servicing Agreement, covering the fiscal year [ ];

      2.   Based on my knowledge, the servicing information in these reports delivered by the Special Servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by these servicing reports.

      3.   I am responsible for reviewing the activities performed by KeyCorp
Real Estate Capital Markets, Inc. ("KRECM") as Special Servicer under the
Pooling and Servicing Agreement and. based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement with respect to the Master Servicer [,and except as disclosed on Schedule 1 hereto],
KRECM has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all information and/or reports required to be submitted by KRECM, as Special Servicer, to the Master Servicer and the Trustee
thereunder.

      4.   The accountant's statement delivered pursuant to Section 3.14 of the
Pooling and Servicing Agreement discloses all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.

KeyCorp Real Estate Capital Markets, Inc.     Date:    _________________________

By:_____________________________________
Name:___________________________________
Title:__________________________________

                                     P-3-1

                                    EXHIBIT Q

                           LIST OF BROKER STRIP LOANS

      The following table sets forth the Broker Strip Loans (in each case identified by the name assigned to such Broker Strip Loan on the Mortgage Loan
Schedule), and with respect to each Broker Strip Loan, the Broker Strip Rate and the Broker Payee for the subject Broker Strip Loan.

LOAN NO.:         LOAN NAME:                           BROKER STRIP:        PAYEE:
---------         ----------                           -------------        ------

28                Hidden Hills Apartments              5 bps (0.05%)        Beacon Realty Capital

40                Los Angeles Self Storage             5 bps (0.05%)        Cardinal Capital

 6                Beach Club & Viridian Lake           5 bps (0.05%)        JBM Realty Advisors, Inc.

46                Oberlin Science Center               5 bps (0.05%)        Dwyer-Curlett

75                London Village Apartments            5 bps (0.05%)        Pace Financial

77                Porterville Marketplace              5 bps (0.05%)        Sunrise Mortgage & Investment Company

93                Spring Cypress                       5 bps (0.05%)        Barry Johnson of United Liquid Capital,
                                                                            LLC

                                      Q-1